Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                      Registration Statement No. 333-132809-53

      IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <file://www.sec.gov> . Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

      This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

---------      ===============================================================
Goldman
Sachs
---------



                            Avelo Mortgage, L.L.C.







               January 2007
               ===============================================================
 AVELO
--------
Mortgage

---------      ===============================================================

Goldman        Disclaimer
Sachs

---------      ===============================================================

               IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

               The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
               The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

               IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

               Some of the statements contained in this presentation consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

               ===============================================================
 AVELO
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


---------      ===============================================================

Goldman        Table of Contents
Sachs

---------      ===============================================================

               Overview
               ---------------------------------------------------------------

               Goldman Sachs, Archon, and Avelo Relationship                 1
               GS Entry Residential Mortgage Loan Servicing                  2
               Avelo Mortgage, L.L.C. Overview                               3
               Ratings Plan                                                  4
               Loan Servicing Portfolio                                      5
               Servicing Platform                                            6
               Platform Divisions                                            7

               Operations
               ---------------------------------------------------------------

               Acquisitions
               - Loan Boarding                                               8
               Performing Operations
               - Customer Care                                               9
               Default Management
               - Collections and Loss Mitigation Strategy                   10
               - D*A*R*E Decision Tree                                      11
               - Forebearance Solution Example                              12
               - Parallel Default Path                                      13

               ===============================================================
 AVELO
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



---------      ===============================================================

Goldman        Table of Contents
Sachs

---------      ===============================================================


               - Equity Analysis                                            14
               - Bankruptcy /Foreclosure                                    15
               - REO                                                        16
               - MD Web Report                                              17
                 Case Study of Seasoned Loans Transferred to Avelo          18
               Appendix
               Real Servicing                                               2
               - Ensemble Pro                                               3
               - Integration with External Service Providers                4
               - Performing Operations                                      5
               - REALPortal - Example of Investor Reported Delinquency
                 Summary                                                    6
               - REALPortal - Example of FICO & LTV Distribution with
                 Prepayment Penalty                                         7
               -

               ===============================================================
 AVELO
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



---------      ===============================================================================================================

Goldman                                           Goldman Sachs, Archon, and Avelo Relationship
Sachs

---------      ===============================================================================================================
                                             ----------------------------------------------------
                                                              Goldman, Sachs & Co.
                                             ----------------------------------------------------
                                    ______   o  Leading global investment banking, securities      ______
                                    \     |     and investment management firm                    |     /
                                     \    |  o  Global headcount of approximately 26,500          |    /
                                    /     |  o  As of FYE 2006, total capital was $159 billion    |     \
                                   /  / \ |     including $36 billion of shareholder equity       | / \  \
                                  /  /   \|  ---------------------------------------------------- |/   \  \
                                 /  /                                 ||                                \  \
                                /  /                                  ||                                 \  \
                               /  /                                   ||  100% Ownership                  \  \
The relationship              /  /                                    ||                                   \  \
of Goldman                   /  /                                     ||                                    \  \
Sachs, Archon,              /  /                                      \/                                     \  \
and Avelo                  /  /              ----------------------------------------------------             \  \
combines the              /  /                                  Archon Group, L.P.                             \  \
benefits of a            /  /                ----------------------------------------------------               \  \
leading global          /  /                 o International, full-service commercial                            \  \
investment             /  /                    investment, and management company                                 \  \
bank, the          Capital                   o Worldwide headcount of approximately 7,400                          Residential
operational          and                     o Has built and operates in excess of 22 diverse                         Loan
real estate,      Servicing                    platforms around the world since 1991 to support                    Servicing
expertise of        Fees  \                    various GS businesses                                              /  /
Archon Group,           \  \                 o As of FYE 2006, managed in excess of $60 billion                  /  /
and the                  \  \                  in assets worldwide                                              /  /
residential               \  \               ----------------------------------------------------              /  /
servicing                  \  \                                       ||                                      /  /
expertise of                \  \                                      ||                                     /  /
Avelo into a                 \  \                                     ||  100% Ownership                    /  /
fully integrated              \  \                                    ||                                   /  /
entity.                        \  \                                   ||                                  /  /
                                \  \                                  \/                                 /  /
                                 \  \        ----------------------------------------------------       /  /
                                  \  \                       Avelo Mortgage, L.L.C.                    /  /
                                   \  \   /| ---------------------------------------------------- |\  /  /
                                    \  \ / | o Full-service residential mortgage loan servicer    | \/  /
                                     \     |   of prime, Alt-A, subprime, option ARMs, and        |    /
                                      /    |   second mortgages                                   |    \
                                     /_____| o Dedicated headcount of approximately 67            |_____\
                                             o Servicing is expected to exceed $12 billion by
                                               end of first quarter of 2007
                                             ----------------------------------------------------


               ===============================================================================================================
 AVELO                                                                                                                       1
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

---------      ===============================================================

Goldman        GS Entry into Residential Mortgage Loan Servicing
Sachs

---------      ===============================================================

Goldman Sachs      Goldman Sachs' Fixed Income, Currency and Commodities
purchased          Division (FICC) and Archon began development of the
approximately      residential loan servicing platform in 2005 leveraging
$71 billion in     Archon Group's operational expertise, back office
whole loans        infrastructure, policies and procedures, business process
servicing          and risk control procedures, and background in platform
released in        development.
2006.

                   The development of Avelo was commenced for the following reasons:

                   o A strong servicing platform is accretive to the investments by GS and its investors in residential mortgages

                   o A fully integrated captive servicer is the preferred model for the whole loan trading business

Projected          o  The exchange of ideas and information between mortgage
volume for 2007       loan trading, mortgage loan research and the mortgage
is anticipated to     servicer is beneficial to all involved
exceed 2006.

               ===============================================================
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



---------      ===============================================================

Goldman        Avelo Mortgage, L.L.C.
Sachs          Overview


---------      ===============================================================

               Established:           April 2005


               Headquartered:         Dallas, Texas


               Headcount:             67 dedicated employees
                                      25 FTEs provided by Archon


               Experience:            Management has an average of 18+ years
                                      of industry specific experience


               Servicing Portfolio:   $12 billion expected by end of first
                                      quarter of 2007


               Vendors: The First American Corporation (tax & flood); Assurant Group (hazard insurance); Allison Payment Systems, L.L.C. (billing statements); SpeedPay Corporation, MoneyGram & Western Union (pay-by-phone); Equifax, Experian,
                                      Innovis Data Solutions & TransUnion
                                      (credit reporting); E-Oscar (credit
                                      disputes); JP Morgan Chase (lockbox and
                                      ACH); Stellent, Inc. (imaging);
                                      Financial Dimensions, Inc.
                                      (satisfactions); M. D. Webb & Associates
                                      (REO); and default attorneys (legal
                                      matters)


               Technology:            REALServicing(R) System
                                      Ensemble ProTM Telephony System


               ===============================================================
 AVELO                                                                       3
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



---------      ===============================================================

Goldman        Ratings Plan
Sachs

---------      ===============================================================

Avelo is working
toward             o   Approved as Select Servicer for S&P in August 2006
obtaining
servicer ratings
from Moody's
and Fitch.         o   Extensive meetings conducted with Moody's, S & P and
                       Fitch to review the business plan, growth strategy,
Avelo's parent         servicing systems and procedures as well as performance
company,               results to date. Regular meetings continuing through
Archon Group,          early 2007.
maintains
commercial
servicer ratings
in the U.S.,       o   Strategically move distressed assets to Avelo to help
France, Italy,         develop default track record.
and Japan from
both S&P and
Fitch, and has
received the       o   Wells Fargo and JP Morgan Chase have agreed in
highest rating         principle to master service over Avelo in the interim
given in these
respective
markets.

               ===============================================================
 AVELO                                                                       4
--------
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



---------      ====================================================================================================================

Goldman        Loan Servicing Portfolio
Sachs          Expertise to Service Whole Loans and Securities


---------      ====================================================================================================================



Avelo is
actively                                     Product Type                               Loan Type
servicing loans                   ----------------------------------       ------------------------------------
in 31                                             Prime                                      2nd
securitizations                                     2%                                      1.30%
totaling                           Subprime                                     Fixed
$6.4 billion.                         28%                                       23.00%

Avelo is                                   [Graphic Omitted]     Alt-A                 [Graphic Omitted]
expected to                                                      65%
service $12
billion by the                       Option                                                             ARM
end of the first                      ARM                                                               75.70%
quarter 2007                           5%


                                                                Portfolio Mix
                                                --------------------------------------------


                                         Securitizations
                                               54%


                                                             [Graphic Omitted]           Whole
                                                                                         Loans
                                                                                          16%

                              Note: % based on 12/31/06 UPB


                                           GSAA                            GSR                                 GSAMP
                              ------------------------------ --------------------------------   ----------------------------------
                              Security             Balance    Security              Balance      Security                 Balance
                              --------             -------    --------              -------      --------                 -------
                              GSAA 2006-3       28,580,881    GSR 2006-2F         1,136,553      GSAMP 2006-HE3       202,930,861
                              GSAA 2006-4       80,465,149    GSR 2006-3F         3,639,569      GSAMP 2006-HE4       256,140,245
                              GSAA 2006-5      227,135,401    GSR 2006-4F       308,042,552      GSAMP 2006-HE5       345,803,473
                              GSAA 2006-6       12,437,347    GSR 2006-5F        23,351,414      GSAMP 2006-HE7       500,556,185
                              GSAA 2006-7       90,784,376    GSR 2006-8F        51,477,285      GSAMP 2006-HE8       524,414,030
                              GSAA 2006-8      442,903,080    GSR 2006-10F       18,169,472      GSAMP 2006-SEA1       32,425,306
                              GSAA 2006-9      301,543,562    GSR 2006-OA1      251,862,399      GSRPM 2006-RPM2        2,476,059
                              GSAA 2006-10     260,825,821    ------------    -------------      ---------------      -----------
                              GSAA 2006-11     278,356,146    Total             657,679,245      Total              1,864,746,159
                              GSAA 2006-14     262,679,420
                              GSAA 2006-15     224,947,032
                              GSAA 2006-16     439,442,102
                              GSAA 2006-17     237,795,110
                              GSAA 2006-18     228,628,332
                              GSAA 2006-19     295,546,052    Note: Balances for GSAA, GSR, and GSAMP reflect outstanding principal
                              GSAA 2006-20     447,358,596    balance of mortgage loans serviced by Avelo for the related
                              GSAA 2006-S1      11,407,101    transactions as of 12/31/2006
                              -------------  -------------
                              Total          3,870,835,509



               ====================================================================================================================
 AVELO                                                                                                                            5
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

------------                =======================================================================================================
Goldman                     AVELO Mortgage, L.L.C.
Sachs                       Servicing Platform
------------                =======================================================================================================

Avelo is built around        REAL Servicing(R)                                                            Ensemble Pro (TM)
servicing expertise                          \                                                      /
supported by state of the                     \                                                    /
art technology, Archon's                       \                                                  /
powerful infrastructure,                        \                                                /
and the outsourcing of                           \                                              /
specific processing                               \|                                          |/
functions to leading                              -           AVELO Mortgage, L.L.C.           -
industry vendors.                                    Residential Mortgage Servicing Business
                                              ---------------------------------------------------

                                              o Performing Operations      o Default Management
                                                - Customer Care              - Collections
                                                - Cashiering                 - Loss Mitigation
                                                - Escrow                     - Foreclosures
                                                - ARM Management             - Bankruptcy
                                                - Imaging                    - Claims
                                                                             - Real Estate Owned

                                              o Acquisitions

                                              o Technology                 o Compliance
                                                - System Management          - Audit
                                                - Reporting                  - Quality Control
                                                - Telephony
                                                  _                                           _
                                                  /|       o Process Improvement             |\
                                                 /                                             \
                                                /                                               \
                                               /                                                 \
                                              /                                                   \
                                             /                                                     \
                                            /                                                       \
                               ARCHON Infrastructure                                                 External Service Providers
                             ------------------------                                                -----------------------------
                                                                                                          Tax Service, Flood
                            Human Resources, Corporate                                                 Certifications, Hazard
                              Accounting, Investment                                                 Insurance, Billing Statement
                                Accounting, Cash                                                     Production, Credit Reporting,
                             Management, Compliance,                                                   Credit Disputes, Lockbox,
                              Legal Services, File                                                   ACH, Imaging, Satisfactions,
                                 Management, and                                                                and REO
                             Information Technology


                            =======================================================================================================
 AVELO                                                                                                                            6
--------
Mortgage

------------                =======================================================================================================
Goldman                     AVELO Mortgage, L.L.C.
Sachs                       Platform Divisions
------------                =======================================================================================================

                                                    \        Performing         \         Default           \
                            Acquisitions             \       Operations          \        Management         \
                            -----------------------   \      ------------------   \       -----------------   \
                            Seller Relations           \     Customer Service      \      Collections          \
                            Data Conversion             \    Escrow                 \     Loss Mitigation       \
                            Customer Welcome             \   ARM Adjustments         \    Foreclosure            \
                            Letters                      /   Cash Application        /    Bankruptcy             /
                            Prepayment Penalty Set-     /    Document Control       /     REO                   /
                            Up                         /     Imaging               /                           /
                            Service Releases          /      Customer             /                           /
                                                     /       Correspondence      /                           /
                                                    /        Welcome Calls      /                           /

                            =======================================================================================================
 AVELO                                                                                                                            7
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Mortgage

------------         ==============================================================================================================
Goldman              Acquisitions
Sachs                Loan Boarding
------------         ==============================================================================================================

                                                        Loan Boarding Timeline
                     --------------------------------------------------------------------------------------------------------------
                                    -----------------------
                                     Initial Seller Data
Avelo's                                    Received
acquisition                         -----------------------
process begins                         Data Conversion/
25 days prior to     -------------          Mapping             ---------------
the service            Funding      -----------------------         Welcome
transfer.               Occurs         Database Check for        Letters Mailed
                     -------------   Illogical Conditions &     ---------------
                       Mortgage           Data Errors                Credit/
                         Loan       -----------------------     Servicing Files
                      Settlement       Pre-boarding Edit           Received                                ----------
                       Received        Reports/Exception        ---------------                            Final Data
                     -------------         Resolution              Loan Shell                               Received    -----------
                        Initial     -----------------------      Uploaded Into        --------------       Reconciled,  Transaction
                        Contact         Reconcile Seller           Servicing            Prepayment          and Loans    Histories
                      with Seller        Data to GS MLS              System            Setup Begins         Activated
                     -------------  -----------------------     ---------------       --------------       -----------  -----------
                        ___/\___  ____________/\____________  _________/\________  _____________/\_____________/\
                       /        \/                          \/                   \/         |                   |           |
                       |        |                           |                    |          |                   |           |
                       |___________________________________________________________________________________________________________
                       |        |                           |                    |          |                   |           |
                       |        |                           |                    |          |                   |           |
                      -25      -20                         -15                 -10         -9                   0          +1
                                                                                                            Transfer
                                                                                                              Date
Avelo performs
substantial          --------------------------------------------------------------------------------------------------------------
diligence up front
to minimize          o  Avelo's boarding process includes:
transfer errors,        - Welcome letters sent prior to activation
improve servicing       - 100% Prepayment penalty review and set-up
efficiencies, and
reduce future        o  Reconciliation to GS purchase - 50+ fields
losses.
                     o  Exceptions resolved prior to activation

                     o  Leveraging technology to reduce errors and streamline information management through imaging of loan file

                     o  Avelo has developed a proprietary data conversion tool to automate loan boarding and eliminate data entry errors

                     o  95% of the data is mapped

                     o  Illogical loan data is checked to ensure that Avelo can accurately service upon transfer

                     ==============================================================================================================
 AVELO                                                                                                                     8
--------
Mortgage

------------                =======================================================================================================
Goldman                     Performing Operations
Sachs                       Customer Care
------------                =======================================================================================================


Avelo's goal is to          o Communication
provide each customer         - Welcome letters sent to all customers
with superior service and            o     15 days prior to loan transfer
"one-touch" resolution.       - Welcome calls made to customers
                              - Billing statements sent monthly with mail tracking on payment coupons
                              - Inbound customer call center
                                     o     24/7 interactive IVR
                                     o     Skill based routing
                                     o     Bi-lingual staff
                                     o     Silent call monitoring
                                     o     100% Call recording
                                     o     One call resolution
                              - 24/7 Interactive web site
                            o Key customer care metrics for 2006
                              - Average speed of answer of 27 seconds (goal < 60 seconds)
                              - Abandonment rate of 2% (goal < 3%)
                              - IVR self-fulfillment rate of 48% (4th Q)
                              - Average talk time of 3 minutes 32 seconds

                            o Customer care internal data quality
                              - 100% ARM audit via optical character recognition technology
                              - 100% prepayment penalty audit


                            =======================================================================================================
 AVELO                                                                                                                            9
--------
Mortgage

------------                =======================================================================================================
Goldman                     Default Management
Sachs                       Collections and Loss Mitigation Strategy
------------                =======================================================================================================

                                                                              Preventive    ------\  o Actively manage accounts
                            -------------------------------------------       Searching     ------/    identified as higher
Avelo's default                 Avelo Default Management Philosophy                                    probability of default
philosophy is both          -------------------------------------------
"investor centric"                           \                                                       o Drive call campaigns and
and "customer                 Working with    \                                                        strategy by product type,
centric", designed           the borrower to   \                                                       borrower behaviour, and pay
to protect the                 ensure home      \                                                      history
investment by                   retention        \      Recognition that
managing and                                      \   the interests of the                           o Early intervention -
resolving delinquent                               \     investor, the                                 directing borrowers to
loans through                                      /     borrower and                                  appropriate alternative
targeted strategy,            Working for the     /     Avelo are fully                                resolutions
controlled                      investor to      /          aligned
processes, and                  manage asset    /                             Early Payment ------\  o Distinguish loan boarding
effective execution.            performance,   /                                 Default    ------/    issues from default issues
                               cash flow, and /
Avelo's collection            mitigate losses/                                                       o Identify and manage
and loss mitigation                                                                                    repurchases for EPD/FPD/fraud
strategy is based on
the belief that                                                                                      o Track delinquency by trade ID
proactive, early                                                                                       and seller/source
detection and
intervention is                                                                                      o Establish if default is
equally beneficial                                                                                     situational or structural
for the borrower                                                               D*A*R*E Model ------\   and proceed accordingly
and investor.                                                                                ------/
                                                                                                     o Determine if borrower-based
                                                                                                       resolution or asset-based
                                                                                                       resolution is apprpriate.

                                                                                                     o Propose alternative(s) that
                                                                                                       meet the objectives of both
                                                                                                       borrower and investor
                            =======================================================================================================
 AVELO                                                                                                                           10
--------
Mortgage

------------                =======================================================================================================
Goldman                     Default Management
Sachs                       D*A*R*E Decision Tree
------------                =======================================================================================================

Avelo uses the                                                                                   -----------------------------
D*A*R*E
decision tree to                       Desire           Yes           Ability             No     Reality -----------> Educate
determine an                                          ------>                           ----->
effective option            o Does the borrower want          o Does the borrower have              o Discuss options         ----|
for each                      to keep property?                 on-going cash flow?                 o Evaluate collateral         |
borrower as well                        |                       - Reason for default                o Determine recovery          |
as a net present                        |                       - Borrower financials               o Propose exit strategy       |
value calculation                       |                       - Employment status                                               |
of collection                           |                       - Available contribution         -----------------------------    |
alternatives to                         |                                |                                                        |
determine                               |                                |  Yes                                                   |
an effective option                     | No                             |                                                        |
for the investor.                       |                                V                                                        |
                                        |                         ---------------------------------------------------------       |
                                        |                                                                                         |
                                        V                                                                                         |
                                --------------------                             \                                                |
                                                                  o Reinstatement \                                               |
                                  o Full Payoff                                    \             o ASSET RE-PERFORMANCE           |
                                                                                    \                                             |
                                  o Negotiated                    o Forbearance      \                                            |
                                    Payoff                                           /                                            |
                                                                                    /                                             |
                                  o Deed-in-lieu of               o Modification   /             o BORROWER RETENTION             |
                                    Foreclosure                                   /                                               |
                                                                                 /                                                |
                                -------------------                                                                               |
                                       /\                                                                                         |
                                       |                           ---------------------------------------------------------      |
                                       |                                                                                          |
                                        ------------------------------------------------------------------------------------------
                            =======================================================================================================
 AVELO                                                                                                                           11
--------
Mortgage

------------      ==============================================================
Goldman           Forbearance Solicitation
Sachs             Example
------------      ==============================================================



                     Avelo Forbearance Solicitation Program - January 2007


                  o Targeted accounts 90+ days due (not in foreclosure) in December

                  o Objective was to generate cash flow on accounts in jeopardy of referral to foreclosure

                  o Letter sent via Federal Express to grab the customers attention

                  o Agreed to waive all existing late charges upon completion of the plan

                  o  Results as of January 25th:
                       - 55% of accounts solicited called into Avelo
                       - 18% of accounts solicited improved with at least 1
                         payment
                       - 26 forbearance plans created
                       - Additional 15 to 20 potential plans pending receipt of
                         down payment funds


               ===============================================================
 AVELO                                                                      12
--------
Mortgage

------------     ==================================================================================================================
Goldman          Default Management
Sachs            Parallel Default Path
------------     ==================================================================================================================
Parallel                                                                          Re-Performing Assets
servicing is                 |-----------------------------------------------------------------------------------------------
joint                        |                                                                                              |
ownership of                 |                                                                                        Reinstatement
assets                       |                                                                                        Forbearance
between the                  |                                                                                        Modification
loss mitigation              |                                                      Loss Mitigation
and                          V                               |------------------------------------------------------->Workout
foreclosure                 0-29                30-59        |           60-89                    91-120
functions.                   |                    |          |             |                        |
                             |                    |          |             |                        |
                  ----------------------------------------------------------------------------------------------
                 |                       ||                  ||                       ||                        |
                 |                       ||                  ||                       ||                        |     Full-Payoff
                 |                       ||                  ||                       ||                        |     Negotiated
                 |   |       |           |       |           |             |          |      |      |           |     Payoff
                 |   |       |           |       |           |             |          |      |      |           |     3rd Party Sale
                 ----+-------------------+----------------------------------------------------------------------
                 |   |                   |       45          |             75         |     95                  |     Deed-in-lieu
                 0   1                  30       /\          60            /\        90     /\                 120
                    /\                            |                         |         |      |     Foreclosure
                     |                            |                         |         |      |
                     |                            |  ---------------------  |          ------+------------------------>
                     |          ------------------|  Property inspection    |                |   ----------------        REO
                     |            Demand letter   |   ordered Collateral    |                |     Foreclosure
                 -----------      is sent when ---   values updated Equity  |                |      referral
                 Loan is in       loan is about      analysis refreshed on  |                 ---  sent out at
                 front end      45 days delinquent      marginal assets     |                     about 95 days
                 collections    ------------------   ---------------------  |                       delinquent
                 -----------                                                |                   ----------------
                                                                            |
                                                                            |   -----------------
                                                                            |   Demand expires
                                                                            |-- at 75 days
                                                                            |   delinquent
                                                                            |   -----------------
                                                                            |
                                                                            |
                                                                            |   -----------------
                                                                            |   Pre-foreclosure
                                                                             -- compliance review
                                                                                begins at 75 days
                                                                                delinquent
                                                                                -----------------

                 ==================================================================================================================
 AVELO                                                                                                                          13
--------
Mortgage

------------     ==================================================================================================================
Goldman          Default Management
Sachs            Example
------------     ==================================================================================================================


                                        WARNING:              THIS LOAN IS IN FORECLOSURE
                                                              THIS IS A FIRST MORTGAGE




                                                                [GRAPHIC OMITTED]





                                                Data provided is for illustrative purposes only
                 ==================================================================================================================
 AVELO                                                                                                                          14
--------
Mortgage

------------         ==============================================================================================================
Goldman              Default Management
Sachs                Bankruptcy/Foreclosure
------------         ==============================================================================================================

Avelo protects       --------------------------------------------------      ------------------------------------------------------
the investment                           Bankruptcy                                                   Foreclosure
by attempting        --------------------------------------------------      ------------------------------------------------------
to minimize
delays caused            Accounts are managed through:
by non-
performing or            o  Electronic notification and active case                Stage           Timeline        Compression
sub-performing              monitoring through BANKO and AACER                   Reporting  --\   Improvement  --\  Resolution
accounts in                                                                    and Analysis --/  Opportunities --/  Timelines
bankruptcy.              o  Task driven queues that minimize delays
                            by prompting actions according to status
Avelo protects                                                                o  Vendors are actively managed, monitored and graded
the investment           o  Regulars monitoring of pre-petition, post
by attempting               petition, and contractual delinquency                - Benchmarked against FNMA/FHLMC standards
to resolve non-             status
performing                                                                       - Vendor performance measured
assets in                o  Proactive review of dismissed and
shortest time               discharged accounts                               o  Accurate foreclosure bidding is a crucial and
possible.                                                                        effective loss mitigation tool
                         Maximize cash flow of
                              accounts in            Reduce losses due           - Bid to estimated recovery value through REO
                           bankruptcy through          to delays in
                               proactive              bankruptcy by              - Avoid collateral acquisition at foreclosure sale
                             monitoring of          lifting the stay as
                                payment                quickly as                - Accelerate recovery of hard dollars for investors
                               performance               possible


                 ==================================================================================================================
 AVELO                                                                                                                          15
--------
Mortgage

------------         ==============================================================================================================
Goldman              Default Management
Sachs                REO
------------         ==============================================================================================================

Avelo protects          o   Avelo is leveraging the skills and expertise of M.D. Webb & Associates, a national REO outsource
the investment              service provider
by attempting
to dispose of           o   Webb provides cradle-to-grave REO management services and full suite reporting acquired
properties at                      Pre-Marketing                     Marketing                      Closing
the highest                        -------------                     ---------                      -------
return
possible.                      Manage all loans in an        Pricing strategy based on        Manage closing agents
                                eviction/redemption/           value, condition, and        and ensure resolution of
                                confirmation status                market factors                all issues

                        o   Effectiveness and efficiency measured by:

                            -   Net proceeds: sales price ratio
                            -   Sales price: fair market value ratio
                            -   Inventory turn rate
                            -   Time on market sample


                 ==================================================================================================================
 AVELO                                                                                                                          16
--------
Mortgage

------------         ==============================================================================================================
Goldman              MD Web Report
Sachs
------------         ==============================================================================================================



                                                        M.D. WEBB & ASSOCIATES INC. MARKETING STRATEGY
                                                        ----------------------------------------------



                                                                    [GRAPHIC OMITTED]



                                                    Data provided is for illustrative purposes only
                     ==============================================================================================================
 AVELO                                                                                                                          17
--------
Mortgage

------------         ==============================================================================================================
Goldman              Case Study of Seasoned Loans Transferred to Avelo
Sachs
------------         ==============================================================================================================


                         o   Transferred servicing of seasoned high delinquency rate assets from GMAC Mortgage to Avelo
                         o
                                 o   797 assets transferred in June
                                     ------------------------------
                                     GWAC                     10.22
                                     Avg UPB                $47,244
                                     Age                         89
                                     LTV                         81
                                     FICO                       580
                                     % v = 30 days delinq    23.50%

                                     18 in foreclosures and 34 bankruptcy assets

                                 o   169 assets transferred in August
                                     --------------------------------
                                     GWAC                     10.56
                                     Avg UPB                $40,761
                                     Age                         89
                                     LTV                         86
                                     FICO                       529
                                     % v = 30 days delinq       69%
                                        -
                                     34 in foreclosure, 29 bankruptcy assets, and 2 REO assets

                         TODAY:
                         ------
                         o   The acquired Seasoned portfolio has resulted in both improved cash flows and reduced delinquencies
                             (graph next page)

                                        -   108 assets resulted in no loss (97 payoffs and 11 service releases)

                                        -   0 assets acquired through REO while serviced at Avelo

                                        -   4 loss mitigation short payoffs

                                        -   100% of June transferred foreclosures were resolved pre-sale

                                        -   75% of August transferred foreclosures were resolved pre-sale

                     ==============================================================================================================
 AVELO                                                                                                                          18
--------
Mortgage

------------         ==============================================================================================================
Goldman              Case Study of Seasoned Loans Transferred to Avelo -
Sachs                page 2
------------         ==============================================================================================================

                     Does not include active loans not transferred to Avelo.



The overall
percentage of
delinquent
30+ day
assets
significantly                                   [GRAPHIC OMITTED]
dropped after
the servicing
was
transferred to
Avelo.




                     ==============================================================================================================
 AVELO                                                                                                                          19
--------
Mortgage

------------         ==============================================================================================================
Goldman              APPENDIX
Sachs
------------         ==============================================================================================================










                     ==============================================================================================================
 AVELO                                                                                                                            1
--------
Mortgage

------------         ==============================================================================================================
Goldman              REAL Servicing
Sachs                Servicing Technology
------------         ==============================================================================================================

REAL Servicing
is a state of the
art system designed
primarily for                   Performing                     Customer                      REALPortal
Alt-A and                        Mortgage                     Web Portal                      Investor
subprime loans.                   Module \                        |                           Web Portal
                                          \                       |                             /
                                           \                      |                            /
The system has                              \                     |                           /
flexibility to add                           \                    |                          /
new product                                                REALServicing(R)
types such as                               o  Life of loan system
option ARMS.                                o  Windows based
                                            o  Scalability allows for unlimited growth
                                            o  Flexibility to service all types of
                                               residential mortgage products
                                            o  Ease of customization
                                            o  Best-in-class servicing system
                                            o  Flexibility for adding new product types
                                              /                   |                     \
                                             /                    |                      \
                                            /                     |                       \
                                           /                      |                        \
                                   REAL   /                       |                         \  REO
                                Resolution                     Default                       Module
                                  Module                       Module


                     ==============================================================================================================
 AVELO                                                                                                                            2
--------
Mortgage


------------         ==============================================================================================================
Goldman              Ensemble Pro(TM)
Sachs                Telephony Technology
------------         ==============================================================================================================


Ensemble Pro(TM)
is a blended                                                                        Integrated
predictive               Outbound                                                      Voice
dialing system          Predictive                                                   Response
and IVR, which            Dialer                                                       System
has been fully                  \                                                      (IVR)
integrated into                  \                                                     /
Avelo's                           \                                                   /
servicing                          \                                                 /
system.                             \                                               /
                                                  Ensemble Pro(TM)
                                          o  Premier telephony platform
                                          o  Blended environment
                                          o  Predictive Dialer for call campaigns
                                          o  Automated 24/7 customer self-fulfillment
                                          o  Skill based routing of inbound and outbound calls
                                          o  Call routing to outsourced vendors
                                          o  100% call recording for QC
                                          o  Individual productivity and campaign statistics
                                          o  Spanish and English IVR
                                          o  Unlimited call center growth
                                          o  Full monitoring ability
                                     /                   |                     \
                                    /                    |                      \
                                   /                     |                       \
                                  /                      |                        \
                                 /                       |                         \
                                                                                   Automatic
                         Servicing                     Call                           Call
                          System                    Statistics                     Routing to
                        Integration                                                  Escrow
                                                                                     Vendors

                     ==============================================================================================================
 AVELO                                                                                                                            3
--------
Mortgage

------------      ==============================================================================================================
Goldman           Integration with External Service Providers
Sachs
------------      ==============================================================================================================

All external                                                                                               Customer Web Portal
vendors have             First American               Allison                                 <------->On-line account information,
been fully           Flood & Tax Services       Billing and Letters                                       doc requests, On-line
integrated into                                                                                             payments, updating
Avelo's system             SafeGuard                 Assurant                                               contact information
of records and          Field Services          Insurance Services
data storage
repository.
                                                                                   Ocwen's
                         Western Union /                                       REALServicing(R)                 REALPortal
                     SpeedPay / MoneyGram        JP Morgan Chase                              --------->Direct access to investors'
                   Phone Pay & Quick Collect      Lockbox & ACH                                           loan data via internet



                           Stellent              Credit Reporting  <------->  Servicing System
                           Imaging             All 4 Major Bureaus
                                                                                                                  Stage 5
                                                                                              --------->      Data Warehouse
                     VendorScape / iClear            Credco
                      BK & FC Invoicing         Credit Monitoring


                                                                                                              REALResolution
                                                                                              --------->   Loan Resolution Model
                    Financial Dimensions     M.D. Webb & Associates
                        Satisfactions                  REO


                             BANKO                    AACER                                   <------->      Ensemble Pro(TM)
                       BK Notification            BK Monitoring                                                IVR, Dialer


                  ===============================================================================================================
 AVELO                                                                                                                          4
--------
Mortgage

------------      ==============================================================================================================
Goldman           Performing Operations
Sachs             Vendors
------------      ==============================================================================================================

Avelo's
acquisition
process begins              --------------------------------------------------------------------------
25 days prior to                                  Performing Operations Vendors
the service                 --------------------------------------------------------------------------
transfer.                   o  The First American Corporation - Tax Service and Flood Certifications
                            o  Assurant Group - Insurance Outsourcing and Lender Placed Insurance
                            o  Allison Payment Systems - Billing Statements and Correspondence
                            o  SpeedPay - Pay-by-Phone, Web, IVR
                            o  MoneyGram & Western Union - Guaranteed Funds
                            o  Equifax, Experian, Innovis, & TransUnion - Credit Reporting
Avelo performs              o  E-Oscar - Credit Disputes
substantial                 o  JP Morgan Chase - Lockbox and ACH
diligence up front          o  Stellent - Imaging
to minimize                 o  Financial Dimensions - Satisfactions
transfer errors,            --------------------------------------------------------------------------
improve servicing                                        \              /
efficiencies, and                                         \            /
reduce future                                              \          /
losses.                                                     \        /
                                                             \      /
                                                              \    /
                                                               \  /
                                                                \/
                                               ---------------------------------
                                                        Vendor Monitoring
                                               ---------------------------------
                                               o Monthly Vendor Scorecards
                                               o Routine Update Conference Calls
                                               o Annual Visits
                                               o Random Service Monitoring
                                               ---------------------------------


                  ===============================================================================================================
 AVELO                                                                                                                          5
--------
Mortgage

------------      ===============================================================================================================
Goldman           REAL Portal
Sachs             Example of Investor Reported Delinquency Summary
------------      ===============================================================================================================


Avelo's
investor site
is a proven,                          AVELO                      Avelo Mortgage, L.L.C.                 Prior Date: 11/1/2006
robust                              ----------           GSAA Home Equity Trust 2006-9 (1011)
investor web-                        MORTGAGE            Investor Reported Delinquency Summary
site for                                                  Remittance Period Ending 10/31/2006
securitization                                       The Method of Calculating Delinquency in EMPIRE
information.

                                             % of         Unpaid       % of        Aggregate          Weighted  Weighted  Weighted
                                 Asset     Aggregate     Principal   Aggregate       Market    LTV     Average   Average   Average
                                 Count       Count        Balance       UPB          Value               FICO    Coupon      RTM
                  ================================================================================================================
                  ARM
                  ----------------------------------------------------------------------------------------------------------------
                      0-29       1,218        96.1%    $301,928,028    95.6%     $401,245,266  74.9%     694      7.02%      352
                     30-59          22         1.7%      $6,119,025     1.9%       $7,702,500  79.5%     642      7.30%      354
                     60-89           5         0.4%      $1,280,111     0.4%       $1,544,008  82.9%     595      7.94%      355
                       90+          22         1.7%      $6,633,341     2.1%       $8,049,850  82.6%     555      7.53%      357
                  Sub-Total      1,267      100.00%    $315,960,405   100.0%     $418,541,616  75.2%     690      7.04%      352
                  ----------------------------------------------------------------------------------------------------------------

                  Total Portfolio
                  ----------------------------------------------------------------------------------------------------------------
                      0-29       1,218        96.1%    $301,928,028    95.6%     $401,245,266  74.9%     694      7.02%      352
                     30-59          22         1.7%      $6,119,025     1.9%       $7,702,500  79.5%     642      7.30%      354
                     60-89           5         0.4%      $1,280,111     0.4%       $1,544,008  82.9%     595      7.94%      355
                       90+          22         1.7%      $6,633,341     2.1%       $8,049,850  82.6%     555      7.53%      357
                  Total          1,267      100.00%    $315,960,405   100.0%     $418,541,616  75.2%     690      7.04%      352
                  ----------------------------------------------------------------------------------------------------------------


                                                  Data provided is for illustrative purposes only

                  ================================================================================================================
 AVELO                                                                                                                           6
--------
Mortgage

------------
Goldman
Sachs
------------

Avelo is
currently
soliciting
additional
information
requests to
ensure
reports are
tailored for
investor
interest.

====================================================================================================================================
REAL Portal
Example of FICO and LTV Distribution with Prepayment Penalty
====================================================================================================================================

         AVELO                               Avelo Mortgage, L.L.C.              Prior Date: 11/1/2006
       ----------            FICO and LTV Distribution, With Prepayment Penalty
        MORTGAGE                         GSAMP Trust 2006-HE5 (1023)
                                    Remittance Period Ending: 10/31/2006


   FICO     LTV
  Range    Range        <50%           50-70%          70-80%         80-90%     90-100%    100-110%  110-125%    125%+        Total
------------------------------------------------------------------------------------------------------------------------------------
 550-600
          Count           37              151             275            102           7           2         0       0           574
            UPB   $4,479,434      $23,365,277     $45,832,759    $18,214,677  $1,158,385    $305,726        $0      $0   $93,356,258
        Avg UPB     $121,066         $154,737        $166,665       $178,575    $165,484    $152,863        $0      $0      $162,642
        % w/PPP        73.0%            68.2%           68.7%          79.4%       71.4%        0.0%      0.0%    0.0%         70.6%
 % of Total UPB         1.2%             6.4%           12.6%           5.0%        0.3%        0.1%      0.0%    0.0%         25.6%

------------------------------------------------------------------------------------------------------------------------------------
 600-650
          Count          138              188             379            104          10           1         1       0           821
            UPB   $9,197,799      $32,444,771     $67,453,746    $23,023,309  $2,380,643    $110,422   $68,528      $0  $134,679,218
        Avg UPB      $66,651         $172,579        $177,978       $221,378    $238,064    $110,422   $68,528      $0      $164,043
        % w/PPP        60.1%            68.6%           78.1%          75.0%       80.0%        0.0%    100.0%    0.0%         72.5%
 % of Total UPB         2.5%             8.9%           18.5%           6.3%        0.7%        0.0%      0.0%    0.0%         37.0%
------------------------------------------------------------------------------------------------------------------------------------
 650-700
          Count           82               78             165             38           2           0         0       0           365
            UPB   $5,403,173      $14,564,267     $32,628,740     $9,454,933    $234,255          $0        $0      $0   $62,285,369
        Avg UPB      $65,892         $186,721        $197,750       $248,814    $117,128          $0        $0      $0      $170,645
        % w/PPP        59.8%            60.3%           77.6%          76.3%       50.0%        0.0%      0.0%    0.0%         69.6%
 % of Total UPB         1.5%             4.0%            9.0%           2.6%        0.1%        0.0%      0.0%    0.0%         17.1%
------------------------------------------------------------------------------------------------------------------------------------

                                          Data provided is for illustrative purposes only

------------------------------------------------------------------------------------------------------------------------------------
 AVELO                                                                                                                           7
--------
Mortgage


STATUS/COMMENT

PROVIDED SEPARATELY                 1 Loan tape.


                                    2 Percentage and amount ($ and # of loans) of the pool of the following items with their WAVG LTV, DTI and FICO:

See Part 2                       o  Investment Property loans in Florida & Las Vegas
                                    (following zip codes: 89044, 101 to 180,185,191,193,195,199)
See Part 2                       o  Investor Property, Interest Only, Cash Out
See Part 2                       o  Loans with exactly 80LTV, 100LTV, 100 CLTV
See Part 2                       o  Rating agency deal coverage numbers to the first tranche to our tranche
See Part 2                       o  Front end DTI, back end DTI, missing DTI
See Part 2                       o  Principal % of cash out

Provided by structuring             3 If not included in the term sheet excess spread run with forward LIBOR (please show curve), cap schedules (strike and ceiling), swap schedules and net WAC schedule.

                                    4 Stratifications if not included in the term sheet for the following:

See tabs                         o  If MI is used, loans with MI, loans without MI, loans above 80LTV without MI
See tab                          o  Fixed rate loans
NONE                             o  Adjustable rate loans
See tab                          o  IO loans
See tab                          o  40 year or 40 year amortization loans
See tab                          o  Investment property loans
See tab                          o  2-4 Family units
See tab                          o  Silent Seconds (Simultaneous Seconds or Piggy-back Seconds)
NONE                             o  2nd liens
See tab                          o  Loans with a loan age of 5 or more (Please show WALA column as well)
See tab                          o  Delinquent loans
NONE                             o  Negative Amortization loans
See tab                          o  No Doc loans

                                 Include CLTV, DTI and full State breakouts (13 stratifications)

Not applicable                      5 Break out of ARMs in the following format: Type ~ Index ~ IO or not ~ IO term  ~
                                      Prepay Term ~ Margin/Mth cap/Life Cap
all fixed rate loans             Examples:  2/28 ~ Libor06M ~ IO ~ 60 ~ 24 ~ 5.00/1.00/5.00
                                    3/27 ~ Libor06M ~ na ~ na ~ 24 ~ 2.25/2.00/6.00
                                 Please include percentage of each item to the total pool



------------------------------------------------------------------------------------------------------------------------------------
Criteria                                                                 $                #       WAVG LTV     WAVG DTI    WAVG FICO
------------------------------------------------------------------------------------------------------------------------------------
Investment Property loans in Florida & Las Vegas
(following zip codes: 89044, 101 to 180,185,191,193,195,199)             7,888,410.16      43      77.966       37.672      702.096
------------------------------------------------------------------------------------------------------------------------------------
Investor Property Interest Only Cash Outs                                9,522,710.89      38      73.432       35.223      701.105
------------------------------------------------------------------------------------------------------------------------------------
Loans with exactly 80LTV                                               361,139,873.37    1402          80       39.698      685.501
------------------------------------------------------------------------------------------------------------------------------------
Loans with exactly 100LTV                                                4,678,190.71      32         100       43.126      716.289
------------------------------------------------------------------------------------------------------------------------------------
Loans with exactly 100 CLTV                                             14,323,975.40      61      76.382       39.241      706.414
------------------------------------------------------------------------------------------------------------------------------------
Loans with Back end DTI                                                487,648,614.74    1847      77.012       38.742      692.572
------------------------------------------------------------------------------------------------------------------------------------
missing DTI % (Removed Front end DTI)                                  138,212,247.68     534      77.128            0      686.455
------------------------------------------------------------------------------------------------------------------------------------
Multiple investor properties by a single borrower                        1,195,337.01      12       78.59       31.921      720.455
------------------------------------------------------------------------------------------------------------------------------------
Investor properties owned by borrowers with another
loan in the pool                                                        10,880,910.55      56      75.339       34.244      703.545
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                                 525,357,850.53    2778       78.73        38.52       687.08
------------------------------------------------------------------------------------------------------------------------------------


Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: Loans with MI
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 213
Schedule Balance: $39,328,081.47
AverageSched Bal: $184,638.88
GrossWAC: 7.553
NetWAC: 7.007
OTERM: 352
RTERM: 350
ATERM: 355
AGE: 2
OLTV: 91.43
COLTV: 91.63
FICO: 692.740
DTI: 39.208

              Top



2. Current Rate

-----------------------------------------------------------
Current Rate                              Percent
-----------------------------------------------------------
5.501 - 6.000                                          0.4
-----------------------------------------------------------
6.001 - 6.500                                         7.48
-----------------------------------------------------------
6.501 - 7.000                                        23.35
-----------------------------------------------------------
7.001 - 7.500                                        22.27
-----------------------------------------------------------
7.501 - 8.000                                        21.89
-----------------------------------------------------------
8.001 - 8.500                                        15.11
-----------------------------------------------------------
8.501 - 9.000                                         5.74
-----------------------------------------------------------
9.001 - 9.500                                         0.75
-----------------------------------------------------------
9.501 - 10.000                                        2.58
-----------------------------------------------------------
10.001 >=                                             0.43
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



3. Scheduled Balance

-----------------------------------------------------------
Scheduled Balance                         Percent
-----------------------------------------------------------
0.01 - 50,000.00                                      1.14
-----------------------------------------------------------
50,000.01 - 100,000.00                                7.76
-----------------------------------------------------------
100,000.01 - 150,000.00                              16.12
-----------------------------------------------------------
150,000.01 - 200,000.00                              21.31
-----------------------------------------------------------
200,000.01 - 250,000.00                              11.49
-----------------------------------------------------------
250,000.01 - 275,000.00                               5.28
-----------------------------------------------------------
275,000.01 - 350,000.00                              14.23
-----------------------------------------------------------
350,000.01 - 400,000.00                               7.58
-----------------------------------------------------------
400,000.01 - 450,000.00                               2.16
-----------------------------------------------------------
450,000.01 - 500,000.00                               2.35
-----------------------------------------------------------
500,000.01 - 550,000.00                               2.65
-----------------------------------------------------------
550,000.01 - 600,000.00                               1.52
-----------------------------------------------------------
600,000.01 - 750,000.00                                6.4
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



4. Original Term

-----------------------------------------------------------
Original Term                             Percent
-----------------------------------------------------------
180                                                   4.31
-----------------------------------------------------------
240                                                   0.27
-----------------------------------------------------------
360                                                  95.42
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



5. RemTerm

-----------------------------------------------------------
RemTerm                                   Percent
-----------------------------------------------------------
120.001 - 180.000                                     4.31
-----------------------------------------------------------
180.001 - 240.000                                     0.27
-----------------------------------------------------------
300.001 - 360.000                                    95.42
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



6. Am WAM

-----------------------------------------------------------
Am WAM                                    Percent
-----------------------------------------------------------
0 - 59                                               38.95
-----------------------------------------------------------
120 - 179                                             1.97
-----------------------------------------------------------
180 - 239                                             0.27
-----------------------------------------------------------
300 - 359                                            50.53
-----------------------------------------------------------
360 - 419                                             6.52
-----------------------------------------------------------
420 - 479                                             1.76
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top

7. Age

-----------------------------------------------------------
Age                                       Percent
-----------------------------------------------------------
<= 0                                                  3.59
-----------------------------------------------------------
2-Jan                                                58.27
-----------------------------------------------------------
4-Mar                                                34.38
-----------------------------------------------------------
6-May                                                 3.39
-----------------------------------------------------------
8-Jul                                                 0.38
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



8. States

-----------------------------------------------------------
States                                    Percent
-----------------------------------------------------------
AL                                                    1.49
-----------------------------------------------------------
AR                                                    0.51
-----------------------------------------------------------
AZ                                                       5
-----------------------------------------------------------
CA                                                    2.18
-----------------------------------------------------------
CT                                                    2.54
-----------------------------------------------------------
DC                                                    1.79
-----------------------------------------------------------
FL                                                   17.49
-----------------------------------------------------------
GA                                                    5.36
-----------------------------------------------------------
IA                                                    1.39
-----------------------------------------------------------
ID                                                    0.86
-----------------------------------------------------------
IL                                                    3.08
-----------------------------------------------------------
IN                                                    0.89
-----------------------------------------------------------
KY                                                    0.43
-----------------------------------------------------------
LA                                                    1.55
-----------------------------------------------------------
MA                                                    0.93
-----------------------------------------------------------
MD                                                    1.26
-----------------------------------------------------------
ME                                                    0.95
-----------------------------------------------------------
MI                                                    3.64
-----------------------------------------------------------
MN                                                    0.75
-----------------------------------------------------------
MO                                                    1.51
-----------------------------------------------------------
MS                                                    0.19
-----------------------------------------------------------
NC                                                    2.81
-----------------------------------------------------------
ND                                                     0.2
-----------------------------------------------------------
NJ                                                    1.77
-----------------------------------------------------------
NM                                                    1.08
-----------------------------------------------------------
NV                                                    1.49
-----------------------------------------------------------
NY                                                   12.23
-----------------------------------------------------------
OH                                                    3.62
-----------------------------------------------------------
OK                                                    0.56
-----------------------------------------------------------
OR                                                    1.73
-----------------------------------------------------------
PA                                                    3.72
-----------------------------------------------------------
RI                                                    1.56
-----------------------------------------------------------
SC                                                    0.71
-----------------------------------------------------------
TN                                                    3.79
-----------------------------------------------------------
TX                                                    5.04
-----------------------------------------------------------
VA                                                     1.8
-----------------------------------------------------------
WA                                                    3.09
-----------------------------------------------------------
WI                                                    1.03
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



9. Original LTV

-----------------------------------------------------------
Original LTV                              Percent
-----------------------------------------------------------
70.001 - 75.000                                       1.33
-----------------------------------------------------------
80.001 - 85.000                                      14.18
-----------------------------------------------------------
85.001 - 90.000                                      42.78
-----------------------------------------------------------
90.001 - 95.000                                      28.73
-----------------------------------------------------------
95.001 - 100.000                                     12.98
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



10. Combined LTV

-----------------------------------------------------------
Combined LTV                              Percent
-----------------------------------------------------------
80.001 - 85.000                                      14.18
-----------------------------------------------------------
85.001 - 90.000                                      44.11
-----------------------------------------------------------
90.001 - 95.000                                      28.73
-----------------------------------------------------------
95.001 - 100.000                                     12.98
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



11. FICO

-----------------------------------------------------------
FICO                                      Percent
-----------------------------------------------------------
620 - 649                                            22.95
-----------------------------------------------------------
650 - 699                                               35
-----------------------------------------------------------
700 - 749                                            26.97
-----------------------------------------------------------
750 - 799                                            13.88
-----------------------------------------------------------
800 - 819                                             1.21
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top

12. Silent

-----------------------------------------------------------
Silent                                    Percent
-----------------------------------------------------------
N                                                    98.67
-----------------------------------------------------------
Y                                                     1.33
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



13. PMI

-----------------------------------------------------------
PMI                                       Percent
-----------------------------------------------------------
OLTV <= 80                                            1.33
-----------------------------------------------------------
OLTV > 80 & MI                                       62.63
-----------------------------------------------------------
OLTV > 80 & MI (LPMI)                                 6.25
-----------------------------------------------------------
OLTV > 80, PAID DEEP MI                              29.79
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



14. Occupancy Code

-----------------------------------------------------------
Occupancy Code                            Percent
-----------------------------------------------------------
INVESTOR                                              7.28
-----------------------------------------------------------
OWNER OCCUPIED                                       86.11
-----------------------------------------------------------
SECOND HOME                                           6.61
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



15. Property Type

-----------------------------------------------------------
Property Type                             Percent
-----------------------------------------------------------
2 FAMILY                                              3.21
-----------------------------------------------------------
3-4 FAMILY                                            0.66
-----------------------------------------------------------
CONDO                                                 7.58
-----------------------------------------------------------
SINGLE FAMILY/PUD                                    88.55
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



16. Purpose

-----------------------------------------------------------
Purpose                                   Percent
-----------------------------------------------------------
CASHOUT REFI                                         26.54
-----------------------------------------------------------
PURCHASE                                             58.06
-----------------------------------------------------------
RATE/TERM REFI                                        15.4
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



17. Documentation Type

-----------------------------------------------------------
Documentation Type                        Percent
-----------------------------------------------------------
FULL/ALT                                             24.27
-----------------------------------------------------------
NO DOC                                               16.32
-----------------------------------------------------------
NO RATIO                                             15.01
-----------------------------------------------------------
SISA                                                 10.01
-----------------------------------------------------------
SIVA                                                  34.4
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



18. Number of Units

-----------------------------------------------------------
Number of Units                           Percent
-----------------------------------------------------------
1                                                    96.13
-----------------------------------------------------------
2                                                     3.21
-----------------------------------------------------------
3                                                     0.33
-----------------------------------------------------------
4                                                     0.33
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top

19. Interest Only

-----------------------------------------------------------
Interest Only                             Percent
-----------------------------------------------------------
N                                                    61.05
-----------------------------------------------------------
Y                                                    38.95
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



20. Interest Only Term

-----------------------------------------------------------
Interest Only Term                        Percent
-----------------------------------------------------------
0                                                    61.05
-----------------------------------------------------------
60                                                    2.69
-----------------------------------------------------------
120                                                  36.26
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



21. Prepay Flag

-----------------------------------------------------------
Prepay Flag                               Percent
-----------------------------------------------------------
N                                                       74
-----------------------------------------------------------
Y                                                       26
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



22. Prepay Term

-----------------------------------------------------------
Prepay Term                               Percent
-----------------------------------------------------------
0                                                       74
-----------------------------------------------------------
12                                                    3.49
-----------------------------------------------------------
24                                                    0.89
-----------------------------------------------------------
36                                                   21.62
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



23. DTI

-----------------------------------------------------------
DTI                                       Percent
-----------------------------------------------------------
<= 0.000                                             31.33
-----------------------------------------------------------
10.001 - 20.000                                       3.05
-----------------------------------------------------------
20.001 - 30.000                                       8.95
-----------------------------------------------------------
30.001 - 40.000                                      16.57
-----------------------------------------------------------
40.001 - 50.000                                       39.4
-----------------------------------------------------------
50.001 - 60.000                                       0.71
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



24. Conforming

-----------------------------------------------------------
Conforming                                Percent
-----------------------------------------------------------
CONFORMING                                           87.27
-----------------------------------------------------------
NON CONFORMING                                       12.73
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top



25. Product Type

-----------------------------------------------------------
Product Type                              Percent
-----------------------------------------------------------
15 YR FIXED                                           1.97
-----------------------------------------------------------
20 YR FIXED                                           0.27
-----------------------------------------------------------
30 YR FIXED                                          54.71
-----------------------------------------------------------
30 YR FIXED IO                                       38.95
-----------------------------------------------------------
FIXED BALLOON 30/15                                   2.34
-----------------------------------------------------------
FIXED BALLOON 40/30                                   1.76
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

              Top

26. Originator

-----------------------------------------------------------
Originator                                Percent
-----------------------------------------------------------
AMC                                                   3.76
-----------------------------------------------------------
GREENPOINT                                           16.27
-----------------------------------------------------------
GS CONDUIT                                           46.69
-----------------------------------------------------------
HSBC                                                  6.52
-----------------------------------------------------------
SUNTRUST                                             26.75
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: Loans without MI
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 2168
Schedule Balance: $586,532,780.95
AverageSched Bal: $270,540.95
GrossWAC: 7.141
NetWAC: 6.891
OTERM: 354
RTERM: 352
ATERM: 357
AGE: 2
OLTV: 76.07
COLTV: 88.08
FICO: 691.120
DTI: 38.715

                     Top



2. Current Rate

-----------------------------------------------------------------------
Current Rate                              Percent
-----------------------------------------------------------------------
5.501 - 6.000                                                      2.1
-----------------------------------------------------------------------
6.001 - 6.500                                                    13.58
-----------------------------------------------------------------------
6.501 - 7.000                                                    34.96
-----------------------------------------------------------------------
7.001 - 7.500                                                    26.89
-----------------------------------------------------------------------
7.501 - 8.000                                                    14.95
-----------------------------------------------------------------------
8.001 - 8.500                                                     6.02
-----------------------------------------------------------------------
8.501 - 9.000                                                     1.07
-----------------------------------------------------------------------
9.001 - 9.500                                                     0.15
-----------------------------------------------------------------------
9.501 - 10.000                                                    0.14
-----------------------------------------------------------------------
10.001 >=                                                         0.13
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



3. Scheduled Balance

-----------------------------------------------------------------------
Scheduled Balance                         Percent
-----------------------------------------------------------------------
0.01 - 50,000.00                                                  0.17
-----------------------------------------------------------------------
50,000.01 - 100,000.00                                            2.65
-----------------------------------------------------------------------
100,000.01 - 150,000.00                                           8.17
-----------------------------------------------------------------------
150,000.01 - 200,000.00                                          11.43
-----------------------------------------------------------------------
200,000.01 - 250,000.00                                          10.42
-----------------------------------------------------------------------
250,000.01 - 275,000.00                                            5.1
-----------------------------------------------------------------------
275,000.01 - 350,000.00                                           13.9
-----------------------------------------------------------------------
350,000.01 - 400,000.00                                           7.75
-----------------------------------------------------------------------
400,000.01 - 450,000.00                                           7.27
-----------------------------------------------------------------------
450,000.01 - 500,000.00                                           7.27
-----------------------------------------------------------------------
500,000.01 - 550,000.00                                           6.18
-----------------------------------------------------------------------
550,000.01 - 600,000.00                                           5.01
-----------------------------------------------------------------------
600,000.01 - 750,000.00                                           7.55
-----------------------------------------------------------------------
750,000.01 - 850,000.00                                           1.64
-----------------------------------------------------------------------
850,000.01 - 950,000.00                                           1.84
-----------------------------------------------------------------------
950,000.01 - 1,000,000.00                                         1.35
-----------------------------------------------------------------------
1,000,000.01 - 1,250,000.00                                        0.4
-----------------------------------------------------------------------
1,250,000.01 - 1,500,000.00                                       0.94
-----------------------------------------------------------------------
1,500,000.01 - 2,000,000.00                                       0.95
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



4. Original Term

-----------------------------------------------------------------------
Original Term                             Percent
-----------------------------------------------------------------------
120                                                               0.08
-----------------------------------------------------------------------
180                                                               2.74
-----------------------------------------------------------------------
240                                                                0.7
-----------------------------------------------------------------------
300                                                               0.14
-----------------------------------------------------------------------
360                                                              96.35
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



5. RemTerm

-----------------------------------------------------------------------
RemTerm                                   Percent
-----------------------------------------------------------------------
60.001 - 120.000                                                  0.08
-----------------------------------------------------------------------
120.001 - 180.000                                                 2.74
-----------------------------------------------------------------------
180.001 - 240.000                                                  0.7
-----------------------------------------------------------------------
240.001 - 300.000                                                 0.14
-----------------------------------------------------------------------
300.001 - 360.000                                                96.35
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top

6. Am WAM

-----------------------------------------------------------------------
Am WAM                                    Percent
-----------------------------------------------------------------------
0 - 59                                                            52.8
-----------------------------------------------------------------------
60 - 119                                                          0.08
-----------------------------------------------------------------------
120 - 179                                                          0.9
-----------------------------------------------------------------------
180 - 239                                                          0.5
-----------------------------------------------------------------------
240 - 299                                                         0.26
-----------------------------------------------------------------------
300 - 359                                                        32.98
-----------------------------------------------------------------------
360 - 419                                                        10.67
-----------------------------------------------------------------------
420 - 479                                                         1.81
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



7. Age

-----------------------------------------------------------------------
Age                                       Percent
-----------------------------------------------------------------------
<= 0                                                             13.83
-----------------------------------------------------------------------
2-Jan                                                            57.41
-----------------------------------------------------------------------
4-Mar                                                            27.91
-----------------------------------------------------------------------
6-May                                                             0.73
-----------------------------------------------------------------------
8-Jul                                                              0.1
-----------------------------------------------------------------------
10-Sep                                                            0.03
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



8. States

-----------------------------------------------------------------------
States                                    Percent
-----------------------------------------------------------------------
AK                                                                0.03
-----------------------------------------------------------------------
AL                                                                0.64
-----------------------------------------------------------------------
AR                                                                0.45
-----------------------------------------------------------------------
AZ                                                                3.81
-----------------------------------------------------------------------
CA                                                               22.17
-----------------------------------------------------------------------
CO                                                                 2.7
-----------------------------------------------------------------------
CT                                                                1.31
-----------------------------------------------------------------------
DC                                                                0.29
-----------------------------------------------------------------------
DE                                                                0.26
-----------------------------------------------------------------------
FL                                                               11.15
-----------------------------------------------------------------------
GA                                                                3.54
-----------------------------------------------------------------------
HI                                                                 0.2
-----------------------------------------------------------------------
IA                                                                0.03
-----------------------------------------------------------------------
ID                                                                0.73
-----------------------------------------------------------------------
IL                                                                1.97
-----------------------------------------------------------------------
IN                                                                0.33
-----------------------------------------------------------------------
KS                                                                0.34
-----------------------------------------------------------------------
KY                                                                0.13
-----------------------------------------------------------------------
LA                                                                0.25
-----------------------------------------------------------------------
MA                                                                1.46
-----------------------------------------------------------------------
MD                                                                4.64
-----------------------------------------------------------------------
ME                                                                0.57
-----------------------------------------------------------------------
MI                                                                1.74
-----------------------------------------------------------------------
MN                                                                1.01
-----------------------------------------------------------------------
MO                                                                1.52
-----------------------------------------------------------------------
MS                                                                0.09
-----------------------------------------------------------------------
MT                                                                0.57
-----------------------------------------------------------------------
NC                                                                1.59
-----------------------------------------------------------------------
ND                                                                0.02
-----------------------------------------------------------------------
NE                                                                0.16
-----------------------------------------------------------------------
NH                                                                0.52
-----------------------------------------------------------------------
NJ                                                                4.19
-----------------------------------------------------------------------
NM                                                                1.23
-----------------------------------------------------------------------
NV                                                                2.77
-----------------------------------------------------------------------
NY                                                               10.81
-----------------------------------------------------------------------
OH                                                                0.85
-----------------------------------------------------------------------
OK                                                                0.25
-----------------------------------------------------------------------
OR                                                                0.83
-----------------------------------------------------------------------
PA                                                                1.42
-----------------------------------------------------------------------
RI                                                                0.12
-----------------------------------------------------------------------
SC                                                                0.88
-----------------------------------------------------------------------
SD                                                                0.12
-----------------------------------------------------------------------
TN                                                                0.74
-----------------------------------------------------------------------
TX                                                                3.42
-----------------------------------------------------------------------
UT                                                                1.05
-----------------------------------------------------------------------
VA                                                                3.98
-----------------------------------------------------------------------
VT                                                                0.12
-----------------------------------------------------------------------
WA                                                                2.26
-----------------------------------------------------------------------
WI                                                                0.75
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



9. Original LTV

-----------------------------------------------------------------------
Original LTV                              Percent
-----------------------------------------------------------------------
0.001 - 50.000                                                    2.11
----------------------------------------------------------------------
50.001 - 60.000                                                   3.25
-----------------------------------------------------------------------
60.001 - 70.000                                                  11.86
-----------------------------------------------------------------------
70.001 - 75.000                                                   8.46
-----------------------------------------------------------------------
75.001 - 80.000                                                  74.32
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



10. Combined LTV

-----------------------------------------------------------------------
Combined LTV                              Percent
-----------------------------------------------------------------------
0.001 - 50.000                                                    1.92
-----------------------------------------------------------------------
50.001 - 60.000                                                   3.05
-----------------------------------------------------------------------
60.001 - 70.000                                                   8.46
-----------------------------------------------------------------------
70.001 - 75.000                                                    5.7
-----------------------------------------------------------------------
75.001 - 80.000                                                  14.92
-----------------------------------------------------------------------
80.001 - 85.000                                                   1.55
-----------------------------------------------------------------------
85.001 - 90.000                                                  11.18
-----------------------------------------------------------------------
90.001 - 95.000                                                   8.99
-----------------------------------------------------------------------
95.001 - 100.000                                                 44.22
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top

11. FICO

-----------------------------------------------------------------------
FICO                                      Percent
-----------------------------------------------------------------------
580 - 619                                                         0.15
-----------------------------------------------------------------------
620 - 649                                                        21.47
-----------------------------------------------------------------------
650 - 699                                                        41.55
-----------------------------------------------------------------------
700 - 749                                                        22.59
-----------------------------------------------------------------------
750 - 799                                                         12.9
-----------------------------------------------------------------------
800 - 819                                                         1.33
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



12. Silent

-----------------------------------------------------------------------
Silent                                    Percent
-----------------------------------------------------------------------
N                                                                32.14
-----------------------------------------------------------------------
Y                                                                67.86
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



13. PMI

-----------------------------------------------------------------------
PMI                                       Percent
-----------------------------------------------------------------------
OLTV <= 80                                                         100
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



14. Occupancy Code

-----------------------------------------------------------------------
Occupancy Code                            Percent
-----------------------------------------------------------------------
INVESTOR                                                          12.3
-----------------------------------------------------------------------
OWNER OCCUPIED                                                   85.08
-----------------------------------------------------------------------
SECOND HOME                                                       2.61
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



15. Property Type

-----------------------------------------------------------------------
Property Type                             Percent
-----------------------------------------------------------------------
2 FAMILY                                                          6.39
-----------------------------------------------------------------------
3-4 FAMILY                                                        2.82
-----------------------------------------------------------------------
CONDO                                                             6.84
-----------------------------------------------------------------------
SINGLE FAMILY/PUD                                                83.95
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



16. Purpose

-----------------------------------------------------------------------
Purpose                                   Percent
-----------------------------------------------------------------------
CASHOUT REFI                                                     33.05
-----------------------------------------------------------------------
PURCHASE                                                         55.03
-----------------------------------------------------------------------
RATE/TERM REFI                                                   11.92
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



17. Documentation Type

-----------------------------------------------------------------------
Documentation Type                        Percent
-----------------------------------------------------------------------
FULL/ALT                                                         15.01
-----------------------------------------------------------------------
NO DOC                                                            5.09
-----------------------------------------------------------------------
NO RATIO                                                         16.09
-----------------------------------------------------------------------
SISA                                                             13.53
-----------------------------------------------------------------------
SIVA                                                             50.28
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top

18. Number of Units

-----------------------------------------------------------------------
Number of Units                           Percent
-----------------------------------------------------------------------
1                                                                90.79
-----------------------------------------------------------------------
2                                                                 6.39
-----------------------------------------------------------------------
3                                                                  1.4
-----------------------------------------------------------------------
4                                                                 1.42
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



19. Interest Only

-----------------------------------------------------------------------
Interest Only                             Percent
-----------------------------------------------------------------------
N                                                                 47.2
-----------------------------------------------------------------------
Y                                                                 52.8
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



20. Interest Only Term

-----------------------------------------------------------------------
Interest Only Term                        Percent
-----------------------------------------------------------------------
0                                                                 47.2
-----------------------------------------------------------------------
60                                                                1.09
-----------------------------------------------------------------------
120                                                              50.36
-----------------------------------------------------------------------
180                                                               1.35
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



21. Prepay Flag

-----------------------------------------------------------------------
Prepay Flag                               Percent
-----------------------------------------------------------------------
N                                                                87.11
-----------------------------------------------------------------------
Y                                                                12.89
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



22. Prepay Term

-----------------------------------------------------------------------
Prepay Term                               Percent
-----------------------------------------------------------------------
0                                                                87.11
-----------------------------------------------------------------------
6                                                                 0.14
-----------------------------------------------------------------------
12                                                                2.85
-----------------------------------------------------------------------
18                                                                0.23
-----------------------------------------------------------------------
24                                                                1.01
-----------------------------------------------------------------------
36                                                                8.62
-----------------------------------------------------------------------
60                                                                0.05
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



23. DTI

-----------------------------------------------------------------------
DTI                                       Percent
-----------------------------------------------------------------------
<= 0.000                                                         21.46
-----------------------------------------------------------------------
0.001 - 10.000                                                    0.17
-----------------------------------------------------------------------
10.001 - 20.000                                                   1.76
-----------------------------------------------------------------------
20.001 - 30.000                                                   8.16
-----------------------------------------------------------------------
30.001 - 40.000                                                   29.1
-----------------------------------------------------------------------
40.001 - 50.000                                                  38.37
-----------------------------------------------------------------------
50.001 - 60.000                                                   0.97
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



24. Conforming

-----------------------------------------------------------------------
Conforming                                Percent
-----------------------------------------------------------------------
CONFORMING                                                       64.48
-----------------------------------------------------------------------
NON CONFORMING                                                   35.52
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top

25. Product Type

-----------------------------------------------------------------------
Product Type                              Percent
-----------------------------------------------------------------------
10 YR FIXED                                                       0.08
-----------------------------------------------------------------------
15 YR FIXED                                                        0.9
-----------------------------------------------------------------------
20 YR FIXED                                                        0.6
-----------------------------------------------------------------------
20 YR FIXED IO                                                     0.1
-----------------------------------------------------------------------
25 YR FIXED                                                       0.14
-----------------------------------------------------------------------
30 YR FIXED                                                      41.83
-----------------------------------------------------------------------
30 YR FIXED IO                                                    52.7
-----------------------------------------------------------------------
FIXED BALLOON 30/15                                               1.84
-----------------------------------------------------------------------
FIXED BALLOON 40/30                                               1.81
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

                     Top



26. Originator

-----------------------------------------------------------------------
Originator                                Percent
-----------------------------------------------------------------------
AMC                                                               3.14
-----------------------------------------------------------------------
GREENPOINT                                                       14.32
-----------------------------------------------------------------------
GS CONDUIT                                                       27.79
-----------------------------------------------------------------------
HSBC                                                             17.41
-----------------------------------------------------------------------
SUNTRUST                                                         37.35
-----------------------------------------------------------------------
Total:                                                             100
-----------------------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: FIXED LOANS
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 2381
Schedule Balance: $625,860,862.42
AverageSched Bal: $262,856.31
GrossWAC: 7.167
NetWAC: 6.898
OTERM: 354
RTERM: 352
ATERM: 357
AGE: 2
OLTV: 77.04
COLTV: 88.30
FICO: 691.221
DTI: 38.742

            Top



2. Current Rate

-----------------------------------------
Current Rate                   Percent
-----------------------------------------
5.501 - 6.000                       1.99
-----------------------------------------
6.001 - 6.500                       13.2
-----------------------------------------
6.501 - 7.000                      34.23
-----------------------------------------
7.001 - 7.500                       26.6
-----------------------------------------
7.501 - 8.000                      15.38
-----------------------------------------
8.001 - 8.500                       6.59
-----------------------------------------
8.501 - 9.000                       1.37
-----------------------------------------
9.001 - 9.500                       0.19
-----------------------------------------
9.501 - 10.000                      0.29
-----------------------------------------
10.001 >=                           0.15
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



3. Scheduled Balance

-----------------------------------------
Scheduled Balance              Percent
-----------------------------------------
0.01 - 50,000.00                    0.23
-----------------------------------------
50,000.01 - 100,000.00              2.97
-----------------------------------------
100,000.01 - 150,000.00             8.67
-----------------------------------------
150,000.01 - 200,000.00            12.05
-----------------------------------------
200,000.01 - 250,000.00            10.49
-----------------------------------------
250,000.01 - 275,000.00             5.12
-----------------------------------------
275,000.01 - 350,000.00            13.92
-----------------------------------------
350,000.01 - 400,000.00             7.73
-----------------------------------------
400,000.01 - 450,000.00             6.95
-----------------------------------------
450,000.01 - 500,000.00             6.96
-----------------------------------------
500,000.01 - 550,000.00             5.95
-----------------------------------------
550,000.01 - 600,000.00             4.79
-----------------------------------------
600,000.01 - 750,000.00             7.47
-----------------------------------------
750,000.01 - 850,000.00             1.54
-----------------------------------------
850,000.01 - 950,000.00             1.72
-----------------------------------------
950,000.01 - 1,000,000.00           1.26
-----------------------------------------
1,000,000.01 - 1,250,000.00         0.38
-----------------------------------------
1,250,000.01 - 1,500,000.00         0.88
-----------------------------------------
1,500,000.01 - 2,000,000.00         0.89
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



4. Original Term

-----------------------------------------
Original Term                  Percent
-----------------------------------------
120                                 0.07
-----------------------------------------
180                                 2.84
-----------------------------------------
240                                 0.67
-----------------------------------------
300                                 0.13
-----------------------------------------
360                                96.29
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



5. RemTerm

-----------------------------------------
RemTerm                        Percent
-----------------------------------------
60.001 - 120.000                    0.07
-----------------------------------------
120.001 - 180.000                   2.84
-----------------------------------------
180.001 - 240.000                   0.67
-----------------------------------------
240.001 - 300.000                   0.13
-----------------------------------------
300.001 - 360.000                  96.29
-----------------------------------------
Total:                               100
-----------------------------------------

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

6. Am WAM

-----------------------------------------
Am WAM                         Percent
-----------------------------------------
0 - 59                             51.93
-----------------------------------------
60 - 119                            0.07
-----------------------------------------
120 - 179                           0.97
-----------------------------------------
180 - 239                           0.48
-----------------------------------------
240 - 299                           0.25
-----------------------------------------
300 - 359                          34.08
-----------------------------------------
360 - 419                          10.41
-----------------------------------------
420 - 479                           1.81
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



7. Age

-----------------------------------------
Age                            Percent
-----------------------------------------
<= 0                               13.18
-----------------------------------------
2-Jan                              57.47
-----------------------------------------
4-Mar                              28.31
-----------------------------------------
6-May                                0.9
-----------------------------------------
8-Jul                               0.11
-----------------------------------------
10-Sep                              0.02
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



8. States

-----------------------------------------
States                         Percent
-----------------------------------------
AK                                  0.03
-----------------------------------------
AL                                   0.7
-----------------------------------------
AR                                  0.46
-----------------------------------------
AZ                                  3.88
-----------------------------------------
CA                                 20.92
-----------------------------------------
CO                                  2.53
-----------------------------------------
CT                                  1.39
-----------------------------------------
DC                                  0.39
-----------------------------------------
DE                                  0.24
-----------------------------------------
FL                                 11.55
-----------------------------------------
GA                                  3.66
-----------------------------------------
HI                                  0.19
-----------------------------------------
IA                                  0.12
-----------------------------------------
ID                                  0.74
-----------------------------------------
IL                                  2.04
-----------------------------------------
IN                                  0.36
-----------------------------------------
KS                                  0.32
-----------------------------------------
KY                                  0.15
-----------------------------------------
LA                                  0.33
-----------------------------------------
MA                                  1.42
-----------------------------------------
MD                                  4.42
-----------------------------------------
ME                                  0.59
-----------------------------------------
MI                                  1.86
-----------------------------------------
MN                                  0.99
-----------------------------------------
MO                                  1.52
-----------------------------------------
MS                                   0.1
-----------------------------------------
MT                                  0.53
-----------------------------------------
NC                                  1.67
-----------------------------------------
ND                                  0.03
-----------------------------------------
NE                                  0.15
-----------------------------------------
NH                                  0.49
-----------------------------------------
NJ                                  4.04
-----------------------------------------
NM                                  1.22
-----------------------------------------
NV                                  2.69
-----------------------------------------
NY                                  10.9
-----------------------------------------
OH                                  1.02
-----------------------------------------
OK                                  0.27
-----------------------------------------
OR                                  0.89
-----------------------------------------
PA                                  1.57
-----------------------------------------
RI                                  0.21
-----------------------------------------
SC                                  0.87
-----------------------------------------
SD                                  0.11
-----------------------------------------
TN                                  0.93
-----------------------------------------
TX                                  3.52
-----------------------------------------
UT                                  0.98
-----------------------------------------
VA                                  3.84
-----------------------------------------
VT                                  0.12
-----------------------------------------
WA                                  2.31
-----------------------------------------
WI                                  0.76
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



9. Original LTV

-----------------------------------------
Original LTV                   Percent
-----------------------------------------
0.001 - 50.000                      1.97
-----------------------------------------
50.001 - 60.000                     3.05
-----------------------------------------
60.001 - 70.000                    11.12
-----------------------------------------
70.001 - 75.000                     8.01
-----------------------------------------
75.001 - 80.000                    69.65
-----------------------------------------
80.001 - 85.000                     0.89
-----------------------------------------
85.001 - 90.000                     2.69
-----------------------------------------
90.001 - 95.000                     1.81
-----------------------------------------
95.001 - 100.000                    0.82
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



10. Combined LTV

-----------------------------------------
Combined LTV                   Percent
-----------------------------------------
0.001 - 50.000                      1.79
-----------------------------------------
50.001 - 60.000                     2.86
-----------------------------------------
60.001 - 70.000                     7.93
-----------------------------------------
70.001 - 75.000                     5.34
-----------------------------------------
75.001 - 80.000                    13.98
-----------------------------------------
80.001 - 85.000                     2.35
-----------------------------------------
85.001 - 90.000                    13.25
-----------------------------------------
90.001 - 95.000                    10.23
-----------------------------------------
95.001 - 100.000                   42.26
-----------------------------------------
Total:                               100
-----------------------------------------

            Top

11. FICO

-----------------------------------------
FICO                           Percent
-----------------------------------------
580 - 619                           0.14
-----------------------------------------
620 - 649                          21.56
-----------------------------------------
650 - 699                          41.14
-----------------------------------------
700 - 749                          22.87
-----------------------------------------
750 - 799                          12.96
-----------------------------------------
800 - 819                           1.32
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



12. Silent

-----------------------------------------
Silent                         Percent
-----------------------------------------
N                                  36.32
-----------------------------------------
Y                                  63.68
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



13. PMI

-----------------------------------------
PMI                            Percent
-----------------------------------------
OLTV <= 80                          93.8
-----------------------------------------
OLTV > 80 & MI                      3.94
-----------------------------------------
OLTV > 80 & MI (LPMI)               0.39
-----------------------------------------
OLTV > 80, PAID DEEP MI             1.87
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



14. Occupancy Code

-----------------------------------------
Occupancy Code                 Percent
-----------------------------------------
INVESTOR                           11.99
-----------------------------------------
OWNER OCCUPIED                     85.15
-----------------------------------------
SECOND HOME                         2.87
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



15. Property Type

-----------------------------------------
Property Type                  Percent
-----------------------------------------
2 FAMILY                            6.19
-----------------------------------------
3-4 FAMILY                          2.68
-----------------------------------------
CONDO                               6.89
-----------------------------------------
SINGLE FAMILY/PUD                  84.24
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



16. Purpose

-----------------------------------------
Purpose                        Percent
-----------------------------------------
CASHOUT REFI                       32.64
-----------------------------------------
PURCHASE                           55.22
-----------------------------------------
RATE/TERM REFI                     12.14
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



17. Documentation Type

-----------------------------------------
Documentation Type             Percent
-----------------------------------------
FULL/ALT                            15.6
-----------------------------------------
NO DOC                              5.79
-----------------------------------------
NO RATIO                           16.02
-----------------------------------------
SISA                               13.31
-----------------------------------------
SIVA                               49.28
-----------------------------------------
Total:                               100
-----------------------------------------

            Top

18. Number of Units

-----------------------------------------
Number of Units                Percent
-----------------------------------------
1                                  91.13
-----------------------------------------
2                                   6.19
-----------------------------------------
3                                   1.34
-----------------------------------------
4                                   1.35
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



19. Interest Only

-----------------------------------------
Interest Only                  Percent
-----------------------------------------
N                                  48.07
-----------------------------------------
Y                                  51.93
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



20. Interest Only Term

-----------------------------------------
Interest Only Term             Percent
-----------------------------------------
0                                  48.07
-----------------------------------------
60                                  1.19
-----------------------------------------
120                                49.47
-----------------------------------------
180                                 1.27
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



21. Prepay Flag

-----------------------------------------
Prepay Flag                    Percent
-----------------------------------------
N                                  86.28
-----------------------------------------
Y                                  13.72
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



22. Prepay Term

-----------------------------------------
Prepay Term                    Percent
-----------------------------------------
0                                  86.28
-----------------------------------------
6                                   0.13
-----------------------------------------
12                                  2.89
-----------------------------------------
18                                  0.21
-----------------------------------------
24                                     1
-----------------------------------------
36                                  9.43
-----------------------------------------
60                                  0.05
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



23. DTI

-----------------------------------------
DTI                            Percent
-----------------------------------------
<= 0.000                           22.08
-----------------------------------------
0.001 - 10.000                      0.16
-----------------------------------------
10.001 - 20.000                     1.84
-----------------------------------------
20.001 - 30.000                     8.21
-----------------------------------------
30.001 - 40.000                    28.31
-----------------------------------------
40.001 - 50.000                    38.44
-----------------------------------------
50.001 - 60.000                     0.95
-----------------------------------------
Total:                               100
-----------------------------------------

            Top

24. Conforming

-----------------------------------------
Conforming                     Percent
-----------------------------------------
CONFORMING                         65.92
-----------------------------------------
NON CONFORMING                     34.08
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



25. Product Type

-----------------------------------------
Product Type                   Percent
-----------------------------------------
10 YR FIXED                         0.07
-----------------------------------------
15 YR FIXED                         0.97
-----------------------------------------
20 YR FIXED                         0.58
-----------------------------------------
20 YR FIXED IO                      0.09
-----------------------------------------
25 YR FIXED                         0.13
-----------------------------------------
30 YR FIXED                        42.64
-----------------------------------------
30 YR FIXED IO                     51.83
-----------------------------------------
FIXED BALLOON 30/15                 1.87
-----------------------------------------
FIXED BALLOON 40/30                 1.81
-----------------------------------------
Total:                               100
-----------------------------------------

            Top



26. Originator

-----------------------------------------
Originator                     Percent
-----------------------------------------
AMC                                 3.18
-----------------------------------------
GREENPOINT                         14.44
-----------------------------------------
GS CONDUIT                         28.98
-----------------------------------------
HSBC                               16.73
-----------------------------------------
SUNTRUST                           36.68
-----------------------------------------
Total:                               100
-----------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: IO Loans
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 1123
Schedule Balance: $324,988,323.01
AverageSched Bal: $289,392.99
GrossWAC: 7.146
NetWAC: 6.888
OTERM: 360
RTERM: 358
ATERM: 0
AGE: 2
OLTV: 78.15
COLTV: 91.76
FICO: 686.060
DTI: 39.636

              Top



2. Current Rate

---------------------------------------------
Current Rate                       Percent
---------------------------------------------
5.501 - 6.000                           0.88
---------------------------------------------
6.001 - 6.500                           12.2
---------------------------------------------
6.501 - 7.000                          37.19
---------------------------------------------
7.001 - 7.500                          28.67
---------------------------------------------
7.501 - 8.000                          14.02
---------------------------------------------
8.001 - 8.500                           6.04
---------------------------------------------
8.501 - 9.000                           0.88
---------------------------------------------
9.501 - 10.000                          0.12
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



3. Scheduled Balance

---------------------------------------------
Scheduled Balance                  Percent
---------------------------------------------
0.01 - 50,000.00                        0.01
---------------------------------------------
50,000.01 - 100,000.00                   1.1
---------------------------------------------
100,000.01 - 150,000.00                 6.02
---------------------------------------------
150,000.01 - 200,000.00                11.48
---------------------------------------------
200,000.01 - 250,000.00                11.94
---------------------------------------------
250,000.01 - 275,000.00                 5.61
---------------------------------------------
275,000.01 - 350,000.00                16.86
---------------------------------------------
350,000.01 - 400,000.00                 8.65
---------------------------------------------
400,000.01 - 450,000.00                  7.8
---------------------------------------------
450,000.01 - 500,000.00                 6.39
---------------------------------------------
500,000.01 - 550,000.00                  5.5
---------------------------------------------
550,000.01 - 600,000.00                 4.78
---------------------------------------------
600,000.01 - 750,000.00                 7.67
---------------------------------------------
750,000.01 - 850,000.00                 1.23
---------------------------------------------
850,000.01 - 950,000.00                 2.22
---------------------------------------------
950,000.01 - 1,000,000.00               1.52
---------------------------------------------
1,000,000.01 - 1,250,000.00             0.36
---------------------------------------------
1,250,000.01 - 1,500,000.00             0.85
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



4. Original Term

---------------------------------------------
Original Term                      Percent
---------------------------------------------
240                                     0.18
---------------------------------------------
360                                    99.82
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



5. RemTerm

---------------------------------------------
RemTerm                            Percent
---------------------------------------------
180.001 - 240.000                       0.18
---------------------------------------------
300.001 - 360.000                      99.82
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top

6. Am WAM

---------------------------------------------
Am WAM                             Percent
---------------------------------------------
0 - 59                                   100
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



7. Age

---------------------------------------------
Age                                Percent
---------------------------------------------
<= 0                                    9.53
---------------------------------------------
2-Jan                                  55.21
---------------------------------------------
4-Mar                                  34.34
---------------------------------------------
6-May                                   0.87
---------------------------------------------
10-Sep                                  0.05
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



8. States

---------------------------------------------
States                             Percent
---------------------------------------------
AK                                      0.05
---------------------------------------------
AL                                      0.23
---------------------------------------------
AZ                                      6.72
---------------------------------------------
CA                                     27.11
---------------------------------------------
CO                                      3.13
---------------------------------------------
CT                                      0.89
---------------------------------------------
DC                                      0.56
---------------------------------------------
DE                                      0.37
---------------------------------------------
FL                                     12.55
---------------------------------------------
GA                                      3.64
---------------------------------------------
HI                                       0.2
---------------------------------------------
IA                                      0.04
---------------------------------------------
ID                                      0.54
---------------------------------------------
IL                                      0.62
---------------------------------------------
IN                                      0.07
---------------------------------------------
KS                                      0.19
---------------------------------------------
LA                                      0.05
---------------------------------------------
MA                                      1.25
---------------------------------------------
MD                                      4.76
---------------------------------------------
ME                                      0.05
---------------------------------------------
MI                                      1.77
---------------------------------------------
MN                                      0.71
---------------------------------------------
MO                                      0.65
---------------------------------------------
MS                                      0.04
---------------------------------------------
MT                                       0.3
---------------------------------------------
NC                                      1.19
---------------------------------------------
ND                                      0.06
---------------------------------------------
NE                                      0.07
---------------------------------------------
NH                                       0.7
---------------------------------------------
NJ                                      2.32
---------------------------------------------
NM                                      1.66
---------------------------------------------
NV                                      4.83
---------------------------------------------
NY                                      7.42
---------------------------------------------
OH                                      0.36
---------------------------------------------
OK                                      0.04
---------------------------------------------
OR                                      0.94
---------------------------------------------
PA                                      1.24
---------------------------------------------
RI                                      0.15
---------------------------------------------
SC                                      0.95
---------------------------------------------
SD                                      0.11
---------------------------------------------
TN                                      0.65
---------------------------------------------
TX                                         2
---------------------------------------------
UT                                      1.03
---------------------------------------------
VA                                      4.97
---------------------------------------------
VT                                      0.07
---------------------------------------------
WA                                      2.32
---------------------------------------------
WI                                      0.43
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



9. Original LTV

---------------------------------------------
Original LTV                       Percent
---------------------------------------------
0.001 - 50.000                          0.87
---------------------------------------------
50.001 - 60.000                         1.96
---------------------------------------------
60.001 - 70.000                         7.53
---------------------------------------------
70.001 - 75.000                         5.78
---------------------------------------------
75.001 - 80.000                         79.3
---------------------------------------------
80.001 - 85.000                         0.56
---------------------------------------------
85.001 - 90.000                         2.25
---------------------------------------------
90.001 - 95.000                         1.24
---------------------------------------------
95.001 - 100.000                         0.5
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top

10. Combined LTV

---------------------------------------------
Combined LTV                       Percent
---------------------------------------------
0.001 - 50.000                          0.74
---------------------------------------------
50.001 - 60.000                         1.96
---------------------------------------------
60.001 - 70.000                         4.17
---------------------------------------------
70.001 - 75.000                         3.61
---------------------------------------------
75.001 - 80.000                         10.7
---------------------------------------------
80.001 - 85.000                         1.97
---------------------------------------------
85.001 - 90.000                        13.12
---------------------------------------------
90.001 - 95.000                        10.53
---------------------------------------------
95.001 - 100.000                       53.21
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



11. FICO

---------------------------------------------
FICO                               Percent
---------------------------------------------
580 - 619                               0.17
---------------------------------------------
620 - 649                               25.8
---------------------------------------------
650 - 699                              41.19
---------------------------------------------
700 - 749                              21.05
---------------------------------------------
750 - 799                              10.31
---------------------------------------------
800 - 819                               1.47
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top


12. Silent

---------------------------------------------
Silent                             Percent
---------------------------------------------
N                                       24.3
---------------------------------------------
Y                                       75.7
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



13. PMI

---------------------------------------------
PMI                                Percent
---------------------------------------------
OLTV <= 80                             95.45
---------------------------------------------
OLTV > 80 & MI                          3.75
---------------------------------------------
OLTV > 80, PAID DEEP MI                  0.8
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



14. Occupancy Code

---------------------------------------------
Occupancy Code                     Percent
---------------------------------------------
INVESTOR                                9.76
---------------------------------------------
OWNER OCCUPIED                         86.96
---------------------------------------------
SECOND HOME                             3.28
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



15. Property Type

---------------------------------------------
Property Type                      Percent
---------------------------------------------
2 FAMILY                                 3.8
---------------------------------------------
3-4 FAMILY                              2.23
---------------------------------------------
CONDO                                   7.75
---------------------------------------------
SINGLE FAMILY/PUD                      86.22
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



16. Purpose

---------------------------------------------
Purpose                            Percent
---------------------------------------------
CASHOUT REFI                           23.81
---------------------------------------------
PURCHASE                                66.3
---------------------------------------------
RATE/TERM REFI                          9.89
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



17. Documentation Type

---------------------------------------------
Documentation Type                 Percent
---------------------------------------------
FULL/ALT                               11.71
---------------------------------------------
NO DOC                                  4.61
---------------------------------------------
NO RATIO                               20.28
---------------------------------------------
SISA                                    12.1
---------------------------------------------
SIVA                                   51.29
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top

18. Number of Units

---------------------------------------------
Number of Units                    Percent
---------------------------------------------
1                                      93.97
---------------------------------------------
2                                        3.8
---------------------------------------------
3                                        1.4
---------------------------------------------
4                                       0.83
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top


19. Interest Only

---------------------------------------------
Interest Only                      Percent
---------------------------------------------
Y                                        100
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



20. Interest Only Term

---------------------------------------------
Interest Only Term                 Percent
---------------------------------------------
60                                      2.28
---------------------------------------------
120                                    95.27
---------------------------------------------
180                                     2.44
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



21. Prepay Flag

---------------------------------------------
Prepay Flag                        Percent
---------------------------------------------
N                                      94.09
---------------------------------------------
Y                                       5.91
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



22. Prepay Term

---------------------------------------------
Prepay Term                        Percent
---------------------------------------------
0                                      94.09
---------------------------------------------
12                                      1.46
---------------------------------------------
18                                      0.06
---------------------------------------------
24                                      0.59
---------------------------------------------
36                                      3.79
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



23. DTI

---------------------------------------------
DTI                                Percent
---------------------------------------------
<= 0.000                               24.94
---------------------------------------------
10.001 - 20.000                         1.29
---------------------------------------------
20.001 - 30.000                         5.76
---------------------------------------------
30.001 - 40.000                        25.92
---------------------------------------------
40.001 - 50.000                        40.98
---------------------------------------------
50.001 - 60.000                         1.11
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



24. Conforming

---------------------------------------------
Conforming                         Percent
---------------------------------------------
CONFORMING                                67
---------------------------------------------
NON CONFORMING                            33
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top



25. Product Type

---------------------------------------------
Product Type                       Percent
---------------------------------------------
20 YR FIXED IO                          0.18
---------------------------------------------
30 YR FIXED IO                         99.82
---------------------------------------------
Total:                                   100
---------------------------------------------

              Top


26. Originator

---------------------------------------------
Originator                         Percent
---------------------------------------------
AMC                                     0.75
---------------------------------------------
GREENPOINT                              7.72
---------------------------------------------
GS CONDUIT                             32.27
---------------------------------------------
HSBC                                    12.6
---------------------------------------------
SUNTRUST                               46.65
---------------------------------------------
Total:                                   100
---------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: 40yr loans or 40/30 balloons
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 52
Schedule Balance: $11,334,921.73
AverageSched Bal: $217,979.26
GrossWAC: 7.224
NetWAC: 6.937
OTERM: 360
RTERM: 358
ATERM: 478
AGE: 2
OLTV: 78.30
COLTV: 89.84
FICO: 702.699
DTI: 41.104

                  Top



2. Current Rate

----------------------------------------------------
Current Rate                              Percent
----------------------------------------------------
6.001 - 6.500                                 14.14
----------------------------------------------------
6.501 - 7.000                                 24.76
----------------------------------------------------
7.001 - 7.500                                 28.11
----------------------------------------------------
7.501 - 8.000                                 28.58
----------------------------------------------------
8.001 - 8.500                                  4.41
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



3. Scheduled Balance

----------------------------------------------------
Scheduled Balance                         Percent
----------------------------------------------------
0.01 - 50,000.00                               0.42
----------------------------------------------------
50,000.01 - 100,000.00                         4.01
----------------------------------------------------
100,000.01 - 150,000.00                       15.34
----------------------------------------------------
150,000.01 - 200,000.00                       13.78
----------------------------------------------------
200,000.01 - 250,000.00                       13.56
----------------------------------------------------
250,000.01 - 275,000.00                        6.91
----------------------------------------------------
275,000.01 - 350,000.00                        9.08
----------------------------------------------------
350,000.01 - 400,000.00                       20.01
----------------------------------------------------
400,000.01 - 450,000.00                        3.92
----------------------------------------------------
450,000.01 - 500,000.00                        8.32
----------------------------------------------------
500,000.01 - 550,000.00                        4.66
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



4. Original Term

----------------------------------------------------
Original Term                             Percent
----------------------------------------------------
360                                             100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



5. RemTerm

----------------------------------------------------
RemTerm                                   Percent
----------------------------------------------------
300.001 - 360.000                               100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top

6. Am WAM

----------------------------------------------------
Am WAM                                    Percent
----------------------------------------------------
420 - 479                                       100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



7. Age

----------------------------------------------------
Age                                       Percent
----------------------------------------------------
2-Jan                                         83.06
----------------------------------------------------
4-Mar                                         15.24
----------------------------------------------------
8-Jul                                           1.7
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



8. States

----------------------------------------------------
States                                    Percent
----------------------------------------------------
AR                                             1.48
----------------------------------------------------
CA                                             7.85
----------------------------------------------------
CO                                             1.01
----------------------------------------------------
CT                                             2.69
----------------------------------------------------
FL                                             2.03
----------------------------------------------------
GA                                             9.01
----------------------------------------------------
KS                                             0.77
----------------------------------------------------
LA                                             5.85
----------------------------------------------------
MA                                             7.14
----------------------------------------------------
MD                                               12
----------------------------------------------------
MI                                             1.13
----------------------------------------------------
MN                                             5.36
----------------------------------------------------
MO                                             0.77
----------------------------------------------------
MT                                             3.03
----------------------------------------------------
NC                                             1.16
----------------------------------------------------
NJ                                             6.86
----------------------------------------------------
NY                                            21.57
----------------------------------------------------
OH                                             2.28
----------------------------------------------------
PA                                             2.42
----------------------------------------------------
SC                                             0.78
----------------------------------------------------
TN                                             0.81
----------------------------------------------------
TX                                              1.7
----------------------------------------------------
VA                                             0.99
----------------------------------------------------
WA                                             1.29
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



9. Original LTV

----------------------------------------------------
Original LTV                              Percent
----------------------------------------------------
0.001 - 50.000                                 1.98
----------------------------------------------------
50.001 - 60.000                                2.35
----------------------------------------------------
60.001 - 70.000                                0.42
----------------------------------------------------
70.001 - 75.000                                13.4
----------------------------------------------------
75.001 - 80.000                               75.74
----------------------------------------------------
80.001 - 85.000                                2.34
----------------------------------------------------
85.001 - 90.000                                2.22
----------------------------------------------------
95.001 - 100.000                               1.55
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top

10. Combined LTV

----------------------------------------------------
Combined LTV                              Percent
----------------------------------------------------
0.001 - 50.000                                 1.98
----------------------------------------------------
50.001 - 60.000                                2.35
----------------------------------------------------
60.001 - 70.000                                0.42
----------------------------------------------------
70.001 - 75.000                                6.58
----------------------------------------------------
75.001 - 80.000                                15.5
----------------------------------------------------
80.001 - 85.000                                5.22
----------------------------------------------------
85.001 - 90.000                               11.57
----------------------------------------------------
90.001 - 95.000                                 9.9
----------------------------------------------------
95.001 - 100.000                              46.48
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



11. FICO

----------------------------------------------------
FICO                                      Percent
----------------------------------------------------
620 - 649                                     11.67
----------------------------------------------------
650 - 699                                     39.68
----------------------------------------------------
700 - 749                                     30.15
----------------------------------------------------
750 - 799                                     17.38
----------------------------------------------------
800 - 819                                      1.13
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



12. Silent

----------------------------------------------------
Silent                                    Percent
----------------------------------------------------
N                                             32.94
----------------------------------------------------
Y                                             67.06
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



13. PMI

----------------------------------------------------
PMI                                       Percent
----------------------------------------------------
OLTV <= 80                                    93.89
----------------------------------------------------
OLTV > 80, PAID DEEP MI                        6.11
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



14. Occupancy Code

----------------------------------------------------
Occupancy Code                            Percent
----------------------------------------------------
INVESTOR                                      16.76
----------------------------------------------------
OWNER OCCUPIED                                83.24
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



15. Property Type

----------------------------------------------------
Property Type                             Percent
----------------------------------------------------
2 FAMILY                                      12.66
----------------------------------------------------
CONDO                                          3.36
----------------------------------------------------
SINGLE FAMILY/PUD                             83.97
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top

16. Purpose

----------------------------------------------------
Purpose                                   Percent
----------------------------------------------------
CASHOUT REFI                                  32.79
----------------------------------------------------
PURCHASE                                      41.68
----------------------------------------------------
RATE/TERM REFI                                25.53
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



17. Documentation Type

----------------------------------------------------
Documentation Type                        Percent
----------------------------------------------------
FULL/ALT                                      39.13
----------------------------------------------------
NO RATIO                                       4.49
----------------------------------------------------
SISA                                           10.6
----------------------------------------------------
SIVA                                          45.77
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



18. Number of Units

----------------------------------------------------
Number of Units                           Percent
----------------------------------------------------
1                                             87.34
----------------------------------------------------
2                                             12.66
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



19. Interest Only

----------------------------------------------------
Interest Only                             Percent
----------------------------------------------------
N                                               100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



20. Interest Only Term

----------------------------------------------------
Interest Only Term                        Percent
----------------------------------------------------
0                                               100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



21. Prepay Flag

----------------------------------------------------
Prepay Flag                               Percent
----------------------------------------------------
N                                             60.11
----------------------------------------------------
Y                                             39.89
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top

22. Prepay Term

----------------------------------------------------
Prepay Term                               Percent
----------------------------------------------------
0                                             60.11
----------------------------------------------------
12                                             8.67
----------------------------------------------------
36                                            31.22
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



23. DTI

----------------------------------------------------
DTI                                       Percent
----------------------------------------------------
<= 0.000                                       4.49
----------------------------------------------------
20.001 - 30.000                                5.95
----------------------------------------------------
30.001 - 40.000                               37.88
----------------------------------------------------
40.001 - 50.000                               51.68
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



24. Conforming

----------------------------------------------------
Conforming                                Percent
----------------------------------------------------
CONFORMING                                    87.12
----------------------------------------------------
NON CONFORMING                                12.88
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



25. Product Type

----------------------------------------------------
Product Type                              Percent
----------------------------------------------------
FIXED BALLOON 40/30                             100
----------------------------------------------------
Total:                                          100
----------------------------------------------------

                  Top



26. Originator

----------------------------------------------------
Originator                                Percent
----------------------------------------------------
GREENPOINT                                    49.22
----------------------------------------------------
GS CONDUIT                                    50.78
----------------------------------------------------
Total:                                          100
----------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: Investor Properties
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 408
Schedule Balance: $75,021,360.20
AverageSched Bal: $183,875.88
GrossWAC: 7.669
NetWAC: 7.412
OTERM: 346
RTERM: 344
ATERM: 358
AGE: 2
OLTV: 76.09
COLTV: 83.94
FICO: 704.913
DTI: 35.063

                  Top



2. Current Rate

-----------------------------------------------------
Current Rate                               Percent
-----------------------------------------------------
6.001 - 6.500                                   5.06
-----------------------------------------------------
6.501 - 7.000                                  15.82
-----------------------------------------------------
7.001 - 7.500                                  20.36
-----------------------------------------------------
7.501 - 8.000                                  32.32
-----------------------------------------------------
8.001 - 8.500                                  20.41
-----------------------------------------------------
8.501 - 9.000                                   3.63
-----------------------------------------------------
9.001 - 9.500                                   0.33
-----------------------------------------------------
9.501 - 10.000                                  1.03
-----------------------------------------------------
10.001 >=                                       1.05
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



3. Scheduled Balance

-----------------------------------------------------
Scheduled Balance                          Percent
-----------------------------------------------------
0.01 - 50,000.00                                1.36
-----------------------------------------------------
50,000.01 - 100,000.00                           9.7
-----------------------------------------------------
100,000.01 - 150,000.00                        17.14
-----------------------------------------------------
150,000.01 - 200,000.00                        15.62
-----------------------------------------------------
200,000.01 - 250,000.00                         8.74
-----------------------------------------------------
250,000.01 - 275,000.00                         4.23
-----------------------------------------------------
275,000.01 - 350,000.00                        14.22
-----------------------------------------------------
350,000.01 - 400,000.00                         5.97
-----------------------------------------------------
400,000.01 - 450,000.00                         6.36
-----------------------------------------------------
450,000.01 - 500,000.00                         5.13
-----------------------------------------------------
500,000.01 - 550,000.00                         2.09
-----------------------------------------------------
550,000.01 - 600,000.00                         1.53
-----------------------------------------------------
600,000.01 - 750,000.00                         4.34
-----------------------------------------------------
750,000.01 - 850,000.00                         2.25
-----------------------------------------------------
950,000.01 - 1,000,000.00                       1.31
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



4. Original Term

-----------------------------------------------------
Original Term                              Percent
-----------------------------------------------------
180                                             7.02
-----------------------------------------------------
240                                             1.04
-----------------------------------------------------
360                                            91.94
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



5. RemTerm

-----------------------------------------------------
RemTerm                                    Percent
-----------------------------------------------------
120.001 - 180.000                               7.02
-----------------------------------------------------
180.001 - 240.000                               1.04
-----------------------------------------------------
300.001 - 360.000                              91.94
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top

6. Am WAM

-----------------------------------------------------
Am WAM                                     Percent
-----------------------------------------------------
0 - 59                                         42.26
-----------------------------------------------------
120 - 179                                       1.58
-----------------------------------------------------
180 - 239                                       0.27
-----------------------------------------------------
300 - 359                                      41.71
-----------------------------------------------------
360 - 419                                      11.65
-----------------------------------------------------
420 - 479                                       2.53
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



7. Age

-----------------------------------------------------
Age                                        Percent
-----------------------------------------------------
<= 0                                            9.56
-----------------------------------------------------
2-Jan                                          54.88
-----------------------------------------------------
4-Mar                                          34.51
-----------------------------------------------------
6-May                                           0.98
-----------------------------------------------------
8-Jul                                           0.07
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



8. States

-----------------------------------------------------
States                                     Percent
-----------------------------------------------------
AL                                              2.51
-----------------------------------------------------
AZ                                              4.69
-----------------------------------------------------
CA                                             12.58
-----------------------------------------------------
CO                                              1.75
-----------------------------------------------------
CT                                              1.33
-----------------------------------------------------
DC                                                 1
-----------------------------------------------------
DE                                              0.11
-----------------------------------------------------
FL                                              9.48
-----------------------------------------------------
GA                                              4.83
-----------------------------------------------------
IA                                              0.12
-----------------------------------------------------
ID                                              1.35
-----------------------------------------------------
IL                                               4.2
-----------------------------------------------------
IN                                              0.56
-----------------------------------------------------
KS                                              0.12
-----------------------------------------------------
KY                                              0.13
-----------------------------------------------------
LA                                               0.6
-----------------------------------------------------
MA                                              2.58
-----------------------------------------------------
MD                                               2.9
-----------------------------------------------------
ME                                              0.17
-----------------------------------------------------
MI                                              3.12
-----------------------------------------------------
MN                                              1.93
-----------------------------------------------------
MO                                              1.78
-----------------------------------------------------
MS                                               0.2
-----------------------------------------------------
MT                                              0.42
-----------------------------------------------------
NC                                              3.18
-----------------------------------------------------
NH                                              0.21
-----------------------------------------------------
NJ                                              4.23
-----------------------------------------------------
NM                                              1.69
-----------------------------------------------------
NV                                              1.72
-----------------------------------------------------
NY                                              7.65
-----------------------------------------------------
OH                                              1.03
-----------------------------------------------------
OK                                              0.29
-----------------------------------------------------
OR                                              1.06
-----------------------------------------------------
PA                                              1.51
-----------------------------------------------------
RI                                              0.34
-----------------------------------------------------
SC                                               0.8
-----------------------------------------------------
TN                                              1.35
-----------------------------------------------------
TX                                              9.65
-----------------------------------------------------
UT                                              0.68
-----------------------------------------------------
VA                                              3.05
-----------------------------------------------------
VT                                              0.27
-----------------------------------------------------
WA                                              2.47
-----------------------------------------------------
WI                                              0.35
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



9. Original LTV

-----------------------------------------------------
Original LTV                               Percent
-----------------------------------------------------
0.001 - 50.000                                   1.2
-----------------------------------------------------
50.001 - 60.000                                 4.41
-----------------------------------------------------
60.001 - 70.000                                14.17
-----------------------------------------------------
70.001 - 75.000                                 9.54
-----------------------------------------------------
75.001 - 80.000                                66.87
-----------------------------------------------------
80.001 - 85.000                                 0.62
-----------------------------------------------------
85.001 - 90.000                                 2.65
-----------------------------------------------------
90.001 - 95.000                                 0.55
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top

10. Combined LTV

-----------------------------------------------------
Combined LTV                               Percent
-----------------------------------------------------
0.001 - 50.000                                   1.2
-----------------------------------------------------
50.001 - 60.000                                 4.41
-----------------------------------------------------
60.001 - 70.000                                 8.48
-----------------------------------------------------
70.001 - 75.000                                 6.92
-----------------------------------------------------
75.001 - 80.000                                22.37
-----------------------------------------------------
80.001 - 85.000                                 1.83
-----------------------------------------------------
85.001 - 90.000                                29.29
-----------------------------------------------------
90.001 - 95.000                                15.49
-----------------------------------------------------
95.001 - 100.000                               10.02
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



11. FICO

-----------------------------------------------------
FICO                                       Percent
-----------------------------------------------------
580 - 619                                       0.23
-----------------------------------------------------
620 - 649                                       3.77
-----------------------------------------------------
650 - 699                                      54.56
-----------------------------------------------------
700 - 749                                      21.06
-----------------------------------------------------
750 - 799                                      17.66
-----------------------------------------------------
800 - 819                                       2.72
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



12. Silent

-----------------------------------------------------
Silent                                     Percent
-----------------------------------------------------
N                                              44.54
-----------------------------------------------------
Y                                              55.46
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



13. PMI

-----------------------------------------------------
PMI                                        Percent
-----------------------------------------------------
OLTV <= 80                                     96.18
-----------------------------------------------------
OLTV > 80 & MI                                  2.77
-----------------------------------------------------
OLTV > 80 & MI (LPMI)                           0.78
-----------------------------------------------------
OLTV > 80, PAID DEEP MI                         0.27
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



14. Occupancy Code

-----------------------------------------------------
Occupancy Code                             Percent
-----------------------------------------------------
INVESTOR                                         100
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top

15. Property Type

-----------------------------------------------------
Property Type                              Percent
-----------------------------------------------------
2 FAMILY                                       13.97
-----------------------------------------------------
3-4 FAMILY                                     13.58
-----------------------------------------------------
CONDO                                           6.53
-----------------------------------------------------
SINGLE FAMILY/PUD                              65.92
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



16. Purpose

-----------------------------------------------------
Purpose                                    Percent
-----------------------------------------------------
CASHOUT REFI                                   40.35
-----------------------------------------------------
PURCHASE                                       48.82
-----------------------------------------------------
RATE/TERM REFI                                 10.83
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



17. Documentation Type

-----------------------------------------------------
Documentation Type                         Percent
-----------------------------------------------------
FULL/ALT                                       10.95
-----------------------------------------------------
NO DOC                                          4.98
-----------------------------------------------------
NO RATIO                                        16.4
-----------------------------------------------------
SISA                                            5.86
-----------------------------------------------------
SIVA                                           61.81
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



18. Number of Units

-----------------------------------------------------
Number of Units                            Percent
-----------------------------------------------------
1                                              72.45
-----------------------------------------------------
2                                              13.97
-----------------------------------------------------
3                                               4.96
-----------------------------------------------------
4                                               8.63
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



19. Interest Only

-----------------------------------------------------
Interest Only                              Percent
-----------------------------------------------------
N                                              57.74
-----------------------------------------------------
Y                                              42.26
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



20. Interest Only Term

-----------------------------------------------------
Interest Only Term                         Percent
-----------------------------------------------------
0                                              57.74
-----------------------------------------------------
120                                            42.26
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top

21. Prepay Flag

-----------------------------------------------------
Prepay Flag                                Percent
-----------------------------------------------------
N                                              89.94
-----------------------------------------------------
Y                                              10.06
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



22. Prepay Term

-----------------------------------------------------
Prepay Term                                Percent
-----------------------------------------------------
0                                              89.94
-----------------------------------------------------
6                                               0.55
-----------------------------------------------------
12                                              3.88
-----------------------------------------------------
24                                              1.86
-----------------------------------------------------
36                                              3.65
-----------------------------------------------------
60                                              0.12
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



23. DTI

-----------------------------------------------------
DTI                                        Percent
-----------------------------------------------------
<= 0.000                                       22.08
-----------------------------------------------------
0.001 - 10.000                                  0.18
-----------------------------------------------------
10.001 - 20.000                                 4.23
-----------------------------------------------------
20.001 - 30.000                                16.48
-----------------------------------------------------
30.001 - 40.000                                31.32
-----------------------------------------------------
40.001 - 50.000                                 25.6
-----------------------------------------------------
50.001 - 60.000                                 0.11
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



24. Conforming

-----------------------------------------------------
Conforming                                 Percent
-----------------------------------------------------
CONFORMING                                      85.2
-----------------------------------------------------
NON CONFORMING                                  14.8
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



25. Product Type

-----------------------------------------------------
Product Type                               Percent
-----------------------------------------------------
15 YR FIXED                                     1.58
-----------------------------------------------------
20 YR FIXED                                     0.27
-----------------------------------------------------
20 YR FIXED IO                                  0.77
-----------------------------------------------------
30 YR FIXED                                    47.92
-----------------------------------------------------
30 YR FIXED IO                                 41.49
-----------------------------------------------------
FIXED BALLOON 30/15                             5.44
-----------------------------------------------------
FIXED BALLOON 40/30                             2.53
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

                  Top



26. Originator

-----------------------------------------------------
Originator                                 Percent
-----------------------------------------------------
GREENPOINT                                      34.9
-----------------------------------------------------
GS CONDUIT                                     26.26
-----------------------------------------------------
HSBC                                           12.48
-----------------------------------------------------
SUNTRUST                                       26.36
-----------------------------------------------------
Total:                                           100
-----------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: 2-4 Families
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 182
Schedule Balance: $55,543,517.52
AverageSched Bal: $305,184.16
GrossWAC: 7.440
NetWAC: 7.189
OTERM: 352
RTERM: 350
ATERM: 362
AGE: 2
OLTV: 76.20
COLTV: 85.96
FICO: 698.172
DTI: 38.887

                   Top



2. Current Rate

-------------------------------------------------------
Current Rate                                Percent
-------------------------------------------------------
6.001 - 6.500                                    10.61
-------------------------------------------------------
6.501 - 7.000                                       26
-------------------------------------------------------
7.001 - 7.500                                    20.41
-------------------------------------------------------
7.501 - 8.000                                    19.29
-------------------------------------------------------
8.001 - 8.500                                    19.16
-------------------------------------------------------
8.501 - 9.000                                     3.03
-------------------------------------------------------
9.001 - 9.500                                     1.04
-------------------------------------------------------
9.501 - 10.000                                    0.47
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



3. Scheduled Balance

-------------------------------------------------------
Scheduled Balance                           Percent
-------------------------------------------------------
0.01 - 50,000.00                                  0.35
-------------------------------------------------------
50,000.01 - 100,000.00                            2.66
-------------------------------------------------------
100,000.01 - 150,000.00                           7.51
-------------------------------------------------------
150,000.01 - 200,000.00                           4.87
-------------------------------------------------------
200,000.01 - 250,000.00                           6.02
-------------------------------------------------------
250,000.01 - 275,000.00                           2.35
-------------------------------------------------------
275,000.01 - 350,000.00                          13.54
-------------------------------------------------------
350,000.01 - 400,000.00                           8.94
-------------------------------------------------------
400,000.01 - 450,000.00                           9.32
-------------------------------------------------------
450,000.01 - 500,000.00                           7.73
-------------------------------------------------------
500,000.01 - 550,000.00                           9.36
-------------------------------------------------------
550,000.01 - 600,000.00                          11.52
-------------------------------------------------------
600,000.01 - 750,000.00                          13.28
-------------------------------------------------------
1,250,000.01 - 1,500,000.00                       2.55
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



4. Original Term

-------------------------------------------------------
Original Term                               Percent
-------------------------------------------------------
180                                               3.72
-------------------------------------------------------
240                                               1.41
-------------------------------------------------------
360                                              94.87
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



5. RemTerm

-------------------------------------------------------
RemTerm                                     Percent
-------------------------------------------------------
120.001 - 180.000                                 3.72
-------------------------------------------------------
180.001 - 240.000                                 1.41
-------------------------------------------------------
300.001 - 360.000                                94.87
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top

6. Am WAM

-------------------------------------------------------
Am WAM                                      Percent
-------------------------------------------------------
0 - 59                                           35.26
-------------------------------------------------------
120 - 179                                          0.2
-------------------------------------------------------
180 - 239                                         0.36
-------------------------------------------------------
300 - 359                                        43.35
-------------------------------------------------------
360 - 419                                        18.24
-------------------------------------------------------
420 - 479                                         2.58
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



7. Age

-------------------------------------------------------
Age                                         Percent
-------------------------------------------------------
<= 0                                             18.63
-------------------------------------------------------
2-Jan                                            59.76
-------------------------------------------------------
4-Mar                                            21.07
-------------------------------------------------------
6-May                                             0.44
-------------------------------------------------------
8-Jul                                             0.09
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



8. States

-------------------------------------------------------
States                                      Percent
-------------------------------------------------------
AR                                                0.36
-------------------------------------------------------
CA                                               15.28
-------------------------------------------------------
CO                                                1.56
-------------------------------------------------------
CT                                                2.39
-------------------------------------------------------
DE                                                0.26
-------------------------------------------------------
FL                                                2.31
-------------------------------------------------------
GA                                                1.71
-------------------------------------------------------
IA                                                0.16
-------------------------------------------------------
ID                                                1.82
------------------------------------------------------
IL                                                5.06
-------------------------------------------------------
IN                                                0.21
-------------------------------------------------------
MA                                                3.58
-------------------------------------------------------
ME                                                0.36
-------------------------------------------------------
MI                                                0.17
-------------------------------------------------------
MN                                                0.21
-------------------------------------------------------
MO                                                2.38
-------------------------------------------------------
NC                                                0.15
-------------------------------------------------------
NH                                                0.44
-------------------------------------------------------
NJ                                               12.86
-------------------------------------------------------
NM                                                0.27
-------------------------------------------------------
NV                                                 0.6
-------------------------------------------------------
NY                                               39.28
-------------------------------------------------------
OH                                                0.67
-------------------------------------------------------
OK                                                0.19
-------------------------------------------------------
OR                                                0.98
-------------------------------------------------------
PA                                                1.52
-------------------------------------------------------
RI                                                0.46
-------------------------------------------------------
TX                                                3.31
-------------------------------------------------------
VA                                                0.21
-------------------------------------------------------
VT                                                0.36
-------------------------------------------------------
WI                                                0.87
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



9. Original LTV

-------------------------------------------------------
Original LTV                                Percent
-------------------------------------------------------
0.001 - 50.000                                    1.91
-------------------------------------------------------
50.001 - 60.000                                   0.63
-------------------------------------------------------
60.001 - 70.000                                  14.77
-------------------------------------------------------
70.001 - 75.000                                  10.09
-------------------------------------------------------
75.001 - 80.000                                   70.8
-------------------------------------------------------
80.001 - 85.000                                   0.44
-------------------------------------------------------
85.001 - 90.000                                    0.8
-------------------------------------------------------
90.001 - 95.000                                   0.57
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top

10. Combined LTV

-------------------------------------------------------
Combined LTV                                Percent
-------------------------------------------------------
0.001 - 50.000                                    1.91
-------------------------------------------------------
50.001 - 60.000                                   0.63
-------------------------------------------------------
60.001 - 70.000                                   9.48
-------------------------------------------------------
70.001 - 75.000                                   5.77
-------------------------------------------------------
75.001 - 80.000                                  22.13
-------------------------------------------------------
80.001 - 85.000                                   1.41
-------------------------------------------------------
85.001 - 90.000                                  23.61
-------------------------------------------------------
90.001 - 95.000                                   8.97
-------------------------------------------------------
95.001 - 100.000                                 26.08
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



11. FICO

-------------------------------------------------------
FICO                                        Percent
-------------------------------------------------------
620 - 649                                        11.81
-------------------------------------------------------
650 - 699                                        50.16
-------------------------------------------------------
700 - 749                                        21.35
-------------------------------------------------------
750 - 799                                        13.49
-------------------------------------------------------
800 - 819                                         3.18
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



12. Silent

-------------------------------------------------------
Silent                                      Percent
-------------------------------------------------------
N                                                38.96
-------------------------------------------------------
Y                                                61.04
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



13. PMI

-------------------------------------------------------
PMI                                         Percent
-------------------------------------------------------
OLTV <= 80                                        98.2
-------------------------------------------------------
OLTV > 80 & MI                                    1.71
-------------------------------------------------------
OLTV > 80 & MI (LPMI)                             0.09
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



14. Occupancy Code

-------------------------------------------------------
Occupancy Code                              Percent
-------------------------------------------------------
INVESTOR                                         37.21
-------------------------------------------------------
OWNER OCCUPIED                                   62.79
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top

15. Property Type

-------------------------------------------------------
Property Type                               Percent
-------------------------------------------------------
2 FAMILY                                         69.75
-------------------------------------------------------
3-4 FAMILY                                       30.25
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



16. Purpose

-------------------------------------------------------
Purpose                                     Percent
-------------------------------------------------------
CASHOUT REFI                                     37.06
-------------------------------------------------------
PURCHASE                                          51.3
-------------------------------------------------------
RATE/TERM REFI                                   11.64
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



17. Documentation Type

-------------------------------------------------------
Documentation Type                          Percent
-------------------------------------------------------
FULL/ALT                                           8.6
-------------------------------------------------------
NO DOC                                             2.4
-------------------------------------------------------
NO RATIO                                         11.09
-------------------------------------------------------
SISA                                             15.47
-------------------------------------------------------
SIVA                                             62.44
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



18. Number of Units

-------------------------------------------------------
Number of Units                             Percent
-------------------------------------------------------
2                                                69.75
-------------------------------------------------------
3                                                15.06
-------------------------------------------------------
4                                                15.19
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top

19. Interest Only

-------------------------------------------------------
Interest Only                               Percent
-------------------------------------------------------
N                                                64.74
-------------------------------------------------------
Y                                                35.26
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



20. Interest Only Term

-------------------------------------------------------
Interest Only Term                          Percent
-------------------------------------------------------
0                                                64.74
-------------------------------------------------------
60                                                0.92
-------------------------------------------------------
120                                              33.34
-------------------------------------------------------
180                                               1.01
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



21. Prepay Flag

-------------------------------------------------------
Prepay Flag                                 Percent
-------------------------------------------------------
N                                                91.18
-------------------------------------------------------
Y                                                 8.82
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



22. Prepay Term

-------------------------------------------------------
Prepay Term                                 Percent
-------------------------------------------------------
0                                                91.18
-------------------------------------------------------
12                                                3.43
-------------------------------------------------------
24                                                0.96
-------------------------------------------------------
36                                                4.43
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



23. DTI

-------------------------------------------------------
DTI                                         Percent
-------------------------------------------------------
<= 0.000                                         13.82
-------------------------------------------------------
10.001 - 20.000                                   1.45
-------------------------------------------------------
20.001 - 30.000                                    8.4
-------------------------------------------------------
30.001 - 40.000                                  32.28
-------------------------------------------------------
40.001 - 50.000                                  41.94
-------------------------------------------------------
50.001 - 60.000                                   2.11
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top

24. Conforming

-------------------------------------------------------
Conforming                                  Percent
-------------------------------------------------------
CONFORMING                                        72.8
-------------------------------------------------------
NON CONFORMING                                    27.2
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



25. Product Type

-------------------------------------------------------
Product Type                                Percent
-------------------------------------------------------
15 YR FIXED                                        0.2
-------------------------------------------------------
20 YR FIXED                                       0.36
-------------------------------------------------------
20 YR FIXED IO                                    1.04
-------------------------------------------------------
30 YR FIXED                                      58.07
-------------------------------------------------------
30 YR FIXED IO                                   34.22
-------------------------------------------------------
FIXED BALLOON 30/15                               3.52
-------------------------------------------------------
FIXED BALLOON 40/30                               2.58
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

                   Top



26. Originator

-------------------------------------------------------
Originator                                  Percent
-------------------------------------------------------
AMC                                                0.5
-------------------------------------------------------
GREENPOINT                                       43.21
-------------------------------------------------------
GS CONDUIT                                       13.48
-------------------------------------------------------
HSBC                                             21.76
-------------------------------------------------------
SUNTRUST                                         21.04
-------------------------------------------------------
Total:                                             100
-------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: Loans with Silent Seconds
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 1568
Schedule Balance: $398,537,413.17
AverageSched Bal: $254,169.27
GrossWAC: 7.239
NetWAC: 6.989
OTERM: 356
RTERM: 354
ATERM: 362
AGE: 2
OLTV: 78.73
COLTV: 96.41
FICO: 683.608
DTI: 39.763

                     Top



2. Current Rate

-----------------------------------------------------------
Current Rate                                     Percent
-----------------------------------------------------------
5.501 - 6.000                                         0.76
-----------------------------------------------------------
6.001 - 6.500                                         9.61
-----------------------------------------------------------
6.501 - 7.000                                        33.45
-----------------------------------------------------------
7.001 - 7.500                                        30.25
-----------------------------------------------------------
7.501 - 8.000                                        16.63
-----------------------------------------------------------
8.001 - 8.500                                         7.28
-----------------------------------------------------------
8.501 - 9.000                                         1.42
-----------------------------------------------------------
9.001 - 9.500                                         0.21
-----------------------------------------------------------
9.501 - 10.000                                         0.2
-----------------------------------------------------------
10.001 >=                                              0.2
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



3. Scheduled Balance

-----------------------------------------------------------
Scheduled Balance                                Percent
-----------------------------------------------------------
0.01 - 50,000.00                                      0.16
-----------------------------------------------------------
50,000.01 - 100,000.00                                2.68
-----------------------------------------------------------
100,000.01 - 150,000.00                                9.2
-----------------------------------------------------------
150,000.01 - 200,000.00                              12.82
-----------------------------------------------------------
200,000.01 - 250,000.00                              12.14
-----------------------------------------------------------
250,000.01 - 275,000.00                               5.61
-----------------------------------------------------------
275,000.01 - 350,000.00                              15.64
-----------------------------------------------------------
350,000.01 - 400,000.00                               9.01
-----------------------------------------------------------
400,000.01 - 450,000.00                               7.46
-----------------------------------------------------------
450,000.01 - 500,000.00                               4.91
-----------------------------------------------------------
500,000.01 - 550,000.00                               4.97
-----------------------------------------------------------
550,000.01 - 600,000.00                               4.92
-----------------------------------------------------------
600,000.01 - 750,000.00                               5.83
-----------------------------------------------------------
750,000.01 - 850,000.00                               1.21
-----------------------------------------------------------
850,000.01 - 950,000.00                               1.81
-----------------------------------------------------------
950,000.01 - 1,000,000.00                             0.98
-----------------------------------------------------------
1,000,000.01 - 1,250,000.00                            0.3
-----------------------------------------------------------
1,250,000.01 - 1,500,000.00                           0.35
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



4. Original Term

-----------------------------------------------------------
Original Term                                    Percent
-----------------------------------------------------------
180                                                   1.82
-----------------------------------------------------------
240                                                   0.36
-----------------------------------------------------------
360                                                  97.81
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



5. RemTerm

-----------------------------------------------------------
RemTerm                                          Percent
-----------------------------------------------------------
120.001 - 180.000                                     1.82
-----------------------------------------------------------
180.001 - 240.000                                     0.36
-----------------------------------------------------------
300.001 - 360.000                                    97.81
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

6. Am WAM

-----------------------------------------------------------
Am WAM                                           Percent
-----------------------------------------------------------
0 - 59                                               61.73
-----------------------------------------------------------
120 - 179                                             0.22
-----------------------------------------------------------
180 - 239                                             0.18
-----------------------------------------------------------
240 - 299                                             0.04
-----------------------------------------------------------
300 - 359                                            27.96
-----------------------------------------------------------
360 - 419                                             7.97
-----------------------------------------------------------
420 - 479                                             1.91
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



7. Age

-----------------------------------------------------------
Age                                              Percent
-----------------------------------------------------------
<= 0                                                  11.7
-----------------------------------------------------------
2-Jan                                                 53.4
-----------------------------------------------------------
4-Mar                                                33.85
-----------------------------------------------------------
6-May                                                 0.92
-----------------------------------------------------------
8-Jul                                                 0.09
-----------------------------------------------------------
10-Sep                                                0.04
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



8. States

-----------------------------------------------------------
States                                           Percent
-----------------------------------------------------------
AK                                                    0.04
-----------------------------------------------------------
AL                                                    0.88
-----------------------------------------------------------
AR                                                    0.14
-----------------------------------------------------------
AZ                                                    4.15
-----------------------------------------------------------
CA                                                    20.9
-----------------------------------------------------------
CO                                                    3.47
-----------------------------------------------------------
CT                                                    1.38
-----------------------------------------------------------
DC                                                    0.41
-----------------------------------------------------------
DE                                                    0.09
-----------------------------------------------------------
FL                                                   10.43
-----------------------------------------------------------
GA                                                    4.62
-----------------------------------------------------------
HI                                                    0.17
-----------------------------------------------------------
IA                                                    0.04
-----------------------------------------------------------
ID                                                     0.6
-----------------------------------------------------------
IL                                                    2.41
-----------------------------------------------------------
IN                                                    0.32
-----------------------------------------------------------
KS                                                     0.5
-----------------------------------------------------------
KY                                                    0.16
-----------------------------------------------------------
LA                                                    0.17
-----------------------------------------------------------
MA                                                    1.38
-----------------------------------------------------------
MD                                                    4.73
-----------------------------------------------------------
ME                                                    0.47
-----------------------------------------------------------
MI                                                     2.1
-----------------------------------------------------------
MN                                                    1.29
-----------------------------------------------------------
MO                                                    1.44
-----------------------------------------------------------
MS                                                    0.07
-----------------------------------------------------------
MT                                                    0.62
-----------------------------------------------------------
NC                                                    1.66
-----------------------------------------------------------
ND                                                    0.03
-----------------------------------------------------------
NE                                                    0.24
-----------------------------------------------------------
NH                                                    0.41
-----------------------------------------------------------
NJ                                                    3.73
-----------------------------------------------------------
NM                                                    1.39
-----------------------------------------------------------
NV                                                    3.29
-----------------------------------------------------------
NY                                                    8.89
-----------------------------------------------------------
OH                                                    1.02
-----------------------------------------------------------
OK                                                    0.34
-----------------------------------------------------------
OR                                                    0.81
-----------------------------------------------------------
PA                                                    1.32
-----------------------------------------------------------
RI                                                    0.11
-----------------------------------------------------------
SC                                                    0.72
-----------------------------------------------------------
SD                                                    0.17
-----------------------------------------------------------
TN                                                    0.77
-----------------------------------------------------------
TX                                                     3.9
-----------------------------------------------------------
UT                                                    1.27
-----------------------------------------------------------
VA                                                    4.54
-----------------------------------------------------------
WA                                                    1.87
-----------------------------------------------------------
WI                                                    0.52
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



9. Original LTV

-----------------------------------------------------------
Original LTV                                     Percent
-----------------------------------------------------------
0.001 - 50.000                                        0.28
-----------------------------------------------------------
50.001 - 60.000                                        0.3
-----------------------------------------------------------
60.001 - 70.000                                       5.39
-----------------------------------------------------------
70.001 - 75.000                                       4.38
-----------------------------------------------------------
75.001 - 80.000                                      89.65
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



10. Combined LTV

-----------------------------------------------------------
Combined LTV                                     Percent
-----------------------------------------------------------
60.001 - 70.000                                       0.38
-----------------------------------------------------------
70.001 - 75.000                                       0.19
-----------------------------------------------------------
75.001 - 80.000                                       2.24
-----------------------------------------------------------
80.001 - 85.000                                       2.28
-----------------------------------------------------------
85.001 - 90.000                                      16.59
-----------------------------------------------------------
90.001 - 95.000                                      13.24
-----------------------------------------------------------
95.001 - 100.000                                     65.08
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

11. FICO

-----------------------------------------------------------
FICO                                             Percent
-----------------------------------------------------------
580 - 619                                             0.07
-----------------------------------------------------------
620 - 649                                            26.94
-----------------------------------------------------------
650 - 699                                            42.83
-----------------------------------------------------------
700 - 749                                            19.26
-----------------------------------------------------------
750 - 799                                            10.07
-----------------------------------------------------------
800 - 819                                             0.83
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



12. Silent

-----------------------------------------------------------
Silent                                           Percent
-----------------------------------------------------------
Y                                                      100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



13. PMI

-----------------------------------------------------------
PMI                                              Percent
-----------------------------------------------------------
OLTV <= 80                                             100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



14. Occupancy Code

-----------------------------------------------------------
Occupancy Code                                   Percent
-----------------------------------------------------------
INVESTOR                                             10.44
-----------------------------------------------------------
OWNER OCCUPIED                                       87.65
-----------------------------------------------------------
SECOND HOME                                           1.91
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



15. Property Type

-----------------------------------------------------------
Property Type                                    Percent
-----------------------------------------------------------
2 FAMILY                                              6.11
-----------------------------------------------------------
3-4 FAMILY                                             2.4
-----------------------------------------------------------
CONDO                                                 7.19
-----------------------------------------------------------
SINGLE FAMILY/PUD                                     84.3
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



16. Purpose

-----------------------------------------------------------
Purpose                                          Percent
-----------------------------------------------------------
CASHOUT REFI                                         17.78
-----------------------------------------------------------
PURCHASE                                             70.25
-----------------------------------------------------------
RATE/TERM REFI                                       11.97
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

17. Documentation Type

-----------------------------------------------------------
Documentation Type                               Percent
-----------------------------------------------------------
FULL/ALT                                              13.2
-----------------------------------------------------------
NO DOC                                                1.62
-----------------------------------------------------------
NO RATIO                                             18.76
-----------------------------------------------------------
SISA                                                 12.84
-----------------------------------------------------------
SIVA                                                 53.58
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



18. Number of Units

-----------------------------------------------------------
Number of Units                                  Percent
-----------------------------------------------------------
1                                                    91.49
-----------------------------------------------------------
2                                                     6.11
-----------------------------------------------------------
3                                                     1.07
-----------------------------------------------------------
4                                                     1.32
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



19. Interest Only

-----------------------------------------------------------
Interest Only                                    Percent
-----------------------------------------------------------
N                                                    38.27
-----------------------------------------------------------
Y                                                    61.73
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



20. Interest Only Term

-----------------------------------------------------------
Interest Only Term                               Percent
-----------------------------------------------------------
0                                                    38.27
-----------------------------------------------------------
60                                                    0.45
-----------------------------------------------------------
120                                                  59.49
-----------------------------------------------------------
180                                                   1.79
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



21. Prepay Flag

-----------------------------------------------------------
Prepay Flag                                      Percent
-----------------------------------------------------------
N                                                    90.74
-----------------------------------------------------------
Y                                                     9.26
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



22. Prepay Term

-----------------------------------------------------------
Prepay Term                                      Percent
-----------------------------------------------------------
0                                                    90.74
-----------------------------------------------------------
6                                                     0.09
-----------------------------------------------------------
12                                                    2.15
-----------------------------------------------------------
18                                                    0.07
-----------------------------------------------------------
24                                                    0.88
-----------------------------------------------------------
36                                                    6.02
-----------------------------------------------------------
60                                                    0.06
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

23. DTI

-----------------------------------------------------------
DTI                                              Percent
-----------------------------------------------------------
<= 0.000                                             20.68
-----------------------------------------------------------
10.001 - 20.000                                       0.73
-----------------------------------------------------------
20.001 - 30.000                                       6.09
-----------------------------------------------------------
30.001 - 40.000                                      28.84
-----------------------------------------------------------
40.001 - 50.000                                      42.62
-----------------------------------------------------------
50.001 - 60.000                                       1.04
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



24. Conforming

-----------------------------------------------------------
Conforming                                       Percent
-----------------------------------------------------------
CONFORMING                                           72.52
-----------------------------------------------------------
NON CONFORMING                                       27.48
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



25. Product Type

-----------------------------------------------------------
Product Type                                     Percent
-----------------------------------------------------------
15 YR FIXED                                           0.22
-----------------------------------------------------------
20 YR FIXED                                           0.22
-----------------------------------------------------------
20 YR FIXED IO                                        0.15
-----------------------------------------------------------
30 YR FIXED                                          34.32
-----------------------------------------------------------
30 YR FIXED IO                                       61.59
-----------------------------------------------------------
FIXED BALLOON 30/15                                    1.6
-----------------------------------------------------------
FIXED BALLOON 40/30                                   1.91
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



26. Originator

-----------------------------------------------------------
Originator                                       Percent
-----------------------------------------------------------
AMC                                                   0.16
-----------------------------------------------------------
GREENPOINT                                           13.64
-----------------------------------------------------------
GS CONDUIT                                           26.94
-----------------------------------------------------------
HSBC                                                 14.85
-----------------------------------------------------------
SUNTRUST                                             44.42
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: AGE >=5
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 28
Schedule Balance: $6,494,004.67
AverageSched Bal: $231,928.74
GrossWAC: 7.877
NetWAC: 7.536
OTERM: 360
RTERM: 354
ATERM: 361
AGE: 6
OLTV: 80.15
COLTV: 92.18
FICO: 690.883
DTI: 35.651

                     Top



2. Current Rate

-----------------------------------------------------------------------
Current Rate                                    Percent       WALA
-----------------------------------------------------------------------
6.001 - 6.500                                         6.22           5
-----------------------------------------------------------------------
6.501 - 7.000                                         3.99       5.815
-----------------------------------------------------------------------
7.001 - 7.500                                        24.85       5.595
-----------------------------------------------------------------------
7.501 - 8.000                                        26.79       5.405
-----------------------------------------------------------------------
8.001 - 8.500                                        25.25        5.74
-----------------------------------------------------------------------
8.501 - 9.000                                         8.98       5.669
-----------------------------------------------------------------------
9.501 - 10.000                                        1.14           5
-----------------------------------------------------------------------
10.001 >=                                             2.78           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



3. Scheduled Balance

-----------------------------------------------------------------------
Scheduled Balance                               Percent       WALA
-----------------------------------------------------------------------
0.01 - 50,000.00                                      0.76           7
-----------------------------------------------------------------------
50,000.01 - 100,000.00                                3.83       5.608
-----------------------------------------------------------------------
100,000.01 - 150,000.00                              14.96       5.536
-----------------------------------------------------------------------
150,000.01 - 200,000.00                              15.83       6.515
-----------------------------------------------------------------------
200,000.01 - 250,000.00                               3.77           6
-----------------------------------------------------------------------
250,000.01 - 275,000.00                               4.08           6
-----------------------------------------------------------------------
275,000.01 - 350,000.00                               9.34        5.48
-----------------------------------------------------------------------
350,000.01 - 400,000.00                              11.09       5.487
-----------------------------------------------------------------------
400,000.01 - 450,000.00                              13.06           5
-----------------------------------------------------------------------
500,000.01 - 550,000.00                               7.93           5
-----------------------------------------------------------------------
950,000.01 - 1,000,000.00                            15.35           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



4. Original Term

-----------------------------------------------------------------------
Original Term                                   Percent       WALA
-----------------------------------------------------------------------
360                                                    100       5.536
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



5. RemTerm

-----------------------------------------------------------------------
RemTerm                                         Percent       WALA
-----------------------------------------------------------------------
300.001 - 360.000                                      100       5.536
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top

6. Am WAM

-----------------------------------------------------------------------
Am WAM                                          Percent       WALA
-----------------------------------------------------------------------
0 - 59                                               46.02       5.492
-----------------------------------------------------------------------
300 - 359                                            45.73       5.411
-----------------------------------------------------------------------
360 - 419                                             5.29       5.615
-----------------------------------------------------------------------
420 - 479                                             2.96           8
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



7. Age

-----------------------------------------------------------------------
Age                                             Percent       WALA
-----------------------------------------------------------------------
6-May                                                86.75       5.224
-----------------------------------------------------------------------
8-Jul                                                 10.9       7.272
-----------------------------------------------------------------------
10-Sep                                                2.35           9
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



8. States

-----------------------------------------------------------------------
States                                          Percent       WALA
-----------------------------------------------------------------------
AZ                                                    3.77           6
-----------------------------------------------------------------------
CA                                                    7.93           5
-----------------------------------------------------------------------
CT                                                    1.16           7
-----------------------------------------------------------------------
FL                                                   18.02       5.549
-----------------------------------------------------------------------
GA                                                    5.75       5.829
-----------------------------------------------------------------------
KS                                                    4.85           5
-----------------------------------------------------------------------
MA                                                    4.08           6
-----------------------------------------------------------------------
MD                                                    2.35           9
-----------------------------------------------------------------------
MI                                                    2.28       5.665
-----------------------------------------------------------------------
MO                                                    3.17           5
-----------------------------------------------------------------------
NC                                                    2.85           7
-----------------------------------------------------------------------
NV                                                    2.37           5
-----------------------------------------------------------------------
NY                                                    7.31       5.445
-----------------------------------------------------------------------
PA                                                    8.59           5
-----------------------------------------------------------------------
SC                                                    4.42           5
-----------------------------------------------------------------------
TX                                                    2.96           8
-----------------------------------------------------------------------
UT                                                   15.35           5
-----------------------------------------------------------------------
WA                                                    2.78           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



9. Original LTV

-----------------------------------------------------------------------
Original LTV                                    Percent       WALA
-----------------------------------------------------------------------
60.001 - 70.000                                      12.01        5.34
-----------------------------------------------------------------------
70.001 - 75.000                                       1.91           5
-----------------------------------------------------------------------
75.001 - 80.000                                      63.25       5.554
-----------------------------------------------------------------------
80.001 - 85.000                                       1.52           5
-----------------------------------------------------------------------
85.001 - 90.000                                      18.41       5.787
-----------------------------------------------------------------------
90.001 - 95.000                                        2.9           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



10. Combined LTV

-----------------------------------------------------------------------
Combined LTV                                    Percent       WALA
-----------------------------------------------------------------------
60.001 - 70.000                                       7.93           5
-----------------------------------------------------------------------
70.001 - 75.000                                       1.91           5
-----------------------------------------------------------------------
75.001 - 80.000                                       2.79           7
-----------------------------------------------------------------------
80.001 - 85.000                                       1.52           5
-----------------------------------------------------------------------
85.001 - 90.000                                      29.33       5.633
-----------------------------------------------------------------------
90.001 - 95.000                                      13.44           5
-----------------------------------------------------------------------
95.001 - 100.000                                     43.08       5.683
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top

11. FICO

-----------------------------------------------------------------------
FICO                                            Percent       WALA
-----------------------------------------------------------------------
620 - 649                                            28.06       5.415
-----------------------------------------------------------------------
650 - 699                                            32.46       5.696
-----------------------------------------------------------------------
700 - 749                                            34.38       5.563
-----------------------------------------------------------------------
750 - 799                                             5.11           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



12. Silent

-----------------------------------------------------------------------
Silent                                          Percent       WALA
-----------------------------------------------------------------------
N                                                    35.46       5.566
-----------------------------------------------------------------------
Y                                                    64.54       5.519
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



13. PMI

-----------------------------------------------------------------------
PMI                                             Percent       WALA
-----------------------------------------------------------------------
OLTV <= 80                                           77.17       5.507
-----------------------------------------------------------------------
OLTV > 80 & MI                                       14.92       5.569
-----------------------------------------------------------------------
OLTV > 80 & MI (LPMI)                                 7.91       5.759
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



14. Occupancy Code

-----------------------------------------------------------------------
Occupancy Code                                  Percent       WALA
-----------------------------------------------------------------------
INVESTOR                                             12.04       5.579
-----------------------------------------------------------------------
OWNER OCCUPIED                                       85.75       5.544
-----------------------------------------------------------------------
SECOND HOME                                           2.21           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



15. Property Type

-----------------------------------------------------------------------
Property Type                                   Percent       WALA
-----------------------------------------------------------------------
2 FAMILY                                              2.51       5.603
-----------------------------------------------------------------------
3-4 FAMILY                                            2.03           5
-----------------------------------------------------------------------
CONDO                                                 9.24       6.046
-----------------------------------------------------------------------
SINGLE FAMILY/PUD                                    86.22       5.492
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top

16. Purpose

-----------------------------------------------------------------------
Purpose                                         Percent       WALA
-----------------------------------------------------------------------
CASHOUT REFI                                         22.74       5.758
-----------------------------------------------------------------------
PURCHASE                                             69.75       5.521
-----------------------------------------------------------------------
RATE/TERM REFI                                        7.52           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



17. Documentation Type

-----------------------------------------------------------------------
Documentation Type                              Percent       WALA
-----------------------------------------------------------------------
FULL/ALT                                              9.46       5.398
-----------------------------------------------------------------------
NO DOC                                                7.93           5
-----------------------------------------------------------------------
NO RATIO                                              8.43           5
-----------------------------------------------------------------------
SISA                                                 15.35           5
-----------------------------------------------------------------------
SIVA                                                 58.82       5.847
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



18. Number of Units

-----------------------------------------------------------------------
Number of Units                                 Percent       WALA
-----------------------------------------------------------------------
1                                                    95.46       5.545
-----------------------------------------------------------------------
2                                                     2.51       5.603
-----------------------------------------------------------------------
4                                                     2.03           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



19. Interest Only

-----------------------------------------------------------------------
Interest Only                                   Percent       WALA
-----------------------------------------------------------------------
N                                                    53.98       5.573
-----------------------------------------------------------------------
Y                                                    46.02       5.492
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



20. Interest Only Term

-----------------------------------------------------------------------
Interest Only Term                              Percent       WALA
-----------------------------------------------------------------------
0                                                    53.98       5.573
-----------------------------------------------------------------------
120                                                  46.02       5.492
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



21. Prepay Flag

-----------------------------------------------------------------------
Prepay Flag                                     Percent       WALA
-----------------------------------------------------------------------
N                                                    92.65       5.482
-----------------------------------------------------------------------
Y                                                     7.35       6.208
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top

22. Prepay Term

-----------------------------------------------------------------------
Prepay Term                                     Percent       WALA
-----------------------------------------------------------------------
0                                                    92.65       5.482
-----------------------------------------------------------------------
36                                                    7.35       6.208
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



23. DTI

-----------------------------------------------------------------------
DTI                                             Percent       WALA
-----------------------------------------------------------------------
<= 0.000                                             16.36           5
-----------------------------------------------------------------------
10.001 - 20.000                                       6.61           5
-----------------------------------------------------------------------
20.001 - 30.000                                       5.63       6.013
-----------------------------------------------------------------------
30.001 - 40.000                                      58.62       5.696
-----------------------------------------------------------------------
40.001 - 50.000                                      12.78       5.555
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



24. Conforming

-----------------------------------------------------------------------
Conforming                                      Percent       WALA
-----------------------------------------------------------------------
CONFORMING                                           69.88       5.767
-----------------------------------------------------------------------
NON CONFORMING                                       30.12           5
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



25. Product Type

-----------------------------------------------------------------------
Product Type                                    Percent       WALA
-----------------------------------------------------------------------
30 YR FIXED                                          51.02       5.432
-----------------------------------------------------------------------
30 YR FIXED IO                                       46.02       5.492
-----------------------------------------------------------------------
FIXED BALLOON 40/30                                   2.96           8
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

                     Top



26. Originator

-----------------------------------------------------------------------
Originator                                      Percent       WALA
-----------------------------------------------------------------------
GREENPOINT                                           19.99       5.621
-----------------------------------------------------------------------
GS CONDUIT                                           53.23       5.339
-----------------------------------------------------------------------
HSBC                                                  5.29       5.615
-----------------------------------------------------------------------
SUNTRUST                                             21.49       5.924
-----------------------------------------------------------------------
Total:                                                 100       5.536
-----------------------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: DELQ LOANS
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 5
Schedule Balance: $1,282,330.19
AverageSched Bal: $256,466.04
GrossWAC: 7.316
NetWAC: 7.066
OTERM: 360
RTERM: 356
ATERM: 395
AGE: 4
OLTV: 77.34
COLTV: 100.00
FICO: 689.429
DTI: 37.538

                     Top



2. Current Rate

-----------------------------------------------------------
Current Rate                                    Percent
-----------------------------------------------------------
6.001 - 6.500                                        15.53
-----------------------------------------------------------
6.501 - 7.000                                        12.55
-----------------------------------------------------------
7.001 - 7.500                                        30.31
-----------------------------------------------------------
7.501 - 8.000                                        26.62
-----------------------------------------------------------
8.001 - 8.500                                           15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



3. Scheduled Balance

-----------------------------------------------------------
Scheduled Balance                               Percent
-----------------------------------------------------------
150,000.01 - 200,000.00                              43.07
-----------------------------------------------------------
275,000.01 - 350,000.00                              26.62
-----------------------------------------------------------
350,000.01 - 400,000.00                              30.31
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



4. Original Term

-----------------------------------------------------------
Original Term                                   Percent
-----------------------------------------------------------
360                                                    100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



5. RemTerm

-----------------------------------------------------------
RemTerm                                         Percent
-----------------------------------------------------------
300.001 - 360.000                                      100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

6. Am WAM

-----------------------------------------------------------
Am WAM                                          Percent
-----------------------------------------------------------
0 - 59                                               58.39
-----------------------------------------------------------
300 - 359                                            26.62
-----------------------------------------------------------
420 - 479                                               15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



7. Age

-----------------------------------------------------------
Age                                             Percent
-----------------------------------------------------------
4-Mar                                                   85
-----------------------------------------------------------
8-Jul                                                   15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



8. States

-----------------------------------------------------------
States                                          Percent
-----------------------------------------------------------
AZ                                                   15.53
-----------------------------------------------------------
CA                                                   30.31
-----------------------------------------------------------
GA                                                   12.55
-----------------------------------------------------------
OH                                                   26.62
-----------------------------------------------------------
TX                                                      15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



9. Original LTV

-----------------------------------------------------------
Original LTV                                    Percent
-----------------------------------------------------------
60.001 - 70.000                                      26.62
-----------------------------------------------------------
75.001 - 80.000                                      73.38
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



10. Combined LTV

-----------------------------------------------------------
Combined LTV                                    Percent
-----------------------------------------------------------
95.001 - 100.000                                       100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

11. FICO

-----------------------------------------------------------
FICO                                            Percent
-----------------------------------------------------------
650 - 699                                            69.47
-----------------------------------------------------------
700 - 749                                            30.53
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



12. Silent

-----------------------------------------------------------
Silent                                          Percent
-----------------------------------------------------------
Y                                                      100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



13. PMI

-----------------------------------------------------------
PMI                                             Percent
-----------------------------------------------------------
OLTV <= 80                                             100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



14. Occupancy Code

-----------------------------------------------------------
Occupancy Code                                  Percent
-----------------------------------------------------------
INVESTOR                                             12.55
-----------------------------------------------------------
OWNER OCCUPIED                                       87.45
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



15. Property Type

-----------------------------------------------------------
Property Type                                   Percent
-----------------------------------------------------------
SINGLE FAMILY/PUD                                      100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



16. Purpose

-----------------------------------------------------------
Purpose                                         Percent
-----------------------------------------------------------
PURCHASE                                               100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

17. Documentation Type

-----------------------------------------------------------
Documentation Type                              Percent
-----------------------------------------------------------
FULL/ALT                                             12.55
-----------------------------------------------------------
NO DOC                                               26.62
-----------------------------------------------------------
NO RATIO                                             45.84
-----------------------------------------------------------
SIVA                                                    15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



18. Number of Units

-----------------------------------------------------------
Number of Units                                 Percent
-----------------------------------------------------------
1                                                      100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



19. Interest Only

-----------------------------------------------------------
Interest Only                                   Percent
-----------------------------------------------------------
N                                                    41.61
-----------------------------------------------------------
Y                                                    58.39
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



20. Interest Only Term

-----------------------------------------------------------
Interest Only Term                              Percent
-----------------------------------------------------------
0                                                    41.61
-----------------------------------------------------------
120                                                  58.39
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



21. Prepay Flag

-----------------------------------------------------------
Prepay Flag                                     Percent
-----------------------------------------------------------
N                                                    45.84
-----------------------------------------------------------
Y                                                    54.16
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



22. Prepay Term

-----------------------------------------------------------
Prepay Term                                     Percent
-----------------------------------------------------------
0                                                    45.84
-----------------------------------------------------------
12                                                   12.55
-----------------------------------------------------------
36                                                   41.61
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



23. DTI

-----------------------------------------------------------
DTI                                             Percent
-----------------------------------------------------------
<= 0.000                                             72.46
-----------------------------------------------------------
30.001 - 40.000                                         15
-----------------------------------------------------------
40.001 - 50.000                                      12.55
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top

24. Conforming

-----------------------------------------------------------
Conforming                                      Percent
-----------------------------------------------------------
CONFORMING                                             100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



25. Product Type

-----------------------------------------------------------
Product Type                                    Percent
-----------------------------------------------------------
30 YR FIXED                                          26.62
-----------------------------------------------------------
30 YR FIXED IO                                       58.39
-----------------------------------------------------------
FIXED BALLOON 40/30                                     15
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

                     Top



26. Originator

-----------------------------------------------------------
Originator                                      Percent
-----------------------------------------------------------
GS CONDUIT                                             100
-----------------------------------------------------------
Total:                                                 100
-----------------------------------------------------------

Goldman Sachs
GSAA 2007-02
Investor Mark


Selection Criteria: NO DOC LOANS
Table of Contents

1. Stats
2. Current Rate
3. Scheduled Balance
4. Original Term
5. RemTerm
6. Am WAM
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Silent
13. PMI
14. Occupancy Code
15. Property Type
16. Purpose
17. Documentation Type
18. Number of Units
19. Interest Only
20. Interest Only Term
21. Prepay Flag
22. Prepay Term
23. DTI
24. Conforming
25. Product Type
26. Originator



1. Stats

Count: 154
Schedule Balance: $36,254,112.52
AverageSched Bal: $235,416.32
GrossWAC: 7.445
NetWAC: 7.177
OTERM: 347
RTERM: 345
ATERM: 353
AGE: 2
OLTV: 74.97
COLTV: 78.05
FICO: 696.216
DTI: 0.000

                        Top



2. Current Rate

----------------------------------------------------------------
Current Rate                                          Percent
----------------------------------------------------------------
5.501 - 6.000                                              1.21
----------------------------------------------------------------
6.001 - 6.500                                             11.35
----------------------------------------------------------------
6.501 - 7.000                                             19.34
----------------------------------------------------------------
7.001 - 7.500                                              26.2
----------------------------------------------------------------
7.501 - 8.000                                             23.14
----------------------------------------------------------------
8.001 - 8.500                                             12.77
----------------------------------------------------------------
8.501 - 9.000                                              3.76
----------------------------------------------------------------
9.001 - 9.500                                              0.68
----------------------------------------------------------------
9.501 - 10.000                                             1.08
----------------------------------------------------------------
10.001 >=                                                  0.46
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



3. Scheduled Balance

----------------------------------------------------------------
Scheduled Balance                                     Percent
----------------------------------------------------------------
0.01 - 50,000.00                                           0.84
----------------------------------------------------------------
50,000.01 - 100,000.00                                     5.15
----------------------------------------------------------------
100,000.01 - 150,000.00                                    9.57
----------------------------------------------------------------
150,000.01 - 200,000.00                                   12.46
----------------------------------------------------------------
200,000.01 - 250,000.00                                    9.19
----------------------------------------------------------------
250,000.01 - 275,000.00                                    5.11
----------------------------------------------------------------
275,000.01 - 350,000.00                                   16.42
----------------------------------------------------------------
350,000.01 - 400,000.00                                    1.98
----------------------------------------------------------------
400,000.01 - 450,000.00                                    6.01
----------------------------------------------------------------
450,000.01 - 500,000.00                                    9.21
----------------------------------------------------------------
500,000.01 - 550,000.00                                    7.34
----------------------------------------------------------------
550,000.01 - 600,000.00                                    4.78
----------------------------------------------------------------
600,000.01 - 750,000.00                                    7.23
----------------------------------------------------------------
750,000.01 - 850,000.00                                    2.21
----------------------------------------------------------------
850,000.01 - 950,000.00                                     2.5
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



4. Original Term

----------------------------------------------------------------
Original Term                                         Percent
----------------------------------------------------------------
180                                                        7.04
----------------------------------------------------------------
360                                                       92.96
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



5. RemTerm

----------------------------------------------------------------
RemTerm                                               Percent
----------------------------------------------------------------
120.001 - 180.000                                          7.04
----------------------------------------------------------------
300.001 - 360.000                                         92.96
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top

6. Am WAM

----------------------------------------------------------------
Am WAM                                                Percent
----------------------------------------------------------------
0 - 59                                                    41.36
----------------------------------------------------------------
120 - 179                                                  1.64
----------------------------------------------------------------
300 - 359                                                  56.1
----------------------------------------------------------------
360 - 419                                                   0.9
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



7. Age

----------------------------------------------------------------
Age                                                   Percent
----------------------------------------------------------------
2-Jan                                                     72.75
----------------------------------------------------------------
4-Mar                                                     25.83
----------------------------------------------------------------
6-May                                                      1.42
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



8. States

----------------------------------------------------------------
States                                                Percent
----------------------------------------------------------------
AL                                                         1.07
----------------------------------------------------------------
AR                                                         5.09
----------------------------------------------------------------
AZ                                                          4.5
----------------------------------------------------------------
CA                                                        15.27
----------------------------------------------------------------
CO                                                         1.89
----------------------------------------------------------------
CT                                                         1.29
----------------------------------------------------------------
FL                                                         17.9
----------------------------------------------------------------
GA                                                         5.77
----------------------------------------------------------------
IA                                                         0.42
----------------------------------------------------------------
ID                                                         0.28
----------------------------------------------------------------
IL                                                         0.78
----------------------------------------------------------------
IN                                                         0.24
----------------------------------------------------------------
KY                                                         0.46
----------------------------------------------------------------
MA                                                         2.02
----------------------------------------------------------------
MD                                                            3
----------------------------------------------------------------
MI                                                         3.18
----------------------------------------------------------------
MN                                                         0.41
----------------------------------------------------------------
MO                                                         0.88
----------------------------------------------------------------
MT                                                          0.6
----------------------------------------------------------------
NC                                                         2.64
----------------------------------------------------------------
ND                                                         0.22
----------------------------------------------------------------
NH                                                         1.79
----------------------------------------------------------------
NJ                                                         0.87
----------------------------------------------------------------
NM                                                         2.79
----------------------------------------------------------------
NV                                                         1.92
----------------------------------------------------------------
NY                                                          6.1
----------------------------------------------------------------
OH                                                         1.79
----------------------------------------------------------------
OK                                                         0.21
----------------------------------------------------------------
OR                                                         0.23
----------------------------------------------------------------
PA                                                         0.69
----------------------------------------------------------------
RI                                                         0.97
----------------------------------------------------------------
SC                                                         2.19
----------------------------------------------------------------
TN                                                            1
----------------------------------------------------------------
TX                                                         2.68
----------------------------------------------------------------
UT                                                         1.69
----------------------------------------------------------------
VA                                                         2.64
----------------------------------------------------------------
VT                                                         0.63
----------------------------------------------------------------
WA                                                         3.16
----------------------------------------------------------------
WI                                                         0.75
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



9. Original LTV

----------------------------------------------------------------
Original LTV                                          Percent
----------------------------------------------------------------
0.001 - 50.000                                             4.78
----------------------------------------------------------------
50.001 - 60.000                                            8.47
----------------------------------------------------------------
60.001 - 70.000                                           23.48
----------------------------------------------------------------
70.001 - 75.000                                            5.57
----------------------------------------------------------------
75.001 - 80.000                                           39.99
----------------------------------------------------------------
80.001 - 85.000                                             0.4
----------------------------------------------------------------
85.001 - 90.000                                             8.3
----------------------------------------------------------------
90.001 - 95.000                                               9
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top

10. Combined LTV

----------------------------------------------------------------
Combined LTV                                          Percent
----------------------------------------------------------------
0.001 - 50.000                                             4.78
----------------------------------------------------------------
50.001 - 60.000                                            8.47
----------------------------------------------------------------
60.001 - 70.000                                           21.36
----------------------------------------------------------------
70.001 - 75.000                                            5.12
----------------------------------------------------------------
75.001 - 80.000                                           25.66
----------------------------------------------------------------
80.001 - 85.000                                            0.68
----------------------------------------------------------------
85.001 - 90.000                                            13.7
----------------------------------------------------------------
90.001 - 95.000                                            9.95
----------------------------------------------------------------
95.001 - 100.000                                          10.28
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



11. FICO

----------------------------------------------------------------
FICO                                                  Percent
----------------------------------------------------------------
620 - 649                                                 11.23
----------------------------------------------------------------
650 - 699                                                 51.09
----------------------------------------------------------------
700 - 749                                                 23.95
----------------------------------------------------------------
750 - 799                                                  11.2
----------------------------------------------------------------
800 - 819                                                  2.54
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



12. Silent

----------------------------------------------------------------
Silent                                                Percent
----------------------------------------------------------------
N                                                         82.21
----------------------------------------------------------------
Y                                                         17.79
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



13. PMI

----------------------------------------------------------------
PMI                                                   Percent
----------------------------------------------------------------
OLTV <= 80                                                82.29
----------------------------------------------------------------
OLTV > 80 & MI                                            15.54
----------------------------------------------------------------
OLTV > 80 & MI (LPMI)                                      2.16
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



14. Occupancy Code

----------------------------------------------------------------
Occupancy Code                                        Percent
----------------------------------------------------------------
INVESTOR                                                  10.32
----------------------------------------------------------------
OWNER OCCUPIED                                             85.7
----------------------------------------------------------------
SECOND HOME                                                3.99
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top

15. Property Type

----------------------------------------------------------------
Property Type                                         Percent
----------------------------------------------------------------
2 FAMILY                                                   3.67
----------------------------------------------------------------
CONDO                                                      6.16
----------------------------------------------------------------
SINGLE FAMILY/PUD                                         90.17
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



16. Purpose

----------------------------------------------------------------
Purpose                                               Percent
----------------------------------------------------------------
CASHOUT REFI                                              46.61
----------------------------------------------------------------
PURCHASE                                                  49.61
----------------------------------------------------------------
RATE/TERM REFI                                             3.78
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



17. Documentation Type

----------------------------------------------------------------
Documentation Type                                    Percent
----------------------------------------------------------------
NO DOC                                                      100
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



18. Number of Units

----------------------------------------------------------------
Number of Units                                       Percent
----------------------------------------------------------------
1                                                         96.33
----------------------------------------------------------------
2                                                          3.67
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



19. Interest Only

----------------------------------------------------------------
Interest Only                                         Percent
----------------------------------------------------------------
N                                                         58.64
----------------------------------------------------------------
Y                                                         41.36
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



20. Interest Only Term

----------------------------------------------------------------
Interest Only Term                                    Percent
----------------------------------------------------------------
0                                                         58.64
----------------------------------------------------------------
120                                                       41.36
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top

21. Prepay Flag

----------------------------------------------------------------
Prepay Flag                                           Percent
----------------------------------------------------------------
N                                                         84.89
----------------------------------------------------------------
Y                                                         15.11
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



22. Prepay Term

----------------------------------------------------------------
Prepay Term                                           Percent
----------------------------------------------------------------
0                                                         84.89
----------------------------------------------------------------
6                                                          0.26
----------------------------------------------------------------
12                                                         3.51
----------------------------------------------------------------
18                                                         0.33
----------------------------------------------------------------
24                                                         1.85
----------------------------------------------------------------
36                                                         9.16
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



23. DTI

----------------------------------------------------------------
DTI                                                   Percent
----------------------------------------------------------------
<= 0.000                                                    100
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



24. Conforming

----------------------------------------------------------------
Conforming                                            Percent
----------------------------------------------------------------
CONFORMING                                                60.72
----------------------------------------------------------------
NON CONFORMING                                            39.28
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



25. Product Type

----------------------------------------------------------------
Product Type                                          Percent
----------------------------------------------------------------
15 YR FIXED                                                1.64
----------------------------------------------------------------
30 YR FIXED                                                51.6
----------------------------------------------------------------
30 YR FIXED IO                                            41.36
----------------------------------------------------------------
FIXED BALLOON 30/15                                        5.39
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

                        Top



26. Originator

----------------------------------------------------------------
Originator                                            Percent
----------------------------------------------------------------
GREENPOINT                                                16.49
----------------------------------------------------------------
GS CONDUIT                                                41.05
----------------------------------------------------------------
SUNTRUST                                                  42.45
----------------------------------------------------------------
Total:                                                      100
----------------------------------------------------------------

GSAA-07-02
Class AF-3

* Prcing Assumptions
* Run to call





    ------------------------------------------------------------------------------------------------------------------------------
    Period                                  Date                   Principal              Interest                   Cash Flow
    ------------------------------------------------------------------------------------------------------------------------------

    0                                  23-Feb-07                           -                     -                           -
    1                                  25-Mar-07                           -            585,306.62                  585,306.62
    2                                  25-Apr-07                           -            585,306.62                  585,306.62
    3                                  25-May-07                           -            585,306.62                  585,306.62
    4                                  25-Jun-07                           -            585,306.62                  585,306.62
    5                                  25-Jul-07                           -            585,306.62                  585,306.62
    6                                  25-Aug-07                           -            585,306.62                  585,306.62
    7                                  25-Sep-07                           -            585,306.62                  585,306.62
    8                                  25-Oct-07                           -            585,306.62                  585,306.62
    9                                  25-Nov-07                           -            585,306.62                  585,306.62
    10                                 25-Dec-07                           -            585,306.62                  585,306.62
    11                                 25-Jan-08                           -            585,306.62                  585,306.62
    12                                 25-Feb-08                           -            585,306.62                  585,306.62
    13                                 25-Mar-08                           -            585,306.62                  585,306.62
    14                                 25-Apr-08                           -            585,306.62                  585,306.62
    15                                 25-May-08                           -            585,306.62                  585,306.62
    16                                 25-Jun-08                           -            585,306.62                  585,306.62
    17                                 25-Jul-08                           -            585,306.62                  585,306.62
    18                                 25-Aug-08                           -            585,306.62                  585,306.62
    19                                 25-Sep-08                           -            585,306.62                  585,306.62
    20                                 25-Oct-08                           -            585,306.62                  585,306.62
    21                                 25-Nov-08                           -            585,306.62                  585,306.62
    22                                 25-Dec-08                           -            585,306.62                  585,306.62
    23                                 25-Jan-09                           -            585,306.62                  585,306.62
    24                                 25-Feb-09                           -            585,306.62                  585,306.62
    25                                 25-Mar-09                           -            585,306.62                  585,306.62
    26                                 25-Apr-09                           -            585,306.62                  585,306.62
    27                                 25-May-09                4,106,799.94            585,306.62                4,692,106.55
    28                                 25-Jun-09                8,220,568.82            564,816.32                8,785,385.13
    29                                 25-Jul-09                8,022,911.17            523,800.96                8,546,712.13
    30                                 25-Aug-09                7,829,988.07            483,771.78                8,313,759.84
    31                                 25-Sep-09                7,641,686.41            444,705.16                8,086,391.58
    32                                 25-Oct-09                7,457,895.82            406,578.05                7,864,473.87
    33                                 25-Nov-09                7,278,508.52            369,367.93                7,647,876.45
    34                                 25-Dec-09                7,103,419.32            333,052.85                7,436,472.16
    35                                 25-Jan-10                6,932,525.52            297,611.34                7,230,136.87
    36                                 25-Feb-10                6,765,726.91            263,022.49                7,028,749.40
    37                                 25-Mar-10                           -            229,265.85                  229,265.85
    38                                 25-Apr-10                4,499,664.74            229,265.85                4,728,930.60
    39                                 25-May-10                4,695,155.20            206,815.41                4,901,970.61
    40                                 25-Jun-10                4,573,902.31            183,389.60                4,757,291.92
    41                                 25-Jul-10                4,455,644.43            160,568.76                4,616,213.19
    42                                 25-Aug-10                4,340,309.01            138,337.96                4,478,646.97
    43                                 25-Sep-10                4,227,825.30            116,682.60                4,344,507.90
    44                                 25-Oct-10                4,118,124.18             95,588.46                4,213,712.65
    45                                 25-Nov-10                4,011,138.25             75,041.67                4,086,179.92
    46                                 25-Dec-10                3,906,801.69             55,028.66                3,961,830.35
    47                                 25-Jan-11                3,805,050.26             35,536.23                3,840,586.49
    48                                 25-Feb-11                3,317,354.13             16,551.47                3,333,905.60




    ------------------------------------------------------------------------------------------------------------------------------
    Period                                    Balance      Prepay Penalty       Princ Writedown           Accum Princ Writedown
    ------------------------------------------------------------------------------------------------------------------------------

    0                                  117,311,000.00                   -                     -                               -
    1                                  117,311,000.00                   -                     -                               -
    2                                  117,311,000.00                   -                     -                               -
    3                                  117,311,000.00                   -                     -                               -
    4                                  117,311,000.00                   -                     -                               -
    5                                  117,311,000.00                   -                     -                               -
    6                                  117,311,000.00                   -                     -                               -
    7                                  117,311,000.00                   -                     -                               -
    8                                  117,311,000.00                   -                     -                               -
    9                                  117,311,000.00                   -                     -                               -
    10                                 117,311,000.00                   -                     -                               -
    11                                 117,311,000.00                   -                     -                               -
    12                                 117,311,000.00                   -                     -                               -
    13                                 117,311,000.00                   -                     -                               -
    14                                 117,311,000.00                   -                     -                               -
    15                                 117,311,000.00                   -                     -                               -
    16                                 117,311,000.00                   -                     -                               -
    17                                 117,311,000.00                   -                     -                               -
    18                                 117,311,000.00                   -                     -                               -
    19                                 117,311,000.00                   -                     -                               -
    20                                 117,311,000.00                   -                     -                               -
    21                                 117,311,000.00                   -                     -                               -
    22                                 117,311,000.00                   -                     -                               -
    23                                 117,311,000.00                   -                     -                               -
    24                                 117,311,000.00                   -                     -                               -
    25                                 117,311,000.00                   -                     -                               -
    26                                 117,311,000.00                   -                     -                               -
    27                                 113,204,200.06                   -                     -                               -
    28                                 104,983,631.25                   -                     -                               -
    29                                  96,960,720.08                   -                     -                               -
    30                                  89,130,732.01                   -                     -                               -
    31                                  81,489,045.60                   -                     -                               -
    32                                  74,031,149.78                   -                     -                               -
    33                                  66,752,641.26                   -                     -                               -
    34                                  59,649,221.94                   -                     -                               -
    35                                  52,716,696.42                   -                     -                               -
    36                                  45,950,969.51                   -                     -                               -
    37                                  45,950,969.51                   -                     -                               -
    38                                  41,451,304.77                   -                     -                               -
    39                                  36,756,149.57                   -                     -                               -
    40                                  32,182,247.25                   -                     -                               -
    41                                  27,726,602.83                   -                     -                               -
    42                                  23,386,293.81                   -                     -                               -
    43                                  19,158,468.52                   -                     -                               -
    44                                  15,040,344.33                   -                     -                               -
    45                                  11,029,206.08                   -                     -                               -
    46                                   7,122,404.39                   -                     -                               -
    47                                   3,317,354.13                   -                     -                               -
    48                                              -                   -                     -                               -




    ------------------------------------------------------------------------------------------------------------------------------
    Period                             Gross Writedown         Accum Gross Writedown       Accrued Interest    Interest Shortfall
    ------------------------------------------------------------------------------------------------------------------------------

    0                                                -                             -                      -                     -
    1                                                -                             -             585,306.62                     -
    2                                                -                             -             585,306.62                     -
    3                                                -                             -             585,306.62                     -
    4                                                -                             -             585,306.62                     -
    5                                                -                             -             585,306.62                     -
    6                                                -                             -             585,306.62                     -
    7                                                -                             -             585,306.62                     -
    8                                                -                             -             585,306.62                     -
    9                                                -                             -             585,306.62                     -
    10                                               -                             -             585,306.62                     -
    11                                               -                             -             585,306.62                     -
    12                                               -                             -             585,306.62                     -
    13                                               -                             -             585,306.62                     -
    14                                               -                             -             585,306.62                     -
    15                                               -                             -             585,306.62                     -
    16                                               -                             -             585,306.62                     -
    17                                               -                             -             585,306.62                     -
    18                                               -                             -             585,306.62                     -
    19                                               -                             -             585,306.62                     -
    20                                               -                             -             585,306.62                     -
    21                                               -                             -             585,306.62                     -
    22                                               -                             -             585,306.62                     -
    23                                               -                             -             585,306.62                     -
    24                                               -                             -             585,306.62                     -
    25                                               -                             -             585,306.62                     -
    26                                               -                             -             585,306.62                     -
    27                                               -                             -             585,306.62                     -
    28                                               -                             -             564,816.32                     -
    29                                               -                             -             523,800.96                     -
    30                                               -                             -             483,771.78                     -
    31                                               -                             -             444,705.16                     -
    32                                               -                             -             406,578.05                     -
    33                                               -                             -             369,367.93                     -
    34                                               -                             -             333,052.85                     -
    35                                               -                             -             297,611.34                     -
    36                                               -                             -             263,022.49                     -
    37                                               -                             -             229,265.85                     -
    38                                               -                             -             229,265.85                     -
    39                                               -                             -             206,815.41                     -
    40                                               -                             -             183,389.60                     -
    41                                               -                             -             160,568.76                     -
    42                                               -                             -             138,337.96                     -
    43                                               -                             -             116,682.60                     -
    44                                               -                             -              95,588.46                     -
    45                                               -                             -              75,041.67                     -
    46                                               -                             -              55,028.66                     -
    47                                               -                             -              35,536.23                     -
    48                                               -                             -              16,551.47                     -




    ------------------------------------------------------------------------------------------------------------------------------
    Period                             Accum Interest Shortfall Interest Shortfall Payback                 Couponcap Shortfall
    ------------------------------------------------------------------------------------------------------------------------------

    0                                                         -                          -                                   -
    1                                                         -                          -                                   -
    2                                                         -                          -                                   -
    3                                                         -                          -                                   -
    4                                                         -                          -                                   -
    5                                                         -                          -                                   -
    6                                                         -                          -                                   -
    7                                                         -                          -                                   -
    8                                                         -                          -                                   -
    9                                                         -                          -                                   -
    10                                                        -                          -                                   -
    11                                                        -                          -                                   -
    12                                                        -                          -                                   -
    13                                                        -                          -                                   -
    14                                                        -                          -                                   -
    15                                                        -                          -                                   -
    16                                                        -                          -                                   -
    17                                                        -                          -                                   -
    18                                                        -                          -                                   -
    19                                                        -                          -                                   -
    20                                                        -                          -                                   -
    21                                                        -                          -                                   -
    22                                                        -                          -                                   -
    23                                                        -                          -                                   -
    24                                                        -                          -                                   -
    25                                                        -                          -                                   -
    26                                                        -                          -                                   -
    27                                                        -                          -                                   -
    28                                                        -                          -                                   -
    29                                                        -                          -                                   -
    30                                                        -                          -                                   -
    31                                                        -                          -                                   -
    32                                                        -                          -                                   -
    33                                                        -                          -                                   -
    34                                                        -                          -                                   -
    35                                                        -                          -                                   -
    36                                                        -                          -                                   -
    37                                                        -                          -                                   -
    38                                                        -                          -                                   -
    39                                                        -                          -                                   -
    40                                                        -                          -                                   -
    41                                                        -                          -                                   -
    42                                                        -                          -                                   -
    43                                                        -                          -                                   -
    44                                                        -                          -                                   -
    45                                                        -                          -                                   -
    46                                                        -                          -                                   -
    47                                                        -                          -                                   -
    48                                                        -                          -                                   -




    ------------------------------------------------------------------------------------------------------------------------------
    Period                             Couponcap Accum Shortfall       Couponcap Shortfall Payback       Capped Optimal Interest
    ------------------------------------------------------------------------------------------------------------------------------

    0                                                          -                                 -                             -
    1                                                          -                                 -                 585,306.62000
    2                                                          -                                 -                 585,306.62000
    3                                                          -                                 -                 585,306.62000
    4                                                          -                                 -                 585,306.62000
    5                                                          -                                 -                 585,306.62000
    6                                                          -                                 -                 585,306.62000
    7                                                          -                                 -                 585,306.62000
    8                                                          -                                 -                 585,306.62000
    9                                                          -                                 -                 585,306.62000
    10                                                         -                                 -                 585,306.62000
    11                                                         -                                 -                 585,306.62000
    12                                                         -                                 -                 585,306.62000
    13                                                         -                                 -                 585,306.62000
    14                                                         -                                 -                 585,306.62000
    15                                                         -                                 -                 585,306.62000
    16                                                         -                                 -                 585,306.62000
    17                                                         -                                 -                 585,306.62000
    18                                                         -                                 -                 585,306.62000
    19                                                         -                                 -                 585,306.62000
    20                                                         -                                 -                 585,306.62000
    21                                                         -                                 -                 585,306.62000
    22                                                         -                                 -                 585,306.62000
    23                                                         -                                 -                 585,306.62000
    24                                                         -                                 -                 585,306.62000
    25                                                         -                                 -                 585,306.62000
    26                                                         -                                 -                 585,306.62000
    27                                                         -                                 -                 585,306.62000
    28                                                         -                                 -                 564,816.32000
    29                                                         -                                 -                 523,800.96000
    30                                                         -                                 -                 483,771.78000
    31                                                         -                                 -                 444,705.16000
    32                                                         -                                 -                 406,578.05000
    33                                                         -                                 -                 369,367.93000
    34                                                         -                                 -                 333,052.85000
    35                                                         -                                 -                 297,611.34000
    36                                                         -                                 -                 263,022.49000
    37                                                         -                                 -                 229,265.85000
    38                                                         -                                 -                 229,265.85000
    39                                                         -                                 -                 206,815.41000
    40                                                         -                                 -                 183,389.60000
    41                                                         -                                 -                 160,568.76000
    42                                                         -                                 -                 138,337.96000
    43                                                         -                                 -                 116,682.60000
    44                                                         -                                 -                  95,588.46000
    45                                                         -                                 -                  75,041.67000
    46                                                         -                                 -                  55,028.66000
    47                                                         -                                 -                  35,536.23000
    48                                                         -                                 -                  16,551.47000




    -----------------------------------------------------------------------------------------------------------------
    Period                              Coupon        Effective Coupon              Couponcap Rate     Credit Support
    -----------------------------------------------------------------------------------------------------------------

    0                                                                                                               -
    1                                  5.98723                 5.98723                        6.90               7.85
    2                                  5.98723                 5.98723                        6.90               7.96
    3                                  5.98723                 5.98723                        6.90               8.08
    4                                  5.98723                 5.98723                        6.90               8.22
    5                                  5.98723                 5.98723                        6.90               8.37
    6                                  5.98723                 5.98723                        6.90               8.54
    7                                  5.98723                 5.98723                        6.90               8.72
    8                                  5.98723                 5.98723                        6.90               8.92
    9                                  5.98723                 5.98723                        6.90               9.13
    10                                 5.98723                 5.98723                        6.90               9.36
    11                                 5.98723                 5.98723                        6.90               9.59
    12                                 5.98723                 5.98723                        6.90               9.83
    13                                 5.98723                 5.98723                        6.90              10.07
    14                                 5.98723                 5.98723                        6.90              10.32
    15                                 5.98723                 5.98723                        6.90              10.58
    16                                 5.98723                 5.98723                        6.90              10.84
    17                                 5.98723                 5.98723                        6.90              11.11
    18                                 5.98723                 5.98723                        6.90              11.38
    19                                 5.98723                 5.98723                        6.90              11.66
    20                                 5.98723                 5.98723                        6.90              11.95
    21                                 5.98723                 5.98723                        6.90              12.25
    22                                 5.98723                 5.98723                        6.90              12.55
    23                                 5.98723                 5.98723                        6.90              12.86
    24                                 5.98723                 5.98723                        6.90              13.18
    25                                 5.98723                 5.98723                        6.90              13.50
    26                                 5.98723                 5.98723                        6.90              13.84
    27                                 5.98723                 5.98723                        6.90              14.18
    28                                 5.98723                 5.98723                        6.90              14.53
    29                                 5.98723                 5.98723                        6.90              14.89
    30                                 5.98723                 5.98723                        6.90              15.26
    31                                 5.98723                 5.98723                        6.90              15.64
    32                                 5.98723                 5.98723                        6.90              16.03
    33                                 5.98723                 5.98723                        6.90              16.42
    34                                 5.98723                 5.98723                        6.90              16.83
    35                                 5.98723                 5.98723                        6.90              17.25
    36                                 5.98723                 5.98723                        6.90              17.68
    37                                 5.98723                 5.98723                        6.90              15.64
    38                                 5.98723                 5.98723                        6.90              15.50
    39                                 5.98723                 5.98723                        6.90              15.50
    40                                 5.98723                 5.98723                        6.90              15.50
    41                                 5.98723                 5.98723                        6.90              15.50
    42                                 5.98723                 5.98723                        6.90              15.50
    43                                 5.98723                 5.98723                        6.90              15.50
    44                                 5.98723                 5.98723                        6.90              15.50
    45                                 5.98723                 5.98723                        6.90              15.50
    46                                 5.98723                 5.98723                        6.90              15.50
    47                                 5.98723                 5.98723                        6.90              15.50
    48                                 5.98723                 5.98723                        6.90             100.00


GSAA-07-02
Class AV-1

* Prcing Assumptions
* 40PPC
* Fwd curve + 200bp




    -------------------------------------------------------------------------------------------------------------------------
    Period                              Date                 Principal             Interest                  Cash Flow
    -------------------------------------------------------------------------------------------------------------------------
    Total                                               245,386,000.00        41,510,996.00             286,896,996.00

    0                              23-Feb-07                         -                    -                          -
    1                              25-Mar-07              3,182,988.39         1,514,591.92               4,697,580.30
    2                              25-Apr-07              3,466,204.31         1,545,619.73               5,011,824.04
    3                              25-May-07              3,745,439.87         1,475,516.82               5,220,956.69
    4                              25-Jun-07              4,020,979.60         1,500,824.85               5,521,804.45
    5                              25-Jul-07              4,292,524.66         1,424,534.89               5,717,059.55
    6                              25-Aug-07              4,559,686.19         1,443,575.05               6,003,261.25
    7                              25-Sep-07              4,822,081.79         1,411,323.84               6,233,405.64
    8                              25-Oct-07              5,075,556.71         1,329,412.08               6,404,968.78
    9                              25-Nov-07              5,316,876.91         1,338,323.61               6,655,200.52
    10                             25-Dec-07              5,354,023.17         1,258,824.29               6,612,847.46
    11                             25-Jan-08              5,310,364.06         1,262,190.61               6,572,554.67
    12                             25-Feb-08              5,263,221.01         1,225,414.89               6,488,635.91
    13                             25-Mar-08              5,216,492.15         1,112,697.89               6,329,190.04
    14                             25-Apr-08              5,170,173.86         1,154,614.15               6,324,788.00
    15                             25-May-08              5,124,262.53         1,083,465.59               6,207,728.12
    16                             25-Jun-08              5,078,754.60         1,085,922.56               6,164,677.16
    17                             25-Jul-08              5,033,646.55         1,019,143.36               6,052,789.90
    18                             25-Aug-08              4,988,934.86         1,019,949.89               6,008,884.75
    19                             25-Sep-08              4,944,616.07           987,824.59               5,932,440.67
    20                             25-Oct-08              4,900,686.75           925,781.50               5,826,468.25
    21                             25-Nov-08              4,857,143.46           924,915.48               5,782,058.95
    22                             25-Dec-08              4,813,982.85           865,821.94               5,679,804.79
    23                             25-Jan-09              4,771,201.55           865,653.90               5,636,855.45
    24                             25-Feb-09              4,728,796.25           835,376.07               5,564,172.32
    25                             25-Mar-09              4,686,763.65           728,462.54               5,415,226.18
    26                             25-Apr-09              4,645,100.48           779,092.96               5,424,193.44
    27                             25-May-09              4,603,803.52           725,807.15               5,329,610.67
    28                             25-Jun-09              4,562,869.55           722,055.08               5,284,924.63
    29                             25-Jul-09              4,522,295.40           672,594.98               5,194,890.38
    30                             25-Aug-09              4,482,077.91           666,892.33               5,148,970.24
    31                             25-Sep-09              4,442,213.97           639,826.83               5,082,040.80
    32                             25-Oct-09              4,402,700.47           593,679.03               4,996,379.51
    33                             25-Nov-09              4,363,534.35           586,212.48               4,949,746.83
    34                             25-Dec-09              4,324,712.56           541,862.81               4,866,575.37
    35                             25-Jan-10              4,286,232.09           534,189.80               4,820,421.90
    36                             25-Feb-10              4,248,089.95           507,711.30               4,755,801.25
    37                             25-Mar-10              3,942,708.58           435,237.06               4,377,945.64
    38                             25-Apr-10              3,906,089.48           458,227.64               4,364,317.12
    39                             25-May-10              3,869,795.16           420,054.44               4,289,849.60
    40                             25-Jun-10              3,833,822.74           410,427.69               4,244,250.43
    41                             25-Jul-10              3,798,169.36           374,649.36               4,172,818.72
    42                             25-Aug-10              3,762,832.19           363,607.52               4,126,439.71
    43                             25-Sep-10              3,727,808.42           340,486.67               4,068,295.09
    44                             25-Oct-10              3,693,095.27           307,377.68               4,000,472.94
    45                             25-Nov-10              3,658,689.97           294,685.84               3,953,375.81
    46                             25-Dec-10              3,624,589.80           263,301.94               3,887,891.74
    47                             25-Jan-11              3,590,792.04           249,705.28               3,840,497.33
    48                             25-Feb-11              3,557,294.01           227,337.90               3,784,631.91
    49                             25-Mar-11              3,524,093.03           185,393.03               3,709,486.06
    50                             25-Apr-11              3,491,186.46           183,421.09               3,674,607.55
    51                             25-May-11              3,458,571.70           156,399.44               3,614,971.13
    52                             25-Jun-11              3,426,246.13           140,069.53               3,566,315.66
    53                             25-Jul-11              3,394,207.19           114,874.72               3,509,081.91
    54                             25-Aug-11              3,362,452.32            97,443.36               3,459,895.68
    55                             25-Sep-11              3,330,979.00            76,372.87               3,407,351.87
    56                             25-Oct-11              3,299,784.71            53,711.57               3,353,496.27
    57                             25-Nov-11              3,268,866.97            34,763.55               3,303,630.51
    58                             25-Dec-11              2,254,893.43            13,741.02               2,268,634.45




    -------------------------------------------------------------------------------------------------------------------------
    Period                                Balance     Prepay Penalty      Princ Writedown          Accum Princ Writedown
    -------------------------------------------------------------------------------------------------------------------------
    Total                                                          0                    0

    0                              245,386,000.00                  -                    -                              -
    1                              242,203,011.61                  -                    -                              -
    2                              238,736,807.30                  -                    -                              -
    3                              234,991,367.43                  -                    -                              -
    4                              230,970,387.83                  -                    -                              -
    5                              226,677,863.17                  -                    -                              -
    6                              222,118,176.97                  -                    -                              -
    7                              217,296,095.18                  -                    -                              -
    8                              212,220,538.47                  -                    -                              -
    9                              206,903,661.56                  -                    -                              -
    10                             201,549,638.40                  -                    -                              -
    11                             196,239,274.34                  -                    -                              -
    12                             190,976,053.32                  -                    -                              -
    13                             185,759,561.17                  -                    -                              -
    14                             180,589,387.31                  -                    -                              -
    15                             175,465,124.79                  -                    -                              -
    16                             170,386,370.18                  -                    -                              -
    17                             165,352,723.64                  -                    -                              -
    18                             160,363,788.77                  -                    -                              -
    19                             155,419,172.70                  -                    -                              -
    20                             150,518,485.95                  -                    -                              -
    21                             145,661,342.49                  -                    -                              -
    22                             140,847,359.64                  -                    -                              -
    23                             136,076,158.09                  -                    -                              -
    24                             131,347,361.84                  -                    -                              -
    25                             126,660,598.20                  -                    -                              -
    26                             122,015,497.72                  -                    -                              -
    27                             117,411,694.20                  -                    -                              -
    28                             112,848,824.65                  -                    -                              -
    29                             108,326,529.25                  -                    -                              -
    30                             103,844,451.33                  -                    -                              -
    31                              99,402,237.36                  -                    -                              -
    32                              94,999,536.89                  -                    -                              -
    33                              90,636,002.54                  -                    -                              -
    34                              86,311,289.98                  -                    -                              -
    35                              82,025,057.89                  -                    -                              -
    36                              77,776,967.94                  -                    -                              -
    37                              73,834,259.36                  -                    -                              -
    38                              69,928,169.88                  -                    -                              -
    39                              66,058,374.72                  -                    -                              -
    40                              62,224,551.98                  -                    -                              -
    41                              58,426,382.62                  -                    -                              -
    42                              54,663,550.43                  -                    -                              -
    43                              50,935,742.01                  -                    -                              -
    44                              47,242,646.74                  -                    -                              -
    45                              43,583,956.77                  -                    -                              -
    46                              39,959,366.97                  -                    -                              -
    47                              36,368,574.92                  -                    -                              -
    48                              32,811,280.92                  -                    -                              -
    49                              29,287,187.89                  -                    -                              -
    50                              25,796,001.43                  -                    -                              -
    51                              22,337,429.73                  -                    -                              -
    52                              18,911,183.61                  -                    -                              -
    53                              15,516,976.42                  -                    -                              -
    54                              12,154,524.10                  -                    -                              -
    55                               8,823,545.11                  -                    -                              -
    56                               5,523,760.40                  -                    -                              -
    57                               2,254,893.43                  -                    -                              -
    58                                          -                  -                    -                              -




    -------------------------------------------------------------------------------------------------------------------------
    Period                         Gross Writedown           Accum Gross Writedown     Accrued Interest    Interest Shortfall
    -------------------------------------------------------------------------------------------------------------------------
    Total                                        0                                        41,510,996.00                     0

    0                                            -                               -                    -                     -
    1                                            -                               -         1,514,591.92                     -
    2                                            -                               -         1,545,619.73                     -
    3                                            -                               -         1,475,516.82                     -
    4                                            -                               -         1,500,824.85                     -
    5                                            -                               -         1,424,534.89                     -
    6                                            -                               -         1,443,575.05                     -
    7                                            -                               -         1,411,323.84                     -
    8                                            -                               -         1,329,412.08                     -
    9                                            -                               -         1,338,323.61                     -
    10                                           -                               -         1,258,824.29                     -
    11                                           -                               -         1,262,190.61                     -
    12                                           -                               -         1,225,414.89                     -
    13                                           -                               -         1,112,697.89                     -
    14                                           -                               -         1,154,614.15                     -
    15                                           -                               -         1,083,465.59                     -
    16                                           -                               -         1,085,922.56                     -
    17                                           -                               -         1,019,143.36                     -
    18                                           -                               -         1,019,949.89                     -
    19                                           -                               -           987,824.59                     -
    20                                           -                               -           925,781.50                     -
    21                                           -                               -           924,915.48                     -
    22                                           -                               -           865,821.94                     -
    23                                           -                               -           865,653.90                     -
    24                                           -                               -           835,376.07                     -
    25                                           -                               -           728,462.54                     -
    26                                           -                               -           779,092.96                     -
    27                                           -                               -           725,807.15                     -
    28                                           -                               -           722,055.08                     -
    29                                           -                               -           672,594.98                     -
    30                                           -                               -           666,892.33                     -
    31                                           -                               -           639,826.83                     -
    32                                           -                               -           593,679.03                     -
    33                                           -                               -           586,212.48                     -
    34                                           -                               -           541,862.81                     -
    35                                           -                               -           534,189.80                     -
    36                                           -                               -           507,711.30                     -
    37                                           -                               -           435,237.06                     -
    38                                           -                               -           458,227.64                     -
    39                                           -                               -           420,054.44                     -
    40                                           -                               -           410,427.69                     -
    41                                           -                               -           374,649.36                     -
    42                                           -                               -           363,607.52                     -
    43                                           -                               -           340,486.67                     -
    44                                           -                               -           307,377.68                     -
    45                                           -                               -           294,685.84                     -
    46                                           -                               -           263,301.94                     -
    47                                           -                               -           249,705.28                     -
    48                                           -                               -           227,337.90                     -
    49                                           -                               -           185,393.03                     -
    50                                           -                               -           183,421.09                     -
    51                                           -                               -           156,399.44                     -
    52                                           -                               -           140,069.53                     -
    53                                           -                               -           114,874.72                     -
    54                                           -                               -            97,443.36                     -
    55                                           -                               -            76,372.87                     -
    56                                           -                               -            53,711.57                     -
    57                                           -                               -            34,763.55                     -
    58                                           -                               -            13,741.02                     -




    -------------------------------------------------------------------------------------------------------------------------
    Period                         Accum Interest Shortfall     Interest Shortfall Payback              Couponcap Shortfall
    -------------------------------------------------------------------------------------------------------------------------
    Total                                                                              0                         2675143.12

    0                                                     -                            -                                  -
    1                                                     -                            -                         104,015.31
    2                                                     -                            -                         153,340.23
    3                                                     -                            -                         103,162.48
    4                                                     -                            -                         150,000.82
    5                                                     -                            -                          96,825.06
    6                                                     -                            -                         140,540.35
    7                                                     -                            -                         134,499.99
    8                                                     -                            -                          80,307.41
    9                                                     -                            -                         118,394.61
    10                                                    -                            -                          69,457.44
    11                                                    -                            -                         103,597.50
    12                                                    -                            -                          97,344.34
    13                                                    -                            -                          14,879.07
    14                                                    -                            -                          86,778.62
    15                                                    -                            -                          45,347.28
    16                                                    -                            -                          77,257.72
    17                                                    -                            -                          39,670.57
    18                                                    -                            -                          69,410.03
    19                                                    -                            -                          65,960.80
    20                                                    -                            -                          32,339.19
    21                                                    -                            -                          59,642.31
    22                                                    -                            -                          28,467.76
    23                                                    -                            -                          55,970.77
    24                                                    -                            -                          53,118.24
    25                                                    -                            -                                  -
    26                                                    -                            -                          50,957.07
    27                                                    -                            -                          24,372.17
    28                                                    -                            -                          47,083.77
    29                                                    -                            -                          23,852.20
    30                                                    -                            -                          44,145.00
    31                                                    -                            -                          42,843.93
    32                                                    -                            -                          22,231.57
    33                                                    -                            -                          40,073.46
    34                                                    -                            -                          20,807.24
    35                                                    -                            -                          37,994.69
    36                                                    -                            -                          36,155.58
    37                                                    -                            -                                  -
    38                                                    -                            -                          33,757.06
    39                                                    -                            -                          18,038.34
    40                                                    -                            -                          30,657.57
    41                                                    -                            -                          16,918.58
    42                                                    -                            -                          27,711.26
    43                                                    -                            -                          26,221.93
    44                                                    -                            -                          14,543.27
    45                                                    -                            -                          23,082.34
    46                                                    -                            -                          12,731.72
    47                                                    -                            -                          19,972.45
    48                                                    -                            -                          18,248.29
    49                                                    -                            -                                  -
    50                                                    -                            -                          15,042.35
    51                                                    -                            -                           8,091.75
    52                                                    -                            -                          11,645.53
    53                                                    -                            -                           6,148.72
    54                                                    -                            -                           8,231.30
    55                                                    -                            -                           6,492.35
    56                                                    -                            -                           2,981.78
    57                                                    -                            -                           3,005.30
    58                                                    -                            -                             776.71




    -------------------------------------------------------------------------------------------------------------------------
    Period                       Couponcap Accum Shortfall      Couponcap Shortfall Payback           Capped Optimal Interest
    -------------------------------------------------------------------------------------------------------------------------
    Total                                                                      2,675,143.12                       38835852.87

    0                                                    -                                -                                 -
    1                                                    -                       104,015.31                   1,410,576.61000
    2                                                    -                       153,340.23                   1,392,279.50000
    3                                                    -                       103,162.48                   1,372,354.34000
    4                                                    -                       150,000.82                   1,350,824.03000
    5                                                    -                        96,825.06                   1,327,709.83000
    6                                                    -                       140,540.35                   1,303,034.70000
    7                                                    -                       134,499.99                   1,276,823.85000
    8                                                    -                        80,307.41                   1,249,104.66000
    9                                                    -                       118,394.61                   1,219,929.00000
    10                                                   -                        69,457.44                   1,189,366.85000
    11                                                   -                       103,597.50                   1,158,593.11000
    12                                                   -                        97,344.34                   1,128,070.56000
    13                                                   -                        14,879.07                   1,097,818.82000
    14                                                   -                        86,778.62                   1,067,835.53000
    15                                                   -                        45,347.28                   1,038,118.31000
    16                                                   -                        77,257.72                   1,008,664.84000
    17                                                   -                        39,670.57                     979,472.79000
    18                                                   -                        69,410.03                     950,539.86000
    19                                                   -                        65,960.80                     921,863.79000
    20                                                   -                        32,339.19                     893,442.31000
    21                                                   -                        59,642.31                     865,273.18000
    22                                                   -                        28,467.76                     837,354.18000
    23                                                   -                        55,970.77                     809,683.13000
    24                                                   -                        53,118.24                     782,257.83000
    25                                                   -                                -                     728,462.54000
    26                                                   -                        50,957.07                     728,135.89000
    27                                                   -                        24,372.17                     701,434.99000
    28                                                   -                        47,083.77                     674,971.31000
    29                                                   -                        23,852.20                     648,742.78000
    30                                                   -                        44,145.00                     622,747.32000
    31                                                   -                        42,843.93                     596,982.90000
    32                                                   -                        22,231.57                     571,447.47000
    33                                                   -                        40,073.46                     546,139.02000
    34                                                   -                        20,807.24                     521,055.56000
    35                                                   -                        37,994.69                     496,195.12000
    36                                                   -                        36,155.58                     471,555.72000
    37                                                   -                                -                     435,237.06000
    38                                                   -                        33,757.06                     424,470.58000
    39                                                   -                        18,038.34                     402,016.10000
    40                                                   -                        30,657.57                     379,770.12000
    41                                                   -                        16,918.58                     357,730.78000
    42                                                   -                        27,711.26                     335,896.26000
    43                                                   -                        26,221.93                     314,264.74000
    44                                                   -                        14,543.27                     292,834.41000
    45                                                   -                        23,082.34                     271,603.50000
    46                                                   -                        12,731.72                     250,570.22000
    47                                                   -                        19,972.45                     229,732.84000
    48                                                   -                        18,248.29                     209,089.61000
    49                                                   -                                -                     185,393.03000
    50                                                   -                        15,042.35                     168,378.73000
    51                                                   -                         8,091.75                     148,307.69000
    52                                                   -                        11,645.53                     128,424.00000
    53                                                   -                         6,148.72                     108,726.01000
    54                                                   -                         8,231.30                      89,212.06000
    55                                                   -                         6,492.35                      69,880.53000
    56                                                   -                         2,981.78                      50,729.79000
    57                                                   -                         3,005.30                      31,758.25000
    58                                                   -                           776.71                      12,964.31000




    ---------------------------------------------------------------------------------------------------------------------------
    Period                          Coupon        Effective Coupon         Couponcap Rate    Credit Support           LIBOR_1MO
    ---------------------------------------------------------------------------------------------------------------------------
    Total

    0                                                                                                     -
    1                              7.40674                 7.40674                   6.90              7.79             7.33674
    2                              7.41078                 7.41078                   6.68              7.83             7.34078
    3                              7.41662                 7.41662                   6.90              7.88             7.34662
    4                              7.41684                 7.41684                   6.68              7.93             7.34684
    5                              7.40113                 7.40113                   6.90              7.99             7.33113
    6                              7.39556                 7.39556                   6.68              8.05             7.32556
    7                              7.37876                 7.37876                   6.68              8.12             7.30876
    8                              7.34157                 7.34157                   6.90              8.19             7.27157
    9                              7.32343                 7.32343                   6.68              8.26             7.25343
    10                             7.30093                 7.30093                   6.90              8.34             7.23093
    11                             7.27250                 7.27250                   6.68              8.41             7.20250
    12                             7.25167                 7.25167                   6.68              8.49             7.18167
    13                             7.23274                 7.23274                   7.14              8.57             7.16274
    14                             7.21816                 7.21816                   6.68              8.65             7.14816
    15                             7.19953                 7.19953                   6.90              8.73             7.12953
    16                             7.18702                 7.18702                   6.68              8.81             7.11702
    17                             7.17764                 7.17764                   6.90              8.89             7.10764
    18                             7.16322                 7.16322                   6.68              8.98             7.09322
    19                             7.15343                 7.15343                   6.68              9.06             7.08343
    20                             7.14801                 7.14801                   6.90              9.14             7.07801
    21                             7.13597                 7.13597                   6.68              9.23             7.06597
    22                             7.13289                 7.13289                   6.90              9.31             7.06289
    23                             7.13734                 7.13734                   6.68              9.40             7.06734
    24                             7.12920                 7.12920                   6.68              9.49             7.05920
    25                             7.13067                 7.13067                   7.39              9.58             7.06067
    26                             7.14313                 7.14313                   6.68              9.67             7.07313
    27                             7.13818                 7.13818                   6.90              9.76             7.06818
    28                             7.14167                 7.14167                   6.68              9.85             7.07167
    29                             7.15217                 7.15217                   6.90              9.94             7.08217
    30                             7.14927                 7.14927                   6.68             10.03             7.07927
    31                             7.15517                 7.15517                   6.68             10.12             7.08517
    32                             7.16699                 7.16699                   6.90             10.22             7.09699
    33                             7.16596                 7.16596                   6.68             10.31             7.09596
    34                             7.17414                 7.17414                   6.90             10.41             7.10414
    35                             7.18735                 7.18735                   6.68             10.51             7.11735
    36                             7.18805                 7.18805                   6.68             10.61             7.11805
    37                             7.19481                 7.19481                   7.39             10.71             7.12481
    38                             7.20716                 7.20716                   6.68             10.81             7.13716
    39                             7.20833                 7.20833                   6.90             10.91             7.13833
    40                             7.21522                 7.21522                   6.68             11.01             7.14522
    41                             7.22511                 7.22511                   6.90             11.11             7.15511
    42                             7.22711                 7.22711                   6.68             11.22             7.15711
    43                             7.23341                 7.23341                   6.68             11.32             7.16341
    44                             7.24154                 7.24154                   6.90             11.43             7.17154
    45                             7.24379                 7.24379                   6.68             11.53             7.17379
    46                             7.24951                 7.24951                   6.90             11.64             7.17951
    47                             7.25688                 7.25688                   6.68             11.75             7.18688
    48                             7.25916                 7.25916                   6.68             11.86             7.18916
    49                             7.26465                 7.26465                   7.39             11.97             7.19465
    50                             7.27298                 7.27298                   6.68             12.09             7.20298
    51                             7.27552                 7.27552                   6.90             12.20             7.20552
    52                             7.28201                 7.28201                   6.68             12.31             7.21201
    53                             7.28932                 7.28932                   6.90             12.43             7.21932
    54                             7.29266                 7.29266                   6.68             12.55             7.22266
    55                             7.29696                 7.29696                   6.68             12.66             7.22696
    56                             7.30476                 7.30476                   6.90             12.78             7.23476
    57                             7.30853                 7.30853                   6.68             12.90             7.23853
    58                             7.31264                 7.31264                   6.90            100.00             7.24264


               FWD Curve
               -------------------------------------------------
               Payment Date                      LIBOR_1MO
               -------------------------------------------------
                                  3/25/2007             5.33674
                                  4/25/2007             5.34078
                                  5/25/2007             5.34662
                                  6/25/2007             5.34684
                                  7/25/2007             5.33113
                                  8/25/2007             5.32556
                                  9/25/2007             5.30876
                                 10/25/2007             5.27157
                                 11/25/2007             5.25343
                                 12/25/2007             5.23093
                                  1/25/2008             5.20250
                                  2/25/2008             5.18167
                                  3/25/2008             5.16274
                                  4/25/2008             5.14816
                                  5/25/2008             5.12953
                                  6/25/2008             5.11702
                                  7/25/2008             5.10764
                                  8/25/2008             5.09322
                                  9/25/2008             5.08343
                                 10/25/2008             5.07801
                                 11/25/2008             5.06597
                                 12/25/2008             5.06289
                                  1/25/2009             5.06734
                                  2/25/2009             5.05920
                                  3/25/2009             5.06067
                                  4/25/2009             5.07313
                                  5/25/2009             5.06818
                                  6/25/2009             5.07167
                                  7/25/2009             5.08217
                                  8/25/2009             5.07927
                                  9/25/2009             5.08517
                                 10/25/2009             5.09699
                                 11/25/2009             5.09596
                                 12/25/2009             5.10414
                                  1/25/2010             5.11735
                                  2/25/2010             5.11805
                                  3/25/2010             5.12481
                                  4/25/2010             5.13716
                                  5/25/2010             5.13833
                                  6/25/2010             5.14522
                                  7/25/2010             5.15511
                                  8/25/2010             5.15711
                                  9/25/2010             5.16341
                                 10/25/2010             5.17154
                                 11/25/2010             5.17379
                                 12/25/2010             5.17951
                                  1/25/2011             5.18688
                                  2/25/2011             5.18916
                                  3/25/2011             5.19465
                                  4/25/2011             5.20298
                                  5/25/2011             5.20552
                                  6/25/2011             5.21201
                                  7/25/2011             5.21932
                                  8/25/2011             5.22266
                                  9/25/2011             5.22696
                                 10/25/2011             5.23476
                                 11/25/2011             5.23853
                                 12/25/2011             5.24264
                                  1/25/2012             5.25005
                                  2/25/2012             5.25365
                                  3/25/2012             5.25826
                                  4/25/2012             5.26725
                                  5/25/2012             5.27111
                                  6/25/2012             5.27438
                                  7/25/2012             5.27704
                                  8/25/2012             5.28746
                                  9/25/2012             5.29260
                                 10/25/2012             5.29558
                                 11/25/2012             5.29912
                                 12/25/2012             5.30205
                                  1/25/2013             5.30563
                                  2/25/2013             5.31471
                                  3/25/2013             5.31877
                                  4/25/2013             5.32311
                                  5/25/2013             5.32626
                                  6/25/2013             5.33000
                                  7/25/2013             5.33314
                                  8/25/2013             5.34197
                                  9/25/2013             5.34693
                                 10/25/2013             5.35027
                                 11/25/2013             5.35418
                                 12/25/2013             5.35749
                                  1/25/2014             5.36144
                                  2/25/2014             5.36912
                                  3/25/2014             5.37299
                                  4/25/2014             5.37760
                                  5/25/2014             5.38104
                                  6/25/2014             5.38507
                                  7/25/2014             5.38850
                                  8/25/2014             5.39510
                                  9/25/2014             5.39958
                                 10/25/2014             5.40310
                                 11/25/2014             5.40721
                                 12/25/2014             5.41071
                                  1/25/2015             5.41487
                                  2/25/2015             5.41975
                                  3/25/2015             5.42288
                                  4/25/2015             5.42760
                                  5/25/2015             5.43113
                                  6/25/2015             5.43527
                                  7/25/2015             5.43879
                                  8/25/2015             5.44334
                                  9/25/2015             5.44728
                                 10/25/2015             5.45082
                                 11/25/2015             5.45498
                                 12/25/2015             5.45851
                                  1/25/2016             5.46271
                                  2/25/2016             5.46552
                                  3/25/2016             5.46839
                                  4/25/2016             5.47281
                                  5/25/2016             5.47632
                                  6/25/2016             5.48045
                                  7/25/2016             5.48396
                                  8/25/2016             5.48798
                                  9/25/2016             5.49176
                                 10/25/2016             5.49526
                                 11/25/2016             5.49939
                                 12/25/2016             5.50289
                                  1/25/2017             5.50708
                                  2/25/2017             5.51232
                                  3/25/2017             5.51552
                                  4/25/2017             5.52030
                                  5/25/2017             5.52383
                                  6/25/2017             5.52800
                                  7/25/2017             5.53153
                                  8/25/2017             5.53297
                                  9/25/2017             5.53603
                                 10/25/2017             5.53948
                                 11/25/2017             5.54359
                                 12/25/2017             5.54706
                                  1/25/2018             5.55123
                                  2/25/2018             5.54861
                                  3/25/2018             5.54944
                                  4/25/2018             5.55403
                                  5/25/2018             5.55737
                                  6/25/2018             5.56137
                                  7/25/2018             5.56471
                                  8/25/2018             5.56337
                                  9/25/2018             5.56550
                                 10/25/2018             5.56869
                                 11/25/2018             5.57260
                                 12/25/2018             5.57583
                                  1/25/2019             5.57979
                                  2/25/2019             5.57840
                                  3/25/2019             5.57941
                                  4/25/2019             5.58385
                                  5/25/2019             5.58700
                                  6/25/2019             5.59082
                                  7/25/2019             5.59397
                                  8/25/2019             5.59053
                                  9/25/2019             5.59194
                                 10/25/2019             5.59489
                                 11/25/2019             5.59860
                                 12/25/2019             5.60161
                                  1/25/2020             5.60536
                                  2/25/2020             5.60008
                                  3/25/2020             5.60019
                                  4/25/2020             5.60404
                                  5/25/2020             5.60691
                                  6/25/2020             5.61048
                                  7/25/2020             5.61335
                                  8/25/2020             5.60575
                                  9/25/2020             5.60578
                                 10/25/2020             5.60838
                                 11/25/2020             5.61178
                                 12/25/2020             5.61447
                                  1/25/2021             5.61790
                                  2/25/2021             5.60709
                                  3/25/2021             5.60493
                                  4/25/2021             5.60875
                                  5/25/2021             5.61122
                                  6/25/2021             5.61441
                                  7/25/2021             5.61688
                                  8/25/2021             5.60557
                                  9/25/2021             5.60427
                                 10/25/2021             5.60641
                                 11/25/2021             5.60939
                                 12/25/2021             5.61164
                                  1/25/2022             5.61466
                                  2/25/2022             5.60140
                                  3/25/2022             5.59821
                                  4/25/2022             5.60162
                                  5/25/2022             5.60364
                                  6/25/2022             5.60640
                                  7/25/2022             5.60843
                                  8/25/2022             5.59787
                                  9/25/2022             5.59648
                                 10/25/2022             5.59821
                                 11/25/2022             5.60079
                                 12/25/2022             5.60263
                                  1/25/2023             5.60524
                                  2/25/2023             5.59424
                                  3/25/2023             5.59142
                                  4/25/2023             5.59450
                                  5/25/2023             5.59616
                                  6/25/2023             5.59857
                                  7/25/2023             5.60023
                                  8/25/2023             5.58957
                                  9/25/2023             5.58789
                                 10/25/2023             5.58927
                                 11/25/2023             5.59152
                                 12/25/2023             5.59300
                                  1/25/2024             5.59528
                                  2/25/2024             5.58410
                                  3/25/2024             5.58141
                                  4/25/2024             5.58380
                                  5/25/2024             5.58511
                                  6/25/2024             5.58720
                                  7/25/2024             5.58852
                                  8/25/2024             5.57762
                                  9/25/2024             5.57565
                                 10/25/2024             5.57670
                                 11/25/2024             5.57863
                                 12/25/2024             5.57979
                                  1/25/2025             5.58174
                                  2/25/2025             5.57036
                                  3/25/2025             5.56694
                                  4/25/2025             5.56943
                                  5/25/2025             5.57043
                                  6/25/2025             5.57221
                                  7/25/2025             5.57321
                                  8/25/2025             5.56208
                                  9/25/2025             5.55982
                                 10/25/2025             5.56056
                                 11/25/2025             5.56220
                                 12/25/2025             5.56305
                                  1/25/2026             5.56470
                                  2/25/2026             5.55302
                                  3/25/2026             5.54930
                                  4/25/2026             5.55151
                                  5/25/2026             5.55221
                                  6/25/2026             5.55370
                                  7/25/2026             5.55440
                                  8/25/2026             5.54294
                                  9/25/2026             5.54038
                                 10/25/2026             5.54084
                                 11/25/2026             5.54219
                                 12/25/2026             5.54275
                                  1/25/2027             5.54411
                                  2/25/2027             5.53315
                                  3/25/2027             5.52942
                                  4/25/2027             5.53139
                                  5/25/2027             5.53182
                                  6/25/2027             5.53305
                                  7/25/2027             5.53347
                                  8/25/2027             5.52416
                                  9/25/2027             5.52202
                                 10/25/2027             5.52225
                                 11/25/2027             5.52337
                                 12/25/2027             5.52368
                                  1/25/2028             5.52481
                                  2/25/2028             5.51540
                                  3/25/2028             5.51240
                                  4/25/2028             5.51376
                                  5/25/2028             5.51397
                                  6/25/2028             5.51499
                                  7/25/2028             5.51520
                                  8/25/2028             5.50648
                                  9/25/2028             5.50436
                                 10/25/2028             5.50439
                                 11/25/2028             5.50531
                                 12/25/2028             5.50543
                                  1/25/2029             5.50636
                                  2/25/2029             5.49755
                                  3/25/2029             5.49414
                                  4/25/2029             5.49574
                                  5/25/2029             5.49576
                                  6/25/2029             5.49660
                                  7/25/2029             5.49662
                                  8/25/2029             5.48846
                                  9/25/2029             5.48636
                                 10/25/2029             5.48622
                                 11/25/2029             5.48697
                                 12/25/2029             5.48691
                                  1/25/2030             5.48766
                                  2/25/2030             5.47935
                                  3/25/2030             5.47596
                                  4/25/2030             5.47740
                                  5/25/2030             5.47726
                                  6/25/2030             5.47793
                                  7/25/2030             5.47778
                                  8/25/2030             5.47007
                                  9/25/2030             5.46799
                                 10/25/2030             5.46769
                                 11/25/2030             5.46829
                                 12/25/2030             5.46807
                                  1/25/2031             5.46866
                                  2/25/2031             5.46077
                                  3/25/2031             5.45740
                                  4/25/2031             5.45870
                                  5/25/2031             5.45841
                                  6/25/2031             5.45893
                                  7/25/2031             5.45864
                                  8/25/2031             5.45132
                                  9/25/2031             5.44924
                                 10/25/2031             5.44881
                                 11/25/2031             5.44927
                                 12/25/2031             5.44890
                                  1/25/2032             5.44936
                                  2/25/2032             5.44168
                                  3/25/2032             5.43870
                                  4/25/2032             5.43945
                                  5/25/2032             5.43902
                                  6/25/2032             5.43941
                                  7/25/2032             5.43898
                                  8/25/2032             5.43172
                                  9/25/2032             5.42956
                                 10/25/2032             5.42901
                                 11/25/2032             5.42933
                                 12/25/2032             5.42884
                                  1/25/2033             5.42916
                                  2/25/2033             5.42172
                                  3/25/2033             5.41829
                                  4/25/2033             5.41935
                                  5/25/2033             5.41879
                                  6/25/2033             5.41906
                                  7/25/2033             5.41850
                                  8/25/2033             5.41160
                                  9/25/2033             5.40945
                                 10/25/2033             5.40878
                                 11/25/2033             5.40899
                                 12/25/2033             5.40838
                                  1/25/2034             5.40858
                                  2/25/2034             5.40146
                                  3/25/2034             5.39804
                                  4/25/2034             5.39898
                                  5/25/2034             5.39831
                                  6/25/2034             5.39846
                                  7/25/2034             5.39780
                                  8/25/2034             5.39119
                                  9/25/2034             5.38904
                                 10/25/2034             5.38827
                                 11/25/2034             5.38837
                                 12/25/2034             5.38765
                                  1/25/2035             5.38775
                                  2/25/2035             5.38090
                                  3/25/2035             5.37748
                                  4/25/2035             5.37833
                                  5/25/2035             5.37756
                                  6/25/2035             5.37761
                                  7/25/2035             5.37684
                                  8/25/2035             5.37049
                                  9/25/2035             5.36834
                                 10/25/2035             5.36747
                                 11/25/2035             5.36747
                                 12/25/2035             5.36665
                                  1/25/2036             5.36665
                                  2/25/2036             5.36001
                                  3/25/2036             5.35702
                                  4/25/2036             5.35735
                                  5/25/2036             5.35649
                                  6/25/2036             5.35644
                                  7/25/2036             5.35558
                                  8/25/2036             5.34944
                                  9/25/2036             5.34729
                                 10/25/2036             5.34633
                                 11/25/2036             5.34624
                                 12/25/2036             5.34533
                                  1/25/2037             5.34533
                                  2/25/2037             5.34533
                                            --------------------

FWD Curve
------------------------
Payment DateLIBOR_1MO
------------------------

 3/25/2007      5.33674
 4/25/2007      5.34078
 5/25/2007      5.34662
 6/25/2007      5.34684
 7/25/2007      5.33113
 8/25/2007      5.32556
 9/25/2007      5.30876
10/25/2007      5.27157
11/25/2007      5.25343
12/25/2007      5.23093
 1/25/2008      5.20250
 2/25/2008      5.18167
 3/25/2008      5.16274
 4/25/2008      5.14816
 5/25/2008      5.12953
 6/25/2008      5.11702
 7/25/2008      5.10764
 8/25/2008      5.09322
 9/25/2008      5.08343
10/25/2008      5.07801
11/25/2008      5.06597
12/25/2008      5.06289
 1/25/2009      5.06734
 2/25/2009      5.05920
 3/25/2009      5.06067
 4/25/2009      5.07313
 5/25/2009      5.06818
 6/25/2009      5.07167
 7/25/2009      5.08217
 8/25/2009      5.07927
 9/25/2009      5.08517
10/25/2009      5.09699
11/25/2009      5.09596
12/25/2009      5.10414
 1/25/2010      5.11735
 2/25/2010      5.11805
 3/25/2010      5.12481
 4/25/2010      5.13716
 5/25/2010      5.13833
 6/25/2010      5.14522
 7/25/2010      5.15511
 8/25/2010      5.15711
 9/25/2010      5.16341
10/25/2010      5.17154
11/25/2010      5.17379
12/25/2010      5.17951
 1/25/2011      5.18688
 2/25/2011      5.18916
 3/25/2011      5.19465
 4/25/2011      5.20298
 5/25/2011      5.20552
 6/25/2011      5.21201
 7/25/2011      5.21932
 8/25/2011      5.22266
 9/25/2011      5.22696
10/25/2011      5.23476
11/25/2011      5.23853
12/25/2011      5.24264
 1/25/2012      5.25005
 2/25/2012      5.25365
 3/25/2012      5.25826
 4/25/2012      5.26725
 5/25/2012      5.27111
 6/25/2012      5.27438
 7/25/2012      5.27704
 8/25/2012      5.28746
 9/25/2012      5.29260
10/25/2012      5.29558
11/25/2012      5.29912
12/25/2012      5.30205
 1/25/2013      5.30563
 2/25/2013      5.31471
 3/25/2013      5.31877
 4/25/2013      5.32311
 5/25/2013      5.32626
 6/25/2013      5.33000
 7/25/2013      5.33314
 8/25/2013      5.34197
 9/25/2013      5.34693
10/25/2013      5.35027
11/25/2013      5.35418
12/25/2013      5.35749
 1/25/2014      5.36144
 2/25/2014      5.36912
 3/25/2014      5.37299
 4/25/2014      5.37760
 5/25/2014      5.38104
 6/25/2014      5.38507
 7/25/2014      5.38850
 8/25/2014      5.39510
 9/25/2014      5.39958
10/25/2014      5.40310
11/25/2014      5.40721
12/25/2014      5.41071
 1/25/2015      5.41487
 2/25/2015      5.41975
 3/25/2015      5.42288
 4/25/2015      5.42760
 5/25/2015      5.43113
 6/25/2015      5.43527
 7/25/2015      5.43879
 8/25/2015      5.44334
 9/25/2015      5.44728
10/25/2015      5.45082
11/25/2015      5.45498
12/25/2015      5.45851
 1/25/2016      5.46271
 2/25/2016      5.46552
 3/25/2016      5.46839
 4/25/2016      5.47281
 5/25/2016      5.47632
 6/25/2016      5.48045
 7/25/2016      5.48396
 8/25/2016      5.48798
 9/25/2016      5.49176
10/25/2016      5.49526
11/25/2016      5.49939
12/25/2016      5.50289
 1/25/2017      5.50708
 2/25/2017      5.51232
 3/25/2017      5.51552
 4/25/2017      5.52030
 5/25/2017      5.52383
 6/25/2017      5.52800
 7/25/2017      5.53153
 8/25/2017      5.53297
 9/25/2017      5.53603
10/25/2017      5.53948
11/25/2017      5.54359
12/25/2017      5.54706
 1/25/2018      5.55123
 2/25/2018      5.54861
 3/25/2018      5.54944
 4/25/2018      5.55403
 5/25/2018      5.55737
 6/25/2018      5.56137
 7/25/2018      5.56471
 8/25/2018      5.56337
 9/25/2018      5.56550
10/25/2018      5.56869
11/25/2018      5.57260
12/25/2018      5.57583
 1/25/2019      5.57979
 2/25/2019      5.57840
 3/25/2019      5.57941
 4/25/2019      5.58385
 5/25/2019      5.58700
 6/25/2019      5.59082
 7/25/2019      5.59397
 8/25/2019      5.59053
 9/25/2019      5.59194
10/25/2019      5.59489
11/25/2019      5.59860
12/25/2019      5.60161
 1/25/2020      5.60536
 2/25/2020      5.60008
 3/25/2020      5.60019
 4/25/2020      5.60404
 5/25/2020      5.60691
 6/25/2020      5.61048
 7/25/2020      5.61335
 8/25/2020      5.60575
 9/25/2020      5.60578
10/25/2020      5.60838
11/25/2020      5.61178
12/25/2020      5.61447
 1/25/2021      5.61790
 2/25/2021      5.60709
 3/25/2021      5.60493
 4/25/2021      5.60875
 5/25/2021      5.61122
 6/25/2021      5.61441
 7/25/2021      5.61688
 8/25/2021      5.60557
 9/25/2021      5.60427
10/25/2021      5.60641
11/25/2021      5.60939
12/25/2021      5.61164
 1/25/2022      5.61466
 2/25/2022      5.60140
 3/25/2022      5.59821
 4/25/2022      5.60162
 5/25/2022      5.60364
 6/25/2022      5.60640
 7/25/2022      5.60843
 8/25/2022      5.59787
 9/25/2022      5.59648
10/25/2022      5.59821
11/25/2022      5.60079
12/25/2022      5.60263
 1/25/2023      5.60524
 2/25/2023      5.59424
 3/25/2023      5.59142
 4/25/2023      5.59450
 5/25/2023      5.59616
 6/25/2023      5.59857
 7/25/2023      5.60023
 8/25/2023      5.58957
 9/25/2023      5.58789
10/25/2023      5.58927
11/25/2023      5.59152
12/25/2023      5.59300
 1/25/2024      5.59528
 2/25/2024      5.58410
 3/25/2024      5.58141
 4/25/2024      5.58380
 5/25/2024      5.58511
 6/25/2024      5.58720
 7/25/2024      5.58852
 8/25/2024      5.57762
 9/25/2024      5.57565
10/25/2024      5.57670
11/25/2024      5.57863
12/25/2024      5.57979
 1/25/2025      5.58174
 2/25/2025      5.57036
 3/25/2025      5.56694
 4/25/2025      5.56943
 5/25/2025      5.57043
 6/25/2025      5.57221
 7/25/2025      5.57321
 8/25/2025      5.56208
 9/25/2025      5.55982
10/25/2025      5.56056
11/25/2025      5.56220
12/25/2025      5.56305
 1/25/2026      5.56470
 2/25/2026      5.55302
 3/25/2026      5.54930
 4/25/2026      5.55151
 5/25/2026      5.55221
 6/25/2026      5.55370
 7/25/2026      5.55440
 8/25/2026      5.54294
 9/25/2026      5.54038
10/25/2026      5.54084
11/25/2026      5.54219
12/25/2026      5.54275
 1/25/2027      5.54411
 2/25/2027      5.53315
 3/25/2027      5.52942
 4/25/2027      5.53139
 5/25/2027      5.53182
 6/25/2027      5.53305
 7/25/2027      5.53347
 8/25/2027      5.52416
 9/25/2027      5.52202
10/25/2027      5.52225
11/25/2027      5.52337
12/25/2027      5.52368
 1/25/2028      5.52481
 2/25/2028      5.51540
 3/25/2028      5.51240
 4/25/2028      5.51376
 5/25/2028      5.51397
 6/25/2028      5.51499
 7/25/2028      5.51520
 8/25/2028      5.50648
 9/25/2028      5.50436
10/25/2028      5.50439
11/25/2028      5.50531
12/25/2028      5.50543
 1/25/2029      5.50636
 2/25/2029      5.49755
 3/25/2029      5.49414
 4/25/2029      5.49574
 5/25/2029      5.49576
 6/25/2029      5.49660
 7/25/2029      5.49662
 8/25/2029      5.48846
 9/25/2029      5.48636
10/25/2029      5.48622
11/25/2029      5.48697
12/25/2029      5.48691
 1/25/2030      5.48766
 2/25/2030      5.47935
 3/25/2030      5.47596
 4/25/2030      5.47740
 5/25/2030      5.47726
 6/25/2030      5.47793
 7/25/2030      5.47778
 8/25/2030      5.47007
 9/25/2030      5.46799
10/25/2030      5.46769
11/25/2030      5.46829
12/25/2030      5.46807
 1/25/2031      5.46866
 2/25/2031      5.46077
 3/25/2031      5.45740
 4/25/2031      5.45870
 5/25/2031      5.45841
 6/25/2031      5.45893
 7/25/2031      5.45864
 8/25/2031      5.45132
 9/25/2031      5.44924
10/25/2031      5.44881
11/25/2031      5.44927
12/25/2031      5.44890
 1/25/2032      5.44936
 2/25/2032      5.44168
 3/25/2032      5.43870
 4/25/2032      5.43945
 5/25/2032      5.43902
 6/25/2032      5.43941
 7/25/2032      5.43898
 8/25/2032      5.43172
 9/25/2032      5.42956
10/25/2032      5.42901
11/25/2032      5.42933
12/25/2032      5.42884
 1/25/2033      5.42916
 2/25/2033      5.42172
 3/25/2033      5.41829
 4/25/2033      5.41935
 5/25/2033      5.41879
 6/25/2033      5.41906
 7/25/2033      5.41850
 8/25/2033      5.41160
 9/25/2033      5.40945
10/25/2033      5.40878
11/25/2033      5.40899
12/25/2033      5.40838
 1/25/2034      5.40858
 2/25/2034      5.40146
 3/25/2034      5.39804
 4/25/2034      5.39898
 5/25/2034      5.39831
 6/25/2034      5.39846
 7/25/2034      5.39780
 8/25/2034      5.39119
 9/25/2034      5.38904
10/25/2034      5.38827
11/25/2034      5.38837
12/25/2034      5.38765
 1/25/2035      5.38775
 2/25/2035      5.38090
 3/25/2035      5.37748
 4/25/2035      5.37833
 5/25/2035      5.37756
 6/25/2035      5.37761
 7/25/2035      5.37684
 8/25/2035      5.37049
 9/25/2035      5.36834
10/25/2035      5.36747
11/25/2035      5.36747
12/25/2035      5.36665
 1/25/2036      5.36665
 2/25/2036      5.36001
 3/25/2036      5.35702
 4/25/2036      5.35735
 5/25/2036      5.35649
 6/25/2036      5.35644
 7/25/2036      5.35558
 8/25/2036      5.34944
 9/25/2036      5.34729
10/25/2036      5.34633
11/25/2036      5.34624
12/25/2036      5.34533
 1/25/2037      5.34533
 2/25/2037      5.34533

                                                    Collateral                                                  Hedges
                                                                                                                   CAP
                            Principal          Interest   Int on Cash   Reinv Princ              Balance     Cash Flow
               Total   622,386,218.63    334,905,462.23             0             0                         146,833.97
Period          Date
0           23-Feb-07               0                 0             0             0       622,386,218.63             0
1           25-Mar-07    3,183,765.50      3,577,724.25             0             0       619,202,453.13      6,324.26
2           25-Apr-07    3,466,204.31      3,559,422.62             0             0       615,736,248.82      7,142.30
3           25-May-07    3,745,439.87      3,539,497.42             0             0       611,990,808.95      6,350.09
4           25-Jun-07    4,020,979.60      3,517,967.06             0             0       607,969,829.34      7,158.73
5           25-Jul-07    4,292,524.66      3,494,852.85             0             0       603,677,304.68      6,310.12
6           25-Aug-07    4,559,686.19      3,470,177.75             0             0       599,117,618.49      7,101.92
7           25-Sep-07    4,822,081.79      3,443,966.97             0             0       594,295,536.69      7,057.01
8           25-Oct-07    5,075,556.71      3,416,247.89             0             0       589,219,979.99      6,155.98
9           25-Nov-07    5,316,876.91      3,387,073.41             0             0       583,903,103.08      6,908.92
10          25-Dec-07    5,354,023.17      3,356,513.81             0             0       578,549,079.91      6,050.71
11          25-Jan-08    5,310,364.06      3,325,746.37             0             0       573,238,715.85      6,772.44
12          25-Feb-08    5,263,221.01      3,295,230.89             0             0       567,975,494.84      6,716.57
13          25-Mar-08    5,216,492.15      3,264,986.26             0             0       562,759,002.68       5081.66
14          25-Apr-08    5,170,173.86      3,235,010.10             0             0       557,588,828.83      6,626.66
15          25-May-08    5,124,262.53      3,205,300.06             0             0       552,464,566.30      5,787.49
16          25-Jun-08    5,078,754.60      3,175,853.80             0             0       547,385,811.70      6,543.08
17          25-Jul-08    5,033,646.55      3,146,668.99             0             0       542,352,165.15      5,730.59
18          25-Aug-08    4,988,934.86      3,117,743.34             0             0       537,363,230.29      6,479.19
19          25-Sep-08    4,944,616.07      3,089,074.58             0             0       532,418,614.21      6,452.90
20          25-Oct-08    4,900,686.75      3,060,660.45             0             0       527,517,927.47      5,653.57
21          25-Nov-08    4,857,143.46      3,032,498.70             0             0       522,660,784.00      6,405.98
22          25-Dec-08    4,813,982.85      3,004,587.13             0             0       517,846,801.16      5,614.23
23          25-Jan-09    4,771,201.55      2,976,923.53             0             0       513,075,599.60      6,409.55
24          25-Feb-09    4,728,796.25      2,949,505.72             0             0       508,346,803.36             0
25          25-Mar-09    4,686,763.65      2,922,331.55             0             0       503,660,039.71             0
26          25-Apr-09    4,645,100.48      2,895,398.87             0             0       499,014,939.23             0
27          25-May-09    4,603,803.52      2,868,705.56             0             0       494,411,135.71             0
28          25-Jun-09    4,562,869.55      2,842,249.52             0             0       489,848,266.16             0
29          25-Jul-09    4,522,295.40      2,816,028.66             0             0       485,325,970.76             0
30          25-Aug-09    4,482,077.91      2,790,040.92             0             0       480,843,892.85             0
31          25-Sep-09    4,442,213.97      2,764,284.24             0             0       476,401,678.88             0
32          25-Oct-09    4,402,700.47      2,738,756.59             0             0       471,998,978.40             0
33          25-Nov-09    4,363,534.35      2,713,455.97             0             0       467,635,444.05             0
34          25-Dec-09    4,324,712.56      2,688,380.37             0             0       463,310,731.49             0
35          25-Jan-10    4,286,232.09      2,663,527.82             0             0       459,024,499.40             0
36          25-Feb-10    4,248,089.95      2,638,896.36             0             0       454,776,409.45             0
37          25-Mar-10    4,210,283.17      2,614,484.04             0             0       450,566,126.28             0
38          25-Apr-10    4,172,808.82      2,590,288.94             0             0       446,393,317.46             0
39          25-May-10    4,135,663.99      2,566,309.14             0             0       442,257,653.46             0
40          25-Jun-10    4,098,845.79      2,542,542.76             0             0       438,158,807.67             0
41          25-Jul-10    4,062,351.36      2,518,987.91             0             0       434,096,456.31             0
42          25-Aug-10    4,026,177.86      2,495,642.74             0             0       430,070,278.45             0
43          25-Sep-10    3,990,322.49      2,472,505.41             0             0       426,079,955.96             0
44          25-Oct-10    3,954,782.45      2,449,574.08             0             0       422,125,173.51             0
45          25-Nov-10    3,919,554.98      2,426,846.94             0             0       418,205,618.53             0
46          25-Dec-10    3,884,637.35      2,404,322.20             0             0       414,320,981.18             0
47          25-Jan-11    3,850,026.85      2,381,998.09             0             0       410,470,954.33             0
48          25-Feb-11    3,815,720.77      2,359,872.82             0             0       406,655,233.55             0
49          25-Mar-11    3,781,716.46      2,337,944.66             0             0       402,873,517.09             0
50          25-Apr-11    3,748,011.28      2,316,211.88             0             0       399,125,505.81             0
51          25-May-11    3,714,602.59      2,294,672.74             0             0       395,410,903.22             0
52          25-Jun-11    3,681,487.81      2,273,325.56             0             0       391,729,415.41             0
53          25-Jul-11    3,648,664.36      2,252,168.64             0             0       388,080,751.06             0
54          25-Aug-11    3,616,129.68      2,231,200.30             0             0       384,464,621.37             0
55          25-Sep-11    3,583,881.26      2,210,418.90             0             0       380,880,740.11             0
56          25-Oct-11    3,551,916.57      2,189,822.78             0             0       377,328,823.54             0
57          25-Nov-11    3,520,233.14      2,169,410.31             0             0       373,808,590.40             0
58          25-Dec-11    3,490,580.39      2,149,179.88             0             0       370,318,010.01             0
59          25-Jan-12    3,463,347.78      2,129,120.84             0             0       366,854,662.23             0
60          25-Feb-12    3,432,426.49      2,109,219.34             0             0       363,422,235.74             0
61          25-Mar-12    3,401,777.38      2,089,495.47             0             0       360,020,458.37             0
62          25-Apr-12    3,371,398.04      2,069,947.68             0             0       356,649,060.32             0
63          25-May-12    3,341,286.13      2,050,574.40             0             0       353,307,774.19             0
64          25-Jun-12    3,311,439.30      2,031,374.11             0             0       349,996,334.89             0
65          25-Jul-12    3,281,855.22      2,012,345.29             0             0       346,714,479.68             0
66          25-Aug-12    3,252,531.59      1,993,486.41             0             0       343,461,948.09             0
67          25-Sep-12    3,223,466.13      1,974,796.00             0             0       340,238,481.96             0
68          25-Oct-12    3,194,656.58      1,956,272.56             0             0       337,043,825.38             0
69          25-Nov-12    3,166,100.69      1,937,914.62             0             0       333,877,724.68             0
70          25-Dec-12    3,137,796.25      1,919,720.73             0             0       330,739,928.43             0
71          25-Jan-13    3,109,741.05      1,901,689.45             0             0       327,630,187.39             0
72          25-Feb-13    3,081,932.90      1,883,819.33             0             0       324,548,254.49             0
73          25-Mar-13    3,054,369.64      1,866,108.97             0             0       321,493,884.85             0
74          25-Apr-13    3,027,049.12      1,848,556.95             0             0       318,466,835.73             0
75          25-May-13    2,999,969.23      1,831,161.89             0             0       315,466,866.50             0
76          25-Jun-13    2,973,127.84      1,813,922.39             0             0       312,493,738.66             0
77          25-Jul-13    2,946,522.87      1,796,837.10             0             0       309,547,215.80             0
78          25-Aug-13    2,920,152.24      1,779,904.64             0             0       306,627,063.55             0
79          25-Sep-13    2,894,013.91      1,763,123.68             0             0       303,733,049.64             0
80          25-Oct-13    2,868,105.84      1,746,492.89             0             0       300,864,943.81             0
81          25-Nov-13    2,842,426.00      1,730,010.93             0             0       298,022,517.81             0
82          25-Dec-13    2,816,972.40      1,713,676.49             0             0       295,205,545.41             0
83          25-Jan-14    2,791,743.06      1,697,488.29             0             0       292,413,802.35             0
84          25-Feb-14    2,766,736.01      1,681,445.03             0             0       289,647,066.34             0
85          25-Mar-14    2,741,949.30      1,665,545.42             0             0       286,905,117.04             0
86          25-Apr-14    2,717,381.00      1,649,788.22             0             0       284,187,736.04             0
87          25-May-14    2,693,029.20      1,634,172.16             0             0       281,494,706.84             0
88          25-Jun-14    2,668,891.99      1,618,695.99             0             0       278,825,814.85             0
89          25-Jul-14    2,644,967.51      1,603,358.50             0             0       276,180,847.34             0
90          25-Aug-14    2,621,253.87      1,588,158.44             0             0       273,559,593.47             0
91          25-Sep-14    2,597,749.25      1,573,094.63             0             0       270,961,844.22             0
92          25-Oct-14    2,574,451.79      1,558,165.84             0             0       268,387,392.43             0
93          25-Nov-14    2,551,359.70      1,543,370.90             0             0       265,836,032.73             0
94          25-Dec-14    2,528,471.16      1,528,708.62             0             0       263,307,561.58             0
95          25-Jan-15    2,505,784.39      1,514,177.83             0             0       260,801,777.19             0
96          25-Feb-15    2,483,297.62      1,499,777.38             0             0       258,318,479.56             0
97          25-Mar-15    2,461,009.11      1,485,506.11             0             0       255,857,470.45             0
98          25-Apr-15    2,438,917.11      1,471,362.89             0             0       253,418,553.34             0
99          25-May-15    2,417,019.90      1,457,346.60             0             0       251,001,533.44             0
100         25-Jun-15    2,395,315.77      1,443,456.10             0             0       248,606,217.67             0
101         25-Jul-15    2,373,803.03      1,429,690.29             0             0       246,232,414.63             0
102         25-Aug-15    2,352,480.01      1,416,048.07             0             0       243,879,934.62             0
103         25-Sep-15    2,331,345.03      1,402,528.35             0             0       241,548,589.59             0
104         25-Oct-15    2,310,396.45      1,389,130.06             0             0       239,238,193.14             0
105         25-Nov-15    2,289,632.64      1,375,852.11             0             0       236,948,560.50             0
106         25-Dec-15    2,269,051.97      1,362,693.46             0             0       234,679,508.53             0
107         25-Jan-16    2,248,652.84      1,349,653.04             0             0       232,430,855.69             0
108         25-Feb-16    2,228,433.66      1,336,729.81             0             0       230,202,422.02             0
109         25-Mar-16    2,208,392.86      1,323,922.75             0             0       227,994,029.17             0
110         25-Apr-16    2,188,528.85      1,311,230.82             0             0       225,805,500.32             0
111         25-May-16    2,168,840.11      1,298,653.02             0             0       223,636,660.21             0
112         25-Jun-16    2,149,325.08      1,286,188.32             0             0       221,487,335.13             0
113         25-Jul-16    2,129,982.25      1,273,835.75             0             0       219,357,352.88             0
114         25-Aug-16    2,110,810.11      1,261,594.30             0             0       217,246,542.77             0
115         25-Sep-16    2,091,807.15      1,249,463.00             0             0       215,154,735.62             0
116         25-Oct-16    2,073,615.64      1,237,440.87             0             0       213,081,119.98             0
117         25-Nov-16    2,059,231.02      1,225,523.44             0             0       211,021,888.97             0
118         25-Dec-16    2,243,311.63      1,213,689.32             0             0       208,778,577.33             0
119         25-Jan-17    2,223,408.79      1,200,793.45             0             0       206,555,168.54             0
120         25-Feb-17    2,202,920.26      1,188,012.33             0             0       204,352,248.28             0
121         25-Mar-17    2,182,536.36      1,175,349.00             0             0       202,169,711.92             0
122         25-Apr-17    2,162,333.87      1,162,802.81             0             0       200,007,378.05             0
123         25-May-17    2,142,311.18      1,150,372.73             0             0       197,865,066.87             0
124         25-Jun-17    2,122,466.72      1,138,057.71             0             0       195,742,600.16             0
125         25-Jul-17    2,102,798.91      1,125,856.73             0             0       193,639,801.24             0
126         25-Aug-17    2,083,306.22      1,113,768.77             0             0       191,556,495.02             0
127         25-Sep-17    2,063,987.09      1,101,792.84             0             0       189,492,507.93             0
128         25-Oct-17    2,044,840.01      1,089,927.93             0             0       187,447,667.92             0
129         25-Nov-17    2,025,863.45      1,078,173.06             0             0       185,421,804.48             0
130         25-Dec-17    2,007,055.91      1,066,527.23             0             0       183,414,748.56             0
131         25-Jan-18    1,988,415.92      1,054,989.50             0             0       181,426,332.64             0
132         25-Feb-18    1,969,942.00      1,043,558.88             0             0       179,456,390.64             0
133         25-Mar-18    1,951,632.69      1,032,234.43             0             0       177,504,757.95             0
134         25-Apr-18    1,933,486.53      1,021,015.20             0             0       175,571,271.42             0
135         25-May-18    1,915,502.10      1,009,900.25             0             0       173,655,769.33             0
136         25-Jun-18    1,897,677.96        998,888.66             0             0       171,758,091.36             0
137         25-Jul-18    1,880,012.72        987,979.50             0             0       169,878,078.64             0
138         25-Aug-18    1,862,504.98        977,171.86             0             0       168,015,573.67             0
139         25-Sep-18    1,845,153.34        966,464.83             0             0       166,170,420.33             0
140         25-Oct-18    1,827,956.43        955,857.52             0             0       164,342,463.90             0
141         25-Nov-18    1,810,912.90        945,349.04             0             0       162,531,551.00             0
142         25-Dec-18    1,794,021.39        934,938.51             0             0       160,737,529.61             0
143         25-Jan-19    1,777,280.57        924,625.05             0             0       158,960,249.05             0
144         25-Feb-19    1,760,689.10        914,407.80             0             0       157,199,559.94             0
145         25-Mar-19    1,744,245.69        904,285.90             0             0       155,455,314.26             0
146         25-Apr-19    1,727,949.01        894,258.50             0             0       153,727,365.25             0
147         25-May-19    1,711,797.79        884,324.75             0             0       152,015,567.46             0
148         25-Jun-19    1,695,790.74        874,483.83             0             0       150,319,776.72             0
149         25-Jul-19    1,679,926.59        864,734.90             0             0       148,639,850.13             0
150         25-Aug-19    1,664,204.08        855,077.13             0             0       146,975,646.05             0
151         25-Sep-19    1,648,621.98        845,509.73             0             0       145,327,024.07             0
152         25-Oct-19    1,633,179.03        836,031.87             0             0       143,693,845.04             0
153         25-Nov-19    1,617,874.03        826,642.77             0             0       142,075,971.02             0
154         25-Dec-19    1,602,705.74        817,341.62             0             0       140,473,265.27             0
155         25-Jan-20    1,587,672.98        808,127.64             0             0       138,885,592.30             0
156         25-Feb-20    1,572,774.54        799,000.06             0             0       137,312,817.76             0
157         25-Mar-20    1,558,009.25        789,958.10             0             0       135,754,808.51             0
158         25-Apr-20    1,543,375.92        781,000.99             0             0       134,211,432.59             0
159         25-May-20    1,528,873.41        772,127.99             0             0       132,682,559.17             0
160         25-Jun-20    1,514,500.56        763,338.33             0             0       131,168,058.62             0
161         25-Jul-20    1,500,256.22        754,631.27             0             0       129,667,802.40             0
162         25-Aug-20    1,486,139.27        746,006.08             0             0       128,181,663.13             0
163         25-Sep-20    1,472,148.57        737,462.01             0             0       126,709,514.56             0
164         25-Oct-20    1,458,283.03        728,998.36             0             0       125,251,231.52             0
165         25-Nov-20    1,444,541.54        720,614.39             0             0       123,806,689.98             0
166         25-Dec-20    1,430,923.01        712,309.39             0             0       122,375,766.97             0
167         25-Jan-21    1,417,426.34        704,082.66             0             0       120,958,340.63             0
168         25-Feb-21    1,404,050.48        695,933.49             0             0       119,554,290.15             0
169         25-Mar-21    1,390,794.35        687,861.20             0             0       118,163,495.79             0
170         25-Apr-21    1,377,656.91        679,865.10             0             0       116,785,838.89             0
171         25-May-21    1,364,637.10        671,944.49             0             0       115,421,201.79             0
172         25-Jun-21    1,351,733.89        664,098.72             0             0       114,069,467.90             0
173         25-Jul-21    1,338,946.25        656,327.10             0             0       112,730,521.66             0
174         25-Aug-21    1,326,273.16        648,628.97             0             0       111,404,248.50             0
175         25-Sep-21    1,313,713.62        641,003.68             0             0       110,090,534.88             0
176         25-Oct-21    1,301,266.62        633,450.57             0             0       108,789,268.27             0
177         25-Nov-21    3,190,417.25        625,969.00             0             0       105,598,851.02             0
178         25-Dec-21    1,243,768.84        606,593.73             0             0       104,355,082.18             0
179         25-Jan-22    1,231,160.84        599,451.21             0             0       103,123,921.33             0
180         25-Feb-22    1,224,861.16        592,380.61             0             0       101,899,060.18             0
181         25-Mar-22    1,213,236.65        585,347.70             0             0       100,685,823.53             0
182         25-Apr-22    1,201,716.38        578,381.52             0             0       99,484,107.15              0
183         25-May-22    1,190,299.42        571,481.46             0             0       98,293,807.73              0
184         25-Jun-22    1,178,984.87        564,646.94             0             0       97,114,822.86              0
185         25-Jul-22    1,167,771.81        557,877.37             0             0       95,947,051.05              0
186         25-Aug-22    1,156,659.36        551,172.16             0             0       94,790,391.69              0
187         25-Sep-22    1,145,646.63        544,530.74             0             0       93,644,745.06              0
188         25-Oct-22    1,134,732.74        537,952.53             0             0       92,510,012.33              0
189         25-Nov-22    1,123,916.81        531,436.97             0             0       91,386,095.51              0
190         25-Dec-22    1,113,197.99        524,983.50             0             0       90,272,897.52              0
191         25-Jan-23    1,102,575.42        518,591.56             0             0       89,170,322.10              0
192         25-Feb-23    1,092,048.25        512,260.59             0             0       88,078,273.85              0
193         25-Mar-23    1,081,615.64        505,990.05             0             0       86,996,658.21              0
194         25-Apr-23    1,071,276.75        499,779.40             0             0       85,925,381.46              0
195         25-May-23    1,061,030.76        493,628.10             0             0       84,864,350.70              0
196         25-Jun-23    1,050,876.85        487,535.60             0             0       83,813,473.86              0
197         25-Jul-23    1,040,814.20        481,501.40             0             0       82,772,659.66              0
198         25-Aug-23    1,030,842.02        475,524.96             0             0       81,741,817.64              0
199         25-Sep-23    1,020,959.50        469,605.76             0             0       80,720,858.15              0
200         25-Oct-23    1,011,165.85        463,743.29             0             0       79,709,692.30              0
201         25-Nov-23    1,001,460.29        457,937.04             0             0       78,708,232.01              0
202         25-Dec-23      991,842.04        452,186.50             0             0       77,716,389.97              0
203         25-Jan-24      982,310.34        446,491.17             0             0       76,734,079.63              0
204         25-Feb-24      972,864.41        440,850.56             0             0       75,761,215.22              0
205         25-Mar-24      963,503.50        435,264.17             0             0       74,797,711.73              0
206         25-Apr-24      954,226.86        429,731.52             0             0       73,843,484.86              0
207         25-May-24      945,033.75        424,252.11             0             0       72,898,451.11              0
208         25-Jun-24      935,923.43        418,825.48             0             0       71,962,527.68              0
209         25-Jul-24      926,895.17        413,451.15             0             0       71,035,632.51              0
210         25-Aug-24      917,948.24        408,128.64             0             0       70,117,684.27              0
211         25-Sep-24      909,081.93        402,857.49             0             0       69,208,602.34              0
212         25-Oct-24      900,295.53        397,637.24             0             0       68,308,306.81              0
213         25-Nov-24      891,588.32        392,467.42             0             0       67,416,718.49              0
214         25-Dec-24      882,959.62        387,347.59             0             0       66,533,758.87              0
215         25-Jan-25      874,408.72        382,277.29             0             0       65,659,350.14              0
216         25-Feb-25      865,934.95        377,256.07             0             0       64,793,415.19              0
217         25-Mar-25      857,537.61        372,283.50             0             0       63,935,877.58              0
218         25-Apr-25      849,216.04        367,359.13             0             0       63,086,661.54              0
219         25-May-25      840,969.57        362,482.54             0             0       62,245,691.97              0
220         25-Jun-25   62,245,691.97        357,653.28             0             0                 0                0


                     Tranches
                            R1                                                 RC                                                RX
                     Principal   Interest     Cash Flow     Balance      Principal   Interest     Cash Flow     Balance   Principal
               Total       100          0           100                        100          0           100                     100
Period          Date
0           23-Feb-07        0          0             0         100              0          0             0         100           0
1           25-Mar-07      100          0           100           0            100          0           100           0         100
2           25-Apr-07
3           25-May-07
4           25-Jun-07
5           25-Jul-07
6           25-Aug-07
7           25-Sep-07
8           25-Oct-07
9           25-Nov-07
10          25-Dec-07
11          25-Jan-08
12          25-Feb-08
13          25-Mar-08
14          25-Apr-08
15          25-May-08
16          25-Jun-08
17          25-Jul-08
18          25-Aug-08
19          25-Sep-08
20          25-Oct-08
21          25-Nov-08
22          25-Dec-08
23          25-Jan-09
24          25-Feb-09
25          25-Mar-09
26          25-Apr-09
27          25-May-09
28          25-Jun-09
29          25-Jul-09
30          25-Aug-09
31          25-Sep-09
32          25-Oct-09
33          25-Nov-09
34          25-Dec-09
35          25-Jan-10
36          25-Feb-10
37          25-Mar-10
38          25-Apr-10
39          25-May-10
40          25-Jun-10
41          25-Jul-10
42          25-Aug-10
43          25-Sep-10
44          25-Oct-10
45          25-Nov-10
46          25-Dec-10
47          25-Jan-11
48          25-Feb-11
49          25-Mar-11
50          25-Apr-11
51          25-May-11
52          25-Jun-11
53          25-Jul-11
54          25-Aug-11
55          25-Sep-11
56          25-Oct-11
57          25-Nov-11
58          25-Dec-11
59          25-Jan-12
60          25-Feb-12
61          25-Mar-12
62          25-Apr-12
63          25-May-12
64          25-Jun-12
65          25-Jul-12
66          25-Aug-12
67          25-Sep-12
68          25-Oct-12
69          25-Nov-12
70          25-Dec-12
71          25-Jan-13
72          25-Feb-13
73          25-Mar-13
74          25-Apr-13
75          25-May-13
76          25-Jun-13
77          25-Jul-13
78          25-Aug-13
79          25-Sep-13
80          25-Oct-13
81          25-Nov-13
82          25-Dec-13
83          25-Jan-14
84          25-Feb-14
85          25-Mar-14
86          25-Apr-14
87          25-May-14
88          25-Jun-14
89          25-Jul-14
90          25-Aug-14
91          25-Sep-14
92          25-Oct-14
93          25-Nov-14
94          25-Dec-14
95          25-Jan-15
96          25-Feb-15
97          25-Mar-15
98          25-Apr-15
99          25-May-15
100         25-Jun-15
101         25-Jul-15
102         25-Aug-15
103         25-Sep-15
104         25-Oct-15
105         25-Nov-15
106         25-Dec-15
107         25-Jan-16
108         25-Feb-16
109         25-Mar-16
110         25-Apr-16
111         25-May-16
112         25-Jun-16
113         25-Jul-16
114         25-Aug-16
115         25-Sep-16
116         25-Oct-16
117         25-Nov-16
118         25-Dec-16
119         25-Jan-17
120         25-Feb-17
121         25-Mar-17
122         25-Apr-17
123         25-May-17
124         25-Jun-17
125         25-Jul-17
126         25-Aug-17
127         25-Sep-17
128         25-Oct-17
129         25-Nov-17
130         25-Dec-17
131         25-Jan-18
132         25-Feb-18
133         25-Mar-18
134         25-Apr-18
135         25-May-18
136         25-Jun-18
137         25-Jul-18
138         25-Aug-18
139         25-Sep-18
140         25-Oct-18
141         25-Nov-18
142         25-Dec-18
143         25-Jan-19
144         25-Feb-19
145         25-Mar-19
146         25-Apr-19
147         25-May-19
148         25-Jun-19
149         25-Jul-19
150         25-Aug-19
151         25-Sep-19
152         25-Oct-19
153         25-Nov-19
154         25-Dec-19
155         25-Jan-20
156         25-Feb-20
157         25-Mar-20
158         25-Apr-20
159         25-May-20
160         25-Jun-20
161         25-Jul-20
162         25-Aug-20
163         25-Sep-20
164         25-Oct-20
165         25-Nov-20
166         25-Dec-20
167         25-Jan-21
168         25-Feb-21
169         25-Mar-21
170         25-Apr-21
171         25-May-21
172         25-Jun-21
173         25-Jul-21
174         25-Aug-21
175         25-Sep-21
176         25-Oct-21
177         25-Nov-21
178         25-Dec-21
179         25-Jan-22
180         25-Feb-22
181         25-Mar-22
182         25-Apr-22
183         25-May-22
184         25-Jun-22
185         25-Jul-22
186         25-Aug-22
187         25-Sep-22
188         25-Oct-22
189         25-Nov-22
190         25-Dec-22
191         25-Jan-23
192         25-Feb-23
193         25-Mar-23
194         25-Apr-23
195         25-May-23
196         25-Jun-23
197         25-Jul-23
198         25-Aug-23
199         25-Sep-23
200         25-Oct-23
201         25-Nov-23
202         25-Dec-23
203         25-Jan-24
204         25-Feb-24
205         25-Mar-24
206         25-Apr-24
207         25-May-24
208         25-Jun-24
209         25-Jul-24
210         25-Aug-24
211         25-Sep-24
212         25-Oct-24
213         25-Nov-24
214         25-Dec-24
215         25-Jan-25
216         25-Feb-25
217         25-Mar-25
218         25-Apr-25
219         25-May-25
220         25-Jun-25



                                                                        AV1
                       Interest     Cash Flow     Balance          Principal         Interest        Cash Flow
               Total          0           100                 245,386,000.00    41,510,996.00   286,896,996.00
Period          Date
0           23-Feb-07         0             0         100                  0                0                0
1           25-Mar-07         0           100           0       3,182,988.39     1,514,591.92     4,697,580.30
2           25-Apr-07                                           3,466,204.31     1,545,619.73     5,011,824.04
3           25-May-07                                           3,745,439.87     1,475,516.82     5,220,956.69
4           25-Jun-07                                           4,020,979.60     1,500,824.85     5,521,804.45
5           25-Jul-07                                           4,292,524.66     1,424,534.89     5,717,059.55
6           25-Aug-07                                           4,559,686.19     1,443,575.05     6,003,261.25
7           25-Sep-07                                           4,822,081.79     1,411,323.84     6,233,405.64
8           25-Oct-07                                           5,075,556.71     1,329,412.08     6,404,968.78
9           25-Nov-07                                           5,316,876.91     1,338,323.61     6,655,200.52
10          25-Dec-07                                           5,354,023.17     1,258,824.29     6,612,847.46
11          25-Jan-08                                           5,310,364.06     1,262,190.61     6,572,554.67
12          25-Feb-08                                           5,263,221.01     1,225,414.89     6,488,635.91
13          25-Mar-08                                           5,216,492.15     1,112,697.89     6,329,190.04
14          25-Apr-08                                           5,170,173.86     1,154,614.15     6,324,788.00
15          25-May-08                                           5,124,262.53     1,083,465.59     6,207,728.12
16          25-Jun-08                                           5,078,754.60     1,085,922.56     6,164,677.16
17          25-Jul-08                                           5,033,646.55     1,019,143.36     6,052,789.90
18          25-Aug-08                                           4,988,934.86     1,019,949.89     6,008,884.75
19          25-Sep-08                                           4,944,616.07      987,824.59      5,932,440.67
20          25-Oct-08                                           4,900,686.75      925,781.50      5,826,468.25
21          25-Nov-08                                           4,857,143.46      924,915.48      5,782,058.95
22          25-Dec-08                                           4,813,982.85      865,821.94      5,679,804.79
23          25-Jan-09                                           4,771,201.55      865,653.90      5,636,855.45
24          25-Feb-09                                           4,728,796.25      835,376.07      5,564,172.32
25          25-Mar-09                                           4,686,763.65      728,462.54      5,415,226.18
26          25-Apr-09                                           4,645,100.48      779,092.96      5,424,193.44
27          25-May-09                                           4,603,803.52      725,807.15      5,329,610.67
28          25-Jun-09                                           4,562,869.55      722,055.08      5,284,924.63
29          25-Jul-09                                           4,522,295.40      672,594.98      5,194,890.38
30          25-Aug-09                                           4,482,077.91      666,892.33      5,148,970.24
31          25-Sep-09                                           4,442,213.97      639,826.83      5,082,040.80
32          25-Oct-09                                           4,402,700.47      593,679.03      4,996,379.51
33          25-Nov-09                                           4,363,534.35      586,212.48      4,949,746.83
34          25-Dec-09                                           4,324,712.56      541,862.81      4,866,575.37
35          25-Jan-10                                           4,286,232.09      534,189.80      4,820,421.90
36          25-Feb-10                                           4,248,089.95      507,711.30      4,755,801.25
37          25-Mar-10                                           3,942,708.58      435,237.06      4,377,945.64
38          25-Apr-10                                           3,906,089.48      458,227.64      4,364,317.12
39          25-May-10                                           3,869,795.16      420,054.44      4,289,849.60
40          25-Jun-10                                           3,833,822.74      410,427.69      4,244,250.43
41          25-Jul-10                                           3,798,169.36      374,649.36      4,172,818.72
42          25-Aug-10                                           3,762,832.19      363,607.52      4,126,439.71
43          25-Sep-10                                           3,727,808.42      340,486.67      4,068,295.09
44          25-Oct-10                                           3,693,095.27      307,377.68      4,000,472.94
45          25-Nov-10                                           3,658,689.97      294,685.84      3,953,375.81
46          25-Dec-10                                           3,624,589.80      263,301.94      3,887,891.74
47          25-Jan-11                                           3,590,792.04      249,705.28      3,840,497.33
48          25-Feb-11                                           3,557,294.01      227,337.90      3,784,631.91
49          25-Mar-11                                           3,524,093.03      185,393.03      3,709,486.06
50          25-Apr-11                                           3,491,186.46      183,421.09      3,674,607.55
51          25-May-11                                           3,458,571.70      156,399.44      3,614,971.13
52          25-Jun-11                                           3,426,246.13      140,069.53      3,566,315.66
53          25-Jul-11                                           3,394,207.19      114,874.72      3,509,081.91
54          25-Aug-11                                           3,362,452.32       97,443.36      3,459,895.68
55          25-Sep-11                                           3,330,979.00       76,372.87      3,407,351.87
56          25-Oct-11                                           3,299,784.71       53,711.57      3,353,496.27
57          25-Nov-11                                           3,268,866.97       34,763.55      3,303,630.51
58          25-Dec-11                                           2,254,893.43       13,741.02      2,268,634.45
59          25-Jan-12
60          25-Feb-12
61          25-Mar-12
62          25-Apr-12
63          25-May-12
64          25-Jun-12
65          25-Jul-12
66          25-Aug-12
67          25-Sep-12
68          25-Oct-12
69          25-Nov-12
70          25-Dec-12
71          25-Jan-13
72          25-Feb-13
73          25-Mar-13
74          25-Apr-13
75          25-May-13
76          25-Jun-13
77          25-Jul-13
78          25-Aug-13
79          25-Sep-13
80          25-Oct-13
81          25-Nov-13
82          25-Dec-13
83          25-Jan-14
84          25-Feb-14
85          25-Mar-14
86          25-Apr-14
87          25-May-14
88          25-Jun-14
89          25-Jul-14
90          25-Aug-14
91          25-Sep-14
92          25-Oct-14
93          25-Nov-14
94          25-Dec-14
95          25-Jan-15
96          25-Feb-15
97          25-Mar-15
98          25-Apr-15
99          25-May-15
100         25-Jun-15
101         25-Jul-15
102         25-Aug-15
103         25-Sep-15
104         25-Oct-15
105         25-Nov-15
106         25-Dec-15
107         25-Jan-16
108         25-Feb-16
109         25-Mar-16
110         25-Apr-16
111         25-May-16
112         25-Jun-16
113         25-Jul-16
114         25-Aug-16
115         25-Sep-16
116         25-Oct-16
117         25-Nov-16
118         25-Dec-16
119         25-Jan-17
120         25-Feb-17
121         25-Mar-17
122         25-Apr-17
123         25-May-17
124         25-Jun-17
125         25-Jul-17
126         25-Aug-17
127         25-Sep-17
128         25-Oct-17
129         25-Nov-17
130         25-Dec-17
131         25-Jan-18
132         25-Feb-18
133         25-Mar-18
134         25-Apr-18
135         25-May-18
136         25-Jun-18
137         25-Jul-18
138         25-Aug-18
139         25-Sep-18
140         25-Oct-18
141         25-Nov-18
142         25-Dec-18
143         25-Jan-19
144         25-Feb-19
145         25-Mar-19
146         25-Apr-19
147         25-May-19
148         25-Jun-19
149         25-Jul-19
150         25-Aug-19
151         25-Sep-19
152         25-Oct-19
153         25-Nov-19
154         25-Dec-19
155         25-Jan-20
156         25-Feb-20
157         25-Mar-20
158         25-Apr-20
159         25-May-20
160         25-Jun-20
161         25-Jul-20
162         25-Aug-20
163         25-Sep-20
164         25-Oct-20
165         25-Nov-20
166         25-Dec-20
167         25-Jan-21
168         25-Feb-21
169         25-Mar-21
170         25-Apr-21
171         25-May-21
172         25-Jun-21
173         25-Jul-21
174         25-Aug-21
175         25-Sep-21
176         25-Oct-21
177         25-Nov-21
178         25-Dec-21
179         25-Jan-22
180         25-Feb-22
181         25-Mar-22
182         25-Apr-22
183         25-May-22
184         25-Jun-22
185         25-Jul-22
186         25-Aug-22
187         25-Sep-22
188         25-Oct-22
189         25-Nov-22
190         25-Dec-22
191         25-Jan-23
192         25-Feb-23
193         25-Mar-23
194         25-Apr-23
195         25-May-23
196         25-Jun-23
197         25-Jul-23
198         25-Aug-23
199         25-Sep-23
200         25-Oct-23
201         25-Nov-23
202         25-Dec-23
203         25-Jan-24
204         25-Feb-24
205         25-Mar-24
206         25-Apr-24
207         25-May-24
208         25-Jun-24
209         25-Jul-24
210         25-Aug-24
211         25-Sep-24
212         25-Oct-24
213         25-Nov-24
214         25-Dec-24
215         25-Jan-25
216         25-Feb-25
217         25-Mar-25
218         25-Apr-25
219         25-May-25
220         25-Jun-25



                                                   AF2                                                                 AF3
                                 Balance     Principal         Interest       Cash Flow            Balance       Principal
                Total                    32,767,000.00    10,140,406.94   42,907,406.94                     117,311,000.00
Period           Date
0           23-Feb-07     245,386,000.00             0                0               0      32,767,000.00               0
1           25-Mar-07     242,203,011.61             0       159,359.57      159,359.57      32,767,000.00               0
2           25-Apr-07     238,736,807.30             0       159,359.57      159,359.57      32,767,000.00               0
3           25-May-07     234,991,367.43             0       159,359.57      159,359.57      32,767,000.00               0
4           25-Jun-07     230,970,387.83             0       159,359.57      159,359.57      32,767,000.00               0
5           25-Jul-07     226,677,863.17             0       159,359.57      159,359.57      32,767,000.00               0
6           25-Aug-07     222,118,176.97             0       159,359.57      159,359.57      32,767,000.00               0
7           25-Sep-07     217,296,095.18             0       159,359.57      159,359.57      32,767,000.00               0
8           25-Oct-07     212,220,538.47             0       159,359.57      159,359.57      32,767,000.00               0
9           25-Nov-07     206,903,661.56             0       159,359.57      159,359.57      32,767,000.00               0
10          25-Dec-07     201,549,638.40             0       159,359.57      159,359.57      32,767,000.00               0
11          25-Jan-08     196,239,274.34             0       159,359.57      159,359.57      32,767,000.00               0
12          25-Feb-08     190,976,053.32             0       159,359.57      159,359.57      32,767,000.00               0
13          25-Mar-08     185,759,561.17             0       159,359.57      159,359.57      32,767,000.00               0
14          25-Apr-08     180,589,387.31             0       159,359.57      159,359.57      32,767,000.00               0
15          25-May-08     175,465,124.79             0       159,359.57      159,359.57      32,767,000.00               0
16          25-Jun-08     170,386,370.18             0       159,359.57      159,359.57      32,767,000.00               0
17          25-Jul-08     165,352,723.64             0       159,359.57      159,359.57      32,767,000.00               0
18          25-Aug-08     160,363,788.77             0       159,359.57      159,359.57      32,767,000.00               0
19          25-Sep-08     155,419,172.70             0       159,359.57      159,359.57      32,767,000.00               0
20          25-Oct-08     150,518,485.95             0       159,359.57      159,359.57      32,767,000.00               0
21          25-Nov-08     145,661,342.49             0       159,359.57      159,359.57      32,767,000.00               0
22          25-Dec-08     140,847,359.64             0       159,359.57      159,359.57      32,767,000.00               0
23          25-Jan-09     136,076,158.09             0       159,359.57      159,359.57      32,767,000.00               0
24          25-Feb-09     131,347,361.84             0       159,359.57      159,359.57      32,767,000.00               0
25          25-Mar-09     126,660,598.20             0       159,359.57      159,359.57      32,767,000.00               0
26          25-Apr-09     122,015,497.72             0       159,359.57      159,359.57      32,767,000.00               0
27          25-May-09     117,411,694.20             0       159,359.57      159,359.57      32,767,000.00               0
28          25-Jun-09     112,848,824.65             0       159,359.57      159,359.57      32,767,000.00               0
29          25-Jul-09     108,326,529.25             0       159,359.57      159,359.57      32,767,000.00               0
30          25-Aug-09     103,844,451.33             0       159,359.57      159,359.57      32,767,000.00               0
31          25-Sep-09     99,402,237.36              0       159,359.57      159,359.57      32,767,000.00               0
32          25-Oct-09     94,999,536.89              0       159,359.57      159,359.57      32,767,000.00               0
33          25-Nov-09     90,636,002.54              0       159,359.57      159,359.57      32,767,000.00               0
34          25-Dec-09     86,311,289.98              0       159,359.57      159,359.57      32,767,000.00               0
35          25-Jan-10     82,025,057.89              0       159,359.57      159,359.57      32,767,000.00               0
36          25-Feb-10     77,776,967.94              0       159,359.57      159,359.57      32,767,000.00               0
37          25-Mar-10     73,834,259.36              0       159,359.57      159,359.57      32,767,000.00               0
38          25-Apr-10     69,928,169.88              0       159,359.57      159,359.57      32,767,000.00               0
39          25-May-10     66,058,374.72              0       159,359.57      159,359.57      32,767,000.00               0
40          25-Jun-10     62,224,551.98              0       159,359.57      159,359.57      32,767,000.00               0
41          25-Jul-10     58,426,382.62              0       159,359.57      159,359.57      32,767,000.00               0
42          25-Aug-10     54,663,550.43              0       159,359.57      159,359.57      32,767,000.00               0
43          25-Sep-10     50,935,742.01              0       159,359.57      159,359.57      32,767,000.00               0
44          25-Oct-10     47,242,646.74              0       159,359.57      159,359.57      32,767,000.00               0
45          25-Nov-10     43,583,956.77              0       159,359.57      159,359.57      32,767,000.00               0
46          25-Dec-10     39,959,366.97              0       159,359.57      159,359.57      32,767,000.00               0
47          25-Jan-11     36,368,574.92              0       159,359.57      159,359.57      32,767,000.00               0
48          25-Feb-11     32,811,280.92              0       159,359.57      159,359.57      32,767,000.00               0
49          25-Mar-11     29,287,187.89              0       159,359.57      159,359.57      32,767,000.00               0
50          25-Apr-11     25,796,001.43              0       159,359.57      159,359.57      32,767,000.00               0
51          25-May-11     22,337,429.73              0       159,359.57      159,359.57      32,767,000.00               0
52          25-Jun-11     18,911,183.61              0       159,359.57      159,359.57      32,767,000.00               0
53          25-Jul-11     15,516,976.42              0       159,359.57      159,359.57      32,767,000.00               0
54          25-Aug-11     12,154,524.10              0       159,359.57      159,359.57      32,767,000.00               0
55          25-Sep-11     8,823,545.11               0       159,359.57      159,359.57      32,767,000.00               0
56          25-Oct-11     5,523,760.40               0       159,359.57      159,359.57      32,767,000.00               0
57          25-Nov-11     2,254,893.43               0       159,359.57      159,359.57      32,767,000.00               0
58          25-Dec-11               0        984,955.94      159,359.57    1,144,315.51      31,782,044.06               0
59          25-Jan-12                      3,213,090.03      154,569.32    3,367,659.36      28,568,954.03               0
60          25-Feb-12                      3,182,920.30      138,942.73    3,321,863.03      25,386,033.73               0
61          25-Mar-12                      2,959,538.49      123,462.86    3,083,001.35      22,426,495.24               0
62          25-Apr-12                      2,932,152.14      109,069.39    3,041,221.53      19,494,343.10               0
63          25-May-12                      2,905,011.65       94,809.11    2,999,820.76      16,589,331.45               0
64          25-Jun-12                      2,878,114.82       80,680.83    2,958,795.65      13,711,216.63               0
65          25-Jul-12                      2,851,459.48       66,683.36    2,918,142.84      10,859,757.15               0
66          25-Aug-12                      2,825,043.46       52,815.52    2,877,858.99       8,034,713.69               0
67          25-Sep-12                      2,798,864.63       39,076.16    2,837,940.79       5,235,849.06               0
68          25-Oct-12                      2,772,920.86       25,464.12    2,798,384.98       2,462,928.19               0
69          25-Nov-12                      2,462,928.19       11,978.25    2,474,906.44                  0      284,281.86
70          25-Dec-12                                                                                         2,721,730.12
71          25-Jan-13                                                                                         2,696,479.00
72          25-Feb-13                                                                                         2,671,454.63
73          25-Mar-13                                                                                         2,544,726.34
74          25-Apr-13                                                                                         2,521,964.44
75          25-May-13                                                                                         2,499,403.02
76          25-Jun-13                                                                                         2,477,040.31
77          25-Jul-13                                                                                         2,241,904.03
78          25-Aug-13                                                                                         2,055,803.94
79          25-Sep-13                                                                                         2,037,402.40
80          25-Oct-13                                                                                         2,019,162.97
81          25-Nov-13                                                                                         2,001,084.21
82          25-Dec-13                                                                                         1,983,164.74
83          25-Jan-14                                                                                         1,965,403.13
84          25-Feb-14                                                                                         1,947,798.03
85          25-Mar-14                                                                                         1,157,149.81
86          25-Apr-14                                                                                         1,168,751.27
87          25-May-14                                                                                         1,179,645.20
88          25-Jun-14                                                                                         1,189,854.22
89          25-Jul-14                                                                                         1,199,400.32
90          25-Aug-14                                                                                         1,208,304.89
91          25-Sep-14                                                                                         1,216,588.67
92          25-Oct-14                                                                                         1,224,271.86
93          25-Nov-14                                                                                         1,231,374.06
94          25-Dec-14                                                                                         1,237,914.30
95          25-Jan-15                                                                                         1,243,911.09
96          25-Feb-15                                                                                         1,249,382.42
97          25-Mar-15                                                                                         1,254,345.73
98          25-Apr-15                                                                                         1,258,818.00
99          25-May-15                                                                                         1,262,815.70
100         25-Jun-15                                                                                         1,266,354.83
101         25-Jul-15                                                                                         1,269,450.95
102         25-Aug-15                                                                                         1,272,119.15
103         25-Sep-15                                                                                         1,274,374.10
104         25-Oct-15                                                                                         1,276,230.03
105         25-Nov-15                                                                                         1,277,700.79
106         25-Dec-15                                                                                         1,278,799.79
107         25-Jan-16                                                                                         1,279,540.09
108         25-Feb-16                                                                                         1,279,934.34
109         25-Mar-16                                                                                         1,279,994.85
110         25-Apr-16                                                                                         1,279,733.54
111         25-May-16                                                                                         1,279,162.02
112         25-Jun-16                                                                                         1,278,291.53
113         25-Jul-16                                                                                         1,277,133.00
114         25-Aug-16                                                                                         1,275,697.03
115         25-Sep-16                                                                                         1,273,993.92
116         25-Oct-16                                                                                         1,272,428.66
117         25-Nov-16                                                                                         1,272,875.04
118         25-Dec-16                                                                                         1,396,593.83
119         25-Jan-17                                                                                         1,394,831.54
120         25-Feb-17                                                                                         1,392,300.95
121         25-Mar-17                                                                                         1,389,439.46
122         25-Apr-17                                                                                         1,386,307.05
123         25-May-17                                                                                         1,382,914.53
124         25-Jun-17                                                                                         1,379,272.42
125         25-Jul-17                                                                                         1,375,390.91
126         25-Aug-17                                                                                         1,371,279.85
127         25-Sep-17                                                                                         1,366,948.83
128         25-Oct-17                                                                                         1,362,407.10
129         25-Nov-17                                                                                         1,357,663.67
130         25-Dec-17                                                                                         1,352,727.23
131         25-Jan-18                                                                                         1,347,606.22
132         25-Feb-18                                                                                         1,342,308.83
133         25-Mar-18                                                                                         1,336,842.96
134         25-Apr-18                                                                                         1,331,216.30
135         25-May-18                                                                                         1,325,436.28
136         25-Jun-18                                                                                         1,319,510.09
137         25-Jul-18                                                                                         1,313,444.70
138         25-Aug-18                                                                                         1,307,246.88
139         25-Sep-18                                                                                         1,300,923.14
140         25-Oct-18                                                                                         1,294,479.83
141         25-Nov-18                                                                                         1,287,923.07
142         25-Dec-18                                                                                         1,281,258.78
143         25-Jan-19                                                                                         1,274,492.71
144         25-Feb-19                                                                                         1,267,630.42
145         25-Mar-19                                                                                         1,260,677.27
146         25-Apr-19                                                                                         1,253,638.46
147         25-May-19                                                                                         1,246,519.04
148         25-Jun-19                                                                                         1,239,323.85
149         25-Jul-19                                                                                           157,299.41
150         25-Aug-19
151         25-Sep-19
152         25-Oct-19
153         25-Nov-19
154         25-Dec-19
155         25-Jan-20
156         25-Feb-20
157         25-Mar-20
158         25-Apr-20
159         25-May-20
160         25-Jun-20
161         25-Jul-20
162         25-Aug-20
163         25-Sep-20
164         25-Oct-20
165         25-Nov-20
166         25-Dec-20
167         25-Jan-21
168         25-Feb-21
169         25-Mar-21
170         25-Apr-21
171         25-May-21
172         25-Jun-21
173         25-Jul-21
174         25-Aug-21
175         25-Sep-21
176         25-Oct-21
177         25-Nov-21
178         25-Dec-21
179         25-Jan-22
180         25-Feb-22
181         25-Mar-22
182         25-Apr-22
183         25-May-22
184         25-Jun-22
185         25-Jul-22
186         25-Aug-22
187         25-Sep-22
188         25-Oct-22
189         25-Nov-22
190         25-Dec-22
191         25-Jan-23
192         25-Feb-23
193         25-Mar-23
194         25-Apr-23
195         25-May-23
196         25-Jun-23
197         25-Jul-23
198         25-Aug-23
199         25-Sep-23
200         25-Oct-23
201         25-Nov-23
202         25-Dec-23
203         25-Jan-24
204         25-Feb-24
205         25-Mar-24
206         25-Apr-24
207         25-May-24
208         25-Jun-24
209         25-Jul-24
210         25-Aug-24
211         25-Sep-24
212         25-Oct-24
213         25-Nov-24
214         25-Dec-24
215         25-Jan-25
216         25-Feb-25
217         25-Mar-25
218         25-Apr-25
219         25-May-25
220         25-Jun-25



                                                                                     AF4
                            Interest         Cash Flow             Balance      Principal        Interest
               Total   61,466,846.12    178,777,846.12                      66,501,000.00   60,825,606.44
Period          Date
0           23-Feb-07              0                 0      117,311,000.00             0                0
1           25-Mar-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
2           25-Apr-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
3           25-May-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
4           25-Jun-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
5           25-Jul-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
6           25-Aug-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
7           25-Sep-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
8           25-Oct-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
9           25-Nov-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
10          25-Dec-07     585,306.62        585,306.62      117,311,000.00             0       339,637.79
11          25-Jan-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
12          25-Feb-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
13          25-Mar-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
14          25-Apr-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
15          25-May-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
16          25-Jun-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
17          25-Jul-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
18          25-Aug-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
19          25-Sep-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
20          25-Oct-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
21          25-Nov-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
22          25-Dec-08     585,306.62        585,306.62      117,311,000.00             0       339,637.79
23          25-Jan-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
24          25-Feb-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
25          25-Mar-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
26          25-Apr-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
27          25-May-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
28          25-Jun-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
29          25-Jul-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
30          25-Aug-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
31          25-Sep-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
32          25-Oct-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
33          25-Nov-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
34          25-Dec-09     585,306.62        585,306.62      117,311,000.00             0       339,637.79
35          25-Jan-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
36          25-Feb-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
37          25-Mar-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
38          25-Apr-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
39          25-May-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
40          25-Jun-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
41          25-Jul-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
42          25-Aug-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
43          25-Sep-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
44          25-Oct-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
45          25-Nov-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
46          25-Dec-10     585,306.62        585,306.62      117,311,000.00             0       339,637.79
47          25-Jan-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
48          25-Feb-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
49          25-Mar-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
50          25-Apr-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
51          25-May-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
52          25-Jun-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
53          25-Jul-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
54          25-Aug-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
55          25-Sep-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
56          25-Oct-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
57          25-Nov-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
58          25-Dec-11     585,306.62        585,306.62      117,311,000.00             0       339,637.79
59          25-Jan-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
60          25-Feb-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
61          25-Mar-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
62          25-Apr-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
63          25-May-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
64          25-Jun-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
65          25-Jul-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
66          25-Aug-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
67          25-Sep-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
68          25-Oct-12     585,306.62        585,306.62      117,311,000.00             0       339,637.79
69          25-Nov-12     585,306.62        869,588.48      117,026,718.14             0       339,637.79
70          25-Dec-12     583,888.23      3,305,618.35      114,304,988.02             0       339,637.79
71          25-Jan-13     570,308.54      3,266,787.54      111,608,509.02             0       339,637.79
72          25-Feb-13     556,854.84      3,228,309.48      108,937,054.39             0       339,637.79
73          25-Mar-13     543,526.00      3,088,252.34      106,392,328.05             0       339,637.79
74          25-Apr-13     530,829.45      3,052,793.89      103,870,363.61             0       339,637.79
75          25-May-13     518,246.46      3,017,649.48      101,370,960.59             0       339,637.79
76          25-Jun-13     505,776.05      2,982,816.35       98,893,920.29             0       339,637.79
77          25-Jul-13     493,417.21      2,735,321.23       96,652,016.26             0       339,637.79
78          25-Aug-13     482,231.54      2,538,035.48       94,596,212.32             0       339,637.79
79          25-Sep-13     471,974.40      2,509,376.80       92,558,809.92             0       339,637.79
80          25-Oct-13     461,809.07      2,480,972.04       90,539,646.96             0       339,637.79
81          25-Nov-13     451,734.74      2,452,818.96       88,538,562.74             0       339,637.79
82          25-Dec-13     441,750.62      2,424,915.35       86,555,398.01             0       339,637.79
83          25-Jan-14     431,855.90      2,397,259.03       84,589,994.87             0       339,637.79
84          25-Feb-14     422,049.80      2,369,847.82       82,642,196.84             0       339,637.79
85          25-Mar-14     412,331.53      1,569,481.34       81,485,047.04             0       339,637.79
86          25-Apr-14     406,558.10      1,575,309.37       80,316,295.76             0       339,637.79
87          25-May-14     400,726.78      1,580,371.98       79,136,650.56             0       339,637.79
88          25-Jun-14     394,841.11      1,584,695.32       77,946,796.35             0       339,637.79
89          25-Jul-14     388,904.50      1,588,304.82       76,747,396.02             0       339,637.79
90          25-Aug-14     382,920.26      1,591,225.15       75,539,091.14             0       339,637.79
91          25-Sep-14     376,891.59      1,593,480.27       74,322,502.47             0       339,637.79
92          25-Oct-14     370,821.60      1,595,093.46       73,098,230.60             0       339,637.79
93          25-Nov-14     364,713.27      1,596,087.32       71,866,856.55             0       339,637.79
94          25-Dec-14     358,569.50      1,596,483.80       70,628,942.25             0       339,637.79
95          25-Jan-15     352,393.10      1,596,304.20       69,385,031.16             0       339,637.79
96          25-Feb-15     346,186.78      1,595,569.20       68,135,648.74             0       339,637.79
97          25-Mar-15     339,953.17      1,594,298.90       66,881,303.01             0       339,637.79
98          25-Apr-15     333,694.79      1,592,512.79       65,622,485.01             0       339,637.79
99          25-May-15     327,414.09      1,590,229.79       64,359,669.31             0       339,637.79
100         25-Jun-15     321,113.45      1,587,468.29       63,093,314.48             0       339,637.79
101         25-Jul-15     314,795.15      1,584,246.11       61,823,863.52             0       339,637.79
102         25-Aug-15     308,461.41      1,580,580.56       60,551,744.37             0       339,637.79
103         25-Sep-15     302,114.35      1,576,488.45       59,277,370.27             0       339,637.79
104         25-Oct-15     295,756.04      1,571,986.08       58,001,140.24             0       339,637.79
105         25-Nov-15     289,388.47      1,567,089.26       56,723,439.45             0       339,637.79
106         25-Dec-15     283,013.57      1,561,813.36       55,444,639.66             0       339,637.79
107         25-Jan-16     276,633.17      1,556,173.26       54,165,099.57             0       339,637.79
108         25-Feb-16     270,249.09      1,550,183.43       52,885,165.23             0       339,637.79
109         25-Mar-16     263,863.04      1,543,857.89       51,605,170.38             0       339,637.79
110         25-Apr-16     257,476.69      1,537,210.23       50,325,436.84             0       339,637.79
111         25-May-16     251,091.64      1,530,253.66       49,046,274.81             0       339,637.79
112         25-Jun-16     244,709.44      1,523,000.97       47,767,983.28             0       339,637.79
113         25-Jul-16     238,331.59      1,515,464.59       46,490,850.28             0       339,637.79
114         25-Aug-16     231,959.51      1,507,656.55       45,215,153.24             0       339,637.79
115         25-Sep-16     225,594.60      1,499,588.52       43,941,159.32             0       339,637.79
116         25-Oct-16     219,238.19      1,491,666.85       42,668,730.66             0       339,637.79
117         25-Nov-16     212,889.59      1,485,764.63       41,395,855.62             0       339,637.79
118         25-Dec-16     206,538.76      1,603,132.59       39,999,261.79             0       339,637.79
119         25-Jan-17     199,570.65      1,594,402.19       38,604,430.25             0       339,637.79
120         25-Feb-17     192,611.34      1,584,912.29       37,212,129.30             0       339,637.79
121         25-Mar-17     185,664.65      1,575,104.11       35,822,689.84             0       339,637.79
122         25-Apr-17     178,732.24      1,565,039.28       34,436,382.79             0       339,637.79
123         25-May-17     171,815.45      1,554,729.98       33,053,468.26             0       339,637.79
124         25-Jun-17     164,915.60      1,544,188.02       31,674,195.84             0       339,637.79
125         25-Jul-17     158,033.91      1,533,424.82       30,298,804.93             0       339,637.79
126         25-Aug-17     151,171.59      1,522,451.45       28,927,525.08             0       339,637.79
127         25-Sep-17     144,329.79      1,511,278.62       27,560,576.25             0       339,637.79
128         25-Oct-17     137,509.59      1,499,916.69       26,198,169.15             0       339,637.79
129         25-Nov-17     130,712.05      1,488,375.72       24,840,505.48             0       339,637.79
130         25-Dec-17     123,938.18      1,476,665.41       23,487,778.25             0       339,637.79
131         25-Jan-18     117,188.94      1,464,795.16       22,140,172.03             0       339,637.79
132         25-Feb-18     110,465.25      1,452,774.08       20,797,863.21             0       339,637.79
133         25-Mar-18     103,767.99      1,440,610.95       19,461,020.25             0       339,637.79
134         25-Apr-18      97,098.00      1,428,314.30       18,129,803.94             0       339,637.79
135         25-May-18      90,456.09      1,415,892.37       16,804,367.67             0       339,637.79
136         25-Jun-18      83,843.01      1,403,353.10       15,484,857.58             0       339,637.79
137         25-Jul-18      77,259.50      1,390,704.21       14,171,412.88             0       339,637.79
138         25-Aug-18      70,706.26      1,377,953.13       12,864,166.00             0       339,637.79
139         25-Sep-18      64,183.93      1,365,107.08       11,563,242.85             0       339,637.79
140         25-Oct-18      57,693.16      1,352,172.99       10,268,763.02             0       339,637.79
141         25-Nov-18      51,234.54      1,339,157.61        8,980,839.95             0       339,637.79
142         25-Dec-18      44,808.63      1,326,067.41        7,699,581.17             0       339,637.79
143         25-Jan-19      38,415.97      1,312,908.68        6,425,088.46             0       339,637.79
144         25-Feb-19      32,057.07      1,299,687.49        5,157,458.04             0       339,637.79
145         25-Mar-19      25,732.41      1,286,409.67        3,896,780.77             0       339,637.79
146         25-Apr-19      19,442.44      1,273,080.90        2,643,142.30             0       339,637.79
147         25-May-19      13,187.58      1,259,706.62        1,396,623.27             0       339,637.79
148         25-Jun-19       6,968.25      1,246,292.11          157,299.41             0       339,637.79
149         25-Jul-19         784.82       158,084.24                    0   1,074,758.20      339,637.79
150         25-Aug-19                                                        1,224,724.88      334,148.72
151         25-Sep-19                                                        1,217,330.04      327,893.73
152         25-Oct-19                                                        1,209,877.35      321,676.51
153         25-Nov-19                                                        1,202,370.93      315,497.36
154         25-Dec-19                                                        1,194,814.74      309,356.54
155         25-Jan-20                                                        1,187,212.64      303,254.31
156         25-Feb-20                                                        1,179,568.32      297,190.91
157         25-Mar-20                                                        1,171,885.37      291,166.55
158         25-Apr-20                                                        1,164,167.26      285,181.43
159         25-May-20                                                        1,156,417.32      279,235.72
160         25-Jun-20                                                        1,148,638.78      273,329.60
161         25-Jul-20                                                        1,140,834.77      267,463.21
162         25-Aug-20                                                        1,133,008.27      261,636.67
163         25-Sep-20                                                        1,125,162.21      255,850.10
164         25-Oct-20                                                        1,117,299.37      250,103.61
165         25-Nov-20                                                        1,109,422.45      244,397.27
166         25-Dec-20                                                        1,101,534.07      238,731.17
167         25-Jan-21                                                        1,093,636.72      233,105.35
168         25-Feb-21                                                        1,085,732.83      227,519.86
169         25-Mar-21                                                        1,077,824.74      221,974.74
170         25-Apr-21                                                        1,069,914.67      216,470.01
171         25-May-21                                                        1,062,004.81      211,005.68
172         25-Jun-21                                                        1,054,097.23      205,581.75
173         25-Jul-21                                                        1,046,193.94      200,198.20
174         25-Aug-21                                                        1,038,296.87      194,855.02
175         25-Sep-21                                                        1,030,407.87      189,552.17
176         25-Oct-21                                                        1,022,528.73      184,289.61
177         25-Nov-21                                                        2,511,532.48      179,067.29
178         25-Dec-21                                                          983,451.99      166,240.25
179         25-Jan-22                                                          975,076.28      161,217.50
180         25-Feb-22                                                          971,637.07      156,237.54
181         25-Mar-22                                                          963,924.80      151,275.14
182         25-Apr-22                                                          956,234.18      146,352.12
183         25-May-22                                                          948,566.45      141,468.39
184         25-Jun-22                                                          940,922.77      136,623.81
185         25-Jul-22                                                          933,304.26      131,818.28
186         25-Aug-22                                                          925,712.00      127,051.65
187         25-Sep-22                                                          918,147.01      122,323.80
188         25-Oct-22                                                          910,610.28      117,634.59
189         25-Nov-22                                                          903,102.75      112,983.87
190         25-Dec-22                                                          895,625.30      108,371.49
191         25-Jan-23                                                          888,178.80      103,797.30
192         25-Feb-23                                                          880,764.05       99,261.14
193         25-Mar-23                                                          873,381.83       94,762.85
194         25-Apr-23                                                          866,032.88       90,302.26
195         25-May-23                                                          858,717.91       85,879.21
196         25-Jun-23                                                          851,437.57       81,493.52
197         25-Jul-23                                                          844,192.51       77,145.00
198         25-Aug-23                                                          836,983.31       72,833.49
199         25-Sep-23                                                          829,810.56       68,558.80
200         25-Oct-23                                                          822,674.79       64,320.75
201         25-Nov-23                                                          815,576.51       60,119.14
202         25-Dec-23                                                          808,516.19       55,953.78
203         25-Jan-24                                                          801,494.29       51,824.47
204         25-Feb-24                                                          794,511.23       47,731.04
205         25-Mar-24                                                          787,567.41       43,673.26
206         25-Apr-24                                                          780,663.21       39,650.95
207         25-May-24                                                          773,798.97       35,663.90
208         25-Jun-24                                                          766,975.02       31,711.91
209         25-Jul-24                                                          760,191.67       27,794.77
210         25-Aug-24                                                          753,449.19       23,912.28
211         25-Sep-24                                                          746,747.84       20,064.22
212         25-Oct-24                                                          740,087.86       16,250.38
213         25-Nov-24                                                          733,469.48       12,470.56
214         25-Dec-24                                                          726,892.89        8,724.55
215         25-Jan-25                                                          720,358.28        5,012.12
216         25-Feb-25                                                          261,012.74        1,333.06
217         25-Mar-25
218         25-Apr-25
219         25-May-25
220         25-Jun-25


                                                                   AF5
                            Cash Flow            Balance      Principal        Interest         Cash Flow
               Total   127,326,606.44                     54,770,000.00   62,667,874.87    117,437,874.87
Period          Date
0           23-Feb-07               0      66,501,000.00              0               0                 0
1           25-Mar-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
2           25-Apr-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
3           25-May-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
4           25-Jun-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
5           25-Jul-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
6           25-Aug-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
7           25-Sep-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
8           25-Oct-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
9           25-Nov-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
10          25-Dec-07      339,637.79      66,501,000.00              0      284,996.61        284,996.61
11          25-Jan-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
12          25-Feb-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
13          25-Mar-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
14          25-Apr-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
15          25-May-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
16          25-Jun-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
17          25-Jul-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
18          25-Aug-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
19          25-Sep-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
20          25-Oct-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
21          25-Nov-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
22          25-Dec-08      339,637.79      66,501,000.00              0      284,996.61        284,996.61
23          25-Jan-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
24          25-Feb-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
25          25-Mar-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
26          25-Apr-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
27          25-May-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
28          25-Jun-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
29          25-Jul-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
30          25-Aug-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
31          25-Sep-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
32          25-Oct-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
33          25-Nov-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
34          25-Dec-09      339,637.79      66,501,000.00              0      284,996.61        284,996.61
35          25-Jan-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
36          25-Feb-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
37          25-Mar-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
38          25-Apr-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
39          25-May-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
40          25-Jun-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
41          25-Jul-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
42          25-Aug-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
43          25-Sep-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
44          25-Oct-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
45          25-Nov-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
46          25-Dec-10      339,637.79      66,501,000.00              0      284,996.61        284,996.61
47          25-Jan-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
48          25-Feb-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
49          25-Mar-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
50          25-Apr-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
51          25-May-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
52          25-Jun-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
53          25-Jul-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
54          25-Aug-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
55          25-Sep-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
56          25-Oct-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
57          25-Nov-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
58          25-Dec-11      339,637.79      66,501,000.00              0      284,996.61        284,996.61
59          25-Jan-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
60          25-Feb-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
61          25-Mar-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
62          25-Apr-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
63          25-May-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
64          25-Jun-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
65          25-Jul-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
66          25-Aug-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
67          25-Sep-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
68          25-Oct-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
69          25-Nov-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
70          25-Dec-12      339,637.79      66,501,000.00              0      284,996.61        284,996.61
71          25-Jan-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
72          25-Feb-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
73          25-Mar-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
74          25-Apr-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
75          25-May-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
76          25-Jun-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
77          25-Jul-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
78          25-Aug-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
79          25-Sep-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
80          25-Oct-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
81          25-Nov-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
82          25-Dec-13      339,637.79      66,501,000.00              0      284,996.61        284,996.61
83          25-Jan-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
84          25-Feb-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
85          25-Mar-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
86          25-Apr-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
87          25-May-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
88          25-Jun-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
89          25-Jul-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
90          25-Aug-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
91          25-Sep-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
92          25-Oct-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
93          25-Nov-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
94          25-Dec-14      339,637.79      66,501,000.00              0      284,996.61        284,996.61
95          25-Jan-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
96          25-Feb-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
97          25-Mar-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
98          25-Apr-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
99          25-May-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
100         25-Jun-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
101         25-Jul-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
102         25-Aug-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
103         25-Sep-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
104         25-Oct-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
105         25-Nov-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
106         25-Dec-15      339,637.79      66,501,000.00              0      284,996.61        284,996.61
107         25-Jan-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
108         25-Feb-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
109         25-Mar-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
110         25-Apr-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
111         25-May-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
112         25-Jun-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
113         25-Jul-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
114         25-Aug-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
115         25-Sep-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
116         25-Oct-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
117         25-Nov-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
118         25-Dec-16      339,637.79      66,501,000.00              0      284,996.61        284,996.61
119         25-Jan-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
120         25-Feb-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
121         25-Mar-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
122         25-Apr-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
123         25-May-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
124         25-Jun-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
125         25-Jul-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
126         25-Aug-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
127         25-Sep-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
128         25-Oct-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
129         25-Nov-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
130         25-Dec-17      339,637.79      66,501,000.00              0      284,996.61        284,996.61
131         25-Jan-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
132         25-Feb-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
133         25-Mar-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
134         25-Apr-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
135         25-May-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
136         25-Jun-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
137         25-Jul-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
138         25-Aug-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
139         25-Sep-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
140         25-Oct-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
141         25-Nov-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
142         25-Dec-18      339,637.79      66,501,000.00              0      284,996.61        284,996.61
143         25-Jan-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
144         25-Feb-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
145         25-Mar-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
146         25-Apr-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
147         25-May-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
148         25-Jun-19      339,637.79      66,501,000.00              0      284,996.61        284,996.61
149         25-Jul-19    1,414,395.99      65,426,241.80              0      284,996.61        284,996.61
150         25-Aug-19    1,558,873.60      64,201,516.92              0      284,996.61        284,996.61
151         25-Sep-19    1,545,223.77      62,984,186.88              0      284,996.61        284,996.61
152         25-Oct-19    1,531,553.86      61,774,309.53              0      284,996.61        284,996.61
153         25-Nov-19    1,517,868.29      60,571,938.61              0      284,996.61        284,996.61
154         25-Dec-19    1,504,171.28      59,377,123.86              0      284,996.61        284,996.61
155         25-Jan-20    1,490,466.95      58,189,911.22              0      284,996.61        284,996.61
156         25-Feb-20    1,476,759.23      57,010,342.91              0      284,996.61        284,996.61
157         25-Mar-20    1,463,051.92      55,838,457.54              0      284,996.61        284,996.61
158         25-Apr-20    1,449,348.68      54,674,290.28              0      284,996.61        284,996.61
159         25-May-20    1,435,653.04      53,517,872.96              0      284,996.61        284,996.61
160         25-Jun-20    1,421,968.39      52,369,234.18              0      284,996.61        284,996.61
161         25-Jul-20    1,408,297.97      51,228,399.41              0      284,996.61        284,996.61
162         25-Aug-20    1,394,644.94      50,095,391.14              0      284,996.61        284,996.61
163         25-Sep-20    1,381,012.31      48,970,228.93              0      284,996.61        284,996.61
164         25-Oct-20    1,367,402.98      47,852,929.56              0      284,996.61        284,996.61
165         25-Nov-20    1,353,819.73      46,743,507.11              0      284,996.61        284,996.61
166         25-Dec-20    1,340,265.24      45,641,973.04              0      284,996.61        284,996.61
167         25-Jan-21    1,326,742.07      44,548,336.31              0      284,996.61        284,996.61
168         25-Feb-21    1,313,252.70      43,462,603.48              0      284,996.61        284,996.61
169         25-Mar-21    1,299,799.48      42,384,778.74              0      284,996.61        284,996.61
170         25-Apr-21    1,286,384.69      41,314,864.07              0      284,996.61        284,996.61
171         25-May-21    1,273,010.50      40,252,859.25              0      284,996.61        284,996.61
172         25-Jun-21    1,259,678.98      39,198,762.02              0      284,996.61        284,996.61
173         25-Jul-21    1,246,392.15      38,152,568.08              0      284,996.61        284,996.61
174         25-Aug-21    1,233,151.89      37,114,271.21              0      284,996.61        284,996.61
175         25-Sep-21    1,219,960.04      36,083,863.34              0      284,996.61        284,996.61
176         25-Oct-21    1,206,818.34      35,061,334.61              0      284,996.61        284,996.61
177         25-Nov-21    2,690,599.78      32,549,802.12              0      284,996.61        284,996.61
178         25-Dec-21    1,149,692.23      31,566,350.13              0      284,996.61        284,996.61
179         25-Jan-22    1,136,293.78      30,591,273.86              0      284,996.61        284,996.61
180         25-Feb-22    1,127,874.61      29,619,636.78              0      284,996.61        284,996.61
181         25-Mar-22    1,115,199.94      28,655,711.98              0      284,996.61        284,996.61
182         25-Apr-22    1,102,586.31      27,699,477.80              0      284,996.61        284,996.61
183         25-May-22    1,090,034.84      26,750,911.35              0      284,996.61        284,996.61
184         25-Jun-22    1,077,546.58      25,809,988.59              0      284,996.61        284,996.61
185         25-Jul-22    1,065,122.54      24,876,684.33              0      284,996.61        284,996.61
186         25-Aug-22    1,052,763.65      23,950,972.33              0      284,996.61        284,996.61
187         25-Sep-22    1,040,470.82      23,032,825.32              0      284,996.61        284,996.61
188         25-Oct-22    1,028,244.87      22,122,215.03              0      284,996.61        284,996.61
189         25-Nov-22    1,016,086.62      21,219,112.29              0      284,996.61        284,996.61
190         25-Dec-22    1,003,996.79      20,323,486.99              0      284,996.61        284,996.61
191         25-Jan-23      991,976.09      19,435,308.19              0      284,996.61        284,996.61
192         25-Feb-23      980,025.19      18,554,544.14              0      284,996.61        284,996.61
193         25-Mar-23      968,144.68      17,681,162.31              0      284,996.61        284,996.61
194         25-Apr-23      956,335.15      16,815,129.43              0      284,996.61        284,996.61
195         25-May-23      944,597.12      15,956,411.53              0      284,996.61        284,996.61
196         25-Jun-23      932,931.09      15,104,973.96              0      284,996.61        284,996.61
197         25-Jul-23      921,337.51      14,260,781.45              0      284,996.61        284,996.61
198         25-Aug-23      909,816.81      13,423,798.14              0      284,996.61        284,996.61
199         25-Sep-23      898,369.37      12,593,987.57              0      284,996.61        284,996.61
200         25-Oct-23      886,995.54      11,771,312.78              0      284,996.61        284,996.61
201         25-Nov-23      875,695.64      10,955,736.27              0      284,996.61        284,996.61
202         25-Dec-23      864,469.96      10,147,220.09              0      284,996.61        284,996.61
203         25-Jan-24      853,318.76       9,345,725.80              0      284,996.61        284,996.61
204         25-Feb-24      842,242.27       8,551,214.57              0      284,996.61        284,996.61
205         25-Mar-24      831,240.67       7,763,647.16              0      284,996.61        284,996.61
206         25-Apr-24      820,314.16       6,982,983.95              0      284,996.61        284,996.61
207         25-May-24      809,462.88       6,209,184.97              0      284,996.61        284,996.61
208         25-Jun-24      798,686.94       5,442,209.95              0      284,996.61        284,996.61
209         25-Jul-24      787,986.44       4,682,018.28              0      284,996.61        284,996.61
210         25-Aug-24      777,361.46       3,928,569.09              0      284,996.61        284,996.61
211         25-Sep-24      766,812.06       3,181,821.25              0      284,996.61        284,996.61
212         25-Oct-24      756,338.25       2,441,733.39              0      284,996.61        284,996.61
213         25-Nov-24      745,940.04       1,708,263.91              0      284,996.61        284,996.61
214         25-Dec-24      735,617.44         981,371.02              0      284,996.61        284,996.61
215         25-Jan-25      725,370.39         261,012.74              0      284,996.61        284,996.61
216         25-Feb-25      262,345.80                  0     452,853.06      284,996.61        737,849.67
217         25-Mar-25                                        707,415.61      282,640.18        990,055.79
218         25-Apr-25                                        701,007.84      278,959.13        979,966.97
219         25-May-25                                        694,642.60      275,311.42        969,954.02
220         25-Jun-25                                     52,214,080.89      271,696.84     52,485,777.73



                                                 AF6A
                                Balance      Principal       Interest        Cash Flow            Balance
               Total                     51,673,000.00  25,850,891.33    77,523,891.33
Period          Date
0           23-Feb-07     54,770,000.00             0               0                0      51,673,000.00
1           25-Mar-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
2           25-Apr-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
3           25-May-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
4           25-Jun-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
5           25-Jul-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
6           25-Aug-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
7           25-Sep-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
8           25-Oct-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
9           25-Nov-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
10          25-Dec-07     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
11          25-Jan-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
12          25-Feb-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
13          25-Mar-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
14          25-Apr-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
15          25-May-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
16          25-Jun-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
17          25-Jul-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
18          25-Aug-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
19          25-Sep-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
20          25-Oct-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
21          25-Nov-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
22          25-Dec-08     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
23          25-Jan-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
24          25-Feb-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
25          25-Mar-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
26          25-Apr-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
27          25-May-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
28          25-Jun-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
29          25-Jul-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
30          25-Aug-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
31          25-Sep-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
32          25-Oct-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
33          25-Nov-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
34          25-Dec-09     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
35          25-Jan-10     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
36          25-Feb-10     54,770,000.00             0      255,158.69       255,158.69      51,673,000.00
37          25-Mar-10     54,770,000.00    240,814.80      255,158.69       495,973.49      51,432,185.20
38          25-Apr-10     54,770,000.00    240,045.09      253,969.56       494,014.65      51,192,140.11
39          25-May-10     54,770,000.00    239,279.63      252,784.23       492,063.86      50,952,860.48
40          25-Jun-10     54,770,000.00    238,518.44      251,602.68       490,121.12      50,714,342.04
41          25-Jul-10     54,770,000.00    237,761.50      250,424.89       488,186.39      50,476,580.54
42          25-Aug-10     54,770,000.00    237,008.81      249,250.83       486,259.64      50,239,571.72
43          25-Sep-10     54,770,000.00    236,260.37      248,080.49       484,340.87      50,003,311.35
44          25-Oct-10     54,770,000.00    235,516.18      246,913.85       482,430.04      49,767,795.17
45          25-Nov-10     54,770,000.00    234,776.24      245,750.88       480,527.12      49,533,018.93
46          25-Dec-10     54,770,000.00    234,040.53      244,591.57       478,632.10      49,298,978.40
47          25-Jan-11     54,770,000.00    233,309.07      243,435.89       476,744.96      49,065,669.33
48          25-Feb-11     54,770,000.00    232,581.84      242,283.82       474,865.66      48,833,087.49
49          25-Mar-11     54,770,000.00    231,858.85      241,135.34       472,994.19      48,601,228.64
50          25-Apr-11     54,770,000.00    231,140.10      239,990.44       471,130.53      48,370,088.54
51          25-May-11     54,770,000.00    230,425.58      238,849.08       469,274.66      48,139,662.97
52          25-Jun-11     54,770,000.00    229,715.29      237,711.25       467,426.54      47,909,947.68
53          25-Jul-11     54,770,000.00    229,009.24      236,576.93       465,586.16      47,680,938.44
54          25-Aug-11     54,770,000.00    228,307.42      235,446.09       463,753.51      47,452,631.02
55          25-Sep-11     54,770,000.00    227,609.83      234,318.72       461,928.55      47,225,021.18
56          25-Oct-11     54,770,000.00    226,916.48      233,194.79       460,111.28      46,998,104.70
57          25-Nov-11     54,770,000.00    226,227.36      232,074.29       458,301.66      46,771,877.34
58          25-Dec-11     54,770,000.00    225,655.74      230,957.19       456,612.93      46,546,221.60
59          25-Jan-12     54,770,000.00    225,229.79      229,842.91       455,072.70      46,320,991.81
60          25-Feb-12     54,770,000.00    224,553.40      228,730.74       453,284.14      46,096,438.41
61          25-Mar-12     54,770,000.00    398,011.15      227,621.91       625,633.05      45,698,427.26
62          25-Apr-12     54,770,000.00    395,317.49      225,656.55       620,974.04      45,303,109.77
63          25-May-12     54,770,000.00    392,643.24      223,704.49       616,347.73      44,910,466.54
64          25-Jun-12     54,770,000.00    389,988.26      221,765.64       611,753.89      44,520,478.28
65          25-Jul-12     54,770,000.00    387,352.42      219,839.90       607,192.31      44,133,125.86
66          25-Aug-12     54,770,000.00    384,735.59      217,927.17       602,662.76      43,748,390.27
67          25-Sep-12     54,770,000.00    382,137.65      216,027.36       598,165.01      43,366,252.62
68          25-Oct-12     54,770,000.00    379,558.47      214,140.39       593,698.86      42,986,694.15
69          25-Nov-12     54,770,000.00    376,997.93      212,266.15       589,264.07      42,609,696.23
70          25-Dec-12     54,770,000.00    374,455.89      210,404.55       584,860.44      42,235,240.33
71          25-Jan-13     54,770,000.00    371,932.25      208,555.51       580,487.75      41,863,308.09
72          25-Feb-13     54,770,000.00    369,426.87      206,718.92       576,145.79      41,493,881.22
73          25-Mar-13     54,770,000.00    458,674.53      204,894.71       663,569.25      41,035,206.69
74          25-Apr-13     54,770,000.00    454,571.81      202,629.80       657,201.61      40,580,634.87
75          25-May-13     54,770,000.00    450,505.23      200,385.15       650,890.37      40,130,129.65
76          25-Jun-13     54,770,000.00    446,474.46      198,160.57       644,635.03      39,683,655.19
77          25-Jul-13     54,770,000.00    404,092.29      195,955.91       600,048.19      39,279,562.90
78          25-Aug-13     54,770,000.00    370,548.65      193,960.52       564,509.17      38,909,014.25
79          25-Sep-13     54,770,000.00    367,231.87      192,130.77       559,362.63      38,541,782.38
80          25-Oct-13     54,770,000.00    363,944.30      190,317.39       554,261.69      38,177,838.09
81          25-Nov-13     54,770,000.00    360,685.69      188,520.26       549,205.94      37,817,152.40
82          25-Dec-13     54,770,000.00    357,455.79      186,739.21       544,195.00      37,459,696.61
83          25-Jan-14     54,770,000.00    354,254.35      184,974.11       539,228.46      37,105,442.26
84          25-Feb-14     54,770,000.00    351,081.11      183,224.82       534,305.93      36,754,361.15
85          25-Mar-14     54,770,000.00  1,043,807.51      181,491.20     1,225,298.71      35,710,553.63
86          25-Apr-14     54,770,000.00  1,014,682.29      176,336.93     1,191,019.21      34,695,871.35
87          25-May-14     54,770,000.00    986,358.48      171,326.48     1,157,684.96      33,709,512.87
88          25-Jun-14     54,770,000.00    958,814.29      166,455.89     1,125,270.18      32,750,698.58
89          25-Jul-14     54,770,000.00    932,028.48      161,721.31     1,093,749.79      31,818,670.10
90          25-Aug-14     54,770,000.00    905,980.41      157,119.00     1,063,099.41      30,912,689.69
91          25-Sep-14     54,770,000.00    880,649.97      152,645.32     1,033,295.29      30,032,039.71
92          25-Oct-14     54,770,000.00    856,017.63      148,296.71     1,004,314.34      29,176,022.08
93          25-Nov-14     54,770,000.00    832,064.35      144,069.74       976,134.09      28,343,957.74
94          25-Dec-14     54,770,000.00    808,771.62      139,961.05       948,732.67      27,535,186.12
95          25-Jan-15     54,770,000.00    786,121.44      135,967.37       922,088.81      26,749,064.68
96          25-Feb-15     54,770,000.00    764,096.27      132,085.54       896,181.82      25,984,968.41
97          25-Mar-15     54,770,000.00    742,679.09      128,312.47       870,991.56      25,242,289.32
98          25-Apr-15     54,770,000.00    721,853.28      124,645.16       846,498.44      24,520,436.04
99          25-May-15     54,770,000.00    701,602.72      121,080.69       822,683.40      23,818,833.33
100         25-Jun-15     54,770,000.00    681,911.70      117,616.21       799,527.90      23,136,921.63
101         25-Jul-15     54,770,000.00    662,764.94      114,248.96       777,013.90      22,474,156.69
102         25-Aug-15     54,770,000.00    644,147.58      110,976.26       755,123.84      21,830,009.12
103         25-Sep-15     54,770,000.00    626,045.15      107,795.49       733,840.64      21,203,963.97
104         25-Oct-15     54,770,000.00    608,443.58      104,704.11       713,147.70      20,595,520.38
105         25-Nov-15     54,770,000.00    591,329.19      101,699.65       693,028.84      20,004,191.19
106         25-Dec-15     54,770,000.00    574,688.65       98,779.70       673,468.35      19,429,502.54
107         25-Jan-16     54,770,000.00    558,509.00       95,941.91       654,450.92      18,870,993.54
108         25-Feb-16     54,770,000.00    542,777.64       93,184.02       635,961.66      18,328,215.90
109         25-Mar-16     54,770,000.00    527,482.30       90,503.81       617,986.11      17,800,733.60
110         25-Apr-16     54,770,000.00    512,611.04       87,899.13       600,510.18      17,288,122.55
111         25-May-16     54,770,000.00    498,152.26       85,367.88       583,520.15      16,789,970.29
112         25-Jun-16     54,770,000.00    484,094.66       82,908.03       567,002.69      16,305,875.63
113         25-Jul-16     54,770,000.00    470,427.25       80,517.60       550,944.84      15,835,448.39
114         25-Aug-16     54,770,000.00    457,139.33       78,194.65       535,333.98      15,378,309.06
115         25-Sep-16     54,770,000.00    444,220.51       75,937.32       520,157.83      14,934,088.54
116         25-Oct-16     54,770,000.00    431,794.72       73,743.78       505,538.50      14,502,293.83
117         25-Nov-16     54,770,000.00    420,453.58       71,611.60       492,065.18      14,081,840.25
118         25-Dec-16     54,770,000.00    449,099.71       69,535.42       518,635.13      13,632,740.54
119         25-Jan-17     54,770,000.00    435,549.79       67,317.79       502,867.58      13,197,190.75
120         25-Feb-17     54,770,000.00    422,245.92       65,167.07       487,412.99      12,774,944.83
121         25-Mar-17     54,770,000.00    409,319.43       63,082.04       472,401.46      12,365,625.41
122         25-Apr-17     54,770,000.00    396,774.72       61,060.84       457,835.56      11,968,850.68
123         25-May-17     54,770,000.00    384,600.85       59,101.59       443,702.44      11,584,249.83
124         25-Jun-17     54,770,000.00    372,787.15       57,202.45       429,989.60      11,211,462.68
125         25-Jul-17     54,770,000.00    361,323.26       55,361.64       416,684.90      10,850,139.42
126         25-Aug-17     54,770,000.00    350,199.12       53,577.45       403,776.57      10,499,940.30
127         25-Sep-17     54,770,000.00    339,404.96       51,848.18       391,253.14      10,160,535.34
128         25-Oct-17     54,770,000.00    328,931.25       50,172.22       379,103.47       9,831,604.09
129         25-Nov-17     54,770,000.00    318,768.77       48,547.97       367,316.74       9,512,835.32
130         25-Dec-17     54,770,000.00    308,908.53       46,973.91       355,882.44       9,203,926.79
131         25-Jan-18     54,770,000.00    299,341.82       45,448.53       344,790.35       8,904,584.98
132         25-Feb-18     54,770,000.00    290,060.14       43,970.40       334,030.54       8,614,524.84
133         25-Mar-18     54,770,000.00    281,055.27       42,538.09       323,593.37       8,333,469.56
134         25-Apr-18     54,770,000.00    272,319.20       41,150.26       313,469.45       8,061,150.36
135         25-May-18     54,770,000.00    263,844.14       39,805.56       303,649.70       7,797,306.22
136         25-Jun-18     54,770,000.00    255,622.54       38,502.71       294,125.25       7,541,683.69
137         25-Jul-18     54,770,000.00    247,647.05       37,240.46       284,887.50       7,294,036.64
138         25-Aug-18     54,770,000.00    239,910.52       36,017.59       275,928.11       7,054,126.12
139         25-Sep-18     54,770,000.00    232,406.03       34,832.92       267,238.96       6,821,720.08
140         25-Oct-18     54,770,000.00    225,126.84       33,685.31       258,812.15       6,596,593.25
141         25-Nov-18     54,770,000.00    218,066.39       32,573.65       250,640.03       6,378,526.86
142         25-Dec-18     54,770,000.00    211,218.32       31,496.85       242,715.16       6,167,308.54
143         25-Jan-19     54,770,000.00    204,576.45       30,453.86       235,030.31       5,962,732.09
144         25-Feb-19     54,770,000.00    198,134.77       29,443.67       227,578.44       5,764,597.32
145         25-Mar-19     54,770,000.00    191,887.45       28,465.29       220,352.74       5,572,709.88
146         25-Apr-19     54,770,000.00    185,828.81       27,517.76       213,346.57       5,386,881.07
147         25-May-19     54,770,000.00    179,953.34       26,600.15       206,553.49       5,206,927.73
148         25-Jun-19     54,770,000.00    174,255.70       25,711.55       199,967.25       5,032,672.03
149         25-Jul-19     54,770,000.00    168,730.68       24,851.08       193,581.77       4,863,941.34
150         25-Aug-19     54,770,000.00    163,373.23       24,017.90       187,391.13       4,700,568.11
151         25-Sep-19     54,770,000.00    158,178.45       23,211.17       181,389.62       4,542,389.66
152         25-Oct-19     54,770,000.00    153,141.56       22,430.09       175,571.65       4,389,248.10
153         25-Nov-19     54,770,000.00    148,257.93       21,673.89       169,931.81       4,240,990.18
154         25-Dec-19     54,770,000.00    143,523.06       20,941.80       164,464.86       4,097,467.12
155         25-Jan-20     54,770,000.00    138,932.58       20,233.09       159,165.67       3,958,534.54
156         25-Feb-20     54,770,000.00    134,482.25       19,547.05       154,029.30       3,824,052.29
157         25-Mar-20     54,770,000.00    130,167.94       18,882.98       149,050.92       3,693,884.35
158         25-Apr-20     54,770,000.00    125,985.64       18,240.22       144,225.86       3,567,898.71
159         25-May-20     54,770,000.00    121,931.46       17,618.11       139,549.57       3,445,967.24
160         25-Jun-20     54,770,000.00    118,001.63       17,016.01       135,017.64       3,327,965.62
161         25-Jul-20     54,770,000.00    114,192.46       16,433.33       130,625.79       3,213,773.15
162         25-Aug-20     54,770,000.00    110,500.40       15,869.45       126,369.85       3,103,272.76
163         25-Sep-20     54,770,000.00    106,921.97       15,323.81       122,245.77       2,996,350.79
164         25-Oct-20     54,770,000.00    103,453.81       14,795.83       118,249.64       2,892,896.98
165         25-Nov-20     54,770,000.00    100,092.67       14,284.98       114,377.65       2,792,804.31
166         25-Dec-20     54,770,000.00     96,835.35       13,790.73       110,626.08       2,695,968.96
167         25-Jan-21     54,770,000.00     93,678.78       13,312.56       106,991.34       2,602,290.19
168         25-Feb-21     54,770,000.00     90,619.96       12,849.98       103,469.94       2,511,670.22
169         25-Mar-21     54,770,000.00     87,656.00       12,402.50       100,058.50       2,424,014.23
170         25-Apr-21     54,770,000.00     84,784.05       11,969.66        96,753.71       2,339,230.18
171         25-May-21     54,770,000.00     82,001.39       11,551.00        93,552.39       2,257,228.79
172         25-Jun-21     54,770,000.00     79,305.34       11,146.08        90,451.43       2,177,923.45
173         25-Jul-21     54,770,000.00     76,693.33       10,754.48        87,447.81       2,101,230.12
174         25-Aug-21     54,770,000.00     74,162.84       10,375.77        84,538.61       2,027,067.28
175         25-Sep-21     54,770,000.00     71,711.43       10,009.56        81,720.98       1,955,355.85
176         25-Oct-21     54,770,000.00     69,336.73        9,655.45        78,992.18       1,886,019.12
177         25-Nov-21     54,770,000.00    165,931.48        9,313.07       175,244.54       1,720,087.65
178         25-Dec-21     54,770,000.00     60,778.83        8,493.71        69,272.53       1,659,308.82
179         25-Jan-22     54,770,000.00     58,728.60        8,193.58        66,922.19       1,600,580.22
180         25-Feb-22     54,770,000.00     57,032.99        7,903.59        64,936.58       1,543,547.23
181         25-Mar-22     54,770,000.00     55,133.62        7,621.96        62,755.58       1,488,413.61
182         25-Apr-22     54,770,000.00     53,294.03        7,349.71        60,643.74       1,435,119.58
183         25-May-22     54,770,000.00     51,512.41        7,086.55        58,598.96       1,383,607.17
184         25-Jun-22     54,770,000.00     49,787.02        6,832.18        56,619.20       1,333,820.15
185         25-Jul-22     54,770,000.00     48,116.16        6,586.34        54,702.50       1,285,703.99
186         25-Aug-22     54,770,000.00     46,498.19        6,348.74        52,846.94       1,239,205.79
187         25-Sep-22     54,770,000.00     44,931.51        6,119.14        51,050.65       1,194,274.28
188         25-Oct-22     54,770,000.00     43,414.57        5,897.27        49,311.84       1,150,859.71
189         25-Nov-22     54,770,000.00     41,945.86        5,682.89        47,628.74       1,108,913.85
190         25-Dec-22     54,770,000.00     40,523.91        5,475.76        45,999.67       1,068,389.94
191         25-Jan-23     54,770,000.00     39,147.31        5,275.66        44,422.97       1,029,242.63
192         25-Feb-23     54,770,000.00     37,814.69        5,082.35        42,897.04         991,427.94
193         25-Mar-23     54,770,000.00     36,524.69        4,895.62        41,420.31         954,903.25
194         25-Apr-23     54,770,000.00     35,276.03        4,715.26        39,991.30         919,627.21
195         25-May-23     54,770,000.00     34,067.45        4,541.07        38,608.52         885,559.77
196         25-Jun-23     54,770,000.00     32,897.71        4,372.85        37,270.56         852,662.06
197         25-Jul-23     54,770,000.00     31,765.64        4,210.40        35,976.04         820,896.42
198         25-Aug-23     54,770,000.00     30,670.07        4,053.55        34,723.62         790,226.35
199         25-Sep-23     54,770,000.00     29,609.90        3,902.10        33,512.00         760,616.44
200         25-Oct-23     54,770,000.00     28,584.04        3,755.89        32,339.92         732,032.41
201         25-Nov-23     54,770,000.00     27,591.43        3,614.74        31,206.17         704,440.98
202         25-Dec-23     54,770,000.00     26,631.05        3,478.49        30,109.54         677,809.93
203         25-Jan-24     54,770,000.00     25,701.90        3,346.99        29,048.89         652,108.03
204         25-Feb-24     54,770,000.00     24,803.04        3,220.08        28,023.11         627,305.00
205         25-Mar-24     54,770,000.00     23,933.51        3,097.60        27,031.11         603,371.49
206         25-Apr-24     54,770,000.00     23,092.42        2,979.42        26,071.83         580,279.07
207         25-May-24     54,770,000.00     22,278.88        2,865.39        25,144.27         558,000.19
208         25-Jun-24     54,770,000.00     21,492.04        2,755.38        24,247.42         536,508.16
209         25-Jul-24     54,770,000.00     20,731.07        2,649.25        23,380.32         515,777.08
210         25-Aug-24     54,770,000.00     19,995.18        2,546.88        22,542.06         495,781.91
211         25-Sep-24     54,770,000.00     19,283.57        2,448.15        21,731.71         476,498.34
212         25-Oct-24     54,770,000.00     18,595.49        2,352.92        20,948.42         457,902.85
213         25-Nov-24     54,770,000.00     17,930.21        2,261.10        20,191.31         439,972.63
214         25-Dec-24     54,770,000.00     17,287.02        2,172.56        19,459.58         422,685.61
215         25-Jan-25     54,770,000.00     16,665.22        2,087.20        18,752.42         406,020.39
216         25-Feb-25     54,317,146.94     16,064.15        2,004.91        18,069.06         389,956.24
217         25-Mar-25     53,609,731.33     15,483.15        1,925.58        17,408.74         374,473.08
218         25-Apr-25     52,908,723.49     14,921.60        1,849.13        16,770.73         359,551.48
219         25-May-25     52,214,080.89     14,378.88        1,775.45        16,154.33         345,172.60
220         25-Jun-25              0       345,172.60        1,704.45       346,877.05                  0




                               AF6B                                                                M1
                          Principal        Interest       Cash Flow           Balance       Principal
               Total   5,742,000.00    2,891,811.13    8,633,811.13                      7,780,000.00
Period          Date
0           23-Feb-07             0               0               0      5,742,000.00               0
1           25-Mar-07             0       28,543.34       28,543.34      5,742,000.00               0
2           25-Apr-07             0       28,543.34       28,543.34      5,742,000.00               0
3           25-May-07             0       28,543.34       28,543.34      5,742,000.00               0
4           25-Jun-07             0       28,543.34       28,543.34      5,742,000.00               0
5           25-Jul-07             0       28,543.34       28,543.34      5,742,000.00               0
6           25-Aug-07             0       28,543.34       28,543.34      5,742,000.00               0
7           25-Sep-07             0       28,543.34       28,543.34      5,742,000.00               0
8           25-Oct-07             0       28,543.34       28,543.34      5,742,000.00               0
9           25-Nov-07             0       28,543.34       28,543.34      5,742,000.00               0
10          25-Dec-07             0       28,543.34       28,543.34      5,742,000.00               0
11          25-Jan-08             0       28,543.34       28,543.34      5,742,000.00               0
12          25-Feb-08             0       28,543.34       28,543.34      5,742,000.00               0
13          25-Mar-08             0       28,543.34       28,543.34      5,742,000.00               0
14          25-Apr-08             0       28,543.34       28,543.34      5,742,000.00               0
15          25-May-08             0       28,543.34       28,543.34      5,742,000.00               0
16          25-Jun-08             0       28,543.34       28,543.34      5,742,000.00               0
17          25-Jul-08             0       28,543.34       28,543.34      5,742,000.00               0
18          25-Aug-08             0       28,543.34       28,543.34      5,742,000.00               0
19          25-Sep-08             0       28,543.34       28,543.34      5,742,000.00               0
20          25-Oct-08             0       28,543.34       28,543.34      5,742,000.00               0
21          25-Nov-08             0       28,543.34       28,543.34      5,742,000.00               0
22          25-Dec-08             0       28,543.34       28,543.34      5,742,000.00               0
23          25-Jan-09             0       28,543.34       28,543.34      5,742,000.00               0
24          25-Feb-09             0       28,543.34       28,543.34      5,742,000.00               0
25          25-Mar-09             0       28,543.34       28,543.34      5,742,000.00               0
26          25-Apr-09             0       28,543.34       28,543.34      5,742,000.00               0
27          25-May-09             0       28,543.34       28,543.34      5,742,000.00               0
28          25-Jun-09             0       28,543.34       28,543.34      5,742,000.00               0
29          25-Jul-09             0       28,543.34       28,543.34      5,742,000.00               0
30          25-Aug-09             0       28,543.34       28,543.34      5,742,000.00               0
31          25-Sep-09             0       28,543.34       28,543.34      5,742,000.00               0
32          25-Oct-09             0       28,543.34       28,543.34      5,742,000.00               0
33          25-Nov-09             0       28,543.34       28,543.34      5,742,000.00               0
34          25-Dec-09             0       28,543.34       28,543.34      5,742,000.00               0
35          25-Jan-10             0       28,543.34       28,543.34      5,742,000.00               0
36          25-Feb-10             0       28,543.34       28,543.34      5,742,000.00               0
37          25-Mar-10     26,759.79       28,543.34       55,303.13      5,715,240.21               0
38          25-Apr-10     26,674.26       28,410.32       55,084.57      5,688,565.95               0
39          25-May-10     26,589.20       28,277.72       54,866.92      5,661,976.75               0
40          25-Jun-10     26,504.61       28,145.54       54,650.16      5,635,472.14               0
41          25-Jul-10     26,420.50       28,013.79       54,434.29      5,609,051.64               0
42          25-Aug-10     26,336.86       27,882.46       54,219.32      5,582,714.78               0
43          25-Sep-10     26,253.69       27,751.54       54,005.23      5,556,461.09               0
44          25-Oct-10     26,171.00       27,621.03       53,792.03      5,530,290.09               0
45          25-Nov-10     26,088.77       27,490.93       53,579.71      5,504,201.32               0
46          25-Dec-10     26,007.02       27,361.25       53,368.27      5,478,194.30               0
47          25-Jan-11     25,925.74       27,231.97       53,157.70      5,452,268.56               0
48          25-Feb-11     25,844.93       27,103.09       52,948.02      5,426,423.63               0
49          25-Mar-11     25,764.59       26,974.62       52,739.20      5,400,659.05               0
50          25-Apr-11     25,684.72       26,846.54       52,531.26      5,374,974.33               0
51          25-May-11     25,605.32       26,718.86       52,324.18      5,349,369.01               0
52          25-Jun-11     25,526.39       26,591.58       52,117.97      5,323,842.62               0
53          25-Jul-11     25,447.93       26,464.69       51,912.62      5,298,394.68               0
54          25-Aug-11     25,369.95       26,338.19       51,708.13      5,273,024.74               0
55          25-Sep-11     25,292.43       26,212.07       51,504.50      5,247,732.31               0
56          25-Oct-11     25,215.38       26,086.35       51,301.73      5,222,516.93               0
57          25-Nov-11     25,138.81       25,961.00       51,099.81      5,197,378.12               0
58          25-Dec-11     25,075.29       25,836.04       50,911.32      5,172,302.84               0
59          25-Jan-12     25,027.95       25,711.39       50,739.34      5,147,274.88               0
60          25-Feb-12     24,952.79       25,586.97       50,539.77      5,122,322.09               0
61          25-Mar-12     44,227.74       25,462.94       69,690.67      5,078,094.35               0
62          25-Apr-12     43,928.42       25,243.08       69,171.50      5,034,165.93               0
63          25-May-12     43,631.25       25,024.71       68,655.96      4,990,534.69               0
64          25-Jun-12     43,336.22       24,807.82       68,144.04      4,947,198.46               0
65          25-Jul-12     43,043.32       24,592.40       67,635.72      4,904,155.14               0
66          25-Aug-12     42,752.54       24,378.43       67,130.97      4,861,402.61               0
67          25-Sep-12     42,463.85       24,165.91       66,629.76      4,818,938.76               0
68          25-Oct-12     42,177.24       23,954.82       66,132.07      4,776,761.52               0
69          25-Nov-12     41,892.71       23,745.16       65,637.87      4,734,868.80               0
70          25-Dec-12     41,610.24       23,536.91       65,147.15      4,693,258.57               0
71          25-Jan-13     41,329.80       23,330.07       64,659.87      4,651,928.76               0
72          25-Feb-13     41,051.40       23,124.62       64,176.02      4,610,877.36               0
73          25-Mar-13     50,968.77       22,920.56       73,889.32      4,559,908.59               0
74          25-Apr-13     50,512.87       22,667.19       73,180.06      4,509,395.73               0
75          25-May-13     50,060.98       22,416.09       72,477.07      4,459,334.75               0
76          25-Jun-13     49,613.07       22,167.24       71,780.31      4,409,721.67               0
77          25-Jul-13     44,903.49       21,920.62       66,824.10      4,364,818.19       41,319.61
78          25-Aug-13     41,176.06       21,697.40       62,873.46      4,323,642.13       73,003.81
79          25-Sep-13     40,807.49       21,492.72       62,300.21      4,282,834.64       72,350.35
80          25-Oct-13     40,442.17       21,289.86       61,732.03      4,242,392.47       71,702.65
81          25-Nov-13     40,080.07       21,088.83       61,168.89      4,202,312.41       71,060.65
82          25-Dec-13     39,721.15       20,889.59       60,610.74      4,162,591.25       70,424.31
83          25-Jan-14     39,365.40       20,692.14       60,057.54      4,123,225.85       69,793.58
84          25-Feb-14     39,012.79       20,496.45       59,509.24      4,084,213.06       69,168.40
85          25-Mar-14    115,989.84       20,302.52      136,292.36      3,968,223.23       68,548.73
86          25-Apr-14    112,753.39       19,725.94      132,479.32      3,855,469.84       67,934.52
87          25-May-14    109,605.99       19,165.44      128,771.44      3,745,863.85       67,325.73
88          25-Jun-14    106,545.23       18,620.60      125,165.83      3,639,318.62       66,722.30
89          25-Jul-14    103,568.74       18,090.96      121,659.70      3,535,749.88       66,124.19
90          25-Aug-14    100,674.23       17,576.12      118,250.35      3,435,075.65       65,531.35
91          25-Sep-14     97,859.47       17,075.68      114,935.14      3,337,216.19       64,943.73
92          25-Oct-14     95,122.27       16,589.22      111,711.49      3,242,093.91       64,361.29
93          25-Nov-14     92,460.54       16,116.37      108,576.91      3,149,633.37       63,783.99
94          25-Dec-14     89,872.21       15,656.75      105,528.96      3,059,761.17       63,211.78
95          25-Jan-15     87,355.28       15,210.00      102,565.27      2,972,405.89       62,644.61
96          25-Feb-15     84,907.80       14,775.76       99,683.56      2,887,498.09       62,082.44
97          25-Mar-15     82,527.88       14,353.68       96,881.56      2,804,970.20       61,525.23
98          25-Apr-15     80,213.68       13,943.44       94,157.12      2,724,756.52       60,972.93
99          25-May-15     77,963.40       13,544.70       91,508.10      2,646,793.12       60,425.50
100         25-Jun-15     75,775.30       13,157.14       88,932.44      2,571,017.82       59,882.89
101         25-Jul-15     73,647.67       12,780.47       86,428.14      2,497,370.15       59,345.08
102         25-Aug-15     71,578.88       12,414.36       83,993.24      2,425,791.27       58,812.00
103         25-Sep-15     69,567.30       12,058.55       81,625.85      2,356,223.97       58,283.63
104         25-Oct-15     67,611.38       11,712.73       79,324.11      2,288,612.58       57,759.91
105         25-Nov-15     65,709.60       11,376.64       77,086.24      2,222,902.98       57,240.82
106         25-Dec-15     63,860.47       11,050.00       74,910.47      2,159,042.51       56,726.30
107         25-Jan-16     62,062.56       10,732.55       72,795.11      2,096,979.95       56,216.32
108         25-Feb-16     60,314.46       10,424.03       70,738.50      2,036,665.49       55,710.84
109         25-Mar-16     58,614.82       10,124.21       68,739.03      1,978,050.67       55,209.82
110         25-Apr-16     56,962.29        9,832.84       66,795.13      1,921,088.38       54,713.22
111         25-May-16     55,355.61        9,549.68       64,905.29      1,865,732.77       54,221.00
112         25-Jun-16     53,793.50        9,274.51       63,068.01      1,811,939.27       53,733.13
113         25-Jul-16     52,274.75        9,007.10       61,281.86      1,759,664.52       53,249.56
114         25-Aug-16     50,798.17        8,747.25       59,545.42      1,708,866.34       52,770.25
115         25-Sep-16     49,362.61        8,494.73       57,857.34      1,659,503.73       52,295.18
116         25-Oct-16     47,981.83        8,249.35       56,231.18      1,611,521.90       51,840.39
117         25-Nov-16     46,721.58        8,010.84       54,732.42      1,564,800.32       51,480.78
118         25-Dec-16     49,904.80        7,778.58       57,683.38      1,514,895.52       56,082.79
119         25-Jan-17     48,399.10        7,530.51       55,929.61      1,466,496.42       55,585.22
120         25-Feb-17     46,920.75        7,289.92       54,210.67      1,419,575.66       55,073.01
121         25-Mar-17     45,484.34        7,056.68       52,541.01      1,374,091.33       54,563.41
122         25-Apr-17     44,090.35        6,830.57       50,920.92      1,330,000.98       54,058.35
123         25-May-17     42,737.56        6,611.40       49,348.96      1,287,263.42       53,557.78
124         25-Jun-17     41,424.80        6,398.95       47,823.76      1,245,838.61       53,061.67
125         25-Jul-17     40,150.91        6,193.03       46,343.95      1,205,687.70       52,569.97
126         25-Aug-17     38,914.78        5,993.44       44,908.22      1,166,772.92       52,082.66
127         25-Sep-17     37,715.31        5,800.00       43,515.31      1,129,057.61       51,599.68
128         25-Oct-17     36,551.45        5,612.52       42,163.97      1,092,506.16       51,121.00
129         25-Nov-17     35,422.18        5,430.82       40,853.00      1,057,083.98       50,646.59
130         25-Dec-17     34,326.49        5,254.74       39,581.23      1,022,757.49       50,176.40
131         25-Jan-18     33,263.42        5,084.10       38,347.52        989,494.07       49,710.40
132         25-Feb-18     32,232.02        4,918.75       37,150.77        957,262.04       49,248.55
133         25-Mar-18     31,231.39        4,758.53       35,989.91        926,030.66       48,790.82
134         25-Apr-18     30,260.62        4,603.28       34,863.89        895,770.04       48,337.16
135         25-May-18     29,318.85        4,452.85       33,771.70        866,451.19       47,887.55
136         25-Jun-18     28,405.25        4,307.11       32,712.36        838,045.94       47,441.95
137         25-Jul-18     27,519.00        4,165.91       31,684.91        810,526.94       47,000.32
138         25-Aug-18     26,659.30        4,029.11       30,688.41        783,867.63       46,562.62
139         25-Sep-18     25,825.39        3,896.59       29,721.98        758,042.24       46,128.83
140         25-Oct-18     25,016.51        3,768.21       28,784.72        733,025.73       45,698.91
141         25-Nov-18     24,231.94        3,643.85       27,875.80        708,793.78       45,272.82
142         25-Dec-18     23,470.97        3,523.40       26,994.37        685,322.81       44,850.53
143         25-Jan-19     22,732.92        3,406.72       26,139.64        662,589.90       44,432.01
144         25-Feb-19     22,017.10        3,293.72       25,310.82        640,572.79       44,017.23
145         25-Mar-19     21,322.89        3,184.27       24,507.16        619,249.90       43,606.14
146         25-Apr-19     20,649.64        3,078.28       23,727.92        598,600.26       43,198.73
147         25-May-19     19,996.75        2,975.63       22,972.38        578,603.51       42,794.94
148         25-Jun-19     19,363.62        2,876.22       22,239.84        559,239.89       42,394.77
149         25-Jul-19     18,749.67        2,779.97       21,529.64        540,490.22       41,998.16
150         25-Aug-19     18,154.34        2,686.76       20,841.10        522,335.88       41,605.10
151         25-Sep-19     17,577.08        2,596.52       20,173.60        504,758.80       41,215.55
152         25-Oct-19     17,017.37        2,509.14       19,526.52        487,741.42       40,829.48
153         25-Nov-19     16,474.70        2,424.55       18,899.25        471,266.73       40,446.85
154         25-Dec-19     15,948.55        2,342.66       18,291.20        455,318.18       40,067.64
155         25-Jan-20     15,438.45        2,263.38       17,701.82        439,879.73       39,691.82
156         25-Feb-20     14,943.92        2,186.63       17,130.55        424,935.81       39,319.36
157         25-Mar-20     14,464.50        2,112.35       16,576.85        410,471.31       38,950.23
158         25-Apr-20     13,999.76        2,040.44       16,040.20        396,471.55       38,584.40
159         25-May-20     13,549.25        1,970.85       15,520.10        382,922.30       38,221.84
160         25-Jun-20     13,112.56        1,903.50       15,016.06        369,809.74       37,862.51
161         25-Jul-20     12,689.28        1,838.31       14,527.59        357,120.46       37,506.41
162         25-Aug-20     12,279.01        1,775.24       14,054.25        344,841.45       37,153.48
163         25-Sep-20     11,881.37        1,714.20       13,595.57        332,960.08       36,803.71
164         25-Oct-20     11,495.98        1,655.14       13,151.12        321,464.10       36,457.08
165         25-Nov-20     11,122.48        1,597.99       12,720.47        310,341.62       36,113.54
166         25-Dec-20     10,760.52        1,542.70       12,303.22        299,581.09       35,773.08
167         25-Jan-21     10,409.76        1,489.21       11,898.97        289,171.33       35,435.66
168         25-Feb-21     10,069.86        1,437.46       11,507.32        279,101.47       35,101.26
169         25-Mar-21      9,740.50        1,387.41       11,127.90        269,360.98       34,769.86
170         25-Apr-21      9,421.36        1,338.99       10,760.35        259,939.61       34,441.42
171         25-May-21      9,112.15        1,292.15       10,404.30        250,827.47       34,115.93
172         25-Jun-21      8,812.56        1,246.86       10,059.41        242,014.91       33,793.35
173         25-Jul-21      8,522.31        1,203.05        9,725.36        233,492.60       33,473.66
174         25-Aug-21      8,241.11        1,160.69        9,401.80        225,251.49       33,156.83
175         25-Sep-21      7,968.71        1,119.72        9,088.43        217,282.78       32,842.84
176         25-Oct-21      7,704.83        1,080.11        8,784.93        209,577.96       32,531.67
177         25-Nov-21     18,438.61        1,041.81       19,480.42        191,139.34       79,760.43
178         25-Dec-21      6,753.86          950.15        7,704.01        184,385.49       31,094.22
179         25-Jan-22      6,526.03          916.58        7,442.61        177,859.45       30,779.02
180         25-Feb-22      6,337.61          884.13        7,221.75        171,521.84       30,621.53
181         25-Mar-22      6,126.55          852.63        6,979.18        165,395.29       30,330.92
182         25-Apr-22      5,922.13          822.18        6,744.31        159,473.16       30,042.91
183         25-May-22      5,724.15          792.74        6,516.89        153,749.01       29,757.49
184         25-Jun-22      5,532.43          764.28        6,296.71        148,216.58       29,474.62
185         25-Jul-22      5,346.76          736.78        6,083.54        142,869.82       29,194.30
186         25-Aug-22      5,166.97           710.2        5,877.17        137,702.86       28,916.48
187         25-Sep-22      4,992.87          684.52        5,677.39        132,709.98       28,641.17
188         25-Oct-22      4,824.31           659.7        5,484.01        127,885.67       28,368.32
189         25-Nov-22      4,661.10          635.72        5,296.82        123,224.57       28,097.92
190         25-Dec-22      4,503.09          612.55        5,115.64        118,721.48       27,829.95
191         25-Jan-23      4,350.12          590.16        4,940.28        114,371.36       27,564.39
192         25-Feb-23      4,202.04          568.54        4,770.58        110,169.32       27,301.21
193         25-Mar-23      4,058.69          547.65        4,606.34        106,110.63       27,040.39
194         25-Apr-23      3,919.94          527.47        4,447.41        102,190.69       26,781.92
195         25-May-23      3,785.64          507.99        4,293.63         98,405.05       26,525.77
196         25-Jun-23      3,655.65          489.17        4,144.82         94,749.40       26,271.92
197         25-Jul-23      3,529.86             471        4,000.85         91,219.54       26,020.36
198         25-Aug-23      3,408.12          453.45        3,861.57         87,811.42       25,771.05
199         25-Sep-23      3,290.31          436.51        3,726.82         84,521.12       25,523.99
200         25-Oct-23      3,176.31          420.15        3,596.46         81,344.80       25,279.15
201         25-Nov-23      3,066.01          404.36        3,470.37         78,278.79       25,036.51
202         25-Dec-23      2,959.29          389.12        3,348.41         75,319.50       24,796.05
203         25-Jan-24      2,856.04          374.41        3,230.45         72,463.46       24,557.76
204         25-Feb-24      2,756.16          360.21        3,116.37         69,707.30       24,321.61
205         25-Mar-24      2,659.54          346.51        3,006.05         67,047.76       24,087.59
206         25-Apr-24      2,566.07          333.29        2,899.36         64,481.69       23,855.67
207         25-May-24      2,475.67          320.54        2,796.21         62,006.02       23,625.84
208         25-Jun-24      2,388.24          308.23        2,696.47         59,617.79       23,398.09
209         25-Jul-24      2,303.68          296.36        2,600.03         57,314.11       23,172.38
210         25-Aug-24      2,221.90          284.91        2,506.81         55,092.21       22,948.71
211         25-Sep-24      2,142.83          273.86        2,416.69         52,949.38       22,727.05
212         25-Oct-24      2,066.37          263.21        2,329.58         50,883.02       22,507.39
213         25-Nov-24      1,992.44          252.94        2,245.38         48,890.58       22,289.71
214         25-Dec-24      1,920.97          243.03        2,164.00         46,969.61       22,073.99
215         25-Jan-25      1,851.87          233.48        2,085.36         45,117.74       21,860.22
216         25-Feb-25      1,785.08          224.28        2,009.36         43,332.66       21,648.37
217         25-Mar-25      1,720.52          215.41        1,935.92         41,612.15       21,438.44
218         25-Apr-25      1,658.12          206.85        1,864.97         39,954.03       21,230.40
219         25-May-25      1,597.81          198.61        1,796.42         38,356.22       21,024.24
220         25-Jun-25     38,356.22          190.67       38,546.89                 0    1,556,142.30




                                                                                   M2
                           Interest        Cash Flow           Balance      Principal        Interest
               Total   6,024,244.58    13,804,244.58                     6,847,000.00    5,344,483.75
Period          Date
0           23-Feb-07             0                0      7,780,000.00              0               0
1           25-Mar-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
2           25-Apr-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
3           25-May-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
4           25-Jun-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
5           25-Jul-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
6           25-Aug-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
7           25-Sep-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
8           25-Oct-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
9           25-Nov-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
10          25-Dec-07     39,744.39        39,744.39      7,780,000.00              0       35,261.25
11          25-Jan-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
12          25-Feb-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
13          25-Mar-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
14          25-Apr-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
15          25-May-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
16          25-Jun-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
17          25-Jul-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
18          25-Aug-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
19          25-Sep-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
20          25-Oct-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
21          25-Nov-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
22          25-Dec-08     39,744.39        39,744.39      7,780,000.00              0       35,261.25
23          25-Jan-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
24          25-Feb-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
25          25-Mar-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
26          25-Apr-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
27          25-May-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
28          25-Jun-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
29          25-Jul-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
30          25-Aug-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
31          25-Sep-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
32          25-Oct-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
33          25-Nov-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
34          25-Dec-09     39,744.39        39,744.39      7,780,000.00              0       35,261.25
35          25-Jan-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
36          25-Feb-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
37          25-Mar-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
38          25-Apr-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
39          25-May-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
40          25-Jun-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
41          25-Jul-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
42          25-Aug-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
43          25-Sep-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
44          25-Oct-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
45          25-Nov-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
46          25-Dec-10     39,744.39        39,744.39      7,780,000.00              0       35,261.25
47          25-Jan-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
48          25-Feb-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
49          25-Mar-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
50          25-Apr-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
51          25-May-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
52          25-Jun-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
53          25-Jul-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
54          25-Aug-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
55          25-Sep-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
56          25-Oct-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
57          25-Nov-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
58          25-Dec-11     39,744.39        39,744.39      7,780,000.00              0       35,261.25
59          25-Jan-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
60          25-Feb-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
61          25-Mar-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
62          25-Apr-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
63          25-May-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
64          25-Jun-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
65          25-Jul-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
66          25-Aug-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
67          25-Sep-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
68          25-Oct-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
69          25-Nov-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
70          25-Dec-12     39,744.39        39,744.39      7,780,000.00              0       35,261.25
71          25-Jan-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
72          25-Feb-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
73          25-Mar-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
74          25-Apr-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
75          25-May-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
76          25-Jun-13     39,744.39        39,744.39      7,780,000.00              0       35,261.25
77          25-Jul-13     39,744.39        81,063.99      7,738,680.39      36,961.25       35,261.25
78          25-Aug-13     39,533.31       112,537.11      7,665,676.59      64,243.35       35,070.91
79          25-Sep-13     39,160.36       111,510.71      7,593,326.24      63,668.31       34,740.06
80          25-Oct-13     38,790.76       110,493.41      7,521,623.60      63,098.33       34,412.17
81          25-Nov-13     38,424.46       109,485.11      7,450,562.95      62,533.37       34,087.23
82          25-Dec-13     38,061.45       108,485.76      7,380,138.64      61,973.39       33,765.19
83          25-Jan-14     37,701.68       107,495.26      7,310,345.06      61,418.35       33,446.03
84          25-Feb-14     37,345.14       106,513.54      7,241,176.66      60,868.19       33,129.73
85          25-Mar-14     36,991.79       105,540.52      7,172,627.93      60,322.88       32,816.27
86          25-Apr-14     36,641.61       104,576.13      7,104,693.40      59,782.38       32,505.61
87          25-May-14     36,294.56       103,620.29      7,037,367.67      59,246.64       32,197.74
88          25-Jun-14     35,950.63       102,672.93      6,970,645.37      58,715.62       31,892.63
89          25-Jul-14     35,609.77       101,733.96      6,904,521.18      58,189.29       31,590.25
90          25-Aug-14     35,271.98       100,803.32      6,838,989.84      57,667.59       31,290.58
91          25-Sep-14     34,937.21        99,880.94      6,774,046.11      57,150.48       30,993.60
92          25-Oct-14     34,605.44        98,966.74      6,709,684.81      56,637.94       30,699.28
93          25-Nov-14     34,276.65        98,060.64      6,645,900.82      56,129.91       30,407.60
94          25-Dec-14     33,950.81        97,162.58      6,582,689.04      55,626.37       30,118.54
95          25-Jan-15     33,627.89        96,272.50      6,520,044.43      55,127.26       29,832.07
96          25-Feb-15     33,307.86        95,390.30      6,457,961.99      54,632.55       29,548.17
97          25-Mar-15     32,990.71        94,515.94      6,396,436.76      54,142.20       29,266.82
98          25-Apr-15     32,676.41        93,649.34      6,335,463.83      53,656.18       28,987.99
99          25-May-15     32,364.93        92,790.43      6,275,038.34      53,174.44       28,711.67
100         25-Jun-15     32,056.24        91,939.14      6,215,155.44      52,696.95       28,437.83
101         25-Jul-15     31,750.33        91,095.40      6,155,810.37      52,223.67       28,166.45
102         25-Aug-15     31,447.16        90,259.16      6,096,998.37      51,754.56       27,897.50
103         25-Sep-15     31,146.72        89,430.35      6,038,714.74      51,289.59       27,630.97
104         25-Oct-15     30,848.98        88,608.89      5,980,954.83      50,828.72       27,366.84
105         25-Nov-15     30,553.91        87,794.72      5,923,714.01      50,371.92       27,105.07
106         25-Dec-15     30,261.49        86,987.79      5,866,987.71      49,919.14       26,845.66
107         25-Jan-16     29,971.70        86,188.02      5,810,771.39      49,470.36       26,588.59
108         25-Feb-16     29,684.52        85,395.36      5,755,060.55      49,025.54       26,333.82
109         25-Mar-16     29,399.92        84,609.74      5,699,850.73      48,584.64       26,081.34
110         25-Apr-16     29,117.88        83,831.10      5,645,137.51      48,147.63       25,831.14
111         25-May-16     28,838.37        83,059.38      5,590,916.51      47,714.48       25,583.18
112         25-Jun-16     28,561.38        82,294.51      5,537,183.38      47,285.15       25,337.46
113         25-Jul-16     28,286.89        81,536.44      5,483,933.82      46,859.61       25,093.95
114         25-Aug-16     28,014.86        80,785.11      5,431,163.57      46,437.82       24,852.63
115         25-Sep-16     27,745.28        80,040.46      5,378,868.39      46,019.76       24,613.48
116         25-Oct-16     27,478.13        79,318.52      5,327,028.00      45,619.54       24,376.48
117         25-Nov-16     27,213.30        78,694.08      5,275,547.22      45,303.08       24,141.54
118         25-Dec-16     26,950.31        83,033.10      5,219,464.43      49,352.86       23,908.24
119         25-Jan-17     26,663.81        82,249.03      5,163,879.21      48,914.99       23,654.08
120         25-Feb-17     26,379.85        81,452.86      5,108,806.21      48,464.25       23,402.17
121         25-Mar-17     26,098.51        80,661.92      5,054,242.80      48,015.80       23,152.59
122         25-Apr-17     25,819.77        79,878.11      5,000,184.45      47,571.35       22,905.31
123         25-May-17     25,543.61        79,101.39      4,946,626.67      47,130.85       22,660.32
124         25-Jun-17     25,270.01        78,331.68      4,893,565.00      46,694.27       22,417.60
125         25-Jul-17     24,998.94        77,568.91      4,840,995.03      46,261.58       22,177.13
126         25-Aug-17     24,730.38        76,813.04      4,788,912.38      45,832.74       21,938.89
127         25-Sep-17     24,464.32        76,064.00      4,737,312.70      45,407.72       21,702.86
128         25-Oct-17     24,200.72        75,321.72      4,686,191.70      44,986.48       21,469.01
129         25-Nov-17     23,939.57        74,586.15      4,635,545.11      44,569.00       21,237.34
130         25-Dec-17     23,680.84        73,857.23      4,585,368.71      44,155.23       21,007.81
131         25-Jan-18     23,424.51        73,134.91      4,535,658.32      43,745.15       20,780.42
132         25-Feb-18     23,170.56        72,419.11      4,486,409.77      43,338.72       20,555.14
133         25-Mar-18     22,918.97        71,709.79      4,437,618.95      42,935.92       20,331.95
134         25-Apr-18     22,669.72        71,006.89      4,389,281.79      42,536.70       20,110.83
135         25-May-18     22,422.79        70,310.34      4,341,394.23      42,141.05       19,891.77
136         25-Jun-18     22,178.16        69,620.11      4,293,952.28      41,748.92       19,674.75
137         25-Jul-18     21,935.80        68,936.12      4,246,951.97      41,360.28       19,459.75
138         25-Aug-18     21,695.70        68,258.32      4,200,389.34      40,975.11       19,246.75
139         25-Sep-18     21,457.83        67,586.66      4,154,260.51      40,593.37       19,035.73
140         25-Oct-18     21,222.18        66,921.09      4,108,561.60      40,215.04       18,826.68
141         25-Nov-18     20,988.72        66,261.55      4,063,288.78      39,840.08       18,619.58
142         25-Dec-18     20,757.45        65,607.98      4,018,438.24      39,468.47       18,414.41
143         25-Jan-19     20,528.33        64,960.34      3,974,006.23      39,100.17       18,211.15
144         25-Feb-19     20,301.34        64,318.57      3,929,989.00      38,735.16       18,009.79
145         25-Mar-19     20,076.48        63,682.62      3,886,382.86      38,373.41       17,810.31
146         25-Apr-19     19,853.72        63,052.44      3,843,184.13      38,014.88       17,612.69
147         25-May-19     19,633.03        62,427.98      3,800,389.19      37,659.55       17,416.92
148         25-Jun-19     19,414.41        61,809.18      3,757,994.42      37,307.40       17,222.97
149         25-Jul-19     19,197.84        61,196.00      3,715,996.25      36,958.38       17,030.84
150         25-Aug-19     18,983.29        60,588.39      3,674,391.15      36,612.49       16,840.51
151         25-Sep-19     18,770.75        59,986.30      3,633,175.60      36,269.68       16,651.96
152         25-Oct-19     18,560.20        59,389.67      3,592,346.13      35,929.94       16,465.18
153         25-Nov-19     18,351.62        58,798.47      3,551,899.28      35,593.23       16,280.14
154         25-Dec-19     18,145.00        58,212.64      3,511,831.63      35,259.53       16,096.84
155         25-Jan-20     17,940.31        57,632.13      3,472,139.81      34,928.81       15,915.26
156         25-Feb-20     17,737.54        57,056.91      3,432,820.44      34,601.04       15,735.38
157         25-Mar-20     17,536.68        56,486.91      3,393,870.21      34,276.20       15,557.19
158         25-Apr-20     17,337.70        55,922.10      3,355,285.81      33,954.27       15,380.67
159         25-May-20     17,140.59        55,362.42      3,317,063.98      33,635.22       15,205.81
160         25-Jun-20     16,945.33        54,807.85      3,279,201.47      33,319.01       15,032.59
161         25-Jul-20     16,751.91        54,258.32      3,241,695.06      33,005.64       14,861.00
162         25-Aug-20     16,560.31        53,713.79      3,204,541.58      32,695.06       14,691.03
163         25-Sep-20     16,370.51        53,174.22      3,167,737.86      32,387.27       14,522.65
164         25-Oct-20     16,182.49        52,639.57      3,131,280.79      32,082.23       14,355.86
165         25-Nov-20     15,996.25        52,109.79      3,095,167.25      31,779.91       14,190.64
166         25-Dec-20     15,811.77        51,584.84      3,059,394.17      31,480.31       14,026.98
167         25-Jan-21     15,629.02        51,064.68      3,023,958.52      31,183.38       13,864.86
168         25-Feb-21     15,447.99        50,549.25      2,988,857.25      30,889.11       13,704.27
169         25-Mar-21     15,268.68        50,038.54      2,954,087.39      30,597.48       13,545.19
170         25-Apr-21     15,091.05        49,532.48      2,919,645.97      30,308.45       13,387.62
171         25-May-21     14,915.11        49,031.04      2,885,530.04      30,022.02       13,231.54
172         25-Jun-21     14,740.83        48,534.17      2,851,736.70      29,738.15       13,076.93
173         25-Jul-21     14,568.19        48,041.85      2,818,263.04      29,456.82       12,923.78
174         25-Aug-21     14,397.19        47,554.02      2,785,106.21      29,178.01       12,772.08
175         25-Sep-21     14,227.81        47,070.65      2,752,263.37      28,901.70       12,621.82
176         25-Oct-21     14,060.03        46,591.69      2,719,731.71      28,627.87       12,472.98
177         25-Nov-21     13,893.84        93,654.27      2,639,971.28      70,189.18       12,325.54
178         25-Dec-21     13,486.38        44,580.60      2,608,877.05      27,362.91       11,964.08
179         25-Jan-22     13,327.54        44,106.56      2,578,098.03      27,085.54       11,823.16
180         25-Feb-22     13,170.30        43,791.83      2,547,476.50      26,946.95       11,683.68
181         25-Mar-22     13,013.87        43,344.78      2,517,145.59      26,691.21       11,544.90
182         25-Apr-22     12,858.92        42,901.83      2,487,102.68      26,437.76       11,407.45
183         25-May-22     12,705.45        42,462.93      2,457,345.19      26,186.59       11,271.29
184         25-Jun-22     12,553.43        42,028.05      2,427,870.57      25,937.67       11,136.44
185         25-Jul-22     12,402.86        41,597.15      2,398,676.28      25,690.98       11,002.86
186         25-Aug-22     12,253.72        41,170.20      2,369,759.79      25,446.51       10,870.55
187         25-Sep-22     12,106.00        40,747.16      2,341,118.63      25,204.23       10,739.51
188         25-Oct-22     11,959.68        40,328.00      2,312,750.31      24,964.12       10,609.71
189         25-Nov-22     11,814.76        39,912.68      2,284,652.39      24,726.17       10,481.15
190         25-Dec-22     11,671.22        39,501.17      2,256,822.44      24,490.36       10,353.81
191         25-Jan-23     11,529.05        39,093.44      2,229,258.05      24,256.66       10,227.69
192         25-Feb-23     11,388.24        38,689.45      2,201,956.85      24,025.06       10,102.77
193         25-Mar-23     11,248.77        38,289.16      2,174,916.46      23,795.54        9,979.04
194         25-Apr-23     11,110.63        37,892.55      2,148,134.54      23,568.09        9,856.50
195         25-May-23     10,973.82        37,499.59      2,121,608.77      23,342.68        9,735.13
196         25-Jun-23     10,838.31        37,110.23      2,095,336.85      23,119.29        9,614.91
197         25-Jul-23     10,704.10        36,724.45      2,069,316.49      22,897.91        9,495.85
198         25-Aug-23     10,571.17        36,342.22      2,043,545.44      22,678.52        9,377.93
199         25-Sep-23     10,439.52        35,963.51      2,018,021.45      22,461.11        9,261.14
200         25-Oct-23     10,309.13        35,588.28      1,992,742.31      22,245.65        9,145.47
201         25-Nov-23     10,179.99        35,216.50      1,967,705.80      22,032.13        9,030.90
202         25-Dec-23     10,052.09        34,848.14      1,942,909.75      21,820.52        8,917.44
203         25-Jan-24      9,925.42        34,483.18      1,918,351.99      21,610.83        8,805.07
204         25-Feb-24      9,799.97        34,121.58      1,894,030.38      21,403.02        8,693.77
205         25-Mar-24      9,675.72        33,763.30      1,869,942.79      21,197.08        8,583.55
206         25-Apr-24      9,552.67        33,408.34      1,846,087.12      20,992.99        8,474.39
207         25-May-24      9,430.80        33,056.64      1,822,461.28      20,790.74        8,366.28
208         25-Jun-24      9,310.10        32,708.19      1,799,063.19      20,590.32        8,259.21
209         25-Jul-24      9,190.57        32,362.95      1,775,890.81      20,391.69        8,153.17
210         25-Aug-24      9,072.20        32,020.90      1,752,942.11      20,194.86        8,048.15
211         25-Sep-24      8,954.96        31,682.01      1,730,215.06      19,999.80        7,944.15
212         25-Oct-24      8,838.86        31,346.25      1,707,707.67      19,806.50        7,841.16
213         25-Nov-24      8,723.88        31,013.59      1,685,417.96      19,614.94        7,739.16
214         25-Dec-24      8,610.01        30,684.00      1,663,343.97      19,425.11        7,638.14
215         25-Jan-25      8,497.25        30,357.47      1,641,483.75      19,236.99        7,538.10
216         25-Feb-25      8,385.57        30,033.95      1,619,835.38      19,050.57        7,439.04
217         25-Mar-25      8,274.98        29,713.42      1,598,396.94      18,865.83        7,340.93
218         25-Apr-25      8,165.46        29,395.87      1,577,166.54      18,682.75        7,243.77
219         25-May-25      8,057.01        29,081.25      1,556,142.30      18,501.33        7,147.56
220         25-Jun-25      7,949.60     1,564,091.90                 0   1,369,405.22        7,052.28




                                                                M3
                           Cash Flow          Balance     Principal       Interest       Cash Flow           Balance
                Total  12,191,483.75                   4,356,000.00   3,427,865.17    7,783,865.17
Period           Date
0           23-Feb-07              0     6,847,000.00             0              0               0      4,356,000.00
1           25-Mar-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
2           25-Apr-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
3           25-May-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
4           25-Jun-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
5           25-Jul-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
6           25-Aug-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
7           25-Sep-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
8           25-Oct-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
9           25-Nov-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
10          25-Dec-07      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
11          25-Jan-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
12          25-Feb-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
13          25-Mar-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
14          25-Apr-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
15          25-May-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
16          25-Jun-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
17          25-Jul-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
18          25-Aug-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
19          25-Sep-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
20          25-Oct-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
21          25-Nov-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
22          25-Dec-08      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
23          25-Jan-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
24          25-Feb-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
25          25-Mar-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
26          25-Apr-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
27          25-May-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
28          25-Jun-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
29          25-Jul-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
30          25-Aug-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
31          25-Sep-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
32          25-Oct-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
33          25-Nov-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
34          25-Dec-09      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
35          25-Jan-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
36          25-Feb-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
37          25-Mar-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
38          25-Apr-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
39          25-May-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
40          25-Jun-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
41          25-Jul-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
42          25-Aug-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
43          25-Sep-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
44          25-Oct-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
45          25-Nov-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
46          25-Dec-10      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
47          25-Jan-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
48          25-Feb-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
49          25-Mar-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
50          25-Apr-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
51          25-May-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
52          25-Jun-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
53          25-Jul-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
54          25-Aug-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
55          25-Sep-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
56          25-Oct-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
57          25-Nov-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
58          25-Dec-11      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
59          25-Jan-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
60          25-Feb-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
61          25-Mar-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
62          25-Apr-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
63          25-May-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
64          25-Jun-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
65          25-Jul-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
66          25-Aug-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
67          25-Sep-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
68          25-Oct-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
69          25-Nov-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
70          25-Dec-12      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
71          25-Jan-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
72          25-Feb-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
73          25-Mar-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
74          25-Apr-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
75          25-May-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
76          25-Jun-13      35,261.25     6,847,000.00             0      22,612.98       22,612.98      4,356,000.00
77          25-Jul-13      72,222.50     6,810,038.75     22,338.98      22,612.98       44,951.95      4,333,661.02
78          25-Aug-13      99,314.25     6,745,795.40     40,882.13      22,497.01       63,379.14      4,292,778.89
79          25-Sep-13      98,408.37     6,682,127.09     40,516.19      22,284.78       62,800.98      4,252,262.69
80          25-Oct-13      97,510.50     6,619,028.76     40,153.48      22,074.45       62,227.93      4,212,109.21
81          25-Nov-13      96,620.60     6,556,495.39     39,793.96      21,866.01       61,659.97      4,172,315.25
82          25-Dec-13      95,738.58     6,494,522.00     39,437.61      21,659.43       61,097.04      4,132,877.64
83          25-Jan-14      94,864.38     6,433,103.65     39,084.40      21,454.70       60,539.10      4,093,793.23
84          25-Feb-14      93,997.93     6,372,235.46     38,734.30      21,251.80       59,986.11      4,055,058.93
85          25-Mar-14      93,139.15     6,311,912.57     38,387.29      21,050.72       59,438.01      4,016,671.64
86          25-Apr-14      92,288.00     6,252,130.19     38,043.33      20,851.45       58,894.78      3,978,628.30
87          25-May-14      91,444.38     6,192,883.55     37,702.41      20,653.95       58,356.36      3,940,925.90
88          25-Jun-14      90,608.25     6,134,167.93     37,364.49      20,458.23       57,822.72      3,903,561.41
89          25-Jul-14      89,779.53     6,075,978.64     37,029.55      20,264.27       57,293.81      3,866,531.86
90          25-Aug-14      88,958.17     6,018,311.06     36,697.55      20,072.04       56,769.59      3,829,834.31
91          25-Sep-14      88,144.08     5,961,160.57     36,368.49      19,881.53       56,250.02      3,793,465.82
92          25-Oct-14      87,337.22     5,904,522.63     36,042.33      19,692.73       55,735.06      3,757,423.49
93          25-Nov-14      86,537.52     5,848,392.72     35,719.04      19,505.63       55,224.67      3,721,704.46
94          25-Dec-14      85,744.91     5,792,766.35     35,398.60      19,320.21       54,718.80      3,686,305.86
95          25-Jan-15      84,959.33     5,737,639.10     35,080.98      19,136.44       54,217.42      3,651,224.88
96          25-Feb-15      84,180.72     5,683,006.55     34,766.17      18,954.33       53,720.50      3,616,458.71
97          25-Mar-15      83,409.02     5,628,864.35     34,454.13      18,773.85       53,227.98      3,582,004.59
98          25-Apr-15      82,644.17     5,575,208.17     34,144.84      18,594.99       52,739.83      3,547,859.75
99          25-May-15      81,886.11     5,522,033.74     33,838.28      18,417.74       52,256.02      3,514,021.47
100         25-Jun-15      81,134.78     5,469,336.79     33,534.42      18,242.08       51,776.50      3,480,487.05
101         25-Jul-15      80,390.11     5,417,113.12     33,233.24      18,067.99       51,301.23      3,447,253.80
102         25-Aug-15      79,652.06     5,365,358.56     32,934.72      17,895.47       50,830.19      3,414,319.08
103         25-Sep-15      78,920.56     5,314,068.97     32,638.83      17,724.50       50,363.33      3,381,680.25
104         25-Oct-15      78,195.56     5,263,240.25     32,345.55      17,555.06       49,900.61      3,349,334.70
105         25-Nov-15      77,476.99     5,212,868.33     32,054.86      17,387.15       49,442.01      3,317,279.85
106         25-Dec-15      76,764.81     5,162,949.19     31,766.73      17,220.75       48,987.47      3,285,513.12
107         25-Jan-16      76,058.95     5,113,478.83     31,481.14      17,055.84       48,536.98      3,254,031.98
108         25-Feb-16      75,359.36     5,064,453.28     31,198.07      16,892.41       48,090.48      3,222,833.91
109         25-Mar-16      74,665.99     5,015,868.64     30,917.50      16,730.46       47,647.96      3,191,916.41
110         25-Apr-16      73,978.77     4,967,721.01     30,639.40      16,569.96       47,209.36      3,161,277.00
111         25-May-16      73,297.67     4,920,006.52     30,363.76      16,410.90       46,774.66      3,130,913.24
112         25-Jun-16      72,622.61     4,872,721.37     30,090.55      16,253.28       46,343.83      3,100,822.69
113         25-Jul-16      71,953.56     4,825,861.76     29,819.75      16,097.07       45,916.82      3,071,002.94
114         25-Aug-16      71,290.45     4,779,423.94     29,551.34      15,942.27       45,493.61      3,041,451.60
115         25-Sep-16      70,633.23     4,733,404.18     29,285.30      15,788.86       45,074.16      3,012,166.30
116         25-Oct-16      69,996.02     4,687,784.64     29,030.62      15,636.83       44,667.45      2,983,135.68
117         25-Nov-16      69,444.63     4,642,481.56     28,829.23      15,486.13       44,315.36      2,954,306.45
118         25-Dec-16      73,261.09     4,593,128.70     31,406.36      15,336.47       46,742.83      2,922,900.08
119         25-Jan-17      72,569.07     4,544,213.71     31,127.72      15,173.43       46,301.16      2,891,772.36
120         25-Feb-17      71,866.42     4,495,749.46     30,840.88      15,011.84       45,852.72      2,860,931.48
121         25-Mar-17      71,168.39     4,447,733.66     30,555.51      14,851.74       45,407.25      2,830,375.97
122         25-Apr-17      70,476.65     4,400,162.32     30,272.67      14,693.12       44,965.79      2,800,103.29
123         25-May-17      69,791.17     4,353,031.47     29,992.36      14,535.97       44,528.32      2,770,110.94
124         25-Jun-17      69,111.87     4,306,337.20     29,714.53      14,380.27       44,094.80      2,740,396.40
125         25-Jul-17      68,438.71     4,260,075.63     29,439.18      14,226.01       43,665.20      2,710,957.22
126         25-Aug-17      67,771.63     4,214,242.89     29,166.29      14,073.19       43,239.48      2,681,790.93
127         25-Sep-17      67,110.58     4,168,835.17     28,895.82      13,921.78       42,817.60      2,652,895.11
128         25-Oct-17      66,455.49     4,123,848.69     28,627.76      13,771.78       42,399.54      2,624,267.35
129         25-Nov-17      65,806.34     4,079,279.70     28,362.09      13,623.16       41,985.25      2,595,905.26
130         25-Dec-17      65,163.04     4,035,124.47     28,098.78      13,475.93       41,574.71      2,567,806.48
131         25-Jan-18      64,525.57     3,991,379.32     27,837.82      13,330.06       41,167.88      2,539,968.66
132         25-Feb-18      63,893.86     3,948,040.59     27,579.19      13,185.55       40,764.74      2,512,389.47
133         25-Mar-18      63,267.87     3,905,104.67     27,322.86      13,042.38       40,365.24      2,485,066.61
134         25-Apr-18      62,647.54     3,862,567.97     27,068.81      12,900.54       39,969.35      2,457,997.80
135         25-May-18      62,032.82     3,820,426.93     26,817.03      12,760.02       39,577.05      2,431,180.77
136         25-Jun-18      61,423.67     3,778,678.01     26,567.49      12,620.81       39,188.30      2,404,613.28
137         25-Jul-18      60,820.03     3,737,317.73     26,320.18      12,482.89       38,803.07      2,378,293.10
138         25-Aug-18      60,221.86     3,696,342.62     26,075.07      12,346.25       38,421.32      2,352,218.03
139         25-Sep-18      59,629.11     3,655,749.25     25,832.15      12,210.89       38,043.04      2,326,385.88
140         25-Oct-18      59,041.72     3,615,534.21     25,591.39      12,076.79       37,668.18      2,300,794.49
141         25-Nov-18      58,459.66     3,575,694.12     25,352.78      11,943.94       37,296.72      2,275,441.71
142         25-Dec-18      57,882.88     3,536,225.65     25,116.30      11,812.33       36,928.63      2,250,325.41
143         25-Jan-19      57,311.32     3,497,125.48     24,881.93      11,681.95       36,563.87      2,225,443.49
144         25-Feb-19      56,744.95     3,458,390.32     24,649.65      11,552.78       36,202.43      2,200,793.84
145         25-Mar-19      56,183.71     3,420,016.91     24,419.44      11,424.82       35,844.26      2,176,374.40
146         25-Apr-19      55,627.57     3,382,002.04     24,191.29      11,298.05       35,489.34      2,152,183.11
147         25-May-19      55,076.47     3,344,342.48     23,965.17      11,172.47       35,137.64      2,128,217.94
148         25-Jun-19      54,530.37     3,307,035.09     23,741.07      11,048.06       34,789.13      2,104,476.87
149         25-Jul-19      53,989.23     3,270,076.70     23,518.97      10,924.81       34,443.79      2,080,957.90
150         25-Aug-19      53,453.00     3,233,464.21     23,298.86      10,802.72       34,101.58      2,057,659.04
151         25-Sep-19      52,921.65     3,197,194.53     23,080.71      10,681.77       33,762.48      2,034,578.34
152         25-Oct-19      52,395.12     3,161,264.59     22,864.51      10,561.95       33,426.46      2,011,713.83
153         25-Nov-19      51,873.37     3,125,671.36     22,650.24      10,443.26       33,093.50      1,989,063.59
154         25-Dec-19      51,356.37     3,090,411.84     22,437.88      10,325.68       32,763.56      1,966,625.71
155         25-Jan-20      50,844.07     3,055,483.03     22,227.42      10,209.20       32,436.62      1,944,398.29
156         25-Feb-20      50,336.42     3,020,881.99     22,018.84      10,093.81       32,112.65      1,922,379.45
157         25-Mar-20      49,833.39     2,986,605.79     21,812.13       9,979.50       31,791.63      1,900,567.32
158         25-Apr-20      49,334.94     2,952,651.52     21,607.26       9,866.27       31,473.54      1,878,960.06
159         25-May-20      48,841.03     2,919,016.30     21,404.23       9,754.10       31,158.33      1,857,555.83
160         25-Jun-20      48,351.61     2,885,697.29     21,203.01       9,642.99       30,846.00      1,836,352.82
161         25-Jul-20      47,866.64     2,852,691.65     21,003.59       9,532.92       30,536.51      1,815,349.23
162         25-Aug-20      47,386.09     2,819,996.59     20,805.95       9,423.89       30,229.84      1,794,543.28
163         25-Sep-20      46,909.92     2,787,609.32     20,610.08       9,315.88       29,925.96      1,773,933.20
164         25-Oct-20      46,438.09     2,755,527.09     20,415.96       9,208.89       29,624.85      1,753,517.24
165         25-Nov-20      45,970.56     2,723,747.18     20,223.58       9,102.90       29,326.48      1,733,293.66
166         25-Dec-20      45,507.29     2,692,266.87     20,032.92       8,997.92       29,030.84      1,713,260.74
167         25-Jan-21      45,048.24     2,661,083.49     19,843.97       8,893.92       28,737.89      1,693,416.77
168         25-Feb-21      44,593.38     2,630,194.38     19,656.71       8,790.91       28,447.61      1,673,760.06
169         25-Mar-21      44,142.67     2,599,596.91     19,471.12       8,688.87       28,159.99      1,654,288.94
170         25-Apr-21      43,696.07     2,569,288.46     19,287.20       8,587.79       27,874.98      1,635,001.74
171         25-May-21      43,253.55     2,539,266.44     19,104.92       8,487.66       27,592.58      1,615,896.83
172         25-Jun-21      42,815.07     2,509,528.29     18,924.27       8,388.48       27,312.76      1,596,972.55
173         25-Jul-21      42,380.60     2,480,071.48     18,745.25       8,290.24       27,035.49      1,578,227.30
174         25-Aug-21      41,950.09     2,450,893.47     18,567.82       8,192.93       26,760.76      1,559,659.48
175         25-Sep-21      41,523.51     2,421,991.77     18,391.99       8,096.54       26,488.53      1,541,267.49
176         25-Oct-21      41,100.84     2,393,363.90     18,217.73       8,001.07       26,218.80      1,523,049.76
177         25-Nov-21      82,514.72     2,323,174.72     44,665.84       7,906.49       52,572.34      1,478,383.91
178         25-Dec-21      39,326.99     2,295,811.81     17,412.76       7,674.62       25,087.39      1,460,971.15
179         25-Jan-22      38,908.70     2,268,726.27     17,236.25       7,584.23       24,820.48      1,443,734.90
180         25-Feb-22      38,630.62     2,241,779.32     17,148.06       7,494.75       24,642.81      1,426,586.84
181         25-Mar-22      38,236.11     2,215,088.12     16,985.31       7,405.73       24,391.05      1,409,601.53
182         25-Apr-22      37,845.21     2,188,650.36     16,824.03       7,317.56       24,141.59      1,392,777.50
183         25-May-22      37,457.88     2,162,463.77     16,664.19       7,230.22       23,894.41      1,376,113.31
184         25-Jun-22      37,074.10     2,136,526.10     16,505.79       7,143.71       23,649.50      1,359,607.52
185         25-Jul-22      36,693.84     2,110,835.12     16,348.81       7,058.03       23,406.83      1,343,258.71
186         25-Aug-22      36,317.06     2,085,388.62     16,193.23       6,973.16       23,166.39      1,327,065.48
187         25-Sep-22      35,943.73     2,060,184.39     16,039.05       6,889.10       22,928.15      1,311,026.43
188         25-Oct-22      35,573.83     2,035,220.27     15,886.26       6,805.83       22,692.09      1,295,140.17
189         25-Nov-22      35,207.32     2,010,494.10     15,734.84       6,723.36       22,458.20      1,279,405.34
190         25-Dec-22      34,844.17     1,986,003.75     15,584.77       6,641.68       22,226.45      1,263,820.57
191         25-Jan-23      34,484.35     1,961,747.09     15,436.06       6,560.78       21,996.83      1,248,384.51
192         25-Feb-23      34,127.83     1,937,722.02     15,288.68       6,480.64       21,769.32      1,233,095.83
193         25-Mar-23      33,774.59     1,913,926.48     15,142.62       6,401.28       21,543.90      1,217,953.21
194         25-Apr-23      33,424.59     1,890,358.39     14,997.87       6,322.67       21,320.54      1,202,955.34
195         25-May-23      33,077.80     1,867,015.72     14,854.43       6,244.81       21,099.24      1,188,100.91
196         25-Jun-23      32,734.20     1,843,896.42     14,712.28       6,167.70       20,879.97      1,173,388.63
197         25-Jul-23      32,393.76     1,820,998.51     14,571.40       6,091.32       20,662.72      1,158,817.24
198         25-Aug-23      32,056.45     1,798,319.99     14,431.79       6,015.68       20,447.47      1,144,385.45
199         25-Sep-23      31,722.25     1,775,858.88     14,293.43       5,940.76       20,234.20      1,130,092.01
200         25-Oct-23      31,391.11     1,753,613.23     14,156.32       5,866.56       20,022.88      1,115,935.69
201         25-Nov-23      31,063.03     1,731,581.10     14,020.44       5,793.07       19,813.52      1,101,915.25
202         25-Dec-23      30,737.97     1,709,760.58     13,885.79       5,720.29       19,606.08      1,088,029.46
203         25-Jan-24      30,415.89     1,688,149.75     13,752.34       5,648.21       19,400.55      1,074,277.11
204         25-Feb-24      30,096.79     1,666,746.73     13,620.10       5,576.81       19,196.92      1,060,657.01
205         25-Mar-24      29,780.63     1,645,549.66     13,489.05       5,506.11       18,995.16      1,047,167.96
206         25-Apr-24      29,467.38     1,624,556.67     13,359.18       5,436.08       18,795.26      1,033,808.79
207         25-May-24      29,157.02     1,603,765.92     13,230.47       5,366.73       18,597.21      1,020,578.32
208         25-Jun-24      28,849.52     1,583,175.61     13,102.93       5,298.05       18,400.98      1,007,475.39
209         25-Jul-24      28,544.86     1,562,783.92     12,976.53       5,230.03       18,206.56        994,498.86
210         25-Aug-24      28,243.02     1,542,589.05     12,851.28       5,162.67       18,013.94        981,647.58
211         25-Sep-24      27,943.96     1,522,589.25     12,727.15       5,095.95       17,823.10        968,920.43
212         25-Oct-24      27,647.66     1,502,782.75     12,604.14       5,029.88       17,634.02        956,316.30
213         25-Nov-24      27,354.10     1,483,167.81     12,482.24       4,964.45       17,446.69        943,834.06
214         25-Dec-24      27,063.25     1,463,742.70     12,361.43       4,899.65       17,261.09        931,472.62
215         25-Jan-25      26,775.10     1,444,505.70     12,241.72       4,835.48       17,077.21        919,230.90
216         25-Feb-25      26,489.60     1,425,455.13     12,123.09       4,771.93       16,895.02        907,107.81
217         25-Mar-25      26,206.76     1,406,589.31     12,005.53       4,709.00       16,714.53        895,102.29
218         25-Apr-25      25,926.52     1,387,906.55     11,889.02       4,646.68       16,535.70        883,213.26
219         25-May-25      25,648.89     1,369,405.22     11,773.57       4,584.96       16,358.53        871,439.69
220         25-Jun-25   1,376,457.50                0    871,439.69       4,523.84      875,963.53                 0




                                 M4                                                                M5
                          Principal        Interest       Cash Flow           Balance       Principal        Interest
               Total   3,735,000.00    2,962,082.33    6,697,082.33                      3,734,000.00    2,985,069.78
Period          Date
0           23-Feb-07             0               0               0      3,735,000.00               0               0
1           25-Mar-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
2           25-Apr-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
3           25-May-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
4           25-Jun-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
5           25-Jul-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
6           25-Aug-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
7           25-Sep-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
8           25-Oct-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
9           25-Nov-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
10          25-Dec-07             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
11          25-Jan-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
12          25-Feb-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
13          25-Mar-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
14          25-Apr-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
15          25-May-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
16          25-Jun-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
17          25-Jul-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
18          25-Aug-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
19          25-Sep-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
20          25-Oct-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
21          25-Nov-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
22          25-Dec-08             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
23          25-Jan-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
24          25-Feb-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
25          25-Mar-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
26          25-Apr-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
27          25-May-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
28          25-Jun-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
29          25-Jul-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
30          25-Aug-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
31          25-Sep-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
32          25-Oct-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
33          25-Nov-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
34          25-Dec-09             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
35          25-Jan-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
36          25-Feb-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
37          25-Mar-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
38          25-Apr-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
39          25-May-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
40          25-Jun-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
41          25-Jul-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
42          25-Aug-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
43          25-Sep-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
44          25-Oct-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
45          25-Nov-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
46          25-Dec-10             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
47          25-Jan-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
48          25-Feb-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
49          25-Mar-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
50          25-Apr-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
51          25-May-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
52          25-Jun-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
53          25-Jul-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
54          25-Aug-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
55          25-Sep-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
56          25-Oct-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
57          25-Nov-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
58          25-Dec-11             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
59          25-Jan-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
60          25-Feb-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
61          25-Mar-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
62          25-Apr-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
63          25-May-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
64          25-Jun-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
65          25-Jul-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
66          25-Aug-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
67          25-Sep-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
68          25-Oct-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
69          25-Nov-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
70          25-Dec-12             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
71          25-Jan-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
72          25-Feb-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
73          25-Mar-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
74          25-Apr-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
75          25-May-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
76          25-Jun-13             0       19,543.61       19,543.61      3,735,000.00               0       19,692.68
77          25-Jul-13     20,433.41       19,543.61       39,977.02      3,714,566.59       19,433.41       19,692.68
78          25-Aug-13     35,041.83       19,436.69       54,478.51      3,679,524.76       35,041.83       19,590.19
79          25-Sep-13     34,728.17       19,253.33       53,981.49      3,644,796.60       34,728.17       19,405.38
80          25-Oct-13     34,417.27       19,071.61       53,488.88      3,610,379.33       34,417.27       19,222.23
81          25-Nov-13     34,109.11       18,891.52       53,000.63      3,576,270.21       34,109.11       19,040.72
82          25-Dec-13     33,803.67       18,713.04       52,516.71      3,542,466.54       33,803.67       18,860.83
83          25-Jan-14     33,500.92       18,536.16       52,037.08      3,508,965.63       33,500.92       18,682.56
84          25-Feb-14     33,200.83       18,360.87       51,561.70      3,475,764.80       33,200.83       18,505.88
85          25-Mar-14     32,903.39       18,187.14       51,090.53      3,442,861.40       32,903.39       18,330.78
86          25-Apr-14     32,608.57       18,014.97       50,623.55      3,410,252.83       32,608.57       18,157.25
87          25-May-14     32,316.35       17,844.35       50,160.70      3,377,936.48       32,316.35       17,985.28
88          25-Jun-14     32,026.70       17,675.25       49,701.95      3,345,909.78       32,026.70       17,814.84
89          25-Jul-14     31,739.61       17,507.67       49,247.28      3,314,170.17       31,739.61       17,645.94
90          25-Aug-14     31,455.05       17,341.59       48,796.64      3,282,715.12       31,455.05       17,478.55
91          25-Sep-14     31,172.99       17,177.00       48,349.99      3,251,542.13       31,172.99       17,312.66
92          25-Oct-14     30,893.42       17,013.88       47,907.31      3,220,648.71       30,893.42       17,148.25
93          25-Nov-14     30,616.32       16,852.23       47,468.55      3,190,032.39       30,616.32       16,985.33
94          25-Dec-14     30,341.65       16,692.03       47,033.68      3,159,690.74       30,341.65       16,823.86
95          25-Jan-15     30,069.41       16,533.27       46,602.68      3,129,621.33       30,069.41       16,663.84
96          25-Feb-15     29,799.57       16,375.93       46,175.50      3,099,821.75       29,799.57       16,505.26
97          25-Mar-15     29,532.11       16,220.00       45,752.11      3,070,289.65       29,532.11       16,348.10
98          25-Apr-15     29,267.01       16,065.47       45,332.48      3,041,022.64       29,267.01       16,192.35
99          25-May-15     29,004.24       15,912.33       44,916.57      3,012,018.40       29,004.24       16,038.00
100         25-Jun-15     28,743.79       15,760.56       44,504.35      2,983,274.61       28,743.79       15,885.03
101         25-Jul-15     28,485.64       15,610.16       44,095.79      2,954,788.98       28,485.64       15,733.44
102         25-Aug-15     28,229.76       15,461.11       43,690.87      2,926,559.22       28,229.76       15,583.21
103         25-Sep-15     27,976.14       15,313.39       43,289.53      2,898,583.08       27,976.14       15,434.33
104         25-Oct-15     27,724.76       15,167.01       42,891.76      2,870,858.32       27,724.76       15,286.79
105         25-Nov-15     27,475.59       15,021.93       42,497.53      2,843,382.73       27,475.59       15,140.57
106         25-Dec-15     27,228.62       14,878.17       42,106.79      2,816,154.10       27,228.62       14,995.67
107         25-Jan-16     26,983.83       14,735.69       41,719.52      2,789,170.27       26,983.83       14,852.07
108         25-Feb-16     26,741.20       14,594.50       41,335.70      2,762,429.06       26,741.20       14,709.76
109         25-Mar-16     26,500.71       14,454.57       40,955.29      2,735,928.35       26,500.71       14,568.73
110         25-Apr-16     26,262.35       14,315.90       40,578.25      2,709,666.00       26,262.35       14,428.97
111         25-May-16     26,026.08       14,178.49       40,204.57      2,683,639.92       26,026.08       14,290.46
112         25-Jun-16     25,791.90       14,042.30       39,834.20      2,657,848.02       25,791.90       14,153.20
113         25-Jul-16     25,559.79       13,907.34       39,467.13      2,632,288.23       25,559.79       14,017.18
114         25-Aug-16     25,329.72       13,773.60       39,103.32      2,606,958.51       25,329.72       13,882.38
115         25-Sep-16     25,101.69       13,641.06       38,742.75      2,581,856.83       25,101.69       13,748.80
116         25-Oct-16     24,883.39       13,509.72       38,393.10      2,556,973.44       24,883.39       13,616.41
117         25-Nov-16     24,710.77       13,379.51       38,090.28      2,532,262.67       24,710.77       13,485.18
118         25-Dec-16     26,919.74       13,250.21       40,169.95      2,505,342.93       26,919.74       13,354.86
119         25-Jan-17     26,680.91       13,109.35       39,790.26      2,478,662.02       26,680.91       13,212.89
120         25-Feb-17     26,435.04       12,969.74       39,404.79      2,452,226.98       26,435.04       13,072.17
121         25-Mar-17     26,190.44       12,831.42       39,021.86      2,426,036.54       26,190.44       12,932.76
122         25-Apr-17     25,948.01       12,694.38       38,642.38      2,400,088.54       25,948.01       12,794.63
123         25-May-17     25,707.73       12,558.60       38,266.34      2,374,380.80       25,707.73       12,657.79
124         25-Jun-17     25,469.60       12,424.09       37,893.69      2,348,911.20       25,469.60       12,522.21
125         25-Jul-17     25,233.59       12,290.81       37,524.40      2,323,677.61       25,233.59       12,387.88
126         25-Aug-17     24,999.67       12,158.78       37,158.45      2,298,677.94       24,999.67       12,254.80
127         25-Sep-17     24,767.85       12,027.97       36,795.81      2,273,910.10       24,767.85       12,122.96
128         25-Oct-17     24,538.08       11,898.37       36,436.45      2,249,372.02       24,538.08       11,992.34
129         25-Nov-17     24,310.36       11,769.97       36,080.33      2,225,061.65       24,310.36       11,862.93
130         25-Dec-17     24,084.67       11,642.76       35,727.44      2,200,976.98       24,084.67       11,734.72
131         25-Jan-18     23,860.99       11,516.74       35,377.73      2,177,115.99       23,860.99       11,607.70
132         25-Feb-18     23,639.30       11,391.89       35,031.19      2,153,476.69       23,639.30       11,481.86
133         25-Mar-18     23,419.59       11,268.19       34,687.78      2,130,057.10       23,419.59       11,357.18
134         25-Apr-18     23,201.84       11,145.65       34,347.49      2,106,855.26       23,201.84       11,233.67
135         25-May-18     22,986.03       11,024.24       34,010.27      2,083,869.23       22,986.03       11,111.31
136         25-Jun-18     22,772.14       10,903.97       33,676.10      2,061,097.10       22,772.14       10,990.08
137         25-Jul-18     22,560.15       10,784.81       33,344.96      2,038,536.94       22,560.15       10,869.99
138         25-Aug-18     22,350.06       10,666.76       33,016.82      2,016,186.88       22,350.06       10,751.01
139         25-Sep-18     22,141.84       10,549.82       32,691.66      1,994,045.04       22,141.84       10,633.13
140         25-Oct-18     21,935.48       10,433.96       32,369.43      1,972,109.57       21,935.48       10,516.36
141         25-Nov-18     21,730.95       10,319.18       32,050.13      1,950,378.61       21,730.95       10,400.68
142         25-Dec-18     21,528.26       10,205.47       31,733.73      1,928,850.36       21,528.26       10,286.07
143         25-Jan-19     21,327.37       10,092.82       31,420.19      1,907,522.99       21,327.37       10,172.53
144         25-Feb-19     21,128.27        9,981.23       31,109.49      1,886,394.72       21,128.27       10,060.05
145         25-Mar-19     20,930.95        9,870.67       30,801.62      1,865,463.77       20,930.95        9,948.63
146         25-Apr-19     20,735.39        9,761.15       30,496.54      1,844,728.38       20,735.39        9,838.24
147         25-May-19     20,541.57        9,652.65       30,194.22      1,824,186.81       20,541.57        9,728.88
148         25-Jun-19     20,349.49        9,545.16       29,894.65      1,803,837.32       20,349.49        9,620.55
149         25-Jul-19     20,159.12        9,438.68       29,597.80      1,783,678.20       20,159.12        9,513.23
150         25-Aug-19     19,970.45        9,333.20       29,303.65      1,763,707.75       19,970.45        9,406.91
151         25-Sep-19     19,783.46        9,228.70       29,012.17      1,743,924.29       19,783.46        9,301.59
152         25-Oct-19     19,598.15        9,125.19       28,723.33      1,724,326.14       19,598.15        9,197.25
153         25-Nov-19     19,414.49        9,022.64       28,437.13      1,704,911.65       19,414.49        9,093.89
154         25-Dec-19     19,232.47        8,921.05       28,153.52      1,685,679.18       19,232.47        8,991.51
155         25-Jan-20     19,052.08        8,820.41       27,872.49      1,666,627.11       19,052.08        8,890.08
156         25-Feb-20     18,873.29        8,720.72       27,594.02      1,647,753.81       18,873.29        8,789.60
157         25-Mar-20     18,696.11        8,621.97       27,318.08      1,629,057.70       18,696.11        8,690.06
158         25-Apr-20     18,520.51        8,524.14       27,044.65      1,610,537.19       18,520.51        8,591.46
159         25-May-20     18,346.48        8,427.23       26,773.71      1,592,190.71       18,346.48        8,493.79
160         25-Jun-20     18,174.01        8,331.23       26,505.24      1,574,016.70       18,174.01        8,397.03
161         25-Jul-20     18,003.07        8,236.13       26,239.21      1,556,013.63       18,003.07        8,301.18
162         25-Aug-20     17,833.67        8,141.93       25,975.60      1,538,179.96       17,833.67        8,206.23
163         25-Sep-20     17,665.78        8,048.62       25,714.40      1,520,514.17       17,665.78        8,112.18
164         25-Oct-20     17,499.40        7,956.18       25,455.58      1,503,014.78       17,499.40        8,019.01
165         25-Nov-20     17,334.50        7,864.61       25,199.11      1,485,680.28       17,334.50        7,926.72
166         25-Dec-20     17,171.08        7,773.91       24,944.98      1,468,509.20       17,171.08        7,835.30
167         25-Jan-21     17,009.12        7,684.06       24,693.18      1,451,500.09       17,009.12        7,744.75
168         25-Feb-21     16,848.61        7,595.06       24,443.66      1,434,651.48       16,848.61        7,655.04
169         25-Mar-21     16,689.53        7,506.90       24,196.43      1,417,961.95       16,689.53        7,566.18
170         25-Apr-21     16,531.88        7,419.57       23,951.45      1,401,430.07       16,531.88        7,478.17
171         25-May-21     16,375.65        7,333.06       23,708.71      1,385,054.42       16,375.65        7,390.98
172         25-Jun-21     16,220.81        7,247.38       23,468.18      1,368,833.61       16,220.81        7,304.62
173         25-Jul-21     16,067.35        7,162.50       23,229.86      1,352,766.26       16,067.35        7,219.07
174         25-Aug-21     15,915.28        7,078.43       22,993.71      1,336,850.98       15,915.28        7,134.33
175         25-Sep-21     15,764.56        6,995.15       22,759.71      1,321,086.42       15,764.56        7,050.40
176         25-Oct-21     15,615.20        6,912.66       22,527.86      1,305,471.22       15,615.20        6,967.26
177         25-Nov-21     38,285.01        6,830.95       45,115.96      1,267,186.21       38,285.01        6,884.90
178         25-Dec-21     14,925.23        6,630.63       21,555.85      1,252,260.99       14,925.23        6,682.99
179         25-Jan-22     14,773.93        6,552.53       21,326.46      1,237,487.06       14,773.93        6,604.28
180         25-Feb-22     14,698.33        6,475.22       21,173.56      1,222,788.72       14,698.33        6,526.36
181         25-Mar-22     14,558.84        6,398.31       20,957.15      1,208,229.88       14,558.84        6,448.85
182         25-Apr-22     14,420.60        6,322.13       20,742.73      1,193,809.29       14,420.60        6,372.06
183         25-May-22     14,283.59        6,246.68       20,530.27      1,179,525.69       14,283.59        6,296.01
184         25-Jun-22     14,147.82        6,171.94       20,319.76      1,165,377.87       14,147.82        6,220.68
185         25-Jul-22     14,013.26        6,097.91       20,111.17      1,151,364.61       14,013.26        6,146.07
186         25-Aug-22     13,879.91        6,024.58       19,904.49      1,137,484.70       13,879.91        6,072.16
187         25-Sep-22     13,747.76        5,951.96       19,699.71      1,123,736.94       13,747.76        5,998.96
188         25-Oct-22     13,616.79        5,880.02       19,496.81      1,110,120.15       13,616.79        5,926.46
189         25-Nov-22     13,487.00        5,808.77       19,295.77      1,096,633.15       13,487.00        5,854.64
190         25-Dec-22     13,358.38        5,738.20       19,096.57      1,083,274.77       13,358.38        5,783.52
191         25-Jan-23     13,230.91        5,668.30       18,899.20      1,070,043.87       13,230.91        5,713.06
192         25-Feb-23     13,104.58        5,599.07       18,703.65      1,056,939.29       13,104.58        5,643.29
193         25-Mar-23     12,979.39        5,530.50       18,509.88      1,043,959.90       12,979.39        5,574.17
194         25-Apr-23     12,855.32        5,462.58       18,317.90      1,031,104.58       12,855.32        5,505.72
195         25-May-23     12,732.37        5,395.31       18,127.68      1,018,372.21       12,732.37        5,437.93
196         25-Jun-23     12,610.52        5,328.69       17,939.21      1,005,761.69       12,610.52        5,370.78
197         25-Jul-23     12,489.77        5,262.71       17,752.48        993,271.92       12,489.77        5,304.27
198         25-Aug-23     12,370.10        5,197.35       17,567.46        980,901.81       12,370.10        5,238.40
199         25-Sep-23     12,251.51        5,132.63       17,384.14        968,650.30       12,251.51        5,173.16
200         25-Oct-23     12,133.99        5,068.52       17,202.51        956,516.31       12,133.99        5,108.55
201         25-Nov-23     12,017.52        5,005.03       17,022.55        944,498.78       12,017.52        5,044.56
202         25-Dec-23     11,902.10        4,942.14       16,844.25        932,596.68       11,902.10        4,981.18
203         25-Jan-24     11,787.72        4,879.87       16,667.59        920,808.96       11,787.72        4,918.41
204         25-Feb-24     11,674.37        4,818.19       16,492.56        909,134.58       11,674.37        4,856.24
205         25-Mar-24     11,562.04        4,757.10       16,319.14        897,572.54       11,562.04        4,794.67
206         25-Apr-24     11,450.72        4,696.60       16,147.32        886,121.82       11,450.72        4,733.69
207         25-May-24     11,340.41        4,636.68       15,977.09        874,781.41       11,340.41        4,673.30
208         25-Jun-24     11,231.08        4,577.34       15,808.43        863,550.33       11,231.08        4,613.50
209         25-Jul-24     11,122.74        4,518.58       15,641.32        852,427.59       11,122.74        4,554.26
210         25-Aug-24     11,015.38        4,460.38       15,475.76        841,412.21       11,015.38        4,495.60
211         25-Sep-24     10,908.98        4,402.74       15,311.72        830,503.23       10,908.98        4,437.51
212         25-Oct-24     10,803.55        4,345.66       15,149.20        819,699.68       10,803.55        4,379.98
213         25-Nov-24     10,699.06        4,289.13       14,988.19        809,000.62       10,699.06        4,323.00
214         25-Dec-24     10,595.52        4,233.14       14,828.66        798,405.11       10,595.52        4,266.57
215         25-Jan-25     10,492.90        4,177.70       14,670.61        787,912.20       10,492.90        4,210.70
216         25-Feb-25     10,391.22        4,122.80       14,514.02        777,520.98       10,391.22        4,155.36
217         25-Mar-25     10,290.45        4,068.42       14,358.88        767,230.53       10,290.45        4,100.55
218         25-Apr-25     10,190.59        4,014.58       14,205.17        757,039.94       10,190.59        4,046.28
219         25-May-25     10,091.63        3,961.26       14,052.89        746,948.30       10,091.63        3,992.54
220         25-Jun-25    746,948.30        3,908.45      750,856.75                 0      746,948.30        3,939.32


                                                                            M6
                               Cash Flow              Balance        Principal
                Total       6,719,069.78                          3,734,000.00
Period           Date
0           23-Feb-07                  0         3,734,000.00                0
1           25-Mar-07          19,692.68         3,734,000.00                0
2           25-Apr-07          19,692.68         3,734,000.00                0
3           25-May-07          19,692.68         3,734,000.00                0
4           25-Jun-07          19,692.68         3,734,000.00                0
5           25-Jul-07          19,692.68         3,734,000.00                0
6           25-Aug-07          19,692.68         3,734,000.00                0
7           25-Sep-07          19,692.68         3,734,000.00                0
8           25-Oct-07          19,692.68         3,734,000.00                0
9           25-Nov-07          19,692.68         3,734,000.00                0
10          25-Dec-07          19,692.68         3,734,000.00                0
11          25-Jan-08          19,692.68         3,734,000.00                0
12          25-Feb-08          19,692.68         3,734,000.00                0
13          25-Mar-08          19,692.68         3,734,000.00                0
14          25-Apr-08          19,692.68         3,734,000.00                0
15          25-May-08          19,692.68         3,734,000.00                0
16          25-Jun-08          19,692.68         3,734,000.00                0
17          25-Jul-08          19,692.68         3,734,000.00                0
18          25-Aug-08          19,692.68         3,734,000.00                0
19          25-Sep-08          19,692.68         3,734,000.00                0
20          25-Oct-08          19,692.68         3,734,000.00                0
21          25-Nov-08          19,692.68         3,734,000.00                0
22          25-Dec-08          19,692.68         3,734,000.00                0
23          25-Jan-09          19,692.68         3,734,000.00                0
24          25-Feb-09          19,692.68         3,734,000.00                0
25          25-Mar-09          19,692.68         3,734,000.00                0
26          25-Apr-09          19,692.68         3,734,000.00                0
27          25-May-09          19,692.68         3,734,000.00                0
28          25-Jun-09          19,692.68         3,734,000.00                0
29          25-Jul-09          19,692.68         3,734,000.00                0
30          25-Aug-09          19,692.68         3,734,000.00                0
31          25-Sep-09          19,692.68         3,734,000.00                0
32          25-Oct-09          19,692.68         3,734,000.00                0
33          25-Nov-09          19,692.68         3,734,000.00                0
34          25-Dec-09          19,692.68         3,734,000.00                0
35          25-Jan-10          19,692.68         3,734,000.00                0
36          25-Feb-10          19,692.68         3,734,000.00                0
37          25-Mar-10          19,692.68         3,734,000.00                0
38          25-Apr-10          19,692.68         3,734,000.00                0
39          25-May-10          19,692.68         3,734,000.00                0
40          25-Jun-10          19,692.68         3,734,000.00                0
41          25-Jul-10          19,692.68         3,734,000.00                0
42          25-Aug-10          19,692.68         3,734,000.00                0
43          25-Sep-10          19,692.68         3,734,000.00                0
44          25-Oct-10          19,692.68         3,734,000.00                0
45          25-Nov-10          19,692.68         3,734,000.00                0
46          25-Dec-10          19,692.68         3,734,000.00                0
47          25-Jan-11          19,692.68         3,734,000.00                0
48          25-Feb-11          19,692.68         3,734,000.00                0
49          25-Mar-11          19,692.68         3,734,000.00                0
50          25-Apr-11          19,692.68         3,734,000.00                0
51          25-May-11          19,692.68         3,734,000.00                0
52          25-Jun-11          19,692.68         3,734,000.00                0
53          25-Jul-11          19,692.68         3,734,000.00                0
54          25-Aug-11          19,692.68         3,734,000.00                0
55          25-Sep-11          19,692.68         3,734,000.00                0
56          25-Oct-11          19,692.68         3,734,000.00                0
57          25-Nov-11          19,692.68         3,734,000.00                0
58          25-Dec-11          19,692.68         3,734,000.00                0
59          25-Jan-12          19,692.68         3,734,000.00                0
60          25-Feb-12          19,692.68         3,734,000.00                0
61          25-Mar-12          19,692.68         3,734,000.00                0
62          25-Apr-12          19,692.68         3,734,000.00                0
63          25-May-12          19,692.68         3,734,000.00                0
64          25-Jun-12          19,692.68         3,734,000.00                0
65          25-Jul-12          19,692.68         3,734,000.00                0
66          25-Aug-12          19,692.68         3,734,000.00                0
67          25-Sep-12          19,692.68         3,734,000.00                0
68          25-Oct-12          19,692.68         3,734,000.00                0
69          25-Nov-12          19,692.68         3,734,000.00                0
70          25-Dec-12          19,692.68         3,734,000.00                0
71          25-Jan-13          19,692.68         3,734,000.00                0
72          25-Feb-13          19,692.68         3,734,000.00                0
73          25-Mar-13          19,692.68         3,734,000.00                0
74          25-Apr-13          19,692.68         3,734,000.00                0
75          25-May-13          19,692.68         3,734,000.00                0
76          25-Jun-13          19,692.68         3,734,000.00                0
77          25-Jul-13          39,126.09         3,714,566.59        19,433.41
78          25-Aug-13          54,632.02         3,679,524.76        35,041.83
79          25-Sep-13          54,133.55         3,644,796.60        34,728.17
80          25-Oct-13          53,639.50         3,610,379.33        34,417.27
81          25-Nov-13          53,149.83         3,576,270.21        34,109.11
82          25-Dec-13          52,664.50         3,542,466.54        33,803.67
83          25-Jan-14          52,183.47         3,508,965.63        33,500.92
84          25-Feb-14          51,706.71         3,475,764.80        33,200.83
85          25-Mar-14          51,234.17         3,442,861.40        32,903.39
86          25-Apr-14          50,765.82         3,410,252.83        32,608.57
87          25-May-14          50,301.63         3,377,936.48        32,316.35
88          25-Jun-14          49,841.55         3,345,909.78        32,026.70
89          25-Jul-14          49,385.55         3,314,170.17        31,739.61
90          25-Aug-14          48,933.59         3,282,715.12        31,455.05
91          25-Sep-14          48,485.65         3,251,542.13        31,172.99
92          25-Oct-14          48,041.68         3,220,648.71        30,893.42
93          25-Nov-14          47,601.64         3,190,032.39        30,616.32
94          25-Dec-14          47,165.51         3,159,690.74        30,341.65
95          25-Jan-15          46,733.25         3,129,621.33        30,069.41
96          25-Feb-15          46,304.83         3,099,821.75        29,799.57
97          25-Mar-15          45,880.21         3,070,289.65        29,532.11
98          25-Apr-15          45,459.35         3,041,022.64        29,267.01
99          25-May-15          45,042.24         3,012,018.40        29,004.24
100         25-Jun-15          44,628.82         2,983,274.61        28,743.79
101         25-Jul-15          44,219.08         2,954,788.98        28,485.64
102         25-Aug-15          43,812.97         2,926,559.22        28,229.76
103         25-Sep-15          43,410.47         2,898,583.08        27,976.14
104         25-Oct-15          43,011.55         2,870,858.32        27,724.76
105         25-Nov-15          42,616.16         2,843,382.73        27,475.59
106         25-Dec-15          42,224.29         2,816,154.10        27,228.62
107         25-Jan-16          41,835.90         2,789,170.27        26,983.83
108         25-Feb-16          41,450.96         2,762,429.06        26,741.20
109         25-Mar-16          41,069.44         2,735,928.35        26,500.71
110         25-Apr-16          40,691.31         2,709,666.00        26,262.35
111         25-May-16          40,316.54         2,683,639.92        26,026.08
112         25-Jun-16          39,945.10         2,657,848.02        25,791.90
113         25-Jul-16          39,576.97         2,632,288.23        25,559.79
114         25-Aug-16          39,212.10         2,606,958.51        25,329.72
115         25-Sep-16          38,850.48         2,581,856.83        25,101.69
116         25-Oct-16          38,499.80         2,556,973.44        24,883.39
117         25-Nov-16          38,195.95         2,532,262.67        24,710.77
118         25-Dec-16          40,274.60         2,505,342.93        26,919.74
119         25-Jan-17          39,893.79         2,478,662.02        26,680.91
120         25-Feb-17          39,507.22         2,452,226.98        26,435.04
121         25-Mar-17          39,123.20         2,426,036.54        26,190.44
122         25-Apr-17          38,742.64         2,400,088.54        25,948.01
123         25-May-17          38,365.52         2,374,380.80        25,707.73
124         25-Jun-17          37,991.81         2,348,911.20        25,469.60
125         25-Jul-17          37,621.47         2,323,677.61        25,233.59
126         25-Aug-17          37,254.48         2,298,677.94        24,999.67
127         25-Sep-17          36,890.80         2,273,910.10        24,767.85
128         25-Oct-17          36,530.42         2,249,372.02        24,538.08
129         25-Nov-17          36,173.29         2,225,061.65        24,310.36
130         25-Dec-17          35,819.39         2,200,976.98        24,084.67
131         25-Jan-18          35,468.69         2,177,115.99        23,860.99
132         25-Feb-18          35,121.16         2,153,476.69        23,639.30
133         25-Mar-18          34,776.78         2,130,057.10        23,419.59
134         25-Apr-18          34,435.51         2,106,855.26        23,201.84
135         25-May-18          34,097.33         2,083,869.23        22,986.03
136         25-Jun-18          33,762.22         2,061,097.10        22,772.14
137         25-Jul-18          33,430.14         2,038,536.94        22,560.15
138         25-Aug-18          33,101.07         2,016,186.88        22,350.06
139         25-Sep-18          32,774.97         1,994,045.04        22,141.84
140         25-Oct-18          32,451.84         1,972,109.57        21,935.48
141         25-Nov-18          32,131.63         1,950,378.61        21,730.95
142         25-Dec-18          31,814.33         1,928,850.36        21,528.26
143         25-Jan-19          31,499.90         1,907,522.99        21,327.37
144         25-Feb-19          31,188.32         1,886,394.72        21,128.27
145         25-Mar-19          30,879.57         1,865,463.77        20,930.95
146         25-Apr-19          30,573.63         1,844,728.38        20,735.39
147         25-May-19          30,270.46         1,824,186.81        20,541.57
148         25-Jun-19          29,970.04         1,803,837.32        20,349.49
149         25-Jul-19          29,672.35         1,783,678.20        20,159.12
150         25-Aug-19          29,377.36         1,763,707.75        19,970.45
151         25-Sep-19          29,085.05         1,743,924.29        19,783.46
152         25-Oct-19          28,795.40         1,724,326.14        19,598.15
153         25-Nov-19          28,508.38         1,704,911.65        19,414.49
154         25-Dec-19          28,223.97         1,685,679.18        19,232.47
155         25-Jan-20          27,942.15         1,666,627.11        19,052.08
156         25-Feb-20          27,662.89         1,647,753.81        18,873.29
157         25-Mar-20          27,386.17         1,629,057.70        18,696.11
158         25-Apr-20          27,111.97         1,610,537.19        18,520.51
159         25-May-20          26,840.27         1,592,190.71        18,346.48
160         25-Jun-20          26,571.03         1,574,016.70        18,174.01
161         25-Jul-20          26,304.26         1,556,013.63        18,003.07
162         25-Aug-20          26,039.91         1,538,179.96        17,833.67
163         25-Sep-20          25,777.96         1,520,514.17        17,665.78
164         25-Oct-20          25,518.41         1,503,014.78        17,499.40
165         25-Nov-20          25,261.22         1,485,680.28        17,334.50
166         25-Dec-20          25,006.38         1,468,509.20        17,171.08
167         25-Jan-21          24,753.86         1,451,500.09        17,009.12
168         25-Feb-21          24,503.65         1,434,651.48        16,848.61
169         25-Mar-21          24,255.72         1,417,961.95        16,689.53
170         25-Apr-21          24,010.05         1,401,430.07        16,531.88
171         25-May-21          23,766.62         1,385,054.42        16,375.65
172         25-Jun-21          23,525.42         1,368,833.61        16,220.81
173         25-Jul-21          23,286.42         1,352,766.26        16,067.35
174         25-Aug-21          23,049.61         1,336,850.98        15,915.28
175         25-Sep-21          22,814.96         1,321,086.42        15,764.56
176         25-Oct-21          22,582.46         1,305,471.22        15,615.20
177         25-Nov-21          45,169.91         1,267,186.21        38,285.01
178         25-Dec-21          21,608.22         1,252,260.99        14,925.23
179         25-Jan-22          21,378.21         1,237,487.06        14,773.93
180         25-Feb-22          21,224.70         1,222,788.72        14,698.33
181         25-Mar-22          21,007.68         1,208,229.88        14,558.84
182         25-Apr-22          20,792.66         1,193,809.29        14,420.60
183         25-May-22          20,579.60         1,179,525.69        14,283.59
184         25-Jun-22          20,368.50         1,165,377.87        14,147.82
185         25-Jul-22          20,159.33         1,151,364.61        14,013.26
186         25-Aug-22          19,952.07         1,137,484.70        13,879.91
187         25-Sep-22          19,746.72         1,123,736.94        13,747.76
188         25-Oct-22          19,543.25         1,110,120.15        13,616.79
189         25-Nov-22          19,341.65         1,096,633.15        13,487.00
190         25-Dec-22          19,141.89         1,083,274.77        13,358.38
191         25-Jan-23          18,943.97         1,070,043.87        13,230.91
192         25-Feb-23          18,747.87         1,056,939.29        13,104.58
193         25-Mar-23          18,553.56         1,043,959.90        12,979.39
194         25-Apr-23          18,361.04         1,031,104.58        12,855.32
195         25-May-23          18,170.29         1,018,372.21        12,732.37
196         25-Jun-23          17,981.30         1,005,761.69        12,610.52
197         25-Jul-23          17,794.04           993,271.92        12,489.77
198         25-Aug-23          17,608.50           980,901.81        12,370.10
199         25-Sep-23          17,424.68           968,650.30        12,251.51
200         25-Oct-23          17,242.54           956,516.31        12,133.99
201         25-Nov-23          17,062.08           944,498.78        12,017.52
202         25-Dec-23          16,883.28           932,596.68        11,902.10
203         25-Jan-24          16,706.13           920,808.96        11,787.72
204         25-Feb-24          16,530.61           909,134.58        11,674.37
205         25-Mar-24          16,356.71           897,572.54        11,562.04
206         25-Apr-24          16,184.42           886,121.82        11,450.72
207         25-May-24          16,013.71           874,781.41        11,340.41
208         25-Jun-24          15,844.58           863,550.33        11,231.08
209         25-Jul-24          15,677.01           852,427.59        11,122.74
210         25-Aug-24          15,510.98           841,412.21        11,015.38
211         25-Sep-24          15,346.49           830,503.23        10,908.98
212         25-Oct-24          15,183.52           819,699.68        10,803.55
213         25-Nov-24          15,022.06           809,000.62        10,699.06
214         25-Dec-24          14,862.09           798,405.11        10,595.52
215         25-Jan-25          14,703.60           787,912.20        10,492.90
216         25-Feb-25          14,546.58           777,520.98        10,391.22
217         25-Mar-25          14,391.01           767,230.53        10,290.45
218         25-Apr-25          14,236.88           757,039.94        10,190.59
219         25-May-25          14,084.18           746,948.30        10,091.63
220         25-Jun-25         750,887.62                    0       746,948.30



                                  Interest              Cash Flow                Balance
                Total         3,008,460.14           6,742,460.14
Period           Date
0           23-Feb-07                    0                      0           3,734,000.00
1           25-Mar-07            19,846.99              19,846.99           3,734,000.00
2           25-Apr-07            19,846.99              19,846.99           3,734,000.00
3           25-May-07            19,846.99              19,846.99           3,734,000.00
4           25-Jun-07            19,846.99              19,846.99           3,734,000.00
5           25-Jul-07            19,846.99              19,846.99           3,734,000.00
6           25-Aug-07            19,846.99              19,846.99           3,734,000.00
7           25-Sep-07            19,846.99              19,846.99           3,734,000.00
8           25-Oct-07            19,846.99              19,846.99           3,734,000.00
9           25-Nov-07            19,846.99              19,846.99           3,734,000.00
10          25-Dec-07            19,846.99              19,846.99           3,734,000.00
11          25-Jan-08            19,846.99              19,846.99           3,734,000.00
12          25-Feb-08            19,846.99              19,846.99           3,734,000.00
13          25-Mar-08            19,846.99              19,846.99           3,734,000.00
14          25-Apr-08            19,846.99              19,846.99           3,734,000.00
15          25-May-08            19,846.99              19,846.99           3,734,000.00
16          25-Jun-08            19,846.99              19,846.99           3,734,000.00
17          25-Jul-08            19,846.99              19,846.99           3,734,000.00
18          25-Aug-08            19,846.99              19,846.99           3,734,000.00
19          25-Sep-08            19,846.99              19,846.99           3,734,000.00
20          25-Oct-08            19,846.99              19,846.99           3,734,000.00
21          25-Nov-08            19,846.99              19,846.99           3,734,000.00
22          25-Dec-08            19,846.99              19,846.99           3,734,000.00
23          25-Jan-09            19,846.99              19,846.99           3,734,000.00
24          25-Feb-09            19,846.99              19,846.99           3,734,000.00
25          25-Mar-09            19,846.99              19,846.99           3,734,000.00
26          25-Apr-09            19,846.99              19,846.99           3,734,000.00
27          25-May-09            19,846.99              19,846.99           3,734,000.00
28          25-Jun-09            19,846.99              19,846.99           3,734,000.00
29          25-Jul-09            19,846.99              19,846.99           3,734,000.00
30          25-Aug-09            19,846.99              19,846.99           3,734,000.00
31          25-Sep-09            19,846.99              19,846.99           3,734,000.00
32          25-Oct-09            19,846.99              19,846.99           3,734,000.00
33          25-Nov-09            19,846.99              19,846.99           3,734,000.00
34          25-Dec-09            19,846.99              19,846.99           3,734,000.00
35          25-Jan-10            19,846.99              19,846.99           3,734,000.00
36          25-Feb-10            19,846.99              19,846.99           3,734,000.00
37          25-Mar-10            19,846.99              19,846.99           3,734,000.00
38          25-Apr-10            19,846.99              19,846.99           3,734,000.00
39          25-May-10            19,846.99              19,846.99           3,734,000.00
40          25-Jun-10            19,846.99              19,846.99           3,734,000.00
41          25-Jul-10            19,846.99              19,846.99           3,734,000.00
42          25-Aug-10            19,846.99              19,846.99           3,734,000.00
43          25-Sep-10            19,846.99              19,846.99           3,734,000.00
44          25-Oct-10            19,846.99              19,846.99           3,734,000.00
45          25-Nov-10            19,846.99              19,846.99           3,734,000.00
46          25-Dec-10            19,846.99              19,846.99           3,734,000.00
47          25-Jan-11            19,846.99              19,846.99           3,734,000.00
48          25-Feb-11            19,846.99              19,846.99           3,734,000.00
49          25-Mar-11            19,846.99              19,846.99           3,734,000.00
50          25-Apr-11            19,846.99              19,846.99           3,734,000.00
51          25-May-11            19,846.99              19,846.99           3,734,000.00
52          25-Jun-11            19,846.99              19,846.99           3,734,000.00
53          25-Jul-11            19,846.99              19,846.99           3,734,000.00
54          25-Aug-11            19,846.99              19,846.99           3,734,000.00
55          25-Sep-11            19,846.99              19,846.99           3,734,000.00
56          25-Oct-11            19,846.99              19,846.99           3,734,000.00
57          25-Nov-11            19,846.99              19,846.99           3,734,000.00
58          25-Dec-11            19,846.99              19,846.99           3,734,000.00
59          25-Jan-12            19,846.99              19,846.99           3,734,000.00
60          25-Feb-12            19,846.99              19,846.99           3,734,000.00
61          25-Mar-12            19,846.99              19,846.99           3,734,000.00
62          25-Apr-12            19,846.99              19,846.99           3,734,000.00
63          25-May-12            19,846.99              19,846.99           3,734,000.00
64          25-Jun-12            19,846.99              19,846.99           3,734,000.00
65          25-Jul-12            19,846.99              19,846.99           3,734,000.00
66          25-Aug-12            19,846.99              19,846.99           3,734,000.00
67          25-Sep-12            19,846.99              19,846.99           3,734,000.00
68          25-Oct-12            19,846.99              19,846.99           3,734,000.00
69          25-Nov-12            19,846.99              19,846.99           3,734,000.00
70          25-Dec-12            19,846.99              19,846.99           3,734,000.00
71          25-Jan-13            19,846.99              19,846.99           3,734,000.00
72          25-Feb-13            19,846.99              19,846.99           3,734,000.00
73          25-Mar-13            19,846.99              19,846.99           3,734,000.00
74          25-Apr-13            19,846.99              19,846.99           3,734,000.00
75          25-May-13            19,846.99              19,846.99           3,734,000.00
76          25-Jun-13            19,846.99              19,846.99           3,734,000.00
77          25-Jul-13            19,846.99              39,280.40           3,714,566.59
78          25-Aug-13            19,743.70              54,785.52           3,679,524.76
79          25-Sep-13            19,557.44              54,285.61           3,644,796.60
80          25-Oct-13            19,372.85              53,790.12           3,610,379.33
81          25-Nov-13            19,189.92              53,299.03           3,576,270.21
82          25-Dec-13            19,008.62              52,812.29           3,542,466.54
83          25-Jan-14            18,828.95              52,329.86           3,508,965.63
84          25-Feb-14            18,650.88              51,851.72           3,475,764.80
85          25-Mar-14            18,474.41              51,377.81           3,442,861.40
86          25-Apr-14            18,299.53              50,908.10           3,410,252.83
87          25-May-14            18,126.20              50,442.55           3,377,936.48
88          25-Jun-14            17,954.44              49,981.14           3,345,909.78
89          25-Jul-14            17,784.21              49,523.82           3,314,170.17
90          25-Aug-14            17,615.50              49,070.55           3,282,715.12
91          25-Sep-14            17,448.31              48,621.31           3,251,542.13
92          25-Oct-14            17,282.62              48,176.05           3,220,648.71
93          25-Nov-14            17,118.42              47,734.74           3,190,032.39
94          25-Dec-14            16,955.69              47,297.34           3,159,690.74
95          25-Jan-15            16,794.41              46,863.83           3,129,621.33
96          25-Feb-15            16,634.59              46,434.16           3,099,821.75
97          25-Mar-15            16,476.20              46,008.31           3,070,289.65
98          25-Apr-15            16,319.23              45,586.23           3,041,022.64
99          25-May-15            16,163.67              45,167.91           3,012,018.40
100         25-Jun-15            16,009.51              44,753.29           2,983,274.61
101         25-Jul-15            15,856.73              44,342.36           2,954,788.98
102         25-Aug-15            15,705.32              43,935.08           2,926,559.22
103         25-Sep-15            15,555.27              43,531.41           2,898,583.08
104         25-Oct-15            15,406.57              43,131.33           2,870,858.32
105         25-Nov-15            15,259.21              42,734.80           2,843,382.73
106         25-Dec-15            15,113.17              42,341.80           2,816,154.10
107         25-Jan-16            14,968.45              41,952.28           2,789,170.27
108         25-Feb-16            14,825.02              41,566.23           2,762,429.06
109         25-Mar-16            14,682.89              41,183.60           2,735,928.35
110         25-Apr-16            14,542.03              40,804.38           2,709,666.00
111         25-May-16            14,402.44              40,428.52           2,683,639.92
112         25-Jun-16            14,264.11              40,056.01           2,657,848.02
113         25-Jul-16            14,127.02              39,686.80           2,632,288.23
114         25-Aug-16            13,991.16              39,320.88           2,606,958.51
115         25-Sep-16            13,856.53              38,958.21           2,581,856.83
116         25-Oct-16            13,723.11              38,606.49           2,556,973.44
117         25-Nov-16            13,590.85              38,301.62           2,532,262.67
118         25-Dec-16            13,459.50              40,379.24           2,505,342.93
119         25-Jan-17            13,316.42              39,997.33           2,478,662.02
120         25-Feb-17            13,174.61              39,609.65           2,452,226.98
121         25-Mar-17            13,034.10              39,224.53           2,426,036.54
122         25-Apr-17            12,894.89              38,842.90           2,400,088.54
123         25-May-17            12,756.97              38,464.70           2,374,380.80
124         25-Jun-17            12,620.33              38,089.93           2,348,911.20
125         25-Jul-17            12,484.95              37,718.54           2,323,677.61
126         25-Aug-17            12,350.83              37,350.51           2,298,677.94
127         25-Sep-17            12,217.95              36,985.80           2,273,910.10
128         25-Oct-17            12,086.31              36,624.39           2,249,372.02
129         25-Nov-17            11,955.88              36,266.24           2,225,061.65
130         25-Dec-17            11,826.67              35,911.34           2,200,976.98
131         25-Jan-18            11,698.65              35,559.64           2,177,115.99
132         25-Feb-18            11,571.83              35,211.13           2,153,476.69
133         25-Mar-18            11,446.18              34,865.77           2,130,057.10
134         25-Apr-18            11,321.70              34,523.54           2,106,855.26
135         25-May-18            11,198.37              34,184.40           2,083,869.23
136         25-Jun-18            11,076.20              33,848.33           2,061,097.10
137         25-Jul-18            10,955.16              33,515.31           2,038,536.94
138         25-Aug-18            10,835.25              33,185.31           2,016,186.88
139         25-Sep-18            10,716.45              32,858.29           1,994,045.04
140         25-Oct-18            10,598.76              32,534.24           1,972,109.57
141         25-Nov-18            10,482.17              32,213.13           1,950,378.61
142         25-Dec-18            10,366.67              31,894.93           1,928,850.36
143         25-Jan-19            10,252.24              31,579.61           1,907,522.99
144         25-Feb-19            10,138.88              31,267.15           1,886,394.72
145         25-Mar-19            10,026.58              30,957.53           1,865,463.77
146         25-Apr-19             9,915.33              30,650.72           1,844,728.38
147         25-May-19             9,805.12              30,346.69           1,824,186.81
148         25-Jun-19             9,695.93              30,045.42           1,803,837.32
149         25-Jul-19             9,587.77              29,746.89           1,783,678.20
150         25-Aug-19             9,480.62              29,451.07           1,763,707.75
151         25-Sep-19             9,374.47              29,157.94           1,743,924.29
152         25-Oct-19             9,269.32              28,867.47           1,724,326.14
153         25-Nov-19             9,165.15              28,579.64           1,704,911.65
154         25-Dec-19             9,061.96              28,294.43           1,685,679.18
155         25-Jan-20             8,959.74              28,011.81           1,666,627.11
156         25-Feb-20             8,858.47              27,731.76           1,647,753.81
157         25-Mar-20             8,758.15              27,454.27           1,629,057.70
158         25-Apr-20             8,658.78              27,179.29           1,610,537.19
159         25-May-20             8,560.34              26,906.82           1,592,190.71
160         25-Jun-20             8,462.83              26,636.83           1,574,016.70
161         25-Jul-20             8,366.23              26,369.30           1,556,013.63
162         25-Aug-20             8,270.54              26,104.21           1,538,179.96
163         25-Sep-20             8,175.75              25,841.53           1,520,514.17
164         25-Oct-20             8,081.85              25,581.25           1,503,014.78
165         25-Nov-20             7,988.84              25,323.34           1,485,680.28
166         25-Dec-20             7,896.70              25,067.78           1,468,509.20
167         25-Jan-21             7,805.43              24,814.55           1,451,500.09
168         25-Feb-21             7,715.03              24,563.63           1,434,651.48
169         25-Mar-21             7,625.47              24,315.00           1,417,961.95
170         25-Apr-21             7,536.76              24,068.65           1,401,430.07
171         25-May-21             7,448.89              23,824.54           1,385,054.42
172         25-Jun-21             7,361.85              23,582.66           1,368,833.61
173         25-Jul-21             7,275.64              23,342.99           1,352,766.26
174         25-Aug-21             7,190.23              23,105.51           1,336,850.98
175         25-Sep-21             7,105.64              22,870.20           1,321,086.42
176         25-Oct-21             7,021.85              22,637.05           1,305,471.22
177         25-Nov-21             6,938.85              45,223.86           1,267,186.21
178         25-Dec-21             6,735.36              21,660.58           1,252,260.99
179         25-Jan-22             6,656.03              21,429.96           1,237,487.06
180         25-Feb-22             6,577.50              21,275.84           1,222,788.72
181         25-Mar-22             6,499.38              21,058.22           1,208,229.88
182         25-Apr-22             6,421.99              20,842.59           1,193,809.29
183         25-May-22             6,345.35              20,628.94           1,179,525.69
184         25-Jun-22             6,269.42              20,417.24           1,165,377.87
185         25-Jul-22             6,194.23              20,207.49           1,151,364.61
186         25-Aug-22             6,119.74              19,999.66           1,137,484.70
187         25-Sep-22             6,045.97              19,793.73           1,123,736.94
188         25-Oct-22             5,972.90              19,589.69           1,110,120.15
189         25-Nov-22             5,900.52              19,387.52           1,096,633.15
190         25-Dec-22             5,828.83              19,187.21           1,083,274.77
191         25-Jan-23             5,757.83              18,988.74           1,070,043.87
192         25-Feb-23             5,687.51              18,792.09           1,056,939.29
193         25-Mar-23             5,617.85              18,597.24           1,043,959.90
194         25-Apr-23             5,548.86              18,404.19           1,031,104.58
195         25-May-23             5,480.54              18,212.90           1,018,372.21
196         25-Jun-23             5,412.86              18,023.38           1,005,761.69
197         25-Jul-23             5,345.83              17,835.60             993,271.92
198         25-Aug-23             5,279.45              17,649.55             980,901.81
199         25-Sep-23             5,213.70              17,465.21             968,650.30
200         25-Oct-23             5,148.58              17,282.57             956,516.31
201         25-Nov-23             5,084.08              17,101.61             944,498.78
202         25-Dec-23             5,020.21              16,922.31             932,596.68
203         25-Jan-24             4,956.95              16,744.67             920,808.96
204         25-Feb-24             4,894.29              16,568.66             909,134.58
205         25-Mar-24             4,832.24              16,394.28             897,572.54
206         25-Apr-24             4,770.79              16,221.51             886,121.82
207         25-May-24             4,709.92              16,050.33             874,781.41
208         25-Jun-24             4,649.65              15,880.73             863,550.33
209         25-Jul-24             4,589.95              15,712.69             852,427.59
210         25-Aug-24             4,530.83              15,546.21             841,412.21
211         25-Sep-24             4,472.28              15,381.26             830,503.23
212         25-Oct-24             4,414.30              15,217.84             819,699.68
213         25-Nov-24             4,356.87              15,055.93             809,000.62
214         25-Dec-24             4,300.01              14,895.52             798,405.11
215         25-Jan-25             4,243.69              14,736.59             787,912.20
216         25-Feb-25             4,187.92              14,579.14             777,520.98
217         25-Mar-25             4,132.69              14,423.14             767,230.53
218         25-Apr-25             4,077.99              14,268.58             757,039.94
219         25-May-25             4,023.82              14,115.46             746,948.30
220         25-Jun-25             3,970.19             750,918.49                      0


                                     B1                                                                                   B2
                              Principal         Interest             Cash Flow                Balance              Principal
                Total      3,112,000.00     2,667,608.55          5,779,608.55                                  4,668,000.00
Period           Date
0           23-Feb-07                 0                0                     0           3,112,000.00                      0
1           25-Mar-07                 0        17,608.73             17,608.73           3,112,000.00                      0
2           25-Apr-07                 0        17,608.73             17,608.73           3,112,000.00                      0
3           25-May-07                 0        17,608.73             17,608.73           3,112,000.00                      0
4           25-Jun-07                 0        17,608.73             17,608.73           3,112,000.00                      0
5           25-Jul-07                 0        17,608.73             17,608.73           3,112,000.00                      0
6           25-Aug-07                 0        17,608.73             17,608.73           3,112,000.00                      0
7           25-Sep-07                 0        17,608.73             17,608.73           3,112,000.00                      0
8           25-Oct-07                 0        17,608.73             17,608.73           3,112,000.00                      0
9           25-Nov-07                 0        17,608.73             17,608.73           3,112,000.00                      0
10          25-Dec-07                 0        17,608.73             17,608.73           3,112,000.00                      0
11          25-Jan-08                 0        17,608.73             17,608.73           3,112,000.00                      0
12          25-Feb-08                 0        17,608.73             17,608.73           3,112,000.00                      0
13          25-Mar-08                 0        17,608.73             17,608.73           3,112,000.00                      0
14          25-Apr-08                 0        17,608.73             17,608.73           3,112,000.00                      0
15          25-May-08                 0        17,608.73             17,608.73           3,112,000.00                      0
16          25-Jun-08                 0        17,608.73             17,608.73           3,112,000.00                      0
17          25-Jul-08                 0        17,608.73             17,608.73           3,112,000.00                      0
18          25-Aug-08                 0        17,608.73             17,608.73           3,112,000.00                      0
19          25-Sep-08                 0        17,608.73             17,608.73           3,112,000.00                      0
20          25-Oct-08                 0        17,608.73             17,608.73           3,112,000.00                      0
21          25-Nov-08                 0        17,608.73             17,608.73           3,112,000.00                      0
22          25-Dec-08                 0        17,608.73             17,608.73           3,112,000.00                      0
23          25-Jan-09                 0        17,608.73             17,608.73           3,112,000.00                      0
24          25-Feb-09                 0        17,608.73             17,608.73           3,112,000.00                      0
25          25-Mar-09                 0        17,608.73             17,608.73           3,112,000.00                      0
26          25-Apr-09                 0        17,608.73             17,608.73           3,112,000.00                      0
27          25-May-09                 0        17,608.73             17,608.73           3,112,000.00                      0
28          25-Jun-09                 0        17,608.73             17,608.73           3,112,000.00                      0
29          25-Jul-09                 0        17,608.73             17,608.73           3,112,000.00                      0
30          25-Aug-09                 0        17,608.73             17,608.73           3,112,000.00                      0
31          25-Sep-09                 0        17,608.73             17,608.73           3,112,000.00                      0
32          25-Oct-09                 0        17,608.73             17,608.73           3,112,000.00                      0
33          25-Nov-09                 0        17,608.73             17,608.73           3,112,000.00                      0
34          25-Dec-09                 0        17,608.73             17,608.73           3,112,000.00                      0
35          25-Jan-10                 0        17,608.73             17,608.73           3,112,000.00                      0
36          25-Feb-10                 0        17,608.73             17,608.73           3,112,000.00                      0
37          25-Mar-10                 0        17,608.73             17,608.73           3,112,000.00                      0
38          25-Apr-10                 0        17,608.73             17,608.73           3,112,000.00                      0
39          25-May-10                 0        17,608.73             17,608.73           3,112,000.00                      0
40          25-Jun-10                 0        17,608.73             17,608.73           3,112,000.00                      0
41          25-Jul-10                 0        17,608.73             17,608.73           3,112,000.00                      0
42          25-Aug-10                 0        17,608.73             17,608.73           3,112,000.00                      0
43          25-Sep-10                 0        17,608.73             17,608.73           3,112,000.00                      0
44          25-Oct-10                 0        17,608.73             17,608.73           3,112,000.00                      0
45          25-Nov-10                 0        17,608.73             17,608.73           3,112,000.00                      0
46          25-Dec-10                 0        17,608.73             17,608.73           3,112,000.00                      0
47          25-Jan-11                 0        17,608.73             17,608.73           3,112,000.00                      0
48          25-Feb-11                 0        17,608.73             17,608.73           3,112,000.00                      0
49          25-Mar-11                 0        17,608.73             17,608.73           3,112,000.00                      0
50          25-Apr-11                 0        17,608.73             17,608.73           3,112,000.00                      0
51          25-May-11                 0        17,608.73             17,608.73           3,112,000.00                      0
52          25-Jun-11                 0        17,608.73             17,608.73           3,112,000.00                      0
53          25-Jul-11                 0        17,608.73             17,608.73           3,112,000.00                      0
54          25-Aug-11                 0        17,608.73             17,608.73           3,112,000.00                      0
55          25-Sep-11                 0        17,608.73             17,608.73           3,112,000.00                      0
56          25-Oct-11                 0        17,608.73             17,608.73           3,112,000.00                      0
57          25-Nov-11                 0        17,608.73             17,608.73           3,112,000.00                      0
58          25-Dec-11                 0        17,608.73             17,608.73           3,112,000.00                      0
59          25-Jan-12                 0        17,608.73             17,608.73           3,112,000.00                      0
60          25-Feb-12                 0        17,608.73             17,608.73           3,112,000.00                      0
61          25-Mar-12                 0        17,608.73             17,608.73           3,112,000.00                      0
62          25-Apr-12                 0        17,608.73             17,608.73           3,112,000.00                      0
63          25-May-12                 0        17,608.73             17,608.73           3,112,000.00                      0
64          25-Jun-12                 0        17,608.73             17,608.73           3,112,000.00                      0
65          25-Jul-12                 0        17,608.73             17,608.73           3,112,000.00                      0
66          25-Aug-12                 0        17,608.73             17,608.73           3,112,000.00                      0
67          25-Sep-12                 0        17,608.73             17,608.73           3,112,000.00                      0
68          25-Oct-12                 0        17,608.73             17,608.73           3,112,000.00                      0
69          25-Nov-12                 0        17,608.73             17,608.73           3,112,000.00                      0
70          25-Dec-12                 0        17,608.73             17,608.73           3,112,000.00                      0
71          25-Jan-13                 0        17,608.73             17,608.73           3,112,000.00                      0
72          25-Feb-13                 0        17,608.73             17,608.73           3,112,000.00                      0
73          25-Mar-13                 0        17,608.73             17,608.73           3,112,000.00                      0
74          25-Apr-13                 0        17,608.73             17,608.73           3,112,000.00                      0
75          25-May-13                 0        17,608.73             17,608.73           3,112,000.00                      0
76          25-Jun-13                 0        17,608.73             17,608.73           3,112,000.00                      0
77          25-Jul-13         16,527.84        17,608.73             34,136.58           3,095,472.16              24,791.76
78          25-Aug-13         29,201.52        17,515.21             46,716.74           3,066,270.64              43,802.28
79          25-Sep-13         28,940.14        17,349.98             46,290.12           3,037,330.50              43,410.21
80          25-Oct-13         28,681.06        17,186.23             45,867.29           3,008,649.44              43,021.59
81          25-Nov-13         28,424.26        17,023.94             45,448.20           2,980,225.18              42,636.39
82          25-Dec-13         28,169.72        16,863.11             45,032.83           2,952,055.45              42,254.59
83          25-Jan-14         27,917.43        16,703.71             44,621.14           2,924,138.02              41,876.15
84          25-Feb-14         27,667.36        16,545.75             44,213.11           2,896,470.66              41,501.04
85          25-Mar-14         27,419.49        16,389.20             43,808.69           2,869,051.17              41,129.24
86          25-Apr-14         27,173.81        16,234.05             43,407.86           2,841,877.36              40,760.71
87          25-May-14         26,930.29        16,080.29             43,010.58           2,814,947.07              40,395.44
88          25-Jun-14         26,688.92        15,927.91             42,616.83           2,788,258.15              40,033.38
89          25-Jul-14         26,449.68        15,776.89             42,226.57           2,761,808.47              39,674.51
90          25-Aug-14         26,212.54        15,627.23             41,839.77           2,735,595.93              39,318.81
91          25-Sep-14         25,977.49        15,478.91             41,456.41           2,709,618.44              38,966.24
92          25-Oct-14         25,744.52        15,331.92             41,076.44           2,683,873.92              38,616.78
93          25-Nov-14         25,513.60        15,186.25             40,699.85           2,658,360.33              38,270.40
94          25-Dec-14         25,284.71        15,041.89             40,326.60           2,633,075.62              37,927.07
95          25-Jan-15         25,057.84        14,898.82             39,956.66           2,608,017.77              37,586.77
96          25-Feb-15         24,832.98        14,757.03             39,590.01           2,583,184.80              37,249.46
97          25-Mar-15         24,610.09        14,616.52             39,226.61           2,558,574.70              36,915.14
98          25-Apr-15         24,389.17        14,477.27             38,866.44           2,534,185.53              36,583.76
99          25-May-15         24,170.20        14,339.27             38,509.47           2,510,015.33              36,255.30
100         25-Jun-15         23,953.16        14,202.50             38,155.66           2,486,062.18              35,929.74
101         25-Jul-15         23,738.03        14,066.97             37,805.00           2,462,324.15              35,607.05
102         25-Aug-15         23,524.80        13,932.65             37,457.45           2,438,799.35              35,287.20
103         25-Sep-15         23,313.45        13,799.54             37,112.99           2,415,485.90              34,970.18
104         25-Oct-15         23,103.96        13,667.62             36,771.59           2,392,381.93              34,655.95
105         25-Nov-15         22,896.33        13,536.89             36,433.22           2,369,485.61              34,344.49
106         25-Dec-15         22,690.52        13,407.34             36,097.86           2,346,795.09              34,035.78
107         25-Jan-16         22,486.53        13,278.95             35,765.48           2,324,308.56              33,729.79
108         25-Feb-16         22,284.34        13,151.71             35,436.05           2,302,024.22              33,426.50
109         25-Mar-16         22,083.93        13,025.62             35,109.55           2,279,940.29              33,125.89
110         25-Apr-16         21,885.29        12,900.66             34,785.95           2,258,055.00              32,827.93
111         25-May-16         21,688.40        12,776.83             34,465.23           2,236,366.60              32,532.60
112         25-Jun-16         21,493.25        12,654.11             34,147.36           2,214,873.35              32,239.88
113         25-Jul-16         21,299.82        12,532.49             33,832.31           2,193,573.53              31,949.73
114         25-Aug-16         21,108.10        12,411.97             33,520.07           2,172,465.43              31,662.15
115         25-Sep-16         20,918.07        12,292.53             33,210.61           2,151,547.36              31,377.11
116         25-Oct-16         20,736.16        12,174.17             32,910.33           2,130,811.20              31,104.23
117         25-Nov-16         20,592.31        12,056.84             32,649.15           2,110,218.89              30,888.47
118         25-Dec-16         22,433.12        11,940.32             34,373.44           2,087,785.77              33,649.67
119         25-Jan-17         22,234.09        11,813.39             34,047.48           2,065,551.69              33,351.13
120         25-Feb-17         22,029.20        11,687.58             33,716.78           2,043,522.48              33,043.80
121         25-Mar-17         21,825.36        11,562.93             33,388.30           2,021,697.12              32,738.05
122         25-Apr-17         21,623.34        11,439.44             33,062.77           2,000,073.78              32,435.01
123         25-May-17         21,423.11        11,317.08             32,740.20           1,978,650.67              32,134.67
124         25-Jun-17         21,224.67        11,195.87             32,420.53           1,957,426.00              31,837.00
125         25-Jul-17         21,027.99        11,075.77             32,103.76           1,936,398.01              31,541.98
126         25-Aug-17         20,833.06        10,956.79             31,789.85           1,915,564.95              31,249.59
127         25-Sep-17         20,639.87        10,838.91             31,478.78           1,894,925.08              30,959.81
128         25-Oct-17         20,448.40        10,722.12             31,170.52           1,874,476.68              30,672.60
129         25-Nov-17         20,258.63        10,606.41             30,865.05           1,854,218.04              30,387.95
130         25-Dec-17         20,070.56        10,491.78             30,562.34           1,834,147.49              30,105.84
131         25-Jan-18         19,884.16        10,378.22             30,262.38           1,814,263.33              29,826.24
132         25-Feb-18         19,699.42        10,265.71             29,965.13           1,794,563.91              29,549.13
133         25-Mar-18         19,516.33        10,154.24             29,670.57           1,775,047.58              29,274.49
134         25-Apr-18         19,334.87        10,043.81             29,378.68           1,755,712.71              29,002.30
135         25-May-18         19,155.02         9,934.41             29,089.43           1,736,557.69              28,732.53
136         25-Jun-18         18,976.78         9,826.02             28,802.80           1,717,580.91              28,465.17
137         25-Jul-18         18,800.13         9,718.65             28,518.77           1,698,780.79              28,200.19
138         25-Aug-18         18,625.05         9,612.27             28,237.32           1,680,155.74              27,937.57
139         25-Sep-18         18,451.53         9,506.88             27,958.41           1,661,704.20              27,677.30
140         25-Oct-18         18,279.56         9,402.48             27,682.04           1,643,424.64              27,419.35
141         25-Nov-18         18,109.13         9,299.04             27,408.17           1,625,315.51              27,163.69
142         25-Dec-18         17,940.21         9,196.58             27,136.79           1,607,375.30              26,910.32
143         25-Jan-19         17,772.81         9,095.07             26,867.87           1,589,602.49              26,659.21
144         25-Feb-19         17,606.89         8,994.50             26,601.39           1,571,995.60              26,410.34
145         25-Mar-19         17,442.46         8,894.88             26,337.33           1,554,553.14              26,163.69
146         25-Apr-19         17,279.49         8,796.18             26,075.67           1,537,273.65              25,919.24
147         25-May-19         17,117.98         8,698.41             25,816.38           1,520,155.67              25,676.97
148         25-Jun-19         16,957.91         8,601.55             25,559.45           1,503,197.77              25,436.86
149         25-Jul-19         16,799.27         8,505.59             25,304.86           1,486,398.50              25,198.90
150         25-Aug-19         16,642.04         8,410.54             25,052.58           1,469,756.46              24,963.06
151         25-Sep-19         16,486.22         8,316.37             24,802.59           1,453,270.24              24,729.33
152         25-Oct-19         16,331.79         8,223.09             24,554.88           1,436,938.45              24,497.69
153         25-Nov-19         16,178.74         8,130.68             24,309.42           1,420,759.71              24,268.11
154         25-Dec-19         16,027.06         8,039.13             24,066.19           1,404,732.65              24,040.59
155         25-Jan-20         15,876.73         7,948.45             23,825.18           1,388,855.92              23,815.09
156         25-Feb-20         15,727.75         7,858.61             23,586.36           1,373,128.18              23,591.62
157         25-Mar-20         15,580.09         7,769.62             23,349.71           1,357,548.09              23,370.14
158         25-Apr-20         15,433.76         7,681.46             23,115.22           1,342,114.33              23,150.64
159         25-May-20         15,288.73         7,594.13             22,882.86           1,326,825.59              22,933.10
160         25-Jun-20         15,145.01         7,507.62             22,652.63           1,311,680.59              22,717.51
161         25-Jul-20         15,002.56         7,421.93             22,424.49           1,296,678.02              22,503.84
162         25-Aug-20         14,861.39         7,337.04             22,198.43           1,281,816.63              22,292.09
163         25-Sep-20         14,721.49         7,252.95             21,974.43           1,267,095.15              22,082.23
164         25-Oct-20         14,582.83         7,169.65             21,752.48           1,252,512.32              21,874.25
165         25-Nov-20         14,445.42         7,087.13             21,532.55           1,238,066.90              21,668.12
166         25-Dec-20         14,309.23         7,005.40             21,314.63           1,223,757.67              21,463.85
167         25-Jan-21         14,174.26         6,924.43             21,098.69           1,209,583.41              21,261.40
168         25-Feb-21         14,040.50         6,844.23             20,884.73           1,195,542.90              21,060.76
169         25-Mar-21         13,907.94         6,764.78             20,672.72           1,181,634.96              20,861.92
170         25-Apr-21         13,776.57         6,686.08             20,462.65           1,167,858.39              20,664.85
171         25-May-21         13,646.37         6,608.13             20,254.50           1,154,212.02              20,469.56
172         25-Jun-21         13,517.34         6,530.92             20,048.26           1,140,694.68              20,276.01
173         25-Jul-21         13,389.46         6,454.43             19,843.89           1,127,305.22              20,084.19
174         25-Aug-21         13,262.73         6,378.67             19,641.40           1,114,042.49              19,894.10
175         25-Sep-21         13,137.14         6,303.62             19,440.76           1,100,905.35              19,705.70
176         25-Oct-21         13,012.67         6,229.29             19,241.96           1,087,892.68              19,519.00
177         25-Nov-21         31,904.17         6,155.66             38,059.83           1,055,988.51              47,856.26
178         25-Dec-21         12,437.69         5,975.13             18,412.82           1,043,550.82              18,656.53
179         25-Jan-22         12,311.61         5,904.76             18,216.37           1,031,239.21              18,467.41
180         25-Feb-22         12,248.61         5,835.10             18,083.71           1,018,990.60              18,372.92
181         25-Mar-22         12,132.37         5,765.79             17,898.16           1,006,858.24              18,198.55
182         25-Apr-22         12,017.16         5,697.14             17,714.30             994,841.07              18,025.75
183         25-May-22         11,902.99         5,629.14             17,532.14             982,938.08              17,854.49
184         25-Jun-22         11,789.85         5,561.79             17,351.64             971,148.23              17,684.77
185         25-Jul-22         11,677.72         5,495.08             17,172.80             959,470.51              17,516.58
186         25-Aug-22         11,566.59         5,429.00             16,995.60             947,903.92              17,349.89
187         25-Sep-22         11,456.47         5,363.56             16,820.02             936,447.45              38,839.21
188         25-Oct-22         11,347.33         5,298.73             16,646.06             925,100.12              54,467.17
189         25-Nov-22         11,239.17         5,234.52             16,473.69             913,860.96              53,948.01
190         25-Dec-22         11,131.98         5,170.93             16,302.91             902,728.98              53,433.50
191         25-Jan-23         11,025.75         5,107.94             16,133.70             891,703.22              52,923.62
192         25-Feb-23         10,920.48         5,045.55             15,966.04             880,782.74              52,418.32
193         25-Mar-23         10,816.16         4,983.76             15,799.92             869,966.58              51,917.55
194         25-Apr-23         10,712.77         4,922.56             15,635.33             859,253.81              51,421.28
195         25-May-23         10,610.31         4,861.94             15,472.25             848,643.51              50,929.48
196         25-Jun-23         10,508.77         4,801.91             15,310.68             838,134.74              50,442.09
197         25-Jul-23         10,408.14         4,742.45             15,150.59             827,726.60              49,959.08
198         25-Aug-23         10,308.42         4,683.55             14,991.97             817,418.18              49,480.42
199         25-Sep-23         10,209.59         4,625.22             14,834.82             807,208.58              49,006.06
200         25-Oct-23         10,111.66         4,567.46             14,679.11             797,096.92              48,535.96
201         25-Nov-23         10,014.60         4,510.24             14,524.84             787,082.32              48,070.09
202         25-Dec-23          9,918.42         4,453.57             14,371.99             777,163.90              47,608.42
203         25-Jan-24          9,823.10         4,397.45             14,220.56             767,340.80              47,150.90
204         25-Feb-24          9,728.64         4,341.87             14,070.51             757,612.15              46,697.49
205         25-Mar-24          9,635.03         4,286.82             13,921.86             747,977.12              46,248.17
206         25-Apr-24          9,542.27         4,232.30             13,774.57             738,434.85              45,802.89
207         25-May-24          9,450.34         4,178.31             13,628.65             728,984.51              45,361.62
208         25-Jun-24          9,359.23         4,124.84             13,484.07             719,625.28              44,924.32
209         25-Jul-24          9,268.95         4,071.88             13,340.83             710,356.33              44,490.97
210         25-Aug-24          9,179.48         4,019.43             13,198.92             701,176.84              44,061.52
211         25-Sep-24          9,090.82         3,967.49             13,058.31             692,086.02              43,635.93
212         25-Oct-24          9,002.96         3,916.05             12,919.01             683,083.07              43,214.19
213         25-Nov-24          8,915.88         3,865.11             12,780.99             674,167.18              42,796.24
214         25-Dec-24          8,829.60         3,814.66             12,644.26             665,337.59              42,382.06
215         25-Jan-25          8,744.09         3,764.70             12,508.79             656,593.50              41,971.62
216         25-Feb-25         10,506.51         3,715.22             14,221.74             646,086.99              39,717.71
217         25-Mar-25         49,737.18         3,655.78             53,392.96             596,349.81
218         25-Apr-25         49,254.53         3,374.35             52,628.88             547,095.28
219         25-May-25         48,776.23         3,095.65             51,871.88             498,319.04
220         25-Jun-25        498,319.04         2,819.66            501,138.70                      0


                                                                                                        B3
                              Interest              Cash Flow               Balance              Principal               Interest
                Total     3,899,384.20           8,567,384.20                                 3,112,000.00           3,407,631.69
Period           Date
0           23-Feb-07                0                      0          4,668,000.00                      0                      0
1           25-Mar-07        26,413.10              26,413.10          4,668,000.00                      0              24,213.28
2           25-Apr-07        26,413.10              26,413.10          4,668,000.00                      0              25,031.21
3           25-May-07        26,413.10              26,413.10          4,668,000.00                      0              24,238.90
4           25-Jun-07        26,413.10              26,413.10          4,668,000.00                      0              25,047.45
5           25-Jul-07        26,413.10              26,413.10          4,668,000.00                      0              24,198.73
6           25-Aug-07        26,413.10              26,413.10          4,668,000.00                      0              24,990.43
7           25-Sep-07        26,413.10              26,413.10          4,668,000.00                      0              24,945.41
8           25-Oct-07        26,413.10              26,413.10          4,668,000.00                      0              24,044.27
9           25-Nov-07        26,413.10              26,413.10          4,668,000.00                      0              24,797.14
10          25-Dec-07        26,413.10              26,413.10          4,668,000.00                      0              23,938.88
11          25-Jan-08        26,413.10              26,413.10          4,668,000.00                      0              24,660.66
12          25-Feb-08        26,413.10              26,413.10          4,668,000.00                      0              24,604.84
13          25-Mar-08        26,413.10              26,413.10          4,668,000.00                      0              22,969.97
14          25-Apr-08        26,413.10              26,413.10          4,668,000.00                      0              24,515.04
15          25-May-08        26,413.10              26,413.10          4,668,000.00                      0              23,675.91
16          25-Jun-08        26,413.10              26,413.10          4,668,000.00                      0              24,431.59
17          25-Jul-08        26,413.10              26,413.10          4,668,000.00                      0              23,619.15
18          25-Aug-08        26,413.10              26,413.10          4,668,000.00                      0              24,367.81
19          25-Sep-08        26,413.10              26,413.10          4,668,000.00                      0              24,341.57
20          25-Oct-08        26,413.10              26,413.10          4,668,000.00                      0              23,542.31
21          25-Nov-08        26,413.10              26,413.10          4,668,000.00                      0              24,294.78
22          25-Dec-08        26,413.10              26,413.10          4,668,000.00                      0              23,503.09
23          25-Jan-09        26,413.10              26,413.10          4,668,000.00                      0              24,298.46
24          25-Feb-09        26,413.10              26,413.10          4,668,000.00                      0              24,276.64
25          25-Mar-09        26,413.10              26,413.10          4,668,000.00                      0              21,930.85
26          25-Apr-09        26,413.10              26,413.10          4,668,000.00                      0              24,313.97
27          25-May-09        26,413.10              26,413.10          4,668,000.00                      0              23,516.81
28          25-Jun-09        26,413.10              26,413.10          4,668,000.00                      0              24,310.06
29          25-Jul-09        26,413.10              26,413.10          4,668,000.00                      0              23,553.09
30          25-Aug-09        26,413.10              26,413.10          4,668,000.00                      0              24,330.43
31          25-Sep-09        26,413.10              26,413.10          4,668,000.00                      0              24,346.24
32          25-Oct-09        26,413.10              26,413.10          4,668,000.00                      0              23,591.53
33          25-Nov-09        26,413.10              26,413.10          4,668,000.00                      0              24,375.15
34          25-Dec-09        26,413.10              26,413.10          4,668,000.00                      0              23,610.07
35          25-Jan-10        26,413.10              26,413.10          4,668,000.00                      0              24,432.47
36          25-Feb-10        26,413.10              26,413.10          4,668,000.00                      0              24,434.35
37          25-Mar-10        26,413.10              26,413.10          4,668,000.00                      0              22,086.10
38          25-Apr-10        26,413.10              26,413.10          4,668,000.00                      0              24,485.56
39          25-May-10        26,413.10              26,413.10          4,668,000.00                      0              23,698.74
40          25-Jun-10        26,413.10              26,413.10          4,668,000.00                      0              24,507.16
41          25-Jul-10        26,413.10              26,413.10          4,668,000.00                      0              23,742.25
42          25-Aug-10        26,413.10              26,413.10          4,668,000.00                      0              24,539.02
43          25-Sep-10        26,413.10              26,413.10          4,668,000.00                      0              24,555.90
44          25-Oct-10        26,413.10              26,413.10          4,668,000.00                      0              23,784.86
45          25-Nov-10        26,413.10              26,413.10          4,668,000.00                      0              24,583.72
46          25-Dec-10        26,413.10              26,413.10          4,668,000.00                      0              23,805.53
47          25-Jan-11        26,413.10              26,413.10          4,668,000.00                      0              24,618.80
48          25-Feb-11        26,413.10              26,413.10          4,668,000.00                      0              24,624.91
49          25-Mar-11        26,413.10              26,413.10          4,668,000.00                      0              22,255.14
50          25-Apr-11        26,413.10              26,413.10          4,668,000.00                      0              24,661.94
51          25-May-11        26,413.10              26,413.10          4,668,000.00                      0              23,872.98
52          25-Jun-11        26,413.10              26,413.10          4,668,000.00                      0              24,686.14
53          25-Jul-11        26,413.10              26,413.10          4,668,000.00                      0              23,908.77
54          25-Aug-11        26,413.10              26,413.10          4,668,000.00                      0              24,714.68
55          25-Sep-11        26,413.10              26,413.10          4,668,000.00                      0              24,726.20
56          25-Oct-11        26,413.10              26,413.10          4,668,000.00                      0              23,948.81
57          25-Nov-11        26,413.10              26,413.10          4,668,000.00                      0              24,757.21
58          25-Dec-11        26,413.10              26,413.10          4,668,000.00                      0              23,969.25
59          25-Jan-12        26,413.10              26,413.10          4,668,000.00                      0              24,788.08
60          25-Feb-12        26,413.10              26,413.10          4,668,000.00                      0              24,797.73
61          25-Mar-12        26,413.10              26,413.10          4,668,000.00                      0              23,209.43
62          25-Apr-12        26,413.10              26,413.10          4,668,000.00                      0              24,834.17
63          25-May-12        26,413.10              26,413.10          4,668,000.00                      0              24,043.08
64          25-Jun-12        26,413.10              26,413.10          4,668,000.00                      0              24,853.28
65          25-Jul-12        26,413.10              26,413.10          4,668,000.00                      0              24,058.46
66          25-Aug-12        26,413.10              26,413.10          4,668,000.00                      0              24,888.33
67          25-Sep-12        26,413.10              26,413.10          4,668,000.00                      0              24,902.10
68          25-Oct-12        26,413.10              26,413.10          4,668,000.00                      0              24,106.54
69          25-Nov-12        26,413.10              26,413.10          4,668,000.00                      0              24,919.58
70          25-Dec-12        26,413.10              26,413.10          4,668,000.00                      0              24,123.32
71          25-Jan-13        26,413.10              26,413.10          4,668,000.00                      0              24,937.02
72          25-Feb-13        26,413.10              26,413.10          4,668,000.00                      0              24,961.35
73          25-Mar-13        26,413.10              26,413.10          4,668,000.00                      0              22,555.57
74          25-Apr-13        26,413.10              26,413.10          4,668,000.00                      0              24,983.86
75          25-May-13        26,413.10              26,413.10          4,668,000.00                      0              24,186.10
76          25-Jun-13        26,413.10              26,413.10          4,668,000.00                      0              25,002.33
77          25-Jul-13        26,413.10              51,204.86          4,643,208.24              16,527.84              24,203.94
78          25-Aug-13        26,272.82              70,075.10          4,599,405.95              29,201.52              24,901.45
79          25-Sep-13        26,024.97              69,435.18          4,555,995.74              28,940.14              24,679.63
80          25-Oct-13        25,779.34              68,800.93          4,512,974.16              28,681.06              23,666.55
81          25-Nov-13        25,535.91              68,172.30          4,470,337.77              28,424.26              24,234.64
82          25-Dec-13        25,294.66              67,549.25          4,428,083.18              28,169.72              23,239.52
83          25-Jan-14        25,055.57              66,931.72          4,386,207.04              27,917.43              23,797.23
84          25-Feb-14        24,818.62              66,319.66          4,344,706.00              27,667.36              23,591.52
85          25-Mar-14        24,583.79              65,713.03          4,303,576.76              27,419.49              21,115.57
86          25-Apr-14        24,351.07              65,111.79          4,262,816.04              27,173.81              23,168.03
87          25-May-14        24,120.43              64,515.87          4,222,420.60              26,930.29              22,216.47
88          25-Jun-14        23,891.86              63,925.24          4,182,387.22              26,688.92              22,749.24
89          25-Jul-14        23,665.34              63,339.85          4,142,712.71              26,449.68              21,814.63
90          25-Aug-14        23,440.85              62,759.66          4,103,393.90              26,212.54              22,343.65
91          25-Sep-14        23,218.37              62,184.61          4,064,427.66              25,977.49              22,142.14
92          25-Oct-14        22,997.89              61,614.66          4,025,810.89              25,744.52              21,232.34
93          25-Nov-14        22,779.38              61,049.78          3,987,540.49              25,513.60              21,741.13
94          25-Dec-14        22,562.83              60,489.90          3,949,613.42              25,284.71              20,847.55
95          25-Jan-15        22,348.23              59,935.00          3,912,026.66              25,057.84              21,347.00
96          25-Feb-15        22,135.55              59,385.02          3,874,777.19              24,832.98              21,154.81
97          25-Mar-15        21,924.78              58,839.92          3,837,862.06              24,610.09              18,931.92
98          25-Apr-15        21,715.90              58,299.66          3,801,278.30              24,389.17              20,771.05
99          25-May-15        21,508.90              57,764.20          3,765,023.00              24,170.20              19,916.86
100         25-Jun-15        21,303.76              57,233.49          3,729,093.26              23,953.16              20,393.41
101         25-Jul-15        21,100.45              56,707.50          3,693,486.22              23,738.03              19,554.52
102         25-Aug-15        20,898.98              56,186.18          3,658,199.02              23,524.80              20,023.04
103         25-Sep-15        20,699.31              55,669.48          3,623,228.84              23,313.45              19,840.02
104         25-Oct-15        20,501.44              55,157.38          3,588,572.90              23,103.96              19,023.60
105         25-Nov-15        20,305.34              54,649.83          3,554,228.41              22,896.33              19,478.27
106         25-Dec-15        20,111.01              54,146.79          3,520,192.63              22,690.52              18,676.50
107         25-Jan-16        19,918.42              53,648.22          3,486,462.84              22,486.53              19,122.73
108         25-Feb-16        19,727.57              53,154.07          3,453,036.33              22,284.34              18,945.12
109         25-Mar-16        19,538.43              52,664.32          3,419,910.44              22,083.93              17,558.26
110         25-Apr-16        19,350.99              52,178.93          3,387,082.50              21,885.29              18,597.80
111         25-May-16        19,165.24              51,697.84          3,354,549.90              21,688.40              17,831.71
112         25-Jun-16        18,981.16              51,221.04          3,322,310.03              21,493.25              18,257.07
113         25-Jul-16        18,798.74              50,748.47          3,290,360.29              21,299.82              17,504.81
114         25-Aug-16        18,617.96              50,280.11          3,258,698.14              21,108.10              17,921.95
115         25-Sep-16        18,438.80              49,815.91          3,227,321.03              20,918.07              17,756.56
116         25-Oct-16        18,261.26              49,365.49          3,196,216.80              20,736.16              17,024.58
117         25-Nov-16        18,085.26              48,973.73          3,165,328.33              20,592.31              17,430.10
118         25-Dec-16        17,910.48              51,560.16          3,131,678.66              22,433.12              16,710.98
119         25-Jan-17        17,720.08              51,071.21          3,098,327.53              22,234.09              17,091.98
120         25-Feb-17        17,531.37              50,575.17          3,065,283.72              22,029.20              16,919.27
121         25-Mar-17        17,344.40              50,082.44          3,032,545.68              21,825.36              15,124.03
122         25-Apr-17        17,159.15              49,594.16          3,000,110.67              21,623.34              16,573.95
123         25-May-17        16,975.63              49,110.29          2,967,976.00              21,423.11              15,873.64
124         25-Jun-17        16,793.80              48,630.80          2,936,139.00              21,224.67              16,234.17
125         25-Jul-17        16,613.65              48,155.64          2,904,597.02              21,027.99              15,547.72
126         25-Aug-17        16,435.18              47,684.77          2,873,347.43              20,833.06              15,895.79
127         25-Sep-17        16,258.36              47,218.16          2,842,387.62              20,639.87              15,729.82
128         25-Oct-17        16,083.18              46,755.78          2,811,715.02              20,448.40              15,063.83
129         25-Nov-17        15,909.62              46,297.57          2,781,327.07              20,258.63              15,404.62
130         25-Dec-17        15,737.68              45,843.51          2,751,221.23              20,070.56              14,751.94
131         25-Jan-18        15,567.33              45,393.57          2,721,394.99              19,884.16              15,085.26
132         25-Feb-18        15,398.56              44,947.69          2,691,845.86              19,699.42              14,917.62
133         25-Mar-18        15,231.36              44,505.85          2,662,571.37              19,516.33              13,328.84
134         25-Apr-18        15,065.72              44,068.01          2,633,569.07              19,334.87              14,603.46
135         25-May-18        14,901.61              43,634.14          2,604,836.54              19,155.02              13,983.33
136         25-Jun-18        14,739.03              43,204.20          2,576,371.37              18,976.78              14,297.78
137         25-Jul-18        14,577.97              42,778.16          2,548,171.18              18,800.13              13,690.14
138         25-Aug-18        14,418.40              42,355.98          2,520,233.60              18,625.05              13,989.67
139         25-Sep-18        14,260.32              41,937.62          2,492,556.30              18,451.53              13,839.37
140         25-Oct-18        14,103.71              41,523.06          2,465,136.96              18,279.56              13,250.28
141         25-Nov-18        13,948.57              41,112.26          2,437,973.27              18,109.13              13,546.87
142         25-Dec-18        13,794.87              40,705.19          2,411,062.94              17,940.21              12,969.79
143         25-Jan-19        13,642.60              40,301.81          2,384,403.74              17,772.81              13,259.66
144         25-Feb-19        13,491.75              39,902.09          2,357,993.40              17,606.89              13,111.15
145         25-Mar-19        13,342.31              39,506.00          2,331,829.71              17,442.46              11,712.39
146         25-Apr-19        13,194.27              39,113.50          2,305,910.48              17,279.49              12,829.35
147         25-May-19        13,047.61              38,724.58          2,280,233.51              17,117.98              12,281.54
148         25-Jun-19        12,902.32              38,339.18          2,254,796.65              16,957.91              12,554.60
149         25-Jul-19        12,758.39              37,957.29          2,229,597.75              16,799.27              12,018.03
150         25-Aug-19        12,615.81              37,578.87          2,204,634.69              16,642.04              12,275.44
151         25-Sep-19        12,474.56              37,203.89          2,179,905.36              16,486.22              12,139.79
152         25-Oct-19        12,334.63              36,832.32          2,155,407.68              16,331.79              11,619.97
153         25-Nov-19        12,196.02              36,464.13          2,131,139.57              16,178.74              11,876.96
154         25-Dec-19        12,058.70              36,099.28          2,107,098.98              16,027.06              11,367.98
155         25-Jan-20        11,922.67              35,737.76          2,083,283.88              15,876.73              11,618.94
156         25-Feb-20        11,787.91              35,379.53          2,059,692.27              15,727.75              11,481.30
157         25-Mar-20        11,654.43              35,024.56          2,036,322.13              15,580.09              10,619.07
158         25-Apr-20        11,522.19              34,672.83          2,013,171.49              40,501.90              11,227.12
159         25-May-20        11,391.20              34,324.30          1,990,238.39              50,452.82              10,543.95
160         25-Jun-20        11,261.43              33,978.94          1,967,520.88              49,978.52              10,481.94
161         25-Jul-20        11,132.89              33,636.73          1,945,017.04              49,508.46               9,746.45
162         25-Aug-20        11,005.55              33,297.64          1,922,724.95              49,042.60               9,653.86
163         25-Sep-20        10,879.42              32,961.65          1,900,642.72              48,580.90               9,248.23
164         25-Oct-20        10,754.47              32,628.72          1,878,768.47              48,123.34               8,563.33
165         25-Nov-20        10,630.70              32,298.82          1,857,100.35              47,669.87               8,453.60
166         25-Dec-20        10,508.09              31,971.94          1,835,636.50              47,220.46               7,801.26
167         25-Jan-21        10,386.64              31,648.04          1,814,375.11              46,775.07               7,673.09
168         25-Feb-21        10,266.34              31,327.10          1,793,314.35              46,333.67               7,277.51
169         25-Mar-21        10,147.17              31,009.09          1,772,452.44              45,896.21               6,225.62
170         25-Apr-21        10,029.13              30,693.98          1,751,787.58              45,462.68               6,515.64
171         25-May-21         9,912.20              30,381.75          1,731,318.03              45,033.02               5,942.95
172         25-Jun-21         9,796.37              30,072.38          1,711,042.02              44,607.22               5,770.26
173         25-Jul-21         9,681.65              29,765.84          1,690,957.82              44,185.23               5,228.07
174         25-Aug-21         9,568.00              29,462.10          1,671,063.73              43,767.01               5,030.51
175         25-Sep-21         9,455.44              29,161.14          1,651,358.02              43,352.55               4,667.86
176         25-Oct-21         9,343.93              28,862.93          1,631,839.02              42,941.80               4,171.24
177         25-Nov-21         9,233.49              57,089.75          1,583,982.77             105,283.77               3,956.28
178         25-Dec-21         8,962.70              27,619.24          1,565,326.23              41,044.37               2,986.26
179         25-Jan-22         8,857.14              27,324.55          1,546,858.82              40,628.31               2,746.96
180         25-Feb-22         8,752.64              27,125.56          1,528,485.90              40,420.42               2,407.26
181         25-Mar-22         8,648.68              26,847.23          1,510,287.35              40,036.81               1,871.83
182         25-Apr-22         8,545.71              26,571.45          1,492,261.61              39,656.64               1,742.09
183         25-May-22         8,443.71              26,298.20          1,474,407.12              39,279.88               1,368.87
184         25-Jun-22         8,342.69              26,027.46          1,456,722.34              38,906.50                1089.98
185         25-Jul-22         8,242.62              25,759.20          1,439,205.77              38,536.47                 743.52
186         25-Aug-22         8,143.51              25,493.40          1,421,855.88              38,169.76                 448.96
187         25-Sep-22         8,045.33              46,884.54          1,383,016.67              16,151.83                 133.47
188         25-Oct-22         7,825.57              62,292.74          1,328,549.50
189         25-Nov-22         7,517.38              61,465.38          1,274,601.49
190         25-Dec-22         7,212.12              60,645.62          1,221,167.99
191         25-Jan-23         6,909.78              59,833.40          1,168,244.37
192         25-Feb-23         6,610.32              59,028.63          1,115,826.05
193         25-Mar-23         6,313.72              58,231.27          1,063,908.50
194         25-Apr-23         6,019.95              57,441.23          1,012,487.22
195         25-May-23         5,728.99              56,658.47            961,557.74
196         25-Jun-23         5,440.81              55,882.90            911,115.65
197         25-Jul-23         5,155.40              55,114.48            861,156.57
198         25-Aug-23         4,872.71              54,353.13            811,676.15
199         25-Sep-23         4,592.73              53,598.79            762,670.10
200         25-Oct-23         4,315.44              52,851.40            714,134.14
201         25-Nov-23         4,040.81              52,110.90            666,064.04
202         25-Dec-23         3,768.81              51,377.23            618,455.63
203         25-Jan-24         3,499.43              50,650.32            571,304.73
204         25-Feb-24         3,232.63              49,930.12            524,607.24
205         25-Mar-24         2,968.40              49,216.57            478,359.07
206         25-Apr-24         2,706.72              48,509.60            432,556.18
207         25-May-24         2,447.55              47,809.17            387,194.56
208         25-Jun-24         2,190.88              47,115.20            342,270.24
209         25-Jul-24         1,936.68              46,427.65            297,779.27
210         25-Aug-24         1,684.93              45,746.45            253,717.75
211         25-Sep-24         1,435.62              45,071.55            210,081.82
212         25-Oct-24         1,188.71              44,402.90            166,867.63
213         25-Nov-24           944.19              43,740.43            124,071.39
214         25-Dec-24           702.04              43,084.10             81,689.33
215         25-Jan-25           462.23              42,433.84             39,717.71
216         25-Feb-25           224.74              39,942.45                     0
217         25-Mar-25
218         25-Apr-25
219         25-May-25
220         25-Jun-25


                                           Cash Flow                Balance
                        Total           6,519,631.69
Period                   Date
0                   23-Feb-07                      0           3,112,000.00
1                   25-Mar-07              24,213.28           3,112,000.00
2                   25-Apr-07              25,031.21           3,112,000.00
3                   25-May-07              24,238.90           3,112,000.00
4                   25-Jun-07              25,047.45           3,112,000.00
5                   25-Jul-07              24,198.73           3,112,000.00
6                   25-Aug-07              24,990.43           3,112,000.00
7                   25-Sep-07              24,945.41           3,112,000.00
8                   25-Oct-07              24,044.27           3,112,000.00
9                   25-Nov-07              24,797.14           3,112,000.00
10                  25-Dec-07              23,938.88           3,112,000.00
11                  25-Jan-08              24,660.66           3,112,000.00
12                  25-Feb-08              24,604.84           3,112,000.00
13                  25-Mar-08              22,969.97           3,112,000.00
14                  25-Apr-08              24,515.04           3,112,000.00
15                  25-May-08              23,675.91           3,112,000.00
16                  25-Jun-08              24,431.59           3,112,000.00
17                  25-Jul-08              23,619.15           3,112,000.00
18                  25-Aug-08              24,367.81           3,112,000.00
19                  25-Sep-08              24,341.57           3,112,000.00
20                  25-Oct-08              23,542.31           3,112,000.00
21                  25-Nov-08              24,294.78           3,112,000.00
22                  25-Dec-08              23,503.09           3,112,000.00
23                  25-Jan-09              24,298.46           3,112,000.00
24                  25-Feb-09              24,276.64           3,112,000.00
25                  25-Mar-09              21,930.85           3,112,000.00
26                  25-Apr-09              24,313.97           3,112,000.00
27                  25-May-09              23,516.81           3,112,000.00
28                  25-Jun-09              24,310.06           3,112,000.00
29                  25-Jul-09              23,553.09           3,112,000.00
30                  25-Aug-09              24,330.43           3,112,000.00
31                  25-Sep-09              24,346.24           3,112,000.00
32                  25-Oct-09              23,591.53           3,112,000.00
33                  25-Nov-09              24,375.15           3,112,000.00
34                  25-Dec-09              23,610.07           3,112,000.00
35                  25-Jan-10              24,432.47           3,112,000.00
36                  25-Feb-10              24,434.35           3,112,000.00
37                  25-Mar-10              22,086.10           3,112,000.00
38                  25-Apr-10              24,485.56           3,112,000.00
39                  25-May-10              23,698.74           3,112,000.00
40                  25-Jun-10              24,507.16           3,112,000.00
41                  25-Jul-10              23,742.25           3,112,000.00
42                  25-Aug-10              24,539.02           3,112,000.00
43                  25-Sep-10              24,555.90           3,112,000.00
44                  25-Oct-10              23,784.86           3,112,000.00
45                  25-Nov-10              24,583.72           3,112,000.00
46                  25-Dec-10              23,805.53           3,112,000.00
47                  25-Jan-11              24,618.80           3,112,000.00
48                  25-Feb-11              24,624.91           3,112,000.00
49                  25-Mar-11              22,255.14           3,112,000.00
50                  25-Apr-11              24,661.94           3,112,000.00
51                  25-May-11              23,872.98           3,112,000.00
52                  25-Jun-11              24,686.14           3,112,000.00
53                  25-Jul-11              23,908.77           3,112,000.00
54                  25-Aug-11              24,714.68           3,112,000.00
55                  25-Sep-11              24,726.20           3,112,000.00
56                  25-Oct-11              23,948.81           3,112,000.00
57                  25-Nov-11              24,757.21           3,112,000.00
58                  25-Dec-11              23,969.25           3,112,000.00
59                  25-Jan-12              24,788.08           3,112,000.00
60                  25-Feb-12              24,797.73           3,112,000.00
61                  25-Mar-12              23,209.43           3,112,000.00
62                  25-Apr-12              24,834.17           3,112,000.00
63                  25-May-12              24,043.08           3,112,000.00
64                  25-Jun-12              24,853.28           3,112,000.00
65                  25-Jul-12              24,058.46           3,112,000.00
66                  25-Aug-12              24,888.33           3,112,000.00
67                  25-Sep-12              24,902.10           3,112,000.00
68                  25-Oct-12              24,106.54           3,112,000.00
69                  25-Nov-12              24,919.58           3,112,000.00
70                  25-Dec-12              24,123.32           3,112,000.00
71                  25-Jan-13              24,937.02           3,112,000.00
72                  25-Feb-13              24,961.35           3,112,000.00
73                  25-Mar-13              22,555.57           3,112,000.00
74                  25-Apr-13              24,983.86           3,112,000.00
75                  25-May-13              24,186.10           3,112,000.00
76                  25-Jun-13              25,002.33           3,112,000.00
77                  25-Jul-13              40,731.79           3,095,472.16
78                  25-Aug-13              54,102.97           3,066,270.64
79                  25-Sep-13              53,619.77           3,037,330.50
80                  25-Oct-13              52,347.61           3,008,649.44
81                  25-Nov-13              52,658.90           2,980,225.18
82                  25-Dec-13              51,409.25           2,952,055.45
83                  25-Jan-14              51,714.66           2,924,138.02
84                  25-Feb-14              51,258.88           2,896,470.66
85                  25-Mar-14              48,535.06           2,869,051.17
86                  25-Apr-14              50,341.84           2,841,877.36
87                  25-May-14              49,146.76           2,814,947.07
88                  25-Jun-14              49,438.16           2,788,258.15
89                  25-Jul-14              48,264.31           2,761,808.47
90                  25-Aug-14              48,556.19           2,735,595.93
91                  25-Sep-14              48,119.63           2,709,618.44
92                  25-Oct-14              46,976.86           2,683,873.92
93                  25-Nov-14              47,254.73           2,658,360.33
94                  25-Dec-14              46,132.26           2,633,075.62
95                  25-Jan-15              46,404.84           2,608,017.77
96                  25-Feb-15              45,987.79           2,583,184.80
97                  25-Mar-15              43,542.01           2,558,574.70
98                  25-Apr-15              45,160.22           2,534,185.53
99                  25-May-15              44,087.06           2,510,015.33
100                 25-Jun-15              44,346.57           2,486,062.18
101                 25-Jul-15              43,292.55           2,462,324.15
102                 25-Aug-15              43,547.84           2,438,799.35
103                 25-Sep-15              43,153.47           2,415,485.90
104                 25-Oct-15              42,127.57           2,392,381.93
105                 25-Nov-15              42,374.59           2,369,485.61
106                 25-Dec-15              41,367.02           2,346,795.09
107                 25-Jan-16              41,609.26           2,324,308.56
108                 25-Feb-16              41,229.46           2,302,024.22
109                 25-Mar-16              39,642.19           2,279,940.29
110                 25-Apr-16              40,483.09           2,258,055.00
111                 25-May-16              39,520.11           2,236,366.60
112                 25-Jun-16              39,750.32           2,214,873.35
113                 25-Jul-16              38,804.63           2,193,573.53
114                 25-Aug-16              39,030.05           2,172,465.43
115                 25-Sep-16              38,674.63           2,151,547.36
116                 25-Oct-16              37,760.74           2,130,811.20
117                 25-Nov-16              38,022.41           2,110,218.89
118                 25-Dec-16              39,144.10           2,087,785.77
119                 25-Jan-17              39,326.06           2,065,551.69
120                 25-Feb-17              38,948.48           2,043,522.48
121                 25-Mar-17              36,949.39           2,021,697.12
122                 25-Apr-17              38,197.28           2,000,073.78
123                 25-May-17              37,296.75           1,978,650.67
124                 25-Jun-17              37,458.84           1,957,426.00
125                 25-Jul-17              36,575.71           1,936,398.01
126                 25-Aug-17              36,728.85           1,915,564.95
127                 25-Sep-17              36,369.69           1,894,925.08
128                 25-Oct-17              35,512.23           1,874,476.68
129                 25-Nov-17              35,663.26           1,854,218.04
130                 25-Dec-17              34,822.50           1,834,147.49
131                 25-Jan-18              34,969.42           1,814,263.33
132                 25-Feb-18              34,617.04           1,794,563.91
133                 25-Mar-18              32,845.17           1,775,047.58
134                 25-Apr-18              33,938.33           1,755,712.71
135                 25-May-18              33,138.35           1,736,557.69
136                 25-Jun-18              33,274.56           1,717,580.91
137                 25-Jul-18              32,490.26           1,698,780.79
138                 25-Aug-18              32,614.72           1,680,155.74
139                 25-Sep-18              32,290.91           1,661,704.20
140                 25-Oct-18              31,529.84           1,643,424.64
141                 25-Nov-18              31,656.00           1,625,315.51
142                 25-Dec-18              30,910.00           1,607,375.30
143                 25-Jan-19              31,032.47           1,589,602.49
144                 25-Feb-19              30,718.04           1,571,995.60
145                 25-Mar-19              29,154.85           1,554,553.14
146                 25-Apr-19              30,108.84           1,537,273.65
147                 25-May-19              29,399.51           1,520,155.67
148                 25-Jun-19              29,512.51           1,503,197.77
149                 25-Jul-19              28,817.29           1,486,398.50
150                 25-Aug-19              28,917.48           1,469,756.46
151                 25-Sep-19              28,626.01           1,453,270.24
152                 25-Oct-19              27,951.76           1,436,938.45
153                 25-Nov-19              28,055.70           1,420,759.71
154                 25-Dec-19              27,395.04           1,404,732.65
155                 25-Jan-20              27,495.67           1,388,855.92
156                 25-Feb-20              27,209.05           1,373,128.18
157                 25-Mar-20              26,199.16           1,357,548.09
158                 25-Apr-20              51,729.02           1,317,046.18
159                 25-May-20              60,996.78           1,266,593.36
160                 25-Jun-20              60,460.45           1,216,614.84
161                 25-Jul-20              59,254.91           1,167,106.39
162                 25-Aug-20              58,696.45           1,118,063.79
163                 25-Sep-20              57,829.13           1,069,482.89
164                 25-Oct-20              56,686.67           1,021,359.55
165                 25-Nov-20              56,123.47             973,689.68
166                 25-Dec-20              55,021.72             926,469.22
167                 25-Jan-21              54,448.16             879,694.15
168                 25-Feb-21              53,611.17             833,360.48
169                 25-Mar-21              52,121.83             787,464.27
170                 25-Apr-21              51,978.32             742,001.59
171                 25-May-21              50,975.97             696,968.57
172                 25-Jun-21              50,377.47             652,361.35
173                 25-Jul-21              49,413.29             608,176.12
174                 25-Aug-21              48,797.52             564,409.11
175                 25-Sep-21              48,020.41             521,056.56
176                 25-Oct-21              47,113.03             478,114.76
177                 25-Nov-21             109,240.05             372,830.99
178                 25-Dec-21              44,030.64             331,786.62
179                 25-Jan-22              43,375.27             291,158.31
180                 25-Feb-22              42,827.68             250,737.89
181                 25-Mar-22              41,908.64             210,701.08
182                 25-Apr-22              41,398.73             171,044.44
183                 25-May-22              40,648.76             131,764.56
184                 25-Jun-22              39,996.48              92,858.06
185                 25-Jul-22              39,279.99              54,321.59
186                 25-Aug-22              38,618.72              16,151.83
187                 25-Sep-22              16,285.31                      0
188                 25-Oct-22
189                 25-Nov-22
190                 25-Dec-22
191                 25-Jan-23
192                 25-Feb-23
193                 25-Mar-23
194                 25-Apr-23
195                 25-May-23
196                 25-Jun-23
197                 25-Jul-23
198                 25-Aug-23
199                 25-Sep-23
200                 25-Oct-23
201                 25-Nov-23
202                 25-Dec-23
203                 25-Jan-24
204                 25-Feb-24
205                 25-Mar-24
206                 25-Apr-24
207                 25-May-24
208                 25-Jun-24
209                 25-Jul-24
210                 25-Aug-24
211                 25-Sep-24
212                 25-Oct-24
213                 25-Nov-24
214                 25-Dec-24
215                 25-Jan-25
216                 25-Feb-25
217                 25-Mar-25
218                 25-Apr-25
219                 25-May-25
220                 25-Jun-25

1 Year Average Life  Tables (Assume No Call) at 5.10...35 CPR


---------------------------------------------------------------------------------------------------------
  CPR Speed              5           10          15          20           25          30          35
---------------------------------------------------------------------------------------------------------
WAL                      4.28         2.14        1.42        1.05         0.83        0.68        0.58
---------------------------------------------------------------------------------------------------------









All structuring information is based on marketing assumptions and sizes unless stated otherwise




2 Year Average Life  Tables (Assume No Call) at 5.10...35 CPR


---------------------------------------------------------------------------------------------------------
  CPR Speed              5           10          15          20           25          30          35
---------------------------------------------------------------------------------------------------------

WAL                      10.88        5.12        3.32        2.44         1.91        1.56         1.3
---------------------------------------------------------------------------------------------------------

                                                              AAA Info
------------------------------------------------------------------------------------------------------------------------------------
 1  Average Life and Size of 1 year and 2 years                           Size                                    10 CPR      25 CPR
                                                                          ----------------------------------------------------------
                                                              1 year           220,847,000.00                       2.14        0.83

                                                              2 year            32,767,000.00                       5.12        1.91
    --------------------------------------------------------------------------------------------------------------------------------
 2  Credit Support                                                        Credit Support                           OC
                                                                          -------------------------------------------------
                                                                          16.975% for 1yr SS, 7.75% for 2yr AAA    1.15%
    --------------------------------------------------------------------------------------------------------------------------------
 3  Any AAA Carveouts or hight cost loans?                    No high cost loans
    --------------------------------------------------------------------------------------------------------------------------------

 4  Who is providing Reps and Warranties?

    --------------------------------------------------------------------------------------------------------------------------------
 5  Who is providing EPD protection?

    --------------------------------------------------------------------------------------------------------------------------------
                                                                          Rate                Speed        Term
                                                                          ---------------------------------------------
 6  Dervatives Info                                           Swap        NA
                                                              Cap         NA (Only for B3 bond)
    --------------------------------------------------------------------------------------------------------------------------------

 7  What is +30 day delinquincy rate as of cut-off-date?      5 loans 30 day delinquent, $1.28mm, 0.20% of deal UPB

    --------------------------------------------------------------------------------------------------------------------------------
 8   Any Mortgage Insurance? If yes, how much does it take    Yes, both borrower and lender paid MI. No 3rd party MI. LPMI takes out
    out of GWAC? And, who is providing it?                    0.3 bps out of GWAC. Approx 4.4% pool by UPB has insurance.  PMI providers are PMI, Radian, Triad, UGRI, GEMIC, MGIC, and Republic
    --------------------------------------------------------------------------------------------------------------------------------
                                                              % ARMs   WALA   % IO   FICO     CLTV   Full Docs%   Net WAC   Cashout%
                                                              ----------------------------------------------------------------------
 9  Quick Collateral Stats                                       100   1.833  51.93   691     88.3         15.6     6.898     32.64
    --------------------------------------------------------------------------------------------------------------------------------
10  Originator and Servicer                                  Originators: Suntrust (36.68%), GS Conduit (28.98%), HSBC (16.73%),
                                                             Greenpoint (14.44%), AMC (3.18%)
------------------------------------------------------------------------------------------------------------------------------------
                                                             Servicers: Suntrust (36.68%), Avelo (32.15%), HSBC (16.73%),
                                                             Greenpoint (14.44%)
                                                             -----------------------------------------------------------------------

Part I Coll Strats

---------------------------------------------------------------------------------------------------------------------------------

               Loan Source                                                                                 Innntial Credit
               (pls break down                      Master             Current                             Enhancement %
Deal Name      by originator)                       Servicer           Servicer                            (Baa1/Baa2/Baa3)
---------------------------------------------------------------------------------------------------------------------------------
GSAA 07-02     Originators: Suntrust (36.68%),      Wells Fargo        Servicers: Suntrust (36.68%),
               GS Conduit (28.98%),                                    Avelo (32.15%),
               HSBC (16.73%),                                          HSBC (16.73%),
               Greenpoint (14.44%),                                    Greenpoint (14.44%)
               AMC (3.18%)
               ---------------------------------                       -------------------------------
                                                                                                           Baa1 - 2.40% CE
                                                                                                           Baa2 - NA
                                                                                                           Baa3 - 1.65%


--------------------------------------------------------------------------------------------------------------------------------
                                                 Fixed rate                                                     SimLTV
                                  Fixed Rate          loans                               WA                 (combined
                   gross            Loan Pct          gross       Seasoning         combined    Silent   LTV including     Lien
Deal Name            WAC                                WAC         (months)             LTV     2nd(%)    silent 2nds)     2(%)
--------------------------------------------------------------------------------------------------------------------------------
GSAA 07-02         7.17%             100.00%          7.17%           1.833           88.30%    63.68%          88.30%    0.00%


-----------------------------------------------------------------------------------------------------------------------------------

                     WA               State              State               State                                              Doc
                   Loan    State      No. 1    State     No. 2   State       No. 3                 FICO       FICO           - Full
Deal Name        Size($)   No. 1         (%)   No. 2       (%)   No. 3         (%)   FICO       < 550(%)    < 600%)    DTI      (%)
-----------------------------------------------------------------------------------------------------------------------------------
GSAA 07-02    262,856.31   CA         20.92%   FL      11.55%    NY        10.90%     691          0.00%      0.03%  38.74      16%


------------------------------------------------------------------------------------------------------------------------
                                                                                             MI (Y/N)
                   Doc       Doc   Doc           40/50               Owner    First time     and
                 - Ltd  - Stated  - No            Year   Condo    Occupied          home     detai
Deal Name          (%)       (%)   (%)   IO(%)     (%)     (%)          (%)    buyer (%)     if "Y"
------------------------------------------------------------------------------------------------------------------------
GSAA 07-02         16%       63%    6%     52%      2%   6.89%      85.15%           11%     Y, both borrower and
                                                                                             lender paid MI. No 3rd
                                                                                             party MI. LPMI takes out
                                                                                             0.3 bps out of GWAC.


Part II RA expectation     Single B level

------------------------------------------------------------------------------

Moodys                           S&P   Fitch               DBRS
Expected                    Expected   Expected            Expected
Loss                            Loss   Loss                Loss
------------------------------------------------------------------------------
1.35                            0.60   NA                  NA


Part III Structure

-----------------------------------------------------------------------------------------------------------------------------------
           Baa3
Baa3       Target                           Cum Loss             Del                       Orig Senior      Del Thres
Orig       C/E post                         Threshold            Threshold                 Enchancement%    After AAAs
C/E        stepdown   Stepdown Date         at Stepdown          %                         %                Paid
-----------------------------------------------------------------------------------------------------------------------------------
1.65%          3.30%  Aprox. March 2010     CUM Loss Trigger at  If 60+ day Delinq >= 50%  7.75% (15.50%    If 60+ days Delinq >=
                      (See Term Sheet for   Month 37 is 0.50%    of CE to AAA bonds.       target for       50% of CE to AAA bonds.
                      the definition)                            Please see Term Sheet     Stepdown)        Please see Term Sheet
                                                                 for definition                             for definition



-----------------------------------------------------------------------------------------------------------------------------

Baa3            Orig Senior          Del Thres                                OC    Original
Orig            Enhancement          After AAAs                            Floor    Coll Bal
C/E             %                    Paid                                      %    ($)                            OC Floor $
-----------------------------------------------------------------------------------------------------------------------------
1.65%           7.75% (15.50%        If 60+ day Delinq >= 50%              0.50%    622,386,218.63               3,111,931.09
                target for           of CE to AAA bonds.                            *Based on rolling
                Stepdown)            Please see Term Sheet                          collateral as of
                                     for definition                                 statistical calculation
                                                                                    date 1 month at 6 CPR

1 Year Average Life  Tables (Assume No Call) at 5.10...35 CPR


---------------------------------------------------------------------------------------------------------------
       CPR Speed              5           10          15          20           25          30          35
---------------------------------------------------------------------------------------------------------------
WAL                             4.28         2.14        1.42        1.05         0.83        0.68        0.58
---------------------------------------------------------------------------------------------------------------




All structuring information is based on marketing assumptions and sizes unless stated otherwise




2 Year Average Life  Tables (Assume No Call) at 5.10...35 CPR


---------------------------------------------------------------------------------------------------------------
       CPR Speed              5           10          15          20           25          30          35
---------------------------------------------------------------------------------------------------------------
WAL                            10.88         5.12        3.32        2.44         1.91        1.56         1.3
---------------------------------------------------------------------------------------------------------------

                                              AAA Info
-----------------------------------------------------------------------------------------------------------------------------------
1      Average Life and Size of 1 year and 2 years                      Size                      10 CPR   25 CPR
                                                                        -----------------------------------------------------------
                                                              1 year     245,386,000.00               2.14      0.83
                                                              2 year      32,767,000.00               5.12      1.91
                                                                                                  -------------------
       ----------------------------------------------------------------------------------------------------------------------------
2      Credit Support                                                   Credit Support            OC
                                                                        -----------------------------------
                                                                                  7.75%              1.15%
       ----------------------------------------------------------------------------------------------------------------------------
3      Any AAA Carveouts or hight cost loans?                 No high cost loans
       ----------------------------------------------------------------------------------------------------------------------------

4      Who is providing Reps and Warranties?

       ----------------------------------------------------------------------------------------------------------------------------
5      Who is providing EPD protection?

       ----------------------------------------------------------------------------------------------------------------------------
                                                                        Rate            Speed     Term
                                                                        -----------------------------------
6      Dervatives Info                                        Swap      NA
                                                              Cap       NA (Only for B3 bond)
       ----------------------------------------------------------------------------------------------------------------------------

7      What is +30 day delinquincy rate as of cut-off-date?   5 loans 30 day delinquent, $1.28mm, 0.20% of deal UPB

       ----------------------------------------------------------------------------------------------------------------------------
8       Any Mortgage Insurance? If yes, how much does it      Yes, both borrower and lender paid MI. No 3rd party MI. LPMI takes out 0.3 bps out of GWAC.

        take out of GWAC? And, who is providing it?           Approx 4.4% pool by UPB has insurance. PMI providers are PMI, Radian,
                                                              Triad, UGRI, GEMIC, MGIC, and Republic

       ----------------------------------------------------------------------------------------------------------------------------
                                                              % ARMs    WALA    % IO   FICO   CLTV   Full Docs%   Net WAC  Cashout%
                                                              ---------------------------------------------------------------------
9      Quick Collateral Stats                                    100   1.833   51.93    691   88.3         15.6     6.898     32.64
       ----------------------------------------------------------------------------------------------------------------------------

10     Originator and Servicer                                Originators: Suntrust (36.68%), GS Conduit (28.98%), HSBC (16.73%),
                                                              Greenpoint (14.44%), AMC (3.18%)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Servicers: Suntrust (36.68%), Avelo (32.15%), HSBC (16.73%),
                                                              Greenpoint (14.44%)
                                                              ---------------------------------------------------------------------

Part I Coll Strats

-----------------------------------------------------------------------------------------------------------------------------------
              Loan Source
              (pls break                                                                      Innntial Credit
Deal          down by                           Master        Current                         Enhancement %
Name          originator)                       Servicer      Servicer                        (Baa1/Baa2/Baa3)
-----------------------------------------------------------------------------------------------------------------------------------
              Originators: Suntrust (36.68%),
              GS Conduit (28.98%), HSBC                       Servicers: Suntrust (36.68%),
              (16.73%), Greenpoint (14.44%),                  Avelo (32.15%), HSBC (16.73%),
GSAA 07-02    AMC (3.18%)                       Wells Fargo   Greenpoint (14.44%)
                                                                                              Baa1 - 2.40% CE
                                                                                              Baa2 - NA
                                                                                              Baa3 - 1.65%


-----------------------------------------------------------------------------------------------------------------------------------
                   Fixed                                                  SimLTV
                   Rate     Fixed rate                WA                  (combined             WA                  State
Deal     gross     Loan     loans gross   Seasoning   combined  Silent    LTV including  Lien   Loan        State   No. 1
Name     WAC       Pct      WAC           (months)    LTV       2nd(%)    silent 2nds)   2(%)   Size($)     No. 1   (%)
-----------------------------------------------------------------------------------------------------------------------------------


         7.167%    100%     7.167%        1.833       88.3%     63.68%    88.3%          0%     262856.31   CA      20.92%



-----------------------------------------------------------------------------------------------------------------------------------

                                                       FICO    FICO
Deal     State  State      State   State               < 550   < 600            Doc -      Doc -     Doc -        Doc -
Name     No. 2  No.2 (%)   No. 3   No. 3 (%)   FICO    (%)     (%)      DTI     Full (%)   Ltd (%)   Stated (%)   No (%)
-----------------------------------------------------------------------------------------------------------------------------------
         FL     11.55%     NY      10.9%       691     0%      0.03%    38.74   15.6%      16.02%    62.59%       5.79%



--------------------------------------------------------------------------------------------
                                                       First        MI (Y/N)
                                                       time         and
Deal             40/50                 Owner           home         detail
Name    IO (%)   Year (%)   Condo(%)   Occupied (%)    buyer (%)    if "Y"
--------------------------------------------------------------------------------------------
        51.93%   1.81%      6.89%      85.15%          10.923%      Y, both borrower and
                                                                    lender paid MI. No 3rd
                                                                    party MI. LPMI takes
                                                                    out 0.3 bps out of
                                                                    GWAC.


Part II RA expectation  Single B level

--------------------------------------------------------------------------------
Moodys Expected Loss  S&P Expected Loss  Fitch Expected Loss  DBRS Expected Loss
--------------------------------------------------------------------------------

       1.35                 0.60                 NA                  NA

Part III Structure

-----------------------------------------------------------------------------------------------------------------------------------
        Baa3                               Cum Loss                                       Orig
Baa3    Target C/E                         Threshold          Del                         Senior
Orig    post          Stepdown             at                 Threshold                   Enhancement
C/E     stepdown      Date                 Stepdown           %                           %
-----------------------------------------------------------------------------------------------------------------------------------
1.65%    3.30%        Approx. March 2010   CUM Loss Trigger   If 60+ day Deling >=50%     7.75% (15.50% target
                      (See Term Sheet for  at Month 37 is     of CE to AAA bonds.         for Stepdown)
                      the definition)      0.50%              Please see Term Sheet for
                                                              definition



-----------------------------------------------------------------------------------------------------------------------------------
        Del Thres                                 Original
Baa3    After                            OC       Coll                        OC
Orig    AAAs                             Floor    Bal                         Floor
C/E     Paid                             %        ($)                         $
-----------------------------------------------------------------------------------------------------------------------------------
1.65%   If 60+ day Delinq >=50% of       0.50%    622,386,218.63              3,111,931.09
        CE to AAA bonds. Please                   *Based on rolling
        see Term Sheet for definition             collateral as of
                                                  statistical calculation
                                                  date 1 month at 6 CPR

GSAA 07-2

Assumptions
B/E for first $ of principal loss
100% P&I advancing
12 month lag
Run to maturity
25% Severity
Cum Loss shown through tranche life





AF6A

-----------------------------------------------------------------------------------------------------------------------------------
                                      Scenario 1                   Scenario 2                Scenario 3               Scenario 4
-----------------------------------------------------------------------------------------------------------------------------------

Break CDR                                10.95                        17.63                     15.11                 10.59
WAL                                       7.47                         5.51                      6.93                  7.74
Mod Duration                              5.73                         4.52                      5.43                  5.87
Total Collat Loss (Tranche Life) 80,568,303.97(12.95%)        61,050,032.00(9.81%)      65,716,883.41(10.56%) 84,548,891.40(13.58%)
-----------------------------------------------------------------------------------------------------------------------------------


AF6B

-----------------------------------------------------------------------------------------------------------------------------------
                                      Scenario 1                   Scenario 2                Scenario 3               Scenario 4
-----------------------------------------------------------------------------------------------------------------------------------

Break CDR                                 8.24                        15.65                     12.34                  7.73
WAL                                      11.38                         8.83                     10.58                 12.14
Mod Duration                              8.03                         6.66                      7.62                  8.39
Total Collat Loss (Tranche Life) 68,255,672.34(10.97%)        56,039,833.16(9.00%)      58,756,466.60(9.44%)  70,981,654.74(11.40%)
-----------------------------------------------------------------------------------------------------------------------------------




AF6A

------------------------------------------------------------------------------------------------------------------
                                      Scenario 5                   Scenario 6                Scenario 7
------------------------------------------------------------------------------------------------------------------

WAL                                       7.60                         7.30                      7.94
Mod Duration                              5.90                         5.72                      6.10
Principal Writedown                  0.00 (0.00%)                 0.00 (0.00%)              0.00 (0.00%)
Total Collat Loss (Tranche Life) 21,462,999.35(3.45%)         30,197,518.16(4.85%)      14,644,341.49(2.35%)
------------------------------------------------------------------------------------------------------------------


AF6B


------------------------------------------------------------------------------------------------------------------
                                      Scenario 5                   Scenario 6                Scenario 7
------------------------------------------------------------------------------------------------------------------


WAL                                      12.41                        12.29                     12.96
Mod Duration                              8.46                         8.47                      8.68
Principal Writedown                  0.00 (0.00%)                 0.00 (0.00%)              0.00 (0.00%)
Total Collat Loss (Tranche Life) 28,436,261.55(4.57%)         40,087,533.97(6.44%)      18,353,109.69(2.95%)
------------------------------------------------------------------------------------------------------------------


GSAA0702


|X|         Marketing Assumptions
|X|         Run to call
|X|         1m Fwd Curve

              --------------------------------------------------------
                                                  Excess Spread
                                             -------------------------
                Period          Payment Date          in BP
              --------------------------------------------------------
                        1          3/25/2007           116
                        2          4/25/2007           108
                        3          5/25/2007           114
                        4          6/25/2007           107
                        5          7/25/2007           114
                        6          8/25/2007           107
                        7          9/25/2007           107
                        8         10/25/2007           114
                        9         11/25/2007           108
                       10         12/25/2007           113
                       11          1/25/2008           108
                       12          2/25/2008           107
                       13          3/25/2008           115
                       14          4/25/2008           106
                       15          5/25/2008           109
                       16          6/25/2008           104
                       17          7/25/2008           106
                       18          8/25/2008           102
                       19          9/25/2008           101
                       20         10/25/2008           101
                       21         11/25/2008            98
                       22         12/25/2008            98
                       23          1/25/2009            95
                       24          2/25/2009            94
                       25          3/25/2009            94
                       26          4/25/2009            93
                       27          5/25/2009            93
                       28          6/25/2009            93
                       29          7/25/2009            93
                       30          8/25/2009            93
                       31          9/25/2009            93
                       32         10/25/2009            93
                       33         11/25/2009            93
                       34         12/25/2009            93
                       35          1/25/2010            93
                       36          2/25/2010            93
                       37          3/25/2010            94
                       38          4/25/2010            92
                       39          5/25/2010            92
                       40          6/25/2010            92
                       41          7/25/2010            91
                       42          8/25/2010            91
                       43          9/25/2010            91
                       44         10/25/2010            91
                       45         11/25/2010            91
                       46         12/25/2010            90
                       47          1/25/2011            90
                       48          2/25/2011            90
                       49          3/25/2011            90
                       50          4/25/2011            90
                       51          5/25/2011            90
                       52          6/25/2011            90
                       53          7/25/2011            90
                       54          8/25/2011            90
                       55          9/25/2011            90
                       56         10/25/2011            90
                       57         11/25/2011            89
                       58         12/25/2011            89
                       59          1/25/2012            89
                       60          2/25/2012            89
                       61          3/25/2012            89
                       62          4/25/2012            89
                       63          5/25/2012            89
                       64          6/25/2012            89
                       65          7/25/2012            89
                       66          8/25/2012            89
                       67          9/25/2012            90
                       68         10/25/2012            90
                       69         11/25/2012            90
                       70         12/25/2012            91
                       71          1/25/2013            91
                       72          2/25/2013            91
                       73          3/25/2013            92
                       74          4/25/2013            92
                       75          5/25/2013            92
                       76          6/25/2013            93
                       77          7/25/2013            93
                       78          8/25/2013            94
                       79          9/25/2013            94
                       80         10/25/2013            95
                       81         11/25/2013            95
                       82         12/25/2013            96
                       83          1/25/2014            96
                       84          2/25/2014            97
                       85          3/25/2014            98
                       86          4/25/2014            98
                       87          5/25/2014            98
                       88          6/25/2014            98
                       89          7/25/2014            99
                       90          8/25/2014            99
                       91          9/25/2014            99
                       92         10/25/2014           100
                       93         11/25/2014           100
                       94         12/25/2014           100
                       95          1/25/2015           101
                       96          2/25/2015           101
                       97          3/25/2015           102
              --------------------------------------------------------

             Fwd Curve
------------------------------------
Payment Date          LIBOR_1MO
------------------------------------
         2/23/2007          5.33674
         3/23/2007          5.34078
         4/23/2007          5.34662
         5/23/2007          5.34684
         6/23/2007          5.33113
         7/23/2007          5.32556
         8/23/2007          5.30876
         9/23/2007          5.27157
        10/23/2007          5.25343
        11/23/2007          5.23093
        12/23/2007          5.20250
         1/23/2008          5.18167
         2/23/2008          5.16274
         3/23/2008          5.14816
         4/23/2008          5.12953
         5/23/2008          5.11702
         6/23/2008          5.10764
         7/23/2008          5.09322
         8/23/2008          5.08343
         9/23/2008          5.07801
        10/23/2008          5.06597
        11/23/2008          5.06289
        12/23/2008          5.06734
         1/23/2009          5.05920
         2/23/2009          5.06067
         3/23/2009          5.07313
         4/23/2009          5.06818
         5/23/2009          5.07167
         6/23/2009          5.08217
         7/23/2009          5.07927
         8/23/2009          5.08517
         9/23/2009          5.09699
        10/23/2009          5.09596
        11/23/2009          5.10414
        12/23/2009          5.11735
         1/23/2010          5.11805
         2/23/2010          5.12481
         3/23/2010          5.13716
         4/23/2010          5.13833
         5/23/2010          5.14522
         6/23/2010          5.15511
         7/23/2010          5.15711
         8/23/2010          5.16341
         9/23/2010          5.17154
        10/23/2010          5.17379
        11/23/2010          5.17951
        12/23/2010          5.18688
         1/23/2011          5.18916
         2/23/2011          5.19465
         3/23/2011          5.20298
         4/23/2011          5.20552
         5/23/2011          5.21201
         6/23/2011          5.21932
         7/23/2011          5.22266
         8/23/2011          5.22696
         9/23/2011          5.23476
        10/23/2011          5.23853
        11/23/2011          5.24264
        12/23/2011          5.25005
         1/23/2012          5.25365
         2/23/2012          5.25826
         3/23/2012          5.26725
         4/23/2012          5.27111
         5/23/2012          5.27438
         6/23/2012          5.27704
         7/23/2012          5.28746
         8/23/2012          5.29260
         9/23/2012          5.29558
        10/23/2012          5.29912
        11/23/2012          5.30205
        12/23/2012          5.30563
         1/23/2013          5.31471
         2/23/2013          5.31877
         3/23/2013          5.32311
         4/23/2013          5.32626
         5/23/2013          5.33000
         6/23/2013          5.33314
         7/23/2013          5.34197
         8/23/2013          5.34693
         9/23/2013          5.35027
        10/23/2013          5.35418
        11/23/2013          5.35749
        12/23/2013          5.36144
         1/23/2014          5.36912
         2/23/2014          5.37299
         3/23/2014          5.37760
         4/23/2014          5.38104
         5/23/2014          5.38507
         6/23/2014          5.38850
         7/23/2014          5.39510
         8/23/2014          5.39958
         9/23/2014          5.40310
        10/23/2014          5.40721
        11/23/2014          5.41071
        12/23/2014          5.41487
         1/23/2015          5.41975
         2/23/2015          5.42288
         3/23/2015          5.42760
         4/23/2015          5.43113
         5/23/2015          5.43527
         6/23/2015          5.43879
         7/23/2015          5.44334
         8/23/2015          5.44728
         9/23/2015          5.45082
        10/23/2015          5.45498
        11/23/2015          5.45851
        12/23/2015          5.46271
         1/23/2016          5.46552
         2/23/2016          5.46839
         3/23/2016          5.47281
         4/23/2016          5.47632
         5/23/2016          5.48045
         6/23/2016          5.48396
         7/23/2016          5.48798
         8/23/2016          5.49176
         9/23/2016          5.49526
        10/23/2016          5.49939
        11/23/2016          5.50289
        12/23/2016          5.50708
         1/23/2017          5.51232
         2/23/2017          5.51552
         3/23/2017          5.52030
         4/23/2017          5.52383
         5/23/2017          5.52800
         6/23/2017          5.53153
         7/23/2017          5.53297
         8/23/2017          5.53603
         9/23/2017          5.53948
        10/23/2017          5.54359
        11/23/2017          5.54706
        12/23/2017          5.55123
         1/23/2018          5.54861
         2/23/2018          5.54944
         3/23/2018          5.55403
         4/23/2018          5.55737
         5/23/2018          5.56137
         6/23/2018          5.56471
         7/23/2018          5.56337
         8/23/2018          5.56550
         9/23/2018          5.56869
        10/23/2018          5.57260
        11/23/2018          5.57583
        12/23/2018          5.57979
         1/23/2019          5.57840
         2/23/2019          5.57941
         3/23/2019          5.58385
         4/23/2019          5.58700
         5/23/2019          5.59082
         6/23/2019          5.59397
         7/23/2019          5.59053
         8/23/2019          5.59194
         9/23/2019          5.59489
        10/23/2019          5.59860
        11/23/2019          5.60161
        12/23/2019          5.60536
         1/23/2020          5.60008
         2/23/2020          5.60019
         3/23/2020          5.60404
         4/23/2020          5.60691
         5/23/2020          5.61048
         6/23/2020          5.61335
         7/23/2020          5.60575
         8/23/2020          5.60578
         9/23/2020          5.60838
        10/23/2020          5.61178
        11/23/2020          5.61447
        12/23/2020          5.61790
         1/23/2021          5.60709
         2/23/2021          5.60493
         3/23/2021          5.60875
         4/23/2021          5.61122
         5/23/2021          5.61441
         6/23/2021          5.61688
         7/23/2021          5.60557
         8/23/2021          5.60427
         9/23/2021          5.60641
        10/23/2021          5.60939
        11/23/2021          5.61164
        12/23/2021          5.61466
         1/23/2022          5.60140
         2/23/2022          5.59821
         3/23/2022          5.60162
         4/23/2022          5.60364
         5/23/2022          5.60640
         6/23/2022          5.60843
         7/23/2022          5.59787
         8/23/2022          5.59648
         9/23/2022          5.59821
        10/23/2022          5.60079
        11/23/2022          5.60263
        12/23/2022          5.60524
         1/23/2023          5.59424
         2/23/2023          5.59142
         3/23/2023          5.59450
         4/23/2023          5.59616
         5/23/2023          5.59857
         6/23/2023          5.60023
         7/23/2023          5.58957
         8/23/2023          5.58789
         9/23/2023          5.58927
        10/23/2023          5.59152
        11/23/2023          5.59300
        12/23/2023          5.59528
         1/23/2024          5.58410
         2/23/2024          5.58141
         3/23/2024          5.58380
         4/23/2024          5.58511
         5/23/2024          5.58720
         6/23/2024          5.58852
         7/23/2024          5.57762
         8/23/2024          5.57565
         9/23/2024          5.57670
        10/23/2024          5.57863
        11/23/2024          5.57979
        12/23/2024          5.58174
         1/23/2025          5.57036
         2/23/2025          5.56694
         3/23/2025          5.56943
         4/23/2025          5.57043
         5/23/2025          5.57221
         6/23/2025          5.57321
         7/23/2025          5.56208
         8/23/2025          5.55982
         9/23/2025          5.56056
        10/23/2025          5.56220
        11/23/2025          5.56305
        12/23/2025          5.56470
         1/23/2026          5.55302
         2/23/2026          5.54930
         3/23/2026          5.55151
         4/23/2026          5.55221
         5/23/2026          5.55370
         6/23/2026          5.55440
         7/23/2026          5.54294
         8/23/2026          5.54038
         9/23/2026          5.54084
        10/23/2026          5.54219
        11/23/2026          5.54275
        12/23/2026          5.54411
         1/23/2027          5.53315
         2/23/2027          5.52942
         3/23/2027          5.53139
         4/23/2027          5.53182
         5/23/2027          5.53305
         6/23/2027          5.53347
         7/23/2027          5.52416
         8/23/2027          5.52202
         9/23/2027          5.52225
        10/23/2027          5.52337
        11/23/2027          5.52368
        12/23/2027          5.52481
         1/23/2028          5.51540
         2/23/2028          5.51240
         3/23/2028          5.51376
         4/23/2028          5.51397
         5/23/2028          5.51499
         6/23/2028          5.51520
         7/23/2028          5.50648
         8/23/2028          5.50436
         9/23/2028          5.50439
        10/23/2028          5.50531
        11/23/2028          5.50543
        12/23/2028          5.50636
         1/23/2029          5.49755
         2/23/2029          5.49414
         3/23/2029          5.49574
         4/23/2029          5.49576
         5/23/2029          5.49660
         6/23/2029          5.49662
         7/23/2029          5.48846
         8/23/2029          5.48636
         9/23/2029          5.48622
        10/23/2029          5.48697
        11/23/2029          5.48691
        12/23/2029          5.48766
         1/23/2030          5.47935
         2/23/2030          5.47596
         3/23/2030          5.47740
         4/23/2030          5.47726
         5/23/2030          5.47793
         6/23/2030          5.47778
         7/23/2030          5.47007
         8/23/2030          5.46799
         9/23/2030          5.46769
        10/23/2030          5.46829
        11/23/2030          5.46807
        12/23/2030          5.46866
         1/23/2031          5.46077
         2/23/2031          5.45740
         3/23/2031          5.45870
         4/23/2031          5.45841
         5/23/2031          5.45893
         6/23/2031          5.45864
         7/23/2031          5.45132
         8/23/2031          5.44924
         9/23/2031          5.44881
        10/23/2031          5.44927
        11/23/2031          5.44890
        12/23/2031          5.44936
         1/23/2032          5.44168
         2/23/2032          5.43870
         3/23/2032          5.43945
         4/23/2032          5.43902
         5/23/2032          5.43941
         6/23/2032          5.43898
         7/23/2032          5.43172
         8/23/2032          5.42956
         9/23/2032          5.42901
        10/23/2032          5.42933
        11/23/2032          5.42884
        12/23/2032          5.42916
         1/23/2033          5.42172
         2/23/2033          5.41829
         3/23/2033          5.41935
         4/23/2033          5.41879
         5/23/2033          5.41906
         6/23/2033          5.41850
         7/23/2033          5.41160
         8/23/2033          5.40945
         9/23/2033          5.40878
        10/23/2033          5.40899
        11/23/2033          5.40838
        12/23/2033          5.40858
         1/23/2034          5.40146
         2/23/2034          5.39804
         3/23/2034          5.39898
         4/23/2034          5.39831
         5/23/2034          5.39846
         6/23/2034          5.39780
         7/23/2034          5.39119
         8/23/2034          5.38904
         9/23/2034          5.38827
        10/23/2034          5.38837
        11/23/2034          5.38765
        12/23/2034          5.38775
         1/23/2035          5.38090
         2/23/2035          5.37748
         3/23/2035          5.37833
         4/23/2035          5.37756
         5/23/2035          5.37761
         6/23/2035          5.37684
         7/23/2035          5.37049
         8/23/2035          5.36834
         9/23/2035          5.36747
        10/23/2035          5.36747
        11/23/2035          5.36665
        12/23/2035          5.36665
         1/23/2036          5.36001
         2/23/2036          5.35702
         3/23/2036          5.35735
         4/23/2036          5.35649
         5/23/2036          5.35644
         6/23/2036          5.35558
         7/23/2036          5.34944
         8/23/2036          5.34729
         9/23/2036          5.34633
        10/23/2036          5.34624
        11/23/2036          5.34533
        12/23/2036          5.34533
         1/23/2037          5.34533
                   -----------------

GSAA0702

    o     Pricing Speed
    o     Run to call
    o     1m Libor static at 5.33674


          --------------------------------------
                                   Excess Spread
          Period   Payment Date            in BP
          --------------------------------------
          1          3/25/2007              116
          2          4/25/2007              108
          3          5/25/2007              115
          4          6/25/2007              108
          5          7/25/2007              114
          6          8/25/2007              107
          7          9/25/2007              106
          8         10/25/2007              112
          9         11/25/2007              105
          10        12/25/2007              110
          11         1/25/2008              104
          12         2/25/2008              103
          13         3/25/2008              111
          14         4/25/2008              102
          15         5/25/2008              105
          16         6/25/2008              100
          17         7/25/2008              102
          18         8/25/2008               99
          19         9/25/2008               98
          20        10/25/2008               99
          21        11/25/2008               97
          22        12/25/2008               96
          23         1/25/2009               95
          24         2/25/2009               94
          25         3/25/2009               94
          26         4/25/2009               93
          27         5/25/2009               93
          28         6/25/2009               93
          29         7/25/2009               93
          30         8/25/2009               93
          31         9/25/2009               93
          32        10/25/2009               93
          33        11/25/2009               93
          34        12/25/2009               93
          35         1/25/2010               93
          36         2/25/2010               93
          37         3/25/2010               93
          38         4/25/2010               92
          39         5/25/2010               92
          40         6/25/2010               92
          41         7/25/2010               91
          42         8/25/2010               91
          43         9/25/2010               91
          44        10/25/2010               91
          45        11/25/2010               91
          46        12/25/2010               90
          47         1/25/2011               90
          48         2/25/2011               90
          49         3/25/2011               90
          50         4/25/2011               90
          51         5/25/2011               90
          52         6/25/2011               90
          53         7/25/2011               90
          54         8/25/2011               90
          55         9/25/2011               90
          56        10/25/2011               90
          57        11/25/2011               89
          58        12/25/2011               89
          59         1/25/2012               89
          60         2/25/2012               89
          61         3/25/2012               89
          62         4/25/2012               89
          63         5/25/2012               89
          64         6/25/2012               89
          65         7/25/2012               89
          66         8/25/2012               89
          67         9/25/2012               90
          68        10/25/2012               90
          69        11/25/2012               90
          70        12/25/2012               91
          71         1/25/2013               91
          72         2/25/2013               91
          73         3/25/2013               92
          74         4/25/2013               92
          75         5/25/2013               92
          76         6/25/2013               93
          77         7/25/2013               93
          78         8/25/2013               94
          79         9/25/2013               94
          80        10/25/2013               95
          81        11/25/2013               95
          82        12/25/2013               96
          83         1/25/2014               96
          84         2/25/2014               97
          85         3/25/2014               98
          86         4/25/2014               98
          87         5/25/2014               98
          88         6/25/2014               98
          89         7/25/2014               99
          90         8/25/2014               99
          91         9/25/2014               99
          92        10/25/2014              100
          93        11/25/2014              100
          94        12/25/2014              100
          95         1/25/2015              101
          96         2/25/2015              101
          97         3/25/2015              102
          -------------------------------------

12 month lag
to maturity
to fail triggers
Cum Loss shown through tranche life

             -------------------------------------------------------    --------------------------------------------------------
             M4 tranche (FWD LIBOR scenarios)                               M4 tranche (FWD LIBOR +200 scenarios)
             -------------------------------------------------------    --------------------------------------------------------
                                SDA        Cum Loss          WAL                          SDA          Cum Loss          WAL
             -------------------------------------------------------    --------------------------------------------------------
              100PPC/45% sev  1041.98 36,443,337.24 (5.86%) 18.41       100PPC/45% sev  1030.85   36,095,261.43 (5.80%) 18.42
             -------------------------------------------------------    --------------------------------------------------------
              100PPC/55% sev  840.09  36,666,706.17 (5.89%) 18.66       100PPC/55% sev   831.53   36,325,290.35 (5.84%) 18.67
             -------------------------------------------------------    --------------------------------------------------------
              65PPC/45% sev   878.61  43,248,716.89 (6.95%) 24.24       65PPC/45% sev    851.26   42,046,323.42 (6.76%) 24.20
             -------------------------------------------------------    --------------------------------------------------------
               65PPC/55%sev   710.58  43,662,913.42 (7.02%) 24.07        65PPC/55%sev    688.65   42,432,648.04 (6.82%) 24.03
             -------------------------------------------------------    --------------------------------------------------------

GSAA0702

    o     Pricing Speed
    o     Run to call
    o     1m Libor static at 5.33674

          -------------------------------------
                                  Excess Spread
          Period   Payment Date           in BP
          -------------------------------------
          1          3/25/2007              116
          2          4/25/2007              108
          3          5/25/2007              115
          4          6/25/2007              108
          5          7/25/2007              114
          6          8/25/2007              107
          7          9/25/2007              106
          8         10/25/2007              112
          9         11/25/2007              105
          10        12/25/2007              110
          11         1/25/2008              104
          12         2/25/2008              103
          13         3/25/2008              111
          14         4/25/2008              102
          15         5/25/2008              105
          16         6/25/2008              100
          17         7/25/2008              102
          18         8/25/2008               99
          19         9/25/2008               98
          20        10/25/2008               99
          21        11/25/2008               97
          22        12/25/2008               96
          23         1/25/2009               95
          24         2/25/2009               94
          25         3/25/2009               94
          26         4/25/2009               93
          27         5/25/2009               93
          28         6/25/2009               93
          29         7/25/2009               93
          30         8/25/2009               93
          31         9/25/2009               93
          32        10/25/2009               93
          33        11/25/2009               93
          34        12/25/2009               93
          35         1/25/2010               93
          36         2/25/2010               93
          37         3/25/2010               93
          38         4/25/2010               92
          39         5/25/2010               92
          40         6/25/2010               92
          41         7/25/2010               91
          42         8/25/2010               91
          43         9/25/2010               91
          44        10/25/2010               91
          45        11/25/2010               91
          46        12/25/2010               90
          47         1/25/2011               90
          48         2/25/2011               90
          49         3/25/2011               90
          50         4/25/2011               90
          51         5/25/2011               90
          52         6/25/2011               90
          53         7/25/2011               90
          54         8/25/2011               90
          55         9/25/2011               90
          56        10/25/2011               90
          57        11/25/2011               89
          58        12/25/2011               89
          59         1/25/2012               89
          60         2/25/2012               89
          61         3/25/2012               89
          62         4/25/2012               89
          63         5/25/2012               89
          64         6/25/2012               89
          65         7/25/2012               89
          66         8/25/2012               89
          67         9/25/2012               90
          68        10/25/2012               90
          69        11/25/2012               90
          70        12/25/2012               91
          71         1/25/2013               91
          72         2/25/2013               91
          73         3/25/2013               92
          74         4/25/2013               92
          75         5/25/2013               92
          76         6/25/2013               93
          77         7/25/2013               93
          78         8/25/2013               94
          79         9/25/2013               94
          80        10/25/2013               95
          81        11/25/2013               95
          82        12/25/2013               96
          83         1/25/2014               96
          84         2/25/2014               97
          85         3/25/2014               98
          86         4/25/2014               98
          87         5/25/2014               98
          88         6/25/2014               98
          89         7/25/2014               99
          90         8/25/2014               99
          91         9/25/2014               99
          92        10/25/2014              100
          93        11/25/2014              100
          94        12/25/2014              100
          95         1/25/2015              101
          96         2/25/2015              101
          97         3/25/2015              102
          -------------------------------------

        Fwd Curve

-------------------------
Payment Date  LIBOR_1MO
-------------------------
    2/23/2007    5.33674
    3/23/2007    5.34078
    4/23/2007    5.34662
    5/23/2007    5.34684
    6/23/2007    5.33113
    7/23/2007    5.32556
    8/23/2007    5.30876
    9/23/2007    5.27157
   10/23/2007    5.25343
   11/23/2007    5.23093
   12/23/2007    5.20250
    1/23/2008    5.18167
    2/23/2008    5.16274
    3/23/2008    5.14816
    4/23/2008    5.12953
    5/23/2008    5.11702
    6/23/2008    5.10764
    7/23/2008    5.09322
    8/23/2008    5.08343
    9/23/2008    5.07801
   10/23/2008    5.06597
   11/23/2008    5.06289
   12/23/2008    5.06734
    1/23/2009    5.05920
    2/23/2009    5.06067
    3/23/2009    5.07313
    4/23/2009    5.06818
    5/23/2009    5.07167
    6/23/2009    5.08217
    7/23/2009    5.07927
    8/23/2009    5.08517
    9/23/2009    5.09699
   10/23/2009    5.09596
   11/23/2009    5.10414
   12/23/2009    5.11735
    1/23/2010    5.11805
    2/23/2010    5.12481
    3/23/2010    5.13716
    4/23/2010    5.13833
    5/23/2010    5.14522
    6/23/2010    5.15511
    7/23/2010    5.15711
    8/23/2010    5.16341
    9/23/2010    5.17154
   10/23/2010    5.17379
   11/23/2010    5.17951
   12/23/2010    5.18688
    1/23/2011    5.18916
    2/23/2011    5.19465
    3/23/2011    5.20298
    4/23/2011    5.20552
    5/23/2011    5.21201
    6/23/2011    5.21932
    7/23/2011    5.22266
    8/23/2011    5.22696
    9/23/2011    5.23476
   10/23/2011    5.23853
   11/23/2011    5.24264
   12/23/2011    5.25005
    1/23/2012    5.25365
    2/23/2012    5.25826
    3/23/2012    5.26725
    4/23/2012    5.27111
    5/23/2012    5.27438
    6/23/2012    5.27704
    7/23/2012    5.28746
    8/23/2012    5.29260
    9/23/2012    5.29558
   10/23/2012    5.29912
   11/23/2012    5.30205
   12/23/2012    5.30563
    1/23/2013    5.31471
    2/23/2013    5.31877
    3/23/2013    5.32311
    4/23/2013    5.32626
    5/23/2013    5.33000
    6/23/2013    5.33314
    7/23/2013    5.34197
    8/23/2013    5.34693
    9/23/2013    5.35027
   10/23/2013    5.35418
   11/23/2013    5.35749
   12/23/2013    5.36144
    1/23/2014    5.36912
    2/23/2014    5.37299
    3/23/2014    5.37760
    4/23/2014    5.38104
    5/23/2014    5.38507
    6/23/2014    5.38850
    7/23/2014    5.39510
    8/23/2014    5.39958
    9/23/2014    5.40310
   10/23/2014    5.40721
   11/23/2014    5.41071
   12/23/2014    5.41487
    1/23/2015    5.41975
    2/23/2015    5.42288
    3/23/2015    5.42760
    4/23/2015    5.43113
    5/23/2015    5.43527
    6/23/2015    5.43879
    7/23/2015    5.44334
    8/23/2015    5.44728
    9/23/2015    5.45082
   10/23/2015    5.45498
   11/23/2015    5.45851
   12/23/2015    5.46271
    1/23/2016    5.46552
    2/23/2016    5.46839
    3/23/2016    5.47281
    4/23/2016    5.47632
    5/23/2016    5.48045
    6/23/2016    5.48396
    7/23/2016    5.48798
    8/23/2016    5.49176
    9/23/2016    5.49526
   10/23/2016    5.49939
   11/23/2016    5.50289
   12/23/2016    5.50708
    1/23/2017    5.51232
    2/23/2017    5.51552
    3/23/2017    5.52030
    4/23/2017    5.52383
    5/23/2017    5.52800
    6/23/2017    5.53153
    7/23/2017    5.53297
    8/23/2017    5.53603
    9/23/2017    5.53948
   10/23/2017    5.54359
   11/23/2017    5.54706
   12/23/2017    5.55123
    1/23/2018    5.54861
    2/23/2018    5.54944
    3/23/2018    5.55403
    4/23/2018    5.55737
    5/23/2018    5.56137
    6/23/2018    5.56471
    7/23/2018    5.56337
    8/23/2018    5.56550
    9/23/2018    5.56869
   10/23/2018    5.57260
   11/23/2018    5.57583
   12/23/2018    5.57979
    1/23/2019    5.57840
    2/23/2019    5.57941
    3/23/2019    5.58385
    4/23/2019    5.58700
    5/23/2019    5.59082
    6/23/2019    5.59397
    7/23/2019    5.59053
    8/23/2019    5.59194
    9/23/2019    5.59489
   10/23/2019    5.59860
   11/23/2019    5.60161
   12/23/2019    5.60536
    1/23/2020    5.60008
    2/23/2020    5.60019
    3/23/2020    5.60404
    4/23/2020    5.60691
    5/23/2020    5.61048
    6/23/2020    5.61335
    7/23/2020    5.60575
    8/23/2020    5.60578
    9/23/2020    5.60838
   10/23/2020    5.61178
   11/23/2020    5.61447
   12/23/2020    5.61790
    1/23/2021    5.60709
    2/23/2021    5.60493
    3/23/2021    5.60875
    4/23/2021    5.61122
    5/23/2021    5.61441
    6/23/2021    5.61688
    7/23/2021    5.60557
    8/23/2021    5.60427
    9/23/2021    5.60641
   10/23/2021    5.60939
   11/23/2021    5.61164
   12/23/2021    5.61466
    1/23/2022    5.60140
    2/23/2022    5.59821
    3/23/2022    5.60162
    4/23/2022    5.60364
    5/23/2022    5.60640
    6/23/2022    5.60843
    7/23/2022    5.59787
    8/23/2022    5.59648
    9/23/2022    5.59821
   10/23/2022    5.60079
   11/23/2022    5.60263
   12/23/2022    5.60524
    1/23/2023    5.59424
    2/23/2023    5.59142
    3/23/2023    5.59450
    4/23/2023    5.59616
    5/23/2023    5.59857
    6/23/2023    5.60023
    7/23/2023    5.58957
    8/23/2023    5.58789
    9/23/2023    5.58927
   10/23/2023    5.59152
   11/23/2023    5.59300
   12/23/2023    5.59528
    1/23/2024    5.58410
    2/23/2024    5.58141
    3/23/2024    5.58380
    4/23/2024    5.58511
    5/23/2024    5.58720
    6/23/2024    5.58852
    7/23/2024    5.57762
    8/23/2024    5.57565
    9/23/2024    5.57670
   10/23/2024    5.57863
   11/23/2024    5.57979
   12/23/2024    5.58174
    1/23/2025    5.57036
    2/23/2025    5.56694
    3/23/2025    5.56943
    4/23/2025    5.57043
    5/23/2025    5.57221
    6/23/2025    5.57321
    7/23/2025    5.56208
    8/23/2025    5.55982
    9/23/2025    5.56056
   10/23/2025    5.56220
   11/23/2025    5.56305
   12/23/2025    5.56470
    1/23/2026    5.55302
    2/23/2026    5.54930
    3/23/2026    5.55151
    4/23/2026    5.55221
    5/23/2026    5.55370
    6/23/2026    5.55440
    7/23/2026    5.54294
    8/23/2026    5.54038
    9/23/2026    5.54084
   10/23/2026    5.54219
   11/23/2026    5.54275
   12/23/2026    5.54411
    1/23/2027    5.53315
    2/23/2027    5.52942
    3/23/2027    5.53139
    4/23/2027    5.53182
    5/23/2027    5.53305
    6/23/2027    5.53347
    7/23/2027    5.52416
    8/23/2027    5.52202
    9/23/2027    5.52225
   10/23/2027    5.52337
   11/23/2027    5.52368
   12/23/2027    5.52481
    1/23/2028    5.51540
    2/23/2028    5.51240
    3/23/2028    5.51376
    4/23/2028    5.51397
    5/23/2028    5.51499
    6/23/2028    5.51520
    7/23/2028    5.50648
    8/23/2028    5.50436
    9/23/2028    5.50439
   10/23/2028    5.50531
   11/23/2028    5.50543
   12/23/2028    5.50636
    1/23/2029    5.49755
    2/23/2029    5.49414
    3/23/2029    5.49574
    4/23/2029    5.49576
    5/23/2029    5.49660
    6/23/2029    5.49662
    7/23/2029    5.48846
    8/23/2029    5.48636
    9/23/2029    5.48622
   10/23/2029    5.48697
   11/23/2029    5.48691
   12/23/2029    5.48766
    1/23/2030    5.47935
    2/23/2030    5.47596
    3/23/2030    5.47740
    4/23/2030    5.47726
    5/23/2030    5.47793
    6/23/2030    5.47778
    7/23/2030    5.47007
    8/23/2030    5.46799
    9/23/2030    5.46769
   10/23/2030    5.46829
   11/23/2030    5.46807
   12/23/2030    5.46866
    1/23/2031    5.46077
    2/23/2031    5.45740
    3/23/2031    5.45870
    4/23/2031    5.45841
    5/23/2031    5.45893
    6/23/2031    5.45864
    7/23/2031    5.45132
    8/23/2031    5.44924
    9/23/2031    5.44881
   10/23/2031    5.44927
   11/23/2031    5.44890
   12/23/2031    5.44936
    1/23/2032    5.44168
    2/23/2032    5.43870
    3/23/2032    5.43945
    4/23/2032    5.43902
    5/23/2032    5.43941
    6/23/2032    5.43898
    7/23/2032    5.43172
    8/23/2032    5.42956
    9/23/2032    5.42901
   10/23/2032    5.42933
   11/23/2032    5.42884
   12/23/2032    5.42916
    1/23/2033    5.42172
    2/23/2033    5.41829
    3/23/2033    5.41935
    4/23/2033    5.41879
    5/23/2033    5.41906
    6/23/2033    5.41850
    7/23/2033    5.41160
    8/23/2033    5.40945
    9/23/2033    5.40878
   10/23/2033    5.40899
   11/23/2033    5.40838
   12/23/2033    5.40858
    1/23/2034    5.40146
    2/23/2034    5.39804
    3/23/2034    5.39898
    4/23/2034    5.39831
    5/23/2034    5.39846
    6/23/2034    5.39780
    7/23/2034    5.39119
    8/23/2034    5.38904
    9/23/2034    5.38827
   10/23/2034    5.38837
   11/23/2034    5.38765
   12/23/2034    5.38775
    1/23/2035    5.38090
    2/23/2035    5.37748
    3/23/2035    5.37833
    4/23/2035    5.37756
    5/23/2035    5.37761
    6/23/2035    5.37684
    7/23/2035    5.37049
    8/23/2035    5.36834
    9/23/2035    5.36747
   10/23/2035    5.36747
   11/23/2035    5.36665
   12/23/2035    5.36665
    1/23/2036    5.36001
    2/23/2036    5.35702
    3/23/2036    5.35735
    4/23/2036    5.35649
    5/23/2036    5.35644
    6/23/2036    5.35558
    7/23/2036    5.34944
    8/23/2036    5.34729
    9/23/2036    5.34633
   10/23/2036    5.34624
   11/23/2036    5.34533
   12/23/2036    5.34533
    1/23/2037    5.34533

Goldman Sachs                GSAA 2007-02
                             Investor Mark
------------------------------------------------------------------------------


-------------------------------------
Stats
-------------------------------------
Count:  1568
Schedule Balance:  $398,537,413.17
AverageSched Bal:  $254,169.27
GrossWAC:  7.239
NetWAC:  6.989
OTERM:  356
RTERM:  354
ATERM:  362
AGE:  2
OLTV:  78.73
COLTV:  96.41
FICO:  683.608
DTI:39.763
-------------------------------------


------------------------------------------------------------------
Current Rate                                             Percent
------------------------------------------------------------------
5.501 - 6.000                                               0.76
6.001 - 6.500                                               9.61
6.501 - 7.000                                              33.45
7.001 - 7.500                                              30.25
7.501 - 8.000                                              16.63
8.001 - 8.500                                               7.28
8.501 - 9.000                                               1.42
9.001 - 9.500                                               0.21
9.501 - 10.000                                              0.20
10.001 >=                                                   0.20
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Scheduled Balance                                        Percent
------------------------------------------------------------------
0.01 - 50,000.00                                            0.16
50,000.01 - 100,000.00                                      2.68
100,000.01 - 150,000.00                                     9.20
150,000.01 - 200,000.00                                    12.82
200,000.01 - 250,000.00                                    12.14
250,000.01 - 275,000.00                                     5.61
275,000.01 - 350,000.00                                    15.64
350,000.01 - 400,000.00                                     9.01
400,000.01 - 450,000.00                                     7.46
450,000.01 - 500,000.00                                     4.91
500,000.01 - 550,000.00                                     4.97
550,000.01 - 600,000.00                                     4.92
600,000.01 - 750,000.00                                     5.83
750,000.01 - 850,000.00                                     1.21
850,000.01 - 950,000.00                                     1.81
950,000.01 - 1,000,000.00                                   0.98
1,000,000.01 - 1,250,000.00                                 0.30
1,250,000.01 - 1,500,000.00                                 0.35
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Original Term                                            Percent
------------------------------------------------------------------
180                                                         1.82
240                                                         0.36
360                                                        97.81
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
RemTerm                                                  Percent
------------------------------------------------------------------
120.001 - 180.000                                           1.82
180.001 - 240.000                                           0.36
300.001 - 360.000                                          97.81
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------



------------------------------------------------------------------
Am WAM                                                   Percent
------------------------------------------------------------------
0 - 59                                                     61.73
120 - 179                                                   0.22
180 - 239                                                   0.18
240 - 299                                                   0.04
300 - 359                                                  27.96
360 - 419                                                   7.97
420 - 479                                                   1.91
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Age                                                      Percent
------------------------------------------------------------------
<= 0                                                       11.70
1 - 2                                                      53.40
3 - 4                                                      33.85
5 - 6                                                       0.92
7 - 8                                                       0.09
9 - 10                                                      0.04
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
States                                                   Percent
------------------------------------------------------------------
CA                                                         20.90
FL                                                         10.43
GA                                                          4.62
TX                                                          3.90
NY                                                          8.89
AZ                                                          4.15
MD                                                          4.73
VA                                                          4.54
MI                                                          2.10
NV                                                          3.29
Other                                                      32.45
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Original LTV                                             Percent
------------------------------------------------------------------
0.001 - 50.000                                              0.28
50.001 - 60.000                                             0.30
60.001 - 70.000                                             5.39
70.001 - 75.000                                             4.38
75.001 - 80.000                                            89.65
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Combined LTV                                             Percent
------------------------------------------------------------------
60.001 - 70.000                                             0.38
70.001 - 75.000                                             0.19
75.001 - 80.000                                             2.24
80.001 - 85.000                                             2.28
85.001 - 90.000                                            16.59
90.001 - 95.000                                            13.24
95.001 - 100.000                                           65.08
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
FICO                                                     Percent
------------------------------------------------------------------
580 - 619                                                   0.07
620 - 649                                                  26.94
650 - 699                                                  42.83
700 - 749                                                  19.26
750 - 799                                                  10.07
800 - 819                                                   0.83
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Silent                                                   Percent
------------------------------------------------------------------
Y                                                         100.00
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
PMI                                                      Percent
------------------------------------------------------------------
OLTV <= 80                                                100.00
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Occupancy Code                                           Percent
------------------------------------------------------------------
INVESTOR                                                   10.44
OWNER OCCUPIED                                             87.65
SECOND HOME                                                 1.91
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Property Type                                            Percent
------------------------------------------------------------------
2 FAMILY                                                    6.11
3-4 FAMILY                                                  2.40
CONDO                                                       7.19
SINGLE FAMILY/PUD                                          84.30
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Purpose                                                  Percent
------------------------------------------------------------------
CASHOUT REFI                                               17.78
PURCHASE                                                   70.25
RATE/TERM REFI                                             11.97
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
------------------------------------------------------------------------------
                                                                   Page 1 of 2

Goldman Sachs                GSAA 2007-02
                             Investor Mark
------------------------------------------------------------------------------


------------------------------------------------------------------
Documentation Type                                       Percent
------------------------------------------------------------------
FULL/ALT                                                   13.20
NO DOC                                                      1.62
NO RATIO                                                   18.76
SISA                                                       12.84
SIVA                                                       53.58
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Number of Units                                          Percent
------------------------------------------------------------------
1                                                          91.49
2                                                           6.11
3                                                           1.07
4                                                           1.32
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Interest Only                                            Percent
------------------------------------------------------------------
N                                                          38.27
Y                                                          61.73
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Interest Only Term                                       Percent
------------------------------------------------------------------
0.000                                                      38.27
60.000                                                      0.45
120.000                                                    59.49
180.000                                                     1.79
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Prepay Flag                                              Percent
------------------------------------------------------------------
N                                                          90.74
Y                                                           9.26
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Prepay Term                                              Percent
------------------------------------------------------------------
0                                                          90.74
6                                                           0.09
12                                                          2.15
18                                                          0.07
24                                                          0.88
36                                                          6.02
60                                                          0.06
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
DTI                                                      Percent
------------------------------------------------------------------
<= 0.000                                                   20.68
10.001 - 20.000                                             0.73
20.001 - 30.000                                             6.09
30.001 - 40.000                                            28.84
40.001 - 50.000                                            42.62
50.001 - 60.000                                             1.04
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Conforming                                               Percent
------------------------------------------------------------------
CONFORMING                                                 72.52
NON CONFORMING                                             27.48
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Product Type                                             Percent
------------------------------------------------------------------
15 YR FIXED                                                 0.22
20 YR FIXED                                                 0.22
20 YR FIXED IO                                              0.15
30 YR FIXED                                                34.32
30 YR FIXED IO                                             61.59
FIXED BALLOON 30/15                                         1.60
FIXED BALLOON 40/30                                         1.91
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------
Originator                                               Percent
------------------------------------------------------------------
AMC                                                         0.16
GREENPOINT                                                 13.64
GS CONDUIT                                                 26.94
HSBC                                                       14.85
SUNTRUST                                                   44.42
------------------------------------------------------------------
Total:                                                    100.00
------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
------------------------------------------------------------------------------

Goldman Sachs                                   GSAA 2007-02
                                                 Investor Mark
------------------------------------------------------------------------------

Stats
------------------------------------------------------------------------------
Count:                                                                     813
Schedule Balance:                                              $227,323,449.25
AverageSched Bal:                                                  $279,610.64
GrossWAC:                                                                7.039
NetWAC:                                                                  6.738
OTERM:                                                                     350
RTERM:                                                                     348
ATERM:                                                                     352
AGE:                                                                         2
OLTV:                                                                    74.08
COLTV:                                                                   74.08
FICO:                                                                  704.570
DTI:                                                                    36.861
------------------------------------------------------------------------------


Current Rate                                                           Percent
------------------------------------------------------------------------------
5.501 - 6.000                                                             4.15
6.001 - 6.500                                                            19.48
6.501 - 7.000                                                            35.61
7.001 - 7.500                                                            20.22
7.501 - 8.000                                                            13.20
8.001 - 8.500                                                             5.38
8.501 - 9.000                                                             1.28
9.001 - 9.500                                                             0.17
9.501 - 10.000                                                            0.45
10.001 >=                                                                 0.07
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

Scheduled Balance                                                      Percent
------------------------------------------------------------------------------
0.01 - 50,000.00                                                          0.34
50,000.01 - 100,000.00                                                    3.49
100,000.01 - 150,000.00                                                   7.73
150,000.01 - 200,000.00                                                  10.72
200,000.01 - 250,000.00                                                   7.61
250,000.01 - 275,000.00                                                   4.26
275,000.01 - 350,000.00                                                  10.89
350,000.01 - 400,000.00                                                   5.50
400,000.01 - 450,000.00                                                   6.06
450,000.01 - 500,000.00                                                  10.55
500,000.01 - 550,000.00                                                   7.69
550,000.01 - 600,000.00                                                   4.58
600,000.01 - 750,000.00                                                  10.35
750,000.01 - 850,000.00                                                   2.12
850,000.01 - 950,000.00                                                   1.58
950,000.01 - 1,000,000.00                                                 1.75
1,000,000.01 - 1,250,000.00                                               0.51
1,250,000.01 - 1,500,000.00                                               1.81
1,500,000.01 - 2,000,000.00                                               2.46
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Original Term                                                          Percent
------------------------------------------------------------------------------
120                                                                       0.20
180                                                                       4.62
240                                                                       1.22
300                                                                       0.35
360                                                                      93.61
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


RemTerm                                                                Percent
------------------------------------------------------------------------------
60.001 - 120.000                                                          0.20
120.001 - 180.000                                                         4.62
180.001 - 240.000                                                         1.22
240.001 - 300.000                                                         0.35
300.001 - 360.000                                                        93.61
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

Am WAM                                                                 Percent
------------------------------------------------------------------------------
0 - 59                                                                   34.74
60 - 119                                                                  0.20
120 - 179                                                                 2.29
180 - 239                                                                 1.02
240 - 299                                                                 0.61
300 - 359                                                                44.82
360 - 419                                                                14.69
420 - 479                                                                 1.64
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Age                                                                    Percent
------------------------------------------------------------------------------
<= 0                                                                     15.79
1 - 2                                                                    64.60
3 - 4                                                                    18.60
5 - 6                                                                     0.87
7 - 8                                                                     0.15
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


States                                                                 Percent
------------------------------------------------------------------------------
CA                                                                       20.94
FL                                                                       13.51
NY                                                                       14.42
TX                                                                        2.86
AZ                                                                        3.41
PA                                                                        1.99
GA                                                                        1.97
MD                                                                        3.89
MI                                                                        1.43
NJ                                                                        4.58
Other                                                                    30.99
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

Original LTV                                                           Percent
------------------------------------------------------------------------------
0.001 - 50.000                                                            4.94
50.001 - 60.000                                                           7.87
60.001 - 70.000                                                          21.16
70.001 - 75.000                                                          14.38
75.001 - 80.000                                                          34.58
80.001 - 85.000                                                           2.45
85.001 - 90.000                                                           7.40
90.001 - 95.000                                                           4.97
95.001 - 100.000                                                          2.25
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Combined LTV                                                           Percent
------------------------------------------------------------------------------
0.001 - 50.000                                                            4.94
50.001 - 60.000                                                           7.87
60.001 - 70.000                                                          21.16
70.001 - 75.000                                                          14.38
75.001 - 80.000                                                          34.58
80.001 - 85.000                                                           2.45
85.001 - 90.000                                                           7.40
90.001 - 95.000                                                           4.97
95.001 - 100.000                                                          2.25
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


FICO                                                                   Percent
------------------------------------------------------------------------------
580 - 619                                                                 0.28
620 - 649                                                                12.14
650 - 699                                                                38.18
700 - 749                                                                29.19
750 - 799                                                                18.03
800 - 819                                                                 2.19
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Silent                                                                 Percent
------------------------------------------------------------------------------
N                                                                       100.00
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
------------------------------------------------------------------------------
                                                                 Page 1  of  2

Goldman Sachs                                   GSAA 2007-02
                                                 Investor Mark
------------------------------------------------------------------------------

PMI                                                                    Percent
------------------------------------------------------------------------------
OLTV <= 80                                                               82.93
OLTV > 80 & MI                                                           10.84
OLTV > 80 & MI (LPMI)                                                     1.08
OLTV > 80, PAID DEEP MI                                                   5.15
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Occupancy Code                                                         Percent
------------------------------------------------------------------------------
INVESTOR                                                                 14.70
OWNER OCCUPIED                                                           80.77
SECOND HOME                                                               4.53
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Property Type                                                          Percent
------------------------------------------------------------------------------
2 FAMILY                                                                  6.33
3-4 FAMILY                                                                3.19
CONDO                                                                     6.36
SINGLE FAMILY/PUD                                                        84.12
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Purpose                                                                Percent
------------------------------------------------------------------------------
CASHOUT REFI                                                             58.70
PURCHASE                                                                 28.87
RATE/TERM REFI                                                           12.43
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Documentation Type                                                     Percent
------------------------------------------------------------------------------
FULL/ALT                                                                 19.80
NO DOC                                                                   13.11
NO RATIO                                                                 11.21
SISA                                                                     14.14
SIVA                                                                     41.74
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

Number of Units                                                        Percent
------------------------------------------------------------------------------
1                                                                        90.48
2                                                                         6.33
3                                                                         1.80
4                                                                         1.39
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Interest Only                                                          Percent
------------------------------------------------------------------------------
N                                                                        65.26
Y                                                                        34.74
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Interest Only Term                                                     Percent
------------------------------------------------------------------------------
0.000                                                                    65.26
60.000                                                                    2.47
120.000                                                                  31.91
180.000                                                                   0.35
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Prepay Flag                                                            Percent
------------------------------------------------------------------------------
N                                                                        78.48
Y                                                                        21.52
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Prepay Term                                                            Percent
------------------------------------------------------------------------------
0                                                                        78.48
6                                                                         0.20
12                                                                        4.19
18                                                                        0.46
24                                                                        1.22
36                                                                       15.41
60                                                                        0.04
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------

DTI                                                                    Percent
------------------------------------------------------------------------------
<= 0.000                                                                 24.55
0.001 - 10.000                                                            0.45
10.001 - 20.000                                                           3.78
20.001 - 30.000                                                          11.93
30.001 - 40.000                                                          27.39
40.001 - 50.000                                                          31.10
50.001 - 60.000                                                           0.80
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Conforming                                                             Percent
------------------------------------------------------------------------------
CONFORMING                                                               54.34
NON CONFORMING                                                           45.66
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Product Type                                                           Percent
------------------------------------------------------------------------------
10 YR FIXED                                                               0.20
15 YR FIXED                                                               2.29
20 YR FIXED                                                               1.22
25 YR FIXED                                                               0.35
30 YR FIXED                                                              57.23
30 YR FIXED IO                                                           34.74
FIXED BALLOON 30/15                                                       2.33
FIXED BALLOON 40/30                                                       1.64
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


Originator                                                             Percent
------------------------------------------------------------------------------
AMC                                                                       8.47
GREENPOINT                                                               15.85
GS CONDUIT                                                               32.54
HSBC                                                                     20.02
SUNTRUST                                                                 23.11
------------------------------------------------------------------------------
Total:                                                                  100.00
------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
------------------------------------------------------------------------------

GSAA 07-2
Assumptions for all Breakeven scenarios
B/E for first $ of principal loss
P&I advancing
12 month lag
to maturity
to fail triggers
Cum Loss shown through tranche life



-----------------------------------------------------------------------------------------------------------
M4 tranche (FWD LIBOR scenarios)
-----------------------------------------------------------------------------------------------------------
                                     SDA                       Cum Loss                        WAL
-----------------------------------------------------------------------------------------------------------
       100PPC/45% sev              565.76               20,789,627.85 (3.34%)                 18.35
-----------------------------------------------------------------------------------------------------------
       100PPC/55% sev              460.99               20,933,438.95 (3.36%)                 18.48
-----------------------------------------------------------------------------------------------------------
        65PPC/45% sev              527.60               27,146,543.81 (4.36%)                 23.37
-----------------------------------------------------------------------------------------------------------
        65PPC/55%sev               430.13               27,387,690.03 (4.40%)                 23.33
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                           M4 tranche (FWD LIBOR +200 scenarios)
-----------------------------------------------------------------------------------------------------------------
                                        SDA                         Cum Loss                        WAL
-----------------------------------------------------------------------------------------------------------------
        100PPC/45% sev                 565.53                20,781,677.58 (3.34%)                 18.36
-----------------------------------------------------------------------------------------------------------------
        100PPC/55% sev                 460.84                20,926,958.36 (3.36%)                 18.48
-----------------------------------------------------------------------------------------------------------------
         65PPC/45% sev                 517.83                26,676,876.01 (4.29%)                 23.35
-----------------------------------------------------------------------------------------------------------------
         65PPC/55%sev                  422.10                26,903,850.58 (4.32%)                 23.31
-----------------------------------------------------------------------------------------------------------------

GSAA0702

o     Pricing Speed
o     Run to call
o     1m Libor static at 5.33674

-------------------------------------------------------------------------------
                                                    Excess Spread
                                       ----------------------------------------
 Period                    Payment Date                 in BP
-------------------------------------------------------------------------------
      1                      3/25/2007                   116
      2                      4/25/2007                   108
      3                      5/25/2007                   115
      4                      6/25/2007                   108
      5                      7/25/2007                   114
      6                      8/25/2007                   107
      7                      9/25/2007                   106
      8                     10/25/2007                   112
      9                     11/25/2007                   105
     10                     12/25/2007                   110
     11                      1/25/2008                   104
     12                      2/25/2008                   103
     13                      3/25/2008                   111
     14                      4/25/2008                   102
     15                      5/25/2008                   105
     16                      6/25/2008                   100
     17                      7/25/2008                   102
     18                      8/25/2008                    99
     19                      9/25/2008                    98
     20                     10/25/2008                    99
     21                     11/25/2008                    97
     22                     12/25/2008                    96
     23                      1/25/2009                    95
     24                      2/25/2009                    94
     25                      3/25/2009                    94
     26                      4/25/2009                    93
     27                      5/25/2009                    93
     28                      6/25/2009                    93
     29                      7/25/2009                    93
     30                      8/25/2009                    93
     31                      9/25/2009                    93
     32                     10/25/2009                    93
     33                     11/25/2009                    93
     34                     12/25/2009                    93
     35                      1/25/2010                    93
     36                      2/25/2010                    93
     37                      3/25/2010                    93
     38                      4/25/2010                    92
     39                      5/25/2010                    92
     40                      6/25/2010                    92
     41                      7/25/2010                    91
     42                      8/25/2010                    91
     43                      9/25/2010                    91
     44                     10/25/2010                    91
     45                     11/25/2010                    91
     46                     12/25/2010                    90
     47                      1/25/2011                    90
     48                      2/25/2011                    90
     49                      3/25/2011                    90
     50                      4/25/2011                    90
     51                      5/25/2011                    90
     52                      6/25/2011                    90
     53                      7/25/2011                    90
     54                      8/25/2011                    90
     55                      9/25/2011                    90
     56                     10/25/2011                    90
     57                     11/25/2011                    89
     58                     12/25/2011                    89
     59                      1/25/2012                    89
     60                      2/25/2012                    89
     61                      3/25/2012                    89
     62                      4/25/2012                    89
     63                      5/25/2012                    89
     64                      6/25/2012                    89
     65                      7/25/2012                    89
     66                      8/25/2012                    89
     67                      9/25/2012                    90
     68                     10/25/2012                    90
     69                     11/25/2012                    90
     70                     12/25/2012                    91
     71                      1/25/2013                    91
     72                      2/25/2013                    91
     73                      3/25/2013                    92
     74                      4/25/2013                    92
     75                      5/25/2013                    92
     76                      6/25/2013                    93
     77                      7/25/2013                    93
     78                      8/25/2013                    94
     79                      9/25/2013                    94
     80                     10/25/2013                    95
     81                     11/25/2013                    95
     82                     12/25/2013                    96
     83                      1/25/2014                    96
     84                      2/25/2014                    97
     85                      3/25/2014                    98
     86                      4/25/2014                    98
     87                      5/25/2014                    98
     88                      6/25/2014                    98
     89                      7/25/2014                    99
     90                      8/25/2014                    99
     91                      9/25/2014                    99
     92                     10/25/2014                   100
     93                     11/25/2014                   100
     94                     12/25/2014                   100
     95                      1/25/2015                   101
     96                      2/25/2015                   101
     97                      3/25/2015                   102
-------------------------------------------------------------------------------

              Fwd Curve

----------------------------------
  Payment Date           LIBOR_1MO
----------------------------------
       2/23/2007          5.33674
    #NAME?                5.34078
    #NAME?                5.34662
    #NAME?                5.34684
    #NAME?                5.33113
    #NAME?                5.32556
    #NAME?                5.30876
    #NAME?                5.27157
    #NAME?                5.25343
    #NAME?                5.23093
    #NAME?                5.20250
    #NAME?                5.18167
    #NAME?                5.16274
    #NAME?                5.14816
    #NAME?                5.12953
    #NAME?                5.11702
    #NAME?                5.10764
    #NAME?                5.09322
    #NAME?                5.08343
    #NAME?                5.07801
    #NAME?                5.06597
    #NAME?                5.06289
    #NAME?                5.06734
    #NAME?                5.05920
    #NAME?                5.06067
    #NAME?                5.07313
    #NAME?                5.06818
    #NAME?                5.07167
    #NAME?                5.08217
    #NAME?                5.07927
    #NAME?                5.08517
    #NAME?                5.09699
    #NAME?                5.09596
    #NAME?                5.10414
    #NAME?                5.11735
    #NAME?                5.11805
    #NAME?                5.12481
    #NAME?                5.13716
    #NAME?                5.13833
    #NAME?                5.14522
    #NAME?                5.15511
    #NAME?                5.15711
    #NAME?                5.16341
    #NAME?                5.17154
    #NAME?                5.17379
    #NAME?                5.17951
    #NAME?                5.18688
    #NAME?                5.18916
    #NAME?                5.19465
    #NAME?                5.20298
    #NAME?                5.20552
    #NAME?                5.21201
    #NAME?                5.21932
    #NAME?                5.22266
    #NAME?                5.22696
    #NAME?                5.23476
    #NAME?                5.23853
    #NAME?                5.24264
    #NAME?                5.25005
    #NAME?                5.25365
    #NAME?                5.25826
    #NAME?                5.26725
    #NAME?                5.27111
    #NAME?                5.27438
    #NAME?                5.27704
    #NAME?                5.28746
    #NAME?                5.29260
    #NAME?                5.29558
    #NAME?                5.29912
    #NAME?                5.30205
    #NAME?                5.30563
    #NAME?                5.31471
    #NAME?                5.31877
    #NAME?                5.32311
    #NAME?                5.32626
    #NAME?                5.33000
    #NAME?                5.33314
    #NAME?                5.34197
    #NAME?                5.34693
    #NAME?                5.35027
    #NAME?                5.35418
    #NAME?                5.35749
    #NAME?                5.36144
    #NAME?                5.36912
    #NAME?                5.37299
    #NAME?                5.37760
    #NAME?                5.38104
    #NAME?                5.38507
    #NAME?                5.38850
    #NAME?                5.39510
    #NAME?                5.39958
    #NAME?                5.40310
    #NAME?                5.40721
    #NAME?                5.41071
    #NAME?                5.41487
    #NAME?                5.41975
    #NAME?                5.42288
    #NAME?                5.42760
    #NAME?                5.43113
    #NAME?                5.43527
    #NAME?                5.43879
    #NAME?                5.44334
    #NAME?                5.44728
    #NAME?                5.45082
    #NAME?                5.45498
    #NAME?                5.45851
    #NAME?                5.46271
    #NAME?                5.46552
    #NAME?                5.46839
    #NAME?                5.47281
    #NAME?                5.47632
    #NAME?                5.48045
    #NAME?                5.48396
    #NAME?                5.48798
    #NAME?                5.49176
    #NAME?                5.49526
    #NAME?                5.49939
    #NAME?                5.50289
    #NAME?                5.50708
    #NAME?                5.51232
    #NAME?                5.51552
    #NAME?                5.52030
    #NAME?                5.52383
    #NAME?                5.52800
    #NAME?                5.53153
    #NAME?                5.53297
    #NAME?                5.53603
    #NAME?                5.53948
    #NAME?                5.54359
    #NAME?                5.54706
    #NAME?                5.55123
    #NAME?                5.54861
    #NAME?                5.54944
    #NAME?                5.55403
    #NAME?                5.55737
    #NAME?                5.56137
    #NAME?                5.56471
    #NAME?                5.56337
    #NAME?                5.56550
    #NAME?                5.56869
    #NAME?                5.57260
    #NAME?                5.57583
    #NAME?                5.57979
    #NAME?                5.57840
    #NAME?                5.57941
    #NAME?                5.58385
    #NAME?                5.58700
    #NAME?                5.59082
    #NAME?                5.59397
    #NAME?                5.59053
    #NAME?                5.59194
    #NAME?                5.59489
    #NAME?                5.59860
    #NAME?                5.60161
    #NAME?                5.60536
    #NAME?                5.60008
    #NAME?                5.60019
    #NAME?                5.60404
    #NAME?                5.60691
    #NAME?                5.61048
    #NAME?                5.61335
    #NAME?                5.60575
    #NAME?                5.60578
    #NAME?                5.60838
    #NAME?                5.61178
    #NAME?                5.61447
    #NAME?                5.61790
    #NAME?                5.60709
    #NAME?                5.60493
    #NAME?                5.60875
    #NAME?                5.61122
    #NAME?                5.61441
    #NAME?                5.61688
    #NAME?                5.60557
    #NAME?                5.60427
    #NAME?                5.60641
    #NAME?                5.60939
    #NAME?                5.61164
    #NAME?                5.61466
    #NAME?                5.60140
    #NAME?                5.59821
    #NAME?                5.60162
    #NAME?                5.60364
    #NAME?                5.60640
    #NAME?                5.60843
    #NAME?                5.59787
    #NAME?                5.59648
    #NAME?                5.59821
    #NAME?                5.60079
    #NAME?                5.60263
    #NAME?                5.60524
    #NAME?                5.59424
    #NAME?                5.59142
    #NAME?                5.59450
    #NAME?                5.59616
    #NAME?                5.59857
    #NAME?                5.60023
    #NAME?                5.58957
    #NAME?                5.58789
    #NAME?                5.58927
    #NAME?                5.59152
    #NAME?                5.59300
    #NAME?                5.59528
    #NAME?                5.58410
    #NAME?                5.58141
    #NAME?                5.58380
    #NAME?                5.58511
    #NAME?                5.58720
    #NAME?                5.58852
    #NAME?                5.57762
    #NAME?                5.57565
    #NAME?                5.57670
    #NAME?                5.57863
    #NAME?                5.57979
    #NAME?                5.58174
    #NAME?                5.57036
    #NAME?                5.56694
    #NAME?                5.56943
    #NAME?                5.57043
    #NAME?                5.57221
    #NAME?                5.57321
    #NAME?                5.56208
    #NAME?                5.55982
    #NAME?                5.56056
    #NAME?                5.56220
    #NAME?                5.56305
    #NAME?                5.56470
    #NAME?                5.55302
    #NAME?                5.54930
    #NAME?                5.55151
    #NAME?                5.55221
    #NAME?                5.55370
    #NAME?                5.55440
    #NAME?                5.54294
    #NAME?                5.54038
    #NAME?                5.54084
    #NAME?                5.54219
    #NAME?                5.54275
    #NAME?                5.54411
    #NAME?                5.53315
    #NAME?                5.52942
    #NAME?                5.53139
    #NAME?                5.53182
    #NAME?                5.53305
    #NAME?                5.53347
    #NAME?                5.52416
    #NAME?                5.52202
    #NAME?                5.52225
    #NAME?                5.52337
    #NAME?                5.52368
    #NAME?                5.52481
    #NAME?                5.51540
    #NAME?                5.51240
    #NAME?                5.51376
    #NAME?                5.51397
    #NAME?                5.51499
    #NAME?                5.51520
    #NAME?                5.50648
    #NAME?                5.50436
    #NAME?                5.50439
    #NAME?                5.50531
    #NAME?                5.50543
    #NAME?                5.50636
    #NAME?                5.49755
    #NAME?                5.49414
    #NAME?                5.49574
    #NAME?                5.49576
    #NAME?                5.49660
    #NAME?                5.49662
    #NAME?                5.48846
    #NAME?                5.48636
    #NAME?                5.48622
    #NAME?                5.48697
    #NAME?                5.48691
    #NAME?                5.48766
    #NAME?                5.47935
    #NAME?                5.47596
    #NAME?                5.47740
    #NAME?                5.47726
    #NAME?                5.47793
    #NAME?                5.47778
    #NAME?                5.47007
    #NAME?                5.46799
    #NAME?                5.46769
    #NAME?                5.46829
    #NAME?                5.46807
    #NAME?                5.46866
    #NAME?                5.46077
    #NAME?                5.45740
    #NAME?                5.45870
    #NAME?                5.45841
    #NAME?                5.45893
    #NAME?                5.45864
    #NAME?                5.45132
    #NAME?                5.44924
    #NAME?                5.44881
    #NAME?                5.44927
    #NAME?                5.44890
    #NAME?                5.44936
    #NAME?                5.44168
    #NAME?                5.43870
    #NAME?                5.43945
    #NAME?                5.43902
    #NAME?                5.43941
    #NAME?                5.43898
    #NAME?                5.43172
    #NAME?                5.42956
    #NAME?                5.42901
    #NAME?                5.42933
    #NAME?                5.42884
    #NAME?                5.42916
    #NAME?                5.42172
    #NAME?                5.41829
    #NAME?                5.41935
    #NAME?                5.41879
    #NAME?                5.41906
    #NAME?                5.41850
    #NAME?                5.41160
    #NAME?                5.40945
    #NAME?                5.40878
    #NAME?                5.40899
    #NAME?                5.40838
    #NAME?                5.40858
    #NAME?                5.40146
    #NAME?                5.39804
    #NAME?                5.39898
    #NAME?                5.39831
    #NAME?                5.39846
    #NAME?                5.39780
    #NAME?                5.39119
    #NAME?                5.38904
    #NAME?                5.38827
    #NAME?                5.38837
    #NAME?                5.38765
    #NAME?                5.38775
    #NAME?                5.38090
    #NAME?                5.37748
    #NAME?                5.37833
    #NAME?                5.37756
    #NAME?                5.37761
    #NAME?                5.37684
    #NAME?                5.37049
    #NAME?                5.36834
    #NAME?                5.36747
    #NAME?                5.36747
    #NAME?                5.36665
    #NAME?                5.36665
    #NAME?                5.36001
    #NAME?                5.35702
    #NAME?                5.35735
    #NAME?                5.35649
    #NAME?                5.35644
    #NAME?                5.35558
    #NAME?                5.34944
    #NAME?                5.34729
    #NAME?                5.34633
    #NAME?                5.34624
    #NAME?                5.34533
    #NAME?                5.34533
    #NAME?                5.34533
                       -----------

Goldman Sachs                                        GSAA 2007-02
                                                     Investor Mark
===============================================================================

-----------------------------------------
Stats
-----------------------------------------
Count:                    2381
Schedule Balance:         $625,860,862.42
AverageSched Bal:         $262,856.31
GrossWAC:                 7.167
NetWAC:                   6.898
OTERM:                    354
RTERM:                    352
ATERM:                    357
AGE:                      2
OLTV:                     77.04
COLTV:                    88.30
FICO:                     691.221
DTI:                      38.742
-----------------------------------------


-----------------------------------------
Current Rate               Percent
-----------------------------------------

5.501 - 6.000                 1.99
6.001 - 6.500                13.20
6.501 - 7.000                34.23
7.001 - 7.500                26.60
7.501 - 8.000                15.38
8.001 - 8.500                 6.59
8.501 - 9.000                 1.37
9.001 - 9.500                 0.19
9.501 - 10.000                0.29
10.001 >=                     0.15
-----------------------------------------

Total:                      100.00
-----------------------------------------

-----------------------------------------------
Scheduled Balance                  Percent
-----------------------------------------------

0.01 - 50,000.00                      0.23
50,000.01 - 100,000.00                2.97
100,000.01 - 150,000.00               8.67
150,000.01 - 200,000.00              12.05
200,000.01 - 250,000.00              10.49
250,000.01 - 275,000.00               5.12
275,000.01 - 350,000.00              13.92
350,000.01 - 400,000.00               7.73
400,000.01 - 450,000.00               6.95
450,000.01 - 500,000.00               6.96
500,000.01 - 550,000.00               5.95
550,000.01 - 600,000.00               4.79
600,000.01 - 750,000.00               7.47
750,000.01 - 850,000.00               1.54
850,000.01 - 950,000.00               1.72
950,000.01 - 1,000,000.00             1.26
1,000,000.01 - 1,250,000.00           0.38
1,250,000.01 - 1,500,000.00           0.88
1,500,000.01 - 2,000,000.00           0.89
-----------------------------------------------

Total:                              100.00
-----------------------------------------------



-----------------------------------------------
Original Term               Percent
-----------------------------------------------

120                            0.07
180                            2.84
240                            0.67
300                            0.13
360                           96.29
-----------------------------------------------

Total:                       100.00
-----------------------------------------------



-----------------------------------------------
RemTerm                   Percent
-----------------------------------------------

60.001 - 120.000             0.07
120.001 - 180.000            2.84
180.001 - 240.000            0.67
240.001 - 300.000            0.13
300.001 - 360.000           96.29
-----------------------------------------------

Total:                     100.00
-----------------------------------------------


-----------------------------------------------
Am WAM                    Percent
-----------------------------------------------

0 - 59                      51.93
60 - 119                     0.07
120 - 179                    0.97
180 - 239                    0.48
240 - 299                    0.25
300 - 359                   34.08
360 - 419                   10.41
420 - 479                    1.81
-----------------------------------------------

Total:                     100.00
-----------------------------------------------



-----------------------------------------------
Age                     Percent
-----------------------------------------------

<= 0                      13.18
1 - 2                     57.47
3 - 4                     28.31
5 - 6                      0.90
7 - 8                      0.11
9 - 10                     0.02
-----------------------------------------------

Total:                   100.00
-----------------------------------------------



-----------------------------------------------
States                    Percent
-----------------------------------------------

CA                          20.92
FL                          11.55
NY                          10.90
TX                           3.52
GA                           3.66
AZ                           3.88
MD                           4.42
VA                           3.84
MI                           1.86
NV                           2.69
Other                       32.77
-----------------------------------------------

Total:                     100.00
-----------------------------------------------


-----------------------------------------------
Original LTV                  Percent
-----------------------------------------------

0.001 - 50.000                   1.97
50.001 - 60.000                  3.05
60.001 - 70.000                 11.12
70.001 - 75.000                  8.01
75.001 - 80.000                 69.65
80.001 - 85.000                  0.89
85.001 - 90.000                  2.69
90.001 - 95.000                  1.81
95.001 - 100.000                 0.82
-----------------------------------------------

Total:                         100.00
-----------------------------------------------



-----------------------------------------------
Combined LTV                Percent
-----------------------------------------------

0.001 - 50.000                 1.79
50.001 - 60.000                2.86
60.001 - 70.000                7.93
70.001 - 75.000                5.34
75.001 - 80.000               13.98
80.001 - 85.000                2.35
85.001 - 90.000               13.25
90.001 - 95.000               10.23
95.001 - 100.000              42.26
-----------------------------------------------

Total:                       100.00
-----------------------------------------------



-----------------------------------------------
FICO                         Percent
-----------------------------------------------

580 - 619                       0.14
620 - 649                      21.56
650 - 699                      41.14
700 - 749                      22.87
750 - 799                      12.96
800 - 819                       1.32
-----------------------------------------------

Total:                        100.00
-----------------------------------------------



-----------------------------------------------
Silent                       Percent
-----------------------------------------------

N                              36.32
Y                              63.68
-----------------------------------------------

Total:                        100.00
-----------------------------------------------

-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                    Page 1 of 2

Goldman Sachs                                GSAA 2007-02
                                             Investor Mark
===============================================================================


-----------------------------------------------
PMI                                 Percent
-----------------------------------------------

OLTV <= 80                            93.80
OLTV > 80 & MI                         3.94
OLTV > 80 & MI (LPMI)                  0.39
OLTV > 80, PAID DEEP MI                1.87
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Occupancy Code                      Percent
-----------------------------------------------

INVESTOR                              11.99
OWNER OCCUPIED                        85.15
SECOND HOME                            2.87
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Property Type                       Percent
-----------------------------------------------

2 FAMILY                               6.19
3-4 FAMILY                             2.68
CONDO                                  6.89
SINGLE FAMILY/PUD                     84.24
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Purpose                             Percent
-----------------------------------------------

CASHOUT REFI                          32.64
PURCHASE                              55.22
RATE/TERM REFI                        12.14
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Documentation Type                  Percent
-----------------------------------------------

FULL/ALT                              15.60
NO DOC                                 5.79
NO RATIO                              16.02
SISA                                  13.31
SIVA                                  49.28
-----------------------------------------------

Total:                               100.00
-----------------------------------------------


-----------------------------------------------
Number of Units                     Percent
-----------------------------------------------

1                                     91.13
2                                      6.19
3                                      1.34
4                                      1.35
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Interest Only                       Percent
-----------------------------------------------

N                                     48.07
Y                                     51.93
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Interest Only Term                  Percent
-----------------------------------------------

0.000                                 48.07
60.000                                 1.19
120.000                               49.47
180.000                                1.27
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Prepay Flag                         Percent
-----------------------------------------------

N                                     86.28
Y                                     13.72
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Prepay Term                         Percent
-----------------------------------------------

0                                     86.28
6                                      0.13
12                                     2.89
18                                     0.21
24                                     1.00
36                                     9.43
60                                     0.05
-----------------------------------------------

Total:                               100.00
-----------------------------------------------


-----------------------------------------------
DTI                                 Percent
-----------------------------------------------

<= 0.000                              22.08
0.001 - 10.000                         0.16
10.001 - 20.000                        1.84
20.001 - 30.000                        8.21
30.001 - 40.000                       28.31
40.001 - 50.000                       38.44
50.001 - 60.000                        0.95
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Conforming                          Percent
-----------------------------------------------

CONFORMING                            65.92
NON CONFORMING                        34.08
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Product Type                        Percent
-----------------------------------------------

10 YR FIXED                            0.07
15 YR FIXED                            0.97
20 YR FIXED                            0.58
20 YR FIXED IO                         0.09
25 YR FIXED                            0.13
30 YR FIXED                           42.64
30 YR FIXED IO                        51.83
FIXED BALLOON 30/15                    1.87
FIXED BALLOON 40/30                    1.81
-----------------------------------------------

Total:                               100.00
-----------------------------------------------



-----------------------------------------------
Originator                          Percent
-----------------------------------------------

AMC                                    3.18
GREENPOINT                            14.44
GS CONDUIT                            28.98
HSBC                                  16.73
SUNTRUST                              36.68
-----------------------------------------------

Total:                               100.00
-----------------------------------------------


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                    Page 2 of 2

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                   GSAA HOME EQUITY TRUST 2007-2 TERM SHEET
                   ----------------------------------------


                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------


                                 $615,228,000
                                 (Approximate)
                         GSAA Home Equity Trust 2007-2
                    GS Mortgage Securities Corp., Depositor
                           Asset-Backed Certificates

Overview of the Offered Certificates
------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                       Approximate
                           Initial                                  Initial                                              Expected
                         Principal  Certificate      Credit    Pass-Through    Average Life   Principal Payment           Ratings
Certificates         Balance(1)(2)         Type  Support(3)         Rate(4)        (yrs)(5)       Window(5) (6)       S&P/Moody's
-----------------------------------------------------------------------------------------------------------------------------------
AV1                   $245,386,000           Sr      7.750%    LIBOR + [ ]%            1.00         03/07-01/09           AAA/Aaa
AF2                    $32,767,000           Sr      7.750%            [ ]%            2.10         01/09-05/09           AAA/Aaa
AF3                   $117,311,000           Sr      7.750%            [ ]%            3.00         05/09-02/11           AAA/Aaa
AF4                    $66,501,000           Sr      7.750%            [ ]%            5.00         02/11-06/13           AAA/Aaa
AF5                    $54,770,000           Sr      7.750%            [ ]%            7.81         06/13-03/15           AAA/Aaa
AF6A                   $51,673,000           Sr     16.975%            [ ]%            6.36         04/10-03/15           AAA/Aaa
AF6B                    $5,742,000           Sr      7.750%            [ ]%            6.36         04/10-03/15           AAA/Aaa
M1                      $7,780,000          Sub      6.500%            [ ]%            5.36         03/10-03/15           AA+/Aa1
M2                      $6,847,000          Sub      5.400%            [ ]%            5.35         03/10-03/15            AA/Aa2
M3                      $4,356,000          Sub      4.700%            [ ]%            5.35         03/10-03/15           AA-/Aa3
M4                      $3,735,000          Sub      4.100%            [ ]%            5.35         03/10-03/15             A+/A1
M5                      $3,734,000          Sub      3.500%            [ ]%            5.35         03/10-03/15              A/A2
M6                      $3,734,000          Sub      2.900%            [ ]%            5.35         03/10-03/15             A-/A3
B1                      $3,112,000          Sub      2.400%            [ ]%            5.35         03/10-03/15         BBB+/Baa1
B2                      $4,668,000          Sub      1.650%            [ ]%            5.18         03/10-01/15         BBB-/Baa3
B3                      $3,112,000          Sub      1.150%    LIBOR + [ ]%            4.80         03/10-10/13          BBB-/Ba2
-----------------------------------------------------------------------------------------------------------------------------------
Total                 $615,228,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the certificates will be subject to an upward or downward variance of no more than approximately 5%.
(2) The principal balance of the Certificates is calculated using the scheduled principal balance of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.
(3)   Includes fully funded overcollateralization of approximately 1.15%.
(4) See the "Structure of the Certificates" section of this term sheet for more information on the Pass-Through Rates of the Certificates.
(5) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on the Certificates.
(6) The stated final maturity date for the certificates is the Distribution Date in March 2037.

Selected Mortgage Pool Data (7)
-------------------------------

                --------------------------------------------------------------
                                                                     Aggregate
                --------------------------------------------------------------
                Scheduled Principal Balance:                      $625,860,862
                Number of Mortgage Loans:                                2,381
                Average Scheduled Principal Balance:                  $262,856
                Interest Only Loans:                                    51.93%
                Weighted Average Gross Coupon:                          7.167%
                Weighted Average Net Coupon(8):                         6.898%
                Weighted Average FICO Score:                               691
                Weighted Average Original LTV Ratio:                    77.04%
                Weighted Average Combined Original LTV Ratio:           88.30%
                Weighted Average Stated Remaining Term (months):           352
                Weighted Average Seasoning (months):                         2
                % of Mortgage Loans with Silent Seconds:                63.68%
                Weighted Average Non-Zero DTI:                          38.74%
                % of Loans with MI:                                      6.28%
                --------------------------------------------------------------


(7) All percentages calculated herein are percentages of scheduled principal balances as of the Statistical Calculation Date.

(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of Alt-A type, fixed rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by SunTrust Mortgage, Inc. ("SunTrust") (36.68%), the Goldman Sachs Mortgage Conduit ("GS Mortgage Conduit") (28.98%), HSBC ("HSBC") (16.73%), GreenPoint Mortgage Funding, Inc. ("GreenPoint") (14.44%) and Ameriquest Mortgage Company ("Ameriquest") (3.18%).

o The Mortgage Loans will be serviced or sub-servciced by SunTrust (36.68%), Avelo Mortgage, L.L.C. ("Avelo") (32.15%), HSBC (16.73%), and
      GreenPoint (14.44%).

o Credit support for the Certificates will be provided through a senior/subordinate structure, fully funded overcollateralization of approximately 1.15% and excess spread.

o This transaction will contain a one-month LIBOR Interest Rate Cap Agreement ("Interest Rate Cap") available solely to pay Basis Risk Carry Forward on the B3 Certificates in the manner described herein. See page 21 for Interest Rate Cap details.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as GSAA0702 and on Bloomberg as GSAA 2007-2.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table
----------

Expected Closing Date:                  February 23, 2007

Cut-off Date:                           February 1, 2007

Statistical Calculation
Date:                                   January 1, 2007

Expected Pricing Date:                  On or before February 6, 2007

First Distribution Date:                March 26, 2007

Key Terms
---------

Offered Certificates:                   Class AV1, AF2, AF3, AF4, AF5, AF6A, AF6B, M1, M2, M3, M4, M5, M6, B1, B2
                                        and B3 Certificates

Non-Offered Certificates:               Class X and Class P Certificates

Class A Certificates:                   Class AV1, AF2, AF3, AF4, AF5, AF6A and AF6B Certificates

Residual Certificates:                  Class R, Class RC and Class RX Certificates. The Residual Certificates
                                        are not being offered hereby.

Fixed Rate Certificates:                Class AF2, AF3, AF4, AF5, AF6A, AF6B, M1, M2, M3, M4, M5, M6, B1, and B2 Certificates
                                        Variable Rate Certificates: Class AV1 Certificates and Class B3 Certificates Subordinate
                                        Certificates: Class M1, M2, M3, M4, M5, M6, B1, B2 and B3 Certificates

Class AF6A and AF6B                     The Class AF6A and AF6B Certificates will be "lock-out" certificates. The Class AF6A and
Certificates:                           AF6B Certificates generally will not receive any portion of principal payment until the
                                        March 2010 Distribution Date. Thereafter, they will receive an increasing percentage of their pro-rata share of principal payable to the Certificates based on a schedule.

Depositor:                              GS Mortgage Securities Corp.

Sponsor:                                Goldman Sachs Mortgage Company

Underwriter:                            Goldman, Sachs & Co.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------


Trustee:                                Deutsche Bank National Trust Company

Securities Administrator:               Wells Fargo Bank, National Association ("Wells Fargo")

Master Servicer:                        Wells Fargo

Custodians:                             Deutsche Bank National Trust Company, U.S. Bank National Association, The Bank of New
                                        York and Wells Fargo

Servicers:                              SunTrust, Avelo, HSBC and GreenPoint

Servicing Fee Rates:                    25.0 bps (100.00%)

Expense Fee Rate:                       The Servicing Fee Rate and any lender paid mortgage insurance

Distribution Date:                      25th day of the month or the following business day

Record Date:                            For any Distribution Date, the last business day of the Interest Accrual
                                        Period

Delay Days:                             24 days for the Fixed Rate Certificates
                                        0 day delay on the Variable Rate Certificates

Day Count:                              30/360 basis on the Fixed Rate Certificates
                                        Actual/360 basis on the Variable Rate Certificates

Prepayment Period:                      The calendar month prior to the Distribution Date

Interest Accrual Period:                For the Variable Rate Certificates, from the prior Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates, the calendar month immediately preceding the then current Distribution Date.

Pricing Prepayment                      CPR starting at 10% CPR in the loan's first month, increasing to 25% CPR in month 12 (an
Assumption:                             approximate 1.364% increase per month), and remaining at 25% CPR thereafter.

Due Period:                             For the Mortgage Loans, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Mortgage Loans:                         The trust will consist of Alt-A type, fixed rate, first lien residential mortgage loans with an approximate, scheduled principal balance of approximately $625,860,862 as of the
                                        Statistical Calculation Date.

Servicer Advancing:                     Yes as to principal and interest, subject to recoverability

Excess Spread:                          The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date.

                                        Initial Gross WAC (1):                                                    7.16665%

                                             Less Fees & Expenses (2):                                            0.26857%
                                                                                                             --------------------

                                        Net WAC (1):                                                              6.89808%

                                             Less Initial Certificate Coupon (Approx.)(1)(3):                     5.74248%
                                                                                                             --------------------

                                        Initial Excess Spread (1):                                                1.15560%


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                                        (1)  Collateral as of the Statistical Calculation date rolled one month forward at 6%
                                             CPR. This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                        (2)  Includes the Expense Fee Rate.

                                        (3)  Assumes 1-month LIBOR equal to 5.33674%, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Certificates as well as any changes in day count.

Compensating Interest:                  Each Servicer shall provide compensating interest equal to the lesser of (A) the difference between the interest paid by the applicable mortgagors for that Prepayment
                                        Period in connection with the prepayments and thirty (30) days' interest on the related mortgage loans and (B) (i) one-half of its applicable monthly Servicing Fee received for the related Distribution Date in the case of Avelo and GreenPoint or (ii) its aggregate
                                        Servicing Fee received for the related Distribution Date in the case of SunTrust and
                                        HSBC.

Retention of Servicing:                 Although the Depositor will transfer all right, title and interest in the Mortgage Loans to the trust, with respect to certain of the Mortgage Loans the Depositor or an affiliate of the Depositor will retain the right to terminate the Servicer of those
                                        Mortgage Loans without cause and transfer the servicing to a third-party. The Mortgage
                                        Loans affected by this right will be serviced as of the Closing Date by Avelo and represent approximately 32.15% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date. Should the Depositor or such affiliate choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor or such affiliate of the Depositor must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed
                                        Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these
                                        Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

Optional Clean-up Call:                 The transaction has a 10% optional clean-up call.

Rating Agencies:                        Moody's Investors Service, Inc. and Standard & Poor's Ratings Services

Minimum Denomination:                   $50,000 with regard to each of the Offered Certificates.

Legal Investment:                       It is anticipated that the Class A, Class M1, Class M2, Class M3, Class R, Class RC and
                                        Class RX Certificates will be SMMEA eligible.

ERISA Eligibility:                      Underwriter's exemption is expected to apply to all Offered Certificates. However, prospective purchasers should consult their own counsel.

Tax Treatment:                          The Offered and Non-Offered Certificates (other than the Class R, Class RC and Class RX
                                        Certificates) represent REMIC regular interests and, to a limited extent, interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction, which interest in certain basis risk interest carryover payments will be treated for tax purposes as an interest rate cap contract. The Class R, Class RC and
                                        Class RX Certificates each represent the residual interest in a REMIC.

Prospectus:                             The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the
                                        Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                        Certificates may not be consummated unless the purchaser has received the Prospectus.

                                        PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD
                                        BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Structure of the Certificates
-----------------------------

Description of Principal and Interest Distributions

Principal will be paid as described in the "Principal Distributions on the Offered Certificates" section of this term sheet. Prior to the Step-Down Date, or so long as a Trigger Event is in effect, principal will be paid to the Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization (which is one component of the credit support available to the Certificateholders).

Interest on the Variable Rate Certificates will be paid monthly at a rate of one month LIBOR plus a margin, subject to the WAC Cap as described below. Interest on the Fixed Rate Certificates will be paid monthly at a specified rate, subject to the WAC Cap as described below. Interest on the Class AF4, Class AF5, Class AF6A, Class AF6B Certificates and the Subordinate Certificates will be paid monthly at a specified rate that will step up after the Optional Clean-up Call is first exercisable, subject to the WAC Cap as described below. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) and not covered by compensating interest will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate on the Offered Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Definitions

Credit Enhancement. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) approximately 1.15% overcollateralization (funded upfront), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(x) the Distribution Date occurring in March 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 15.50%.

        Class     Initial Credit Enhancement         Step-Down Credit
                          Percentage              Enhancement Percentage
    ----------------------------------------------------------------------
          A                 7.750%                       15.500%
         M1                 6.500%                       13.000%
         M2                 5.400%                       10.800%
         M3                 4.700%                        9.400%
         M4                 4.100%                        8.200%
         M5                 3.500%                        7.000%
         M6                 2.900%                        5.800%
         B1                 2.400%                        4.800%
         B2                 1.650%                        3.300%
         B3                 1.150%                        2.300%
    ----------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 50% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:


----------------------------- -------------------------------------------------------------------------------
Distribution Date                   Cumulative Realized Loss Percentage:
----------------------------- -------------------------------------------------------------------------------
March 2009 - February 2010          0.200% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.225% in April 2009)
----------------------------- -------------------------------------------------------------------------------
March 2010 - February 2011          0.500% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.529% in April 2010)
----------------------------- -------------------------------------------------------------------------------
March 2011 - February 2012          0.850% for the first month, plus an additional 1/12th of 0..350% for each month thereafter (e.g., approximately 0.879% in April 2011)
----------------------------- -------------------------------------------------------------------------------
March 2012 - February 2013          1.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 1.221 % in April 2012)
----------------------------- -------------------------------------------------------------------------------
March 2013 and thereafter           1.450%
----------------------------- -------------------------------------------------------------------------------


Sequential Trigger Event. A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 0.50%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

Step-Up Coupons. If the Optional Clean-up Call is not exercised on the date it is first exercisable, the Pass-Through Rate on the Class AF4, Class AF5, Class AF6A, Class AF6B and each class of Subordinate Certificates, with the exception of the B3 Certificates, will increase by 0.50% per annum. The margin for the Class B3 Certificates will increase to 1.5 times the margin after the first distribution date on which the optional clean-up call is exercisable.

Class AV1 Pass-Through Rate. The Class AV1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% and
(ii) the WAC Cap.

Class AF2 Pass-Through Rate. The Class AF2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% and (ii) the WAC Cap.

Class AF3 Pass-Through Rate. The Class AF3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% and (ii) the WAC Cap.

Class AF4 Pass-Through Rate. The Class AF4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class AF5 Pass-Through Rate. The Class AF5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class AF6A Pass-Through Rate. The Class AF6A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class AF6B Pass-Through Rate. The Class AF6B Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M1 Pass-Through Rate. The Class M1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M2 Pass-Through Rate. The Class M2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M3 Pass-Through Rate. The Class M3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M4 Pass-Through Rate. The Class M4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Class M5 Pass-Through Rate. The Class M5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M6 Pass-Through Rate. The Class M6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B1 Pass-Through Rate. The Class B1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B2 Pass-Through Rate. The Class B2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B3 Pass-Through Rate. The Class B3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate (calculated on an actual/360 day basis with respect to the Variable Rate Certificates and on a 30/360 day basis with respect to the Fixed Rate Certificates).

Class A Basis Risk Carry Forward Amount. As to any Distribution Date, the basis risk carry forward amount for the Class A Certificates will equal the sum of: (i) the excess, if any, that the related class of Class A Certificates, as applicable, would otherwise be due at the related Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of Class A Certificates at a rate equal to the WAC Cap (in the case of the Class AV1 Certificates, calculated on an actual/360 basis); (ii) any Basis Risk Carry Forward Amount for such class of Class A Certificates, as applicable, remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Pass-Through Rate for such class of Class A Certificates (without regard to the WAC Cap).

Class M1, M2, M3, M4, M5, M6, B1, B2 and B3 Basis Risk Carry Forward Amounts. As to any Distribution Date, the basis risk carry forward amount for each of the Class M1, M2, M3, M4, M5, M6, B1, B2 and B3 Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (in the case of the Class B3 Certificates, calculated on an actual/360 basis) (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

Accrued Certificate Interest. For each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date at the related Pass-Through Rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

Principal Remittance Amount. On any Distribution Date, the sum of:

      (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the related Servicer remittance date;

      (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs;

      (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

      (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the Servicer remittance date prior to such Distribution Date;

      (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

      (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Basic Principal Distribution Amount. On any Distribution Date, the excess of
(i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate) and available for distribution during the related due period, over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates from the Interest Remittance Amount and Principal Remittance Amount, respectively.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 84.50% and (2) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period minus 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class AF6A and AF6B Calculation Percentage. For any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the respective certificate principal balance of the Class AF6A and AF6B Certificates and the denominator of which is the aggregate certificate principal balance of the Class A Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

Class AF6A and AF6B Lockout Distribution Amount: For any Distribution Date will be an amount equal to the product of (i) the Class AF6A and AF6B Calculation Percentage for that Distribution Date, (ii) the Class AF6A and AF6B Lockout Percentage for that Distribution Date and (iii) the principal allocable to the Class A Certificates for that Distribution Date. In no event shall the Class AF6A and AF6B Lockout Distribution Amount exceed the outstanding certificate principal balance for the Class AF6A and AF6B Certificates or the Class A Principal Distribution Amount for the applicable Distribution Date.

Class AF6A and AF6B Lockout Percentage: For each Distribution Date will be as follows:

                        Distribution Date        Lockout
                             (Months)           Percentage
                      -------------------------------------
                      1 to 36                           0%
                      37 to 60                         45%
                      61 to 72                         80%
                      73 to 84                        100%
                      85 and thereafter               300%

Class M1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 87.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of
(i) 89.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), and


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

(D) the certificate principal balance of the Class M3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of
(i) 90.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 91.80% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class M5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of
(i) 93.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (G) the certificate principal balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of: (A) the product of (i) 94.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6 Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (H) the certificate principal balance of the Class B1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.20% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Class B2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6 Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B1 Certificates (after taking into account any payment of the Class B1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of
(i) 96.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6 Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date) (H) the certificate principal balance of the Class B1 Certificates (after taking into account any payment of the Class B1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B2 Certificates (after taking into account any payment of the Class B2 Principal Distribution Amount on such Distribution Date), and (J) the certificate principal balance of the Class B3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related due period over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Distributions

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be distributed sequentially as follows:


      (i) to the Class A Certificates, pro rata, their respective Accrued Certificate Interest;

      (ii) to the Class A Certificates, pro rata, their respective unpaid Accrued Certificate Interest, if any, from prior Distribution Dates;

      (iii) to the Class M1 Certificates, their Accrued Certificate Interest;

      (iv)  to the Class M2 Certificates, their Accrued Certificate Interest;

      (v)   to the Class M3 Certificates, their Accrued Certificate Interest;

      (vi)  to the Class M4 Certificates, their Accrued Certificate Interest;

      (vii) to the Class M5 Certificates, their Accrued Certificate Interest;

      (viii) to the Class M6 Certificates, their Accrued Certificate Interest;

      (ix)  to the Class B1 Certificates, their Accrued Certificate Interest;

      (x)   to the Class B2 Certificates, their Accrued Certificate Interest;
            and

      (xi)  to the Class B3 Certificates, their Accrued Certificate Interest.

Principal Distributions on the Offered Certificates. On each Distribution Date
(a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) first concurrently to the Class R, Class RC and Class RX Certificates, until their respective certificate principal balances have been reduced to zero;

(b)   sequentially:

      (i) concurrently, to the Class AF6A and AF6B Certificates, allocated pro rata among these certificates, an amount equal to the Class AF6A and AF6B Lockout Distribution Amount, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class AF6A and Class AF6B Certificates will be allocated first, to the Class AF6A Certificates, until their certificate principal balance has been reduced to zero, and then to the Class AF6B Certificates, until their certificate principal balance has been reduced to zero;

      (ii) sequentially to the Class AV1, Class AF2, Class AF3, Class AF4 and ClassAF5 Certificates, in that order, until their respective certificate principal balances have been reduced to zero;

      (iii) concurrently, to the Class AF6A and Class AF6B Certificates, allocated pro rata among these certificates, without regard to the Class AF6A and AF6B Lockout Distribution Amount, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class AF6A and Class AF6B Certificates will be allocated first, to the Class AF6A Certificates, until their certificate principal balance has been reduced to zero, and then to the Class AF6B Certificates, until their certificate principal balance has been reduced to zero;


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

(c) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (a) and (b) will be distributed sequentially in the following order of priority:

      (i) to the Class M1 Certificates, until their certificate principal balance has been reduced to zero,

      (ii) to the Class M2 Certificates, until their certificate principal balance has been reduced to zero,

      (iii) to the Class M3 Certificates, until their certificate principal balance has been reduced to zero,

      (iv) to the Class M4 Certificates, until their certificate principal balance has been reduced to zero,

      (v) to the Class M5 Certificates, until their certificate principal balance has been reduced to zero,

      (vi) to the Class M6 Certificates, until their certificate principal balance has been reduced to zero,

      vii) to the Class B1 Certificates, until their certificate principal balance has been reduced to zero,

      (viii) to the Class B2 Certificates, until their certificate principal balance has been reduced to zero, and

      (ix) to the Class B3 Certificates, until their certificate principal balance has been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be distributed sequentially as follows:

(a) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, sequentially as follows:

      (i) concurrently, to the Class AF6A and AF6B Certificates, allocated pro rata among these certificates, an amount equal to the Class AF6A and AF6B Lockout Distribution Amount, until their respective certificate principal balances have been reduced to zero;

      (ii) sequentially, to the Class AV1, Class AF2, Class AF3, Class AF4 and Class AF5 Certificates, in that order, until their respective certificate principal balances have been reduced to zero;

      (iii) concurrently, to the Class AF6A and Class AF6B Certificates, allocated pro rata among these certificates, without regard to the Class AF6A and AF6B Lockout Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(b) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraph (a) will be distributed sequentially in the following order of priority:

      (i) to the Class M1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (ii) to the Class M2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (iii) to the Class M3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M3 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (iv) to the Class M4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M4 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (v) to the Class M5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M5 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (vi) to the Class M6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M6 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (vii) to the Class B1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero,

      (viii)to the Class B2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero, and

      (ix) to the Class B3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B3 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 Certificates and the certificate principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata among the Class A Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class AF6A and Class AF6B Certificates will be allocated first to the Class AF6A Certificates, until their certificate principal balance has been reduced to zero and then to the Class AF6B Certificates until their certificate principal balance has been reduced to zero.


Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed sequentially as follows:

      (i) to pay the holders of the Offered Certificates in respect of principal and the Extra Principal Distribution Amount (in the order of priority as described above under "Principal
            Distributions on the Offered Certificates"), until the targeted overcollateralization amount has been achieved;

      (ii) if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the "Interest Distributions on the Certificates" section above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata, among such classes based on their respective entitlement to those amounts, and then
            (y) to the holders of each class of the subordinate certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

      (iii) to the Class M1 Certificates, their unpaid interest shortfall amount;

      (iv) to the Class M2 Certificates, their unpaid interest shortfall amount;

      (v) to the Class M3 Certificates, their unpaid interest shortfall amount;

      (vi) to the Class M4 Certificates, their unpaid interest shortfall amount;

      (vii) to the Class M5 Certificates, their unpaid interest shortfall amount;

      (viii)to the Class M6 Certificates, their unpaid interest shortfall amount;

      (ix) to the Class B1 Certificates, their unpaid interest shortfall amount;

      (x) to the Class B2 Certificates, their unpaid interest shortfall amount;

      (xi) to the Class B3 Certificates, their unpaid interest shortfall amount;

      (xii) concurrently, any Class A Basis Risk Carry Forward Amount to the Class A Certificates pro rata, based on their respective certificate principal balances immediately prior to such distribution date;

      (xiii) sequentially, to Class M1, M2, M3, M4, M5, M6, B1, B2 and B3 Certificates, in that order, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts and;

      (xiv) to the holders of the Class X Certificates, any remaining amounts.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow, (ii) in reduction of the overcollateralization amount, and (iii) sequentially, to the Class B3, B2, B1, M6, M5, M4, M3, M2 and M1 Certificates, in that order. An allocation of any Realized Losses to a subordinate certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of Class A Certificates.

Allocation of Interest Rate Cap Payments.

      (i) From any available Interest Rate Cap payments, to the Class B3 Certificates up to their Basis Risk Carry Forward Amount, to the extent not paid pursuant to clause (xiii) of "Allocation of Net Monthly Excess Cashflow" above; and

      (ii)  To the holders of the Class X Certificates, any remaining amounts.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Remaining Prepayment Penalty Term by Product Type(1)(2)(3)
----------------------------------------------------------

Product                  No Penalty    1-12 Months  13-24 Months   25-36 Months  37-48 Months   49-60 Months           Total
-------------------- --------------  ------------- -------------  -------------  ------------  -------------  ---------------
10 YEAR FIXED              $351,160        $93,426            $0             $0            $0             $0        $444,586
15 YEAR FIXED             5,381,782              0             0        683,117             0              0       6,064,900
20 YEAR FIXED             2,500,272        326,758             0        807,361             0              0       3,634,391
20 YR FIXED IO              580,000              0             0              0             0              0         580,000
25 YR FIXED                       0              0             0        805,847             0              0         805,847
30 YR FIXED             207,499,959     12,742,463     5,463,686     40,868,415             0        315,445     266,889,968
30 YR FIXED IO          305,197,278      4,743,407     2,135,018     12,332,620             0              0     324,408,323
FIXED BALLOON 30/15      11,697,926              0             0              0             0              0      11,697,926
FIXED BALLOON 40/30       6,813,140        982,574             0      3,539,208             0              0      11,334,922
-------------------- --------------  ------------- -------------  -------------  ------------  -------------  ---------------
Total:                 $540,021,517    $18,888,628    $7,598,704    $59,036,569            $0       $315,445    $625,860,862
==================== ==============  ============= =============  =============  ============  =============  ===============

Product                  No Penalty    1-12 Months  13-24 Months   25-36 Months  37-48 Months   49-60 Months           Total
-------------------- --------------  ------------- -------------  -------------  ------------  -------------  ---------------
10 YEAR FIXED                 0.06%          0.01%         0.00%          0.00%         0.00%          0.00%           0.07%
15 YEAR FIXED                  0.86              0             0           0.11             0              0            0.97
20 YEAR FIXED                   0.4           0.05             0           0.13             0              0            0.58
20 YR FIXED IO                 0.09              0             0              0             0              0            0.09
25 YR FIXED                       0              0             0           0.13             0              0            0.13
30 YR FIXED                   33.15           2.04          0.87           6.53             0           0.05           42.64
30 YR FIXED IO                48.76           0.76          0.34           1.97             0              0           51.83
FIXED BALLOON 30/15            1.87              0             0              0             0              0            1.87
FIXED BALLOON 40/30            1.09           0.16             0           0.57             0              0            1.81
-------------------- --------------  ------------- -------------  -------------  ------------  -------------  ---------------
Total:                       86.28%          3.02%         1.21%          9.43%         0.00%          0.05%         100.00%
==================== ==============  ============= =============  =============  ============  =============  ===============

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.

(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.

(3)   Columns may not add up due to rounding.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Breakeven CDR Table for the Subordinate Certificates
----------------------------------------------------

The assumptions for the breakeven CDR table below are as follows (using Statistical Data rolled one month at 6% CPR):

o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

o     33% loss severity, 100% advancing of principal and interest

o     There is a 6 month lag in recoveries

o Priced to call with collateral losses calculated through the life of the applicable bond

o The Offered Certificates are priced at par, except the Class B1, B2 and B3 Certificates, which are priced at 98.9989%, 95.9787% and 78.1579%, respectively.

o Based on the collateral as of the Statistical Calculation Date rolled 1 month forward at 6% CPR

o     1-month LIBOR forward curve as of 01/30/07

-------------------------------------------------------------------------------------------
                                                First Dollar of Loss              0% Return
----------------- ------------------------- ------------------------ ----------------------
Class M1          CDR (%)                                      10.18                  10.82

                  Yield (%)                                   6.0819                 0.0355

                  WAL (years)                                   6.01                   5.75

                  Modified Duration                             4.89                   4.87

                  Principal Window                     Feb13 - Feb13          Jan13 - Jan13

                  Principal Writedown              23,996.29 (0.31%)  2,698,664.10 (34.69%)

                  Total Collat Loss            51,816,382.93 (8.33%)  54,318,762.64 (8.73%)
----------------- ------------------------- ------------------------ ----------------------
Class M2          CDR (%)                                       8.60                   9.15

                  Yield (%)                                   6.1667                 0.1092

                  WAL (years)                                   6.26                   5.97

                  Modified Duration                             5.05                   5.02

                  Principal Window                     May13 - May13          Apr13 - Apr13

                  Principal Writedown               5,998.73 (0.09%)  2,461,949.72 (35.96%)

                  Total Collat Loss            45,407,390.15 (7.30%)  47,704,967.28 (7.66%)
----------------- ------------------------- ------------------------ ----------------------
Class M3          CDR (%)                                       7.66                   8.01

                  Yield (%)                                   6.0863                 0.0465

                  WAL (years)                                   6.42                   6.17

                  Modified Duration                             5.15                   5.11

                  Principal Window                     Jul13 - Jul13          Jun13 - Jun13

                  Principal Writedown              47,957.34 (1.10%)  1,646,256.57 (37.79%)

                  Total Collat Loss            41,379,991.92 (6.65%)  42,860,441.61 (6.89%)
----------------- ------------------------- ------------------------ ----------------------
Class M4          CDR (%)                                       6.87                   7.17

                  Yield (%)                                   6.1912                 0.1101

                  WAL (years)                                   6.59                   6.33

                  Modified Duration                             5.25                   5.20

                  Principal Window                     Sep13 - Sep13          Aug13 - Aug13

                  Principal Writedown              26,859.37 (0.72%)  1,446,940.47 (38.74%)

                  Total Collat Loss            37,882,687.26 (6.09%)  39,193,963.30 (6.30%)
----------------- ------------------------- ------------------------ ----------------------
Class M5          CDR (%)                                       6.13                   6.41

                  Yield (%)                                   6.2765                 0.1326

                  WAL (years)                                   6.67                   6.45

                  Modified Duration                             5.30                   5.29

                  Principal Window                     Oct13 - Oct13          Oct13 - Oct13

                  Principal Writedown              17,015.75 (0.46%)  1,482,846.59 (39.71%)

                  Total Collat Loss            34,352,217.25 (5.52%)  35,751,408.74 (5.74%)
-------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                First Dollar of Loss              0% Return
----------------- ------------------------- ------------------------ ----------------------
Class M6          CDR (%)                                       5.40                   5.69

                  Yield (%)                                   6.3630                 0.1749

                  WAL (years)                                   6.84                   6.50

                  Modified Duration                             5.39                   5.33

                  Principal Window                     Dec13 - Dec13          Nov13 - Nov13

                  Principal Writedown               6,799.37 (0.18%)  1,496,499.71 (40.08%)

                  Total Collat Loss            30,865,792.79 (4.96%)  32,244,602.07 (5.18%)
----------------- ------------------------- ------------------------ ----------------------
Class B1          CDR (%)                                       4.83                   5.07

                  Yield (%)                                   6.8540                 0.2199

                  WAL (years)                                   6.92                   6.61

                  Modified Duration                             5.35                   5.32

                  Principal Window                     Jan14 - Jan14          Jan14 - Jan14

                  Principal Writedown              35,949.50 (1.16%)  1,377,388.79 (44.26%)

                  Total Collat Loss            27,983,462.65 (4.50%)  29,250,283.84 (4.70%)
----------------- ------------------------- ------------------------ ----------------------
Class B2          CDR (%)                                       4.02                   4.37

                  Yield (%)                                   7.4252                 0.2372

                  WAL (years)                                   7.09                   6.50

                  Modified Duration                             5.41                   5.38

                  Principal Window                     Mar14 - Mar14          Mar14 - Mar14

                  Principal Writedown              53,448.20 (1.14%)  2,169,037.32 (46.47%)

                  Total Collat Loss            23,794,811.54 (3.82%)  25,704,075.69 (4.13%)
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                First Dollar of Loss              0% Return             Flat LIBOR
----------------- --------------------------- ---------------------- ---------------------- ----------------------
Class B3          CDR (%)                                       3.55                   3.83                   3.73
                  Yield (%)                                  11.3391                 0.3911                 5.4331
                  WAL (years)                                   7.25                   6.28                   6.73
                  Modified Duration                             5.20                   5.02                   5.09
                  Principal Window                     May14 - May14          Apr14 - Apr14          Apr14 - Apr14
                  Principal Writedown              73,847.62 (2.37%)  2,000,748.47 (64.29%)  1,332,838.15 (42.83%)
                  Total Collat Loss            21,337,364.97 (3.43%)  22,826,128.05 (3.67%)  22,270,670.50 (3.58%)
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Maturity
----------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied.

o     1-month LIBOR remains static.

o     10% Clean-up Call is not exercised.


                                               ------------ ----------- ------------ ----------- ------------ -------------
                      Pricing Speed                     50%         75%         100%        125%         150%          175%
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             1.87        1.29         1.00        0.82         0.70          0.61
AV1            Principal Window Begin                     1           1            1           1            1             1
               Principal Window End                      47          31           23          19           16            13
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             4.24        2.79         2.10        1.68         1.40          1.20
AF2            Principal Window Begin                    47          31           23          19           16            13
               Principal Window End                      55          36           27          22           18            15
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             6.72        4.15         3.00        2.31         1.90          1.61
AF3            Principal Window Begin                    55          36           27          22           18            15
               Principal Window End                     120          68           48          35           28            24
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            12.40        7.67         5.00        3.70         2.74          2.27
AF4            Principal Window Begin                   120          68           48          35           28            24
               Principal Window End                     182         125           76          55           42            31
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             19.7       14.26        10.35        7.18         4.82          3.18
AF5            Principal Window Begin                   182         125           76          55           42            31
               Principal Window End                     330         268          209         167          135            53
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             7.93        7.06         6.55        6.27         6.11          5.56
AF6A           Principal Window Begin                    37          37           38          39           41            43
               Principal Window End                     327         266          207         164          133           112
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             7.93        7.06         6.55        6.27         6.11          5.56
AF6B           Principal Window Begin                    37          37           38          39           41            43
               Principal Window End                     327         266          207         164          133           112
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            11.19        7.71         5.78        4.73         4.18          3.94
M1             Principal Window Begin                    62          42           37          39           40            42
               Principal Window End                     256         186          141         111           89            74
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            11.12        7.66         5.73        4.68         4.12          3.84
M2             Principal Window Begin                    62          42           37          38           39            41
               Principal Window End                     247         177          134         105           85            70
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            11.05        7.60         5.68        4.63         4.05          3.76
M3             Principal Window Begin                    62          42           37          38           39            40
               Principal Window End                     236         169          127          99           80            66
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.97        7.53         5.63        4.59         4.02          3.72
M4             Principal Window Begin                    62          42           37          38           39            40
               Principal Window End                     227         162          122          95           77            64
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.88        7.46         5.58        4.55         3.95          3.63
M5             Principal Window Begin                    62          42           37          38           38            39
               Principal Window End                     219         155          116          91           73            61
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.74        7.36         5.49        4.47         3.89          3.59
M6             Principal Window Begin                    62          42           37          37           38            39
               Principal Window End                     208         147          110          86           69            57
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.56        7.22         5.38        4.37         3.82          3.48
B1             Principal Window Begin                    62          42           37          37           38            38
               Principal Window End                     196         138          103          80           65            54
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.22        6.95         5.18        4.21         3.67          3.37
B2             Principal Window Begin                    62          42           37          37           37            38
               Principal Window End                     183         128           95          74           60            50
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             9.56        6.45         4.80        3.92         3.42          3.16
B3             Principal Window Begin                    62          42           37          37           37            37
               Principal Window End                     158         108           80          62           51            42
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Call
------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied.

o     1-month LIBOR remains static.

o     10% Clean-up Call is exercised on the first possible date.


                                               ------------ ----------- ------------ ----------- ------------ -------------
                      Pricing Speed                     50%         75%         100%        125%         150%          175%
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             1.87        1.29         1.00        0.82         0.70          0.61
AV1            Principal Window Begin                     1           1            1           1            1             1
               Principal Window End                      47          31           23          19           16            13
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             4.24        2.79         2.10        1.68         1.40          1.20
AF2            Principal Window Begin                    47          31           23          19           16            13
               Principal Window End                      55          36           27          22           18            15
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             6.72        4.15         3.00        2.31         1.90          1.61
AF3            Principal Window Begin                    55          36           27          22           18            15
               Principal Window End                     120          68           48          35           28            24
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            12.40        7.67         5.00        3.70         2.74          2.27
AF4            Principal Window Begin                   120          68           48          35           28            24
               Principal Window End                     182         125           76          55           42            31
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             15.5       10.82         7.81         5.7         4.39          3.17
AF5            Principal Window Begin                   182         125           76          55           42            31
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             7.91        7.00         6.36        5.55         4.83          4.21
AF6A           Principal Window Begin                    37          37           38          39           41            43
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             7.91        7.00         6.36        5.55         4.83          4.21
AF6B           Principal Window Begin                    37          37           38          39           41            43
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.36        4.39         3.91          3.72
M1             Principal Window Begin                    62          42           37          39           40            42
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.38         3.88          3.65
M2             Principal Window Begin                    62          42           37          38           39            41
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.36         3.84          3.59
M3             Principal Window Begin                    62          42           37          38           39            40
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.36         3.84          3.58
M4             Principal Window Begin                    62          42           37          38           39            40
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.36         3.81          3.52
M5             Principal Window Begin                    62          42           37          38           38            39
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.35         3.80          3.52
M6             Principal Window Begin                    62          42           37          37           38            39
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.50        7.17         5.35        4.33         3.80          3.47
B1             Principal Window Begin                    62          42           37          37           38            38
               Principal Window End                     186         130           97          75           61            51
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                            10.22        6.95         5.18        4.21         3.67          3.37
B2             Principal Window Begin                    62          42           37          37           37            38
               Principal Window End                     183         128           95          74           60            50
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------
               WAL (years)                             9.56        6.45         4.80        3.92         3.42          3.16
B3             Principal Window Begin                    62          42           37          37           37            37
               Principal Window End                     158         108           80          62           51            42
-------------  ------------------------------  ------------ ----------- ------------ ----------- ------------ -------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

WAC Cap. The information in the following table has been prepared assuming prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

  Distribution    WAC Cap (%)   WAC Cap (%)
     Date          (30/360)      (ACT/360)
  ------------- -------------- -------------
     Mar-07        6.89808       6.89808
     Apr-07        6.89804       6.67552
     May-07        6.89800       6.89800
     Jun-07        6.89796       6.67545
     Jul-07        6.89792       6.89792
     Aug-07        6.89788       6.67537
     Sep-07        6.89784       6.67533
     Oct-07        6.89780       6.89780
     Nov-07        6.89777       6.67526
     Dec-07        6.89775       6.89775
     Jan-08        6.89776       6.67526
     Feb-08        6.89779       6.67528
     Mar-08        6.89781       7.13566
     Apr-08        6.89783       6.67532
     May-08        6.89785       6.89785
     Jun-08        6.89788       6.67537
     Jul-08        6.89790       6.89790
     Aug-08        6.89792       6.67541
     Sep-08        6.89795       6.67543
     Oct-08        6.89797       6.89797
     Nov-08        6.89799       6.67548
     Dec-08        6.89802       6.89802
     Jan-09        6.89804       6.67552
     Feb-09        6.89807       6.67555
     Mar-09        6.89809       7.39081
     Apr-09        6.89811       6.67559
     May-09        6.89814       6.89814
     Jun-09        6.89816       6.67564
     Jul-09        6.89819       6.89819
     Aug-09        6.89821       6.67569
     Sep-09        6.89824       6.67571
     Oct-09        6.89826       6.89826
     Nov-09        6.89829       6.67576
     Dec-09        6.89831       6.89831
     Jan-10        6.89834       6.67581
     Feb-10        6.89836       6.67583
     Mar-10        6.89839       7.39113
     Apr-10        6.89841       6.67588
     May-10        6.89844       6.89844
     Jun-10        6.89846       6.67593
     Jul-10        6.89849       6.89849
     Aug-10        6.89852       6.67598
     Sep-10        6.89854       6.67601
     Oct-10        6.89857       6.89857
     Nov-10        6.89860       6.67606
     Dec-10        6.89862       6.89862
     Jan-11        6.89865       6.67611
     Feb-11        6.89868       6.67614
     Mar-11        6.89870       7.39147
     Apr-11        6.89873       6.67619
     May-11        6.89876       6.89876

  Distribution    WAC Cap (%)   WAC Cap (%)
     Date          (30/360)      (ACT/360)
  ------------- -------------- -------------
     Jun-11        6.89878       6.67624
     Jul-11        6.89881       6.89881
     Aug-11        6.89884       6.67630
     Sep-11        6.89887       6.67632
     Oct-11        6.89889       6.89889
     Nov-11        6.89892       6.67638
     Dec-11        6.89895       6.89895
     Jan-12        6.89898       6.67644
     Feb-12        6.89902       6.67647
     Mar-12        6.89905       7.13695
     Apr-12        6.89909       6.67654
     May-12        6.89913       6.89913
     Jun-12        6.89916       6.67661
     Jul-12        6.89920       6.89920
     Aug-12        6.89923       6.67668
     Sep-12        6.89927       6.67671
     Oct-12        6.89931       6.89931
     Nov-12        6.89935       6.67679
     Dec-12        6.89938       6.89938
     Jan-13        6.89942       6.67686
     Feb-13        6.89946       6.67690
     Mar-13        6.89950       7.39232
     Apr-13        6.89953       6.67697
     May-13        6.89957       6.89957
     Jun-13        6.89961       6.67704
     Jul-13        6.89965       6.89965
     Aug-13        6.89969       6.67712
     Sep-13        6.89973       6.67716
     Oct-13        6.89977       6.89977
     Nov-13        6.89981       6.67723
     Dec-13        6.89985       6.89985
     Jan-14        6.89989       6.67731
     Feb-14        6.89993       6.67735
     Mar-14        6.89997       7.39282
     Apr-14        6.90001       6.67743
     May-14        6.90005       6.90005
     Jun-14        6.90009       6.67751
     Jul-14        6.90013       6.90013
     Aug-14        6.90017       6.67759
     Sep-14        6.90022       6.67763
     Oct-14        6.90026       6.90026
     Nov-14        6.90030       6.67771
     Dec-14        6.90034       6.90034
     Jan-15        6.90039       6.67779
     Feb-15        6.90043       6.67783
     Mar-15        6.90047       7.39336
     Apr-15        6.90052       6.67792
     May-15        6.90056       6.90056
     Jun-15        6.90060       6.67800
     Jul-15        6.90065       6.90065
     Aug-15        6.90069       6.67809


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------


  Distribution    WAC Cap (%)   WAC Cap (%)
     Date          (30/360)      (ACT/360)
  ------------- -------------- -------------
     Sep-15         6.90074        6.67813
     Oct-15         6.90078        6.90078
     Nov-15         6.90083        6.67822
     Dec-15         6.90087        6.90087
     Jan-16         6.90092        6.67831
     Feb-16         6.90096        6.67835
     Mar-16         6.90101        7.13898
     Apr-16         6.90106        6.67844
     May-16         6.90110        6.90110
     Jun-16         6.90115        6.67853
     Jul-16         6.90120        6.90120
     Aug-16         6.90125        6.67863
     Sep-16         6.90129        6.67867
     Oct-16         6.90134        6.90134
     Nov-16         6.90139        6.67877
     Dec-16         6.90145        6.90145
     Jan-17         6.90148        6.67885
     Feb-17         6.90152        6.67889


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------


The Interest Rate Cap Notional Amount Amortization Schedule

This transaction will contain a one-month LIBOR interest rate cap agreement (the "Interest Rate Cap") available to pay Basis Risk Carry Forward Amounts on all the Class B3 Certificates in the manner described herein. The Interest Rate Cap will have the notional amount of approximately $3,112,000, a term of 23 months beginning on the Distribution Date in March 2007 and a strike rate as detailed in the table below.

   Distribution Period
         (Months)            Distribution Date        Strike Rate (%)
         --------            -----------------        ---------------
            1                     Mar-07                  4.89808
            2                     Apr-07                  4.67552
            3                     May-07                  4.89800
            4                     Jun-07                  4.67545
            5                     Jul-07                  4.89792
            6                     Aug-07                  4.67537
            7                     Sep-07                  4.67533
            8                     Oct-07                  4.89780
            9                     Nov-07                  4.67526
            10                    Dec-07                  4.89775
            11                    Jan-08                  4.67526
            12                    Feb-08                  4.67528
            13                    Mar-08                  5.13566
            14                    Apr-08                  4.67532
            15                    May-08                  4.89785
            16                    Jun-08                  4.67537
            17                    Jul-08                  4.89790
            18                    Aug-08                  4.67541
            19                    Sep-08                  4.67543
            20                    Oct-08                  4.89797
            21                    Nov-08                  4.67548
            22                    Dec-08                  4.89802
            23                    Jan-09                  4.67552


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

Selected Mortgage Loan Data


Selected Mortgage Loan Data

                       The Mortgage Loans - All Collateral

Scheduled Principal Balance:                                        $625,860,862
Number of Mortgage Loans:                                                  2,381
Average Scheduled Balance:                                              $262,856
% of Interest Only Loans:                                                 51.93%
Weighted Average Gross Coupon:                                            7.167%
Weighted Average Net Coupon:                                              6.898%
Nonzero Weighted Average FICO Score:                                         691
Weighted Average Original LTV Ratio:                                      77.04%
Weighted Average Combined Original LTV Ratio:                             88.30%
Weighted Average Stated Remaining Term (months):                             352
Weighted Average Seasoning (months):                                           2
% of Mortgage Loans with Silent Seconds:                                  63.68%
Nonzero Weighted Average Debt-to-Income Ratio:                            38.74%
% of Loans with MI:                                                        6.28%
Expense:                                                                0.26858%
Paid MI (Deep MI down to 65 %):                                         0.01560%
Lender-Paid MI:                                                         0.00297%
Servicing Fee:                                                          0.25000%


                    Distribution by Current Principal Balance

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
Current Principal     Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Balance                   Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-------                   -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
$50,000 & Below              35    $1,426,949       0.23%      8.146%      681    $40,770     78.40%    86.57%   12.00%      28.24%
$50,001 - $75,000            85     5,524,816       0.88       7.823       682     64,998     78.93     88.51    23.06       58.62
$75,001 - $100,000          147    13,090,018       2.09       7.631       688     89,048     76.62     86.75    18.97       58.51
$100,001 - $125,000         207    23,562,702       3.76       7.389       685    113,829     78.96     91.53    24.58       74.78
$125,001 - $150,000         222    30,676,475       4.90       7.292       693    138,182     78.21     90.61    24.09       71.06
$150,001 - $200,000         430    75,438,138      12.05       7.207       687    175,438     78.76     91.14    22.11       81.68
$200,001 - $250,000         293    65,661,852      10.49       7.148       680    224,102     78.48     91.92    17.06       86.27
$250,001 - $300,000         250    68,873,535      11.00       7.125       680    275,494     78.16     90.84    11.84       85.79
$300,001 - $350,000         155    50,243,695       8.03       7.151       678    324,153     79.14     92.28    11.65       87.05
$350,001 - $400,000         129    48,408,506       7.73       7.170       680    375,260     78.57     91.85    14.84       89.94
$400,001 - $450,000         102    43,513,767       6.95       7.177       692    426,606     77.16     89.48    10.82       89.04
$450,001 - $500,000          91    43,564,269       6.96       7.077       701    478,728     75.90     83.41    15.55       85.54
$500,001 - $550,000          71    37,262,377       5.95       7.045       702    524,822     76.02     84.67    15.45       93.07
$550,001 - $600,000          52    29,994,154       4.79       7.191       716    576,811     75.97     86.92    13.50       94.25
$600,001 - $650,000          44    27,774,033       4.44       6.993       713    631,228     74.49     82.56    13.48       88.49
$650,001 - $700,000          12     8,067,100       1.29       6.896       714    672,258     76.62     83.65    16.91      100.00
$700,001 - $750,000          15    10,938,173       1.75       7.079       719    729,212     74.48     83.03     0.00       79.81
$750,001 - $800,000           8     6,252,643       1.00       7.055       686    781,580     75.18     82.68    50.47      100.00
$800,001 - $850,000           4     3,390,000       0.54       6.737       742    847,500     58.40     64.35     0.00       50.15
$850,001 - $900,000           7     6,152,465       0.98       7.348       693    878,924     72.22     80.90     0.00      100.00
$900,001 - $950,000           5     4,635,183       0.74       7.200       669    927,037     74.19     83.75    40.27       79.55
$950,001 - $1,000,000         8     7,906,354       1.26       7.465       716    988,294     71.10     82.02     0.00       74.91
$1,000,001 & Above            9    13,503,658       2.16       6.808       710  1,500,406     63.05     66.10     0.00      100.00
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----      ------
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                          Distribution by Current Rate

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Current Rate              Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
------------------        -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
5.51 - 6.00%                 45   $12,479,969       1.99%      5.947%      729   $277,333     69.32%    72.82%   71.73%     100.00%
6.01 - 6.50%                283    82,583,158      13.20       6.398       722    291,813     72.97     80.90    32.47       93.35
6.51 - 7.00%                702   214,244,375      34.23       6.816       697    305,191     76.01     87.27    18.51       90.67
7.01 - 7.50%                665   166,500,920      26.60       7.312       676    250,377     78.46     91.62     7.53       88.70
7.51 - 8.00%                416    96,287,000      15.38       7.784       679    231,459     78.94     90.44     7.53       71.45
8.01 - 8.50%                195    41,228,174       6.59       8.291       684    211,427     80.83     92.86     2.98       60.42
8.51 - 9.00%                 53     8,563,692       1.37       8.778       663    161,579     82.79     94.02     9.70       64.48
9.01 - 9.50%                  8     1,203,837       0.19       9.263       671    150,480     80.12     91.44    17.89       79.21
9.51 - 10.00%                 9     1,814,839       0.29       9.707       685    201,649     88.16     96.97     6.57       57.55
10.01% & Above                5       954,900       0.15      10.270       731    190,980     81.11     99.12     0.00       17.57
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----      ------
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====

                              Distribution by FICO

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
FICO                      Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-------                   -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
801 - 820                    26    $7,627,181       1.22%      6.709%      806   $293,353     75.30%    81.80%   50.67%      67.75%
781 - 800                    71    22,170,102       3.54       6.786       790    312,255     75.60     83.02    25.23       84.26
761 - 780                   123    34,270,485       5.48       6.947       771    278,622     75.70     84.84    23.63       73.32
741 - 760                   161    47,778,099       7.63       6.987       750    296,758     77.26     86.86    20.02       84.48
721 - 740                   184    56,223,477       8.98       6.947       730    305,562     75.32     84.59    18.67       88.42
701 - 720                   241    63,955,622      10.22       7.044       710    265,376     75.79     85.29    21.43       81.43
681 - 700                   326    92,647,351      14.80       7.122       690    284,194     75.20     86.39    16.73       79.25
661 - 680                   422    99,638,121      15.92       7.366       671    236,109     77.54     88.23    11.68       75.25
641 - 660                   472   114,715,882      18.33       7.306       651    243,042     78.27     92.38    11.19       94.91
621 - 640                   335    82,356,295      13.16       7.365       632    245,840     79.78     93.79     6.29       97.38
620 & Below                  20     4,478,247       0.72       7.214       617    223,912     78.92     92.40    25.30       96.15
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----      ------
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====

                          Distribution by Original LTV

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Original LTV              Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
------------              -----       -------    -------      ------      ----    -------       ---       ---      ---    --------

30.00% & Below               12    $1,317,047       0.21%      6.885%      737   $109,754     22.93%    22.93%   68.16%      59.93%
30.01 - 40.00%               10     2,593,911       0.41       6.934       703    259,391     35.50     42.86     2.29       90.59
40.01 - 50.00%               36     8,448,603       1.35       6.608       705    234,683     45.98     49.22    23.37       84.34
50.01 - 60.00%               57    19,085,077       3.05       6.629       706    334,826     56.03     56.49    21.31       79.24
60.01 - 70.00%              169    69,565,917      11.12       6.943       706    411,633     66.07     72.08    11.42       79.29
70.01 - 80.00%            1,885   486,043,476      77.66       7.201       688    257,848     79.17     92.70    15.04       86.21
80.01 - 85.00%               31     5,577,301       0.89       7.271       691    179,913     84.44     84.44    47.70       91.59
85.01 - 90.00%               92    16,825,851       2.69       7.425       692    182,890     89.51     89.51    19.92       75.81
90.01 - 95.00%               55    11,299,631       1.81       7.730       686    205,448     94.78     94.78     8.05       91.82
95.01 - 100.00%              34     5,104,049       0.82       7.855       714    150,119     99.67     99.67    51.36      100.00
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                          Distribution by Combined LTV

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Combined LTV              Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
------------              -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
30.00% & Below               12    $1,317,047       0.21%      6.885%      737   $109,754     22.93%    22.93%   68.16%      59.93%
30.01 - 40.00%                8     2,202,544       0.35       7.021       699    275,318     34.99     34.99     2.69       88.92
40.01 - 50.00%               33     7,713,603       1.23       6.612       705    233,746     45.89     45.89    25.60       82.85
50.01 - 60.00%               56    17,885,077       2.86       6.613       702    319,376     55.96     55.96    22.74       77.85
60.01 - 70.00%              119    49,626,693       7.93       6.878       709    417,031     65.49     65.72    13.70       84.17
70.01 - 80.00%              392   120,965,842      19.33       7.017       708    308,586     76.83     77.82    18.43       76.83
80.01 - 85.00%               58    14,682,256       2.35       7.251       682    253,142     80.04     84.02    28.78       90.62
85.01 - 90.00%              331    82,948,207      13.25       7.332       688    250,599     79.93     89.42    12.15       69.15
90.01 - 95.00%              267    64,052,225      10.23       7.352       695    239,896     81.57     94.64    15.40       77.61
95.01 - 100.00%           1,105   264,467,368      42.26       7.244       680    239,337     80.08     99.88    14.12       96.33
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====

                          Distribution by Document Type

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Document Type             Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-------------             -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
Full/alt                    427    $97,606,046     15.60%      6.784%      709   $228,586     76.94%    86.36%   100.00%     88.88%
No Doc                      154     36,254,113      5.79       7.445       696    235,416     74.97     78.05      0.00      85.70
No Ratio                    370    100,269,835     16.02       7.285       682    271,000     77.88     91.60      0.00      83.75
SISA                        312     83,290,877     13.31       7.227       686    266,958     78.12     88.90      0.00      93.58
SIVA                      1,118    308,439,992     49.28       7.200       689    275,886     76.75     88.88      0.00      82.08
                          -----   ------------    ------       -----       ---   --------     -----     -----     -----      -----
Total:                    2,381   $625,860,862    100.00%      7.167%      691   $262,856     77.04%    88.30%    15.60%     85.15%
                          =====   ============    ======       =====       ===   ========     =====     =====     =====      =====

                          Distribution by Loan Purpose

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Loan Purpose              Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
------------              -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
Cashout Refi                731  $204,290,099      32.64%      7.125%      689   $279,467     72.93%    78.09%   17.94%      83.02%
Purchase                  1,379   345,597,139      55.22       7.202       692    250,614     79.73     94.89    13.81       85.93
Rate/Term Refi              271    75,973,624      12.14       7.118       693    280,345     75.84     85.76    17.42       87.30
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====

                        Distribution by Occupancy Status

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Occupancy Status          Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
----------------          -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
Investor                    408   $75,021,360      11.99%      7.669%      705   $183,876     76.09%    83.93%   10.95%       0.00%
Owner Occupied            1,908   532,903,529      85.15       7.095       689    279,300     77.25     89.13    16.28      100.00
Second Home                  65    17,935,973       2.87       7.178       712    275,938     74.66     81.86    14.74        0.00
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                          Distribution by Property Type

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Property Type             Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-------------             -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
2 Family                    126   $38,742,258       6.19%      7.329%      699   $307,478     76.06%    86.53%     7.67%     72.95%
3-4 Family                   56    16,801,259       2.68       7.696       696    300,022     76.50     84.60     10.76      39.35
Condo                       185    43,113,611       6.89       7.255       698    233,047     76.13     88.78     13.03      76.92
Single Family/PUD         2,014   527,203,734      84.24       7.131       690    261,769     77.20     88.51     16.54      88.18
                          -----  ------------     ------       -----       ---   --------     -----     -----     -----      -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%    15.60%     85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====     =====      =====

                              Distribution by State

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
State                     Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-----                     -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
CA                          336   $130,915,876     20.92%      6.927%      690   $389,631     75.15%    86.69%   10.90%      91.32%
FL                          265     72,256,253     11.55       7.192       688    272,665     76.15     86.14     9.52       82.23
NY                          182     68,215,761     10.90       7.143       701    374,812     75.61     84.40    15.35       88.44
MD                           91     27,682,178      4.42       6.978       701    304,200     76.21     88.09    22.91       92.13
NJ                           63     25,283,447      4.04       7.398       687    401,325     75.45     84.19     5.00       87.45
AZ                          103     24,286,118      3.88       7.012       706    235,788     79.55     91.66    17.75       84.84
VA                           85     24,040,016      3.84       7.173       682    282,824     78.50     92.24    17.97       90.08
GA                          131     22,893,811      3.66       7.381       680    174,762     80.21     95.17    12.48       80.04
TX                          141     22,031,357      3.52       7.450       695    156,251     79.60     92.59    23.46       64.41
NV                           67     16,817,332      2.69       6.809       711    251,005     79.24     94.17    19.37       84.52
Other                       917    191,438,714     30.59       7.318       687    208,766     78.13     89.43    20.09       82.01
                          -----   ------------    ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381   $625,860,862    100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====   ============    ======       =====       ===   ========     =====     =====    =====       =====

                            Distribution by Zip Code

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Zip Code                  Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
--------                  -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
93311                     8        $2,625,945       0.42%      6.606%      700    $328,243    80.00%     96.46%  10.05%      89.09%
80108                     6         2,536,345       0.41       6.917       738     422,724    76.50      94.91   64.56       70.43
85338                     9         2,406,751       0.38       6.962       703     267,417    76.36      85.26    7.94       55.87
89131                     7         2,405,451       0.38       6.700       720     343,636    80.00     100.00   13.97      100.00
21601                     1         2,000,000       0.32       6.875       733   2,000,000    64.52      64.52    0.00      100.00
63122                     4         1,964,825       0.31       6.729       675     491,206    67.39      70.03    0.00       91.25
30331                     7         1,957,645       0.31       7.309       685     279,664    77.94      91.90    9.23       95.30
07711                     1         1,911,000       0.31       6.625       733   1,911,000    63.70      63.70    0.00      100.00
92627                     3         1,908,736       0.30       6.441       686     636,245    77.64      94.13   40.97      100.00
11968                     3         1,871,347       0.30       7.016       698     623,782    65.79      65.79    0.00       46.56
Other                 2,332       604,272,818      96.55       7.179       691     259,122    77.16      88.46   15.59       85.17
                      -----      ------------     ------       -----       ---    --------    -----      -----   -----       -----
Total:                2,381      $625,860,862     100.00%      7.167%      691    $262,856    77.04%     88.30%  15.60%      85.15%
                      =====      ============     ======       =====       ===    ========    =====      =====   =====       =====


                  Distribution by Remaining Months to Maturity

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
Remaining                                        Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
Months To             Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Maturity                  Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
---------                 -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
1 - 120                       4      $444,586       0.07%      6.487%      701   $111,146     46.40%    46.40%   100.00%    100.00%
121 - 180                    97    17,762,826       2.84       7.447       692    183,122     74.75     81.32     16.43      69.22
181 - 240                    19     4,214,391       0.67       6.617       727    221,810     72.86     79.73     54.41      81.46
241 - 300                     4       805,847       0.13       6.293       725    201,462     65.25     65.25    100.00     100.00
301 - 360                 2,257   602,633,213      96.29       7.164       691    267,006     77.17     88.63     15.12      85.61
                          -----  ------------     ------       -----       ---   --------     -----     -----     -----      -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%    15.60%     85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====     =====      =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                        Distribution by Amortization Type

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Amortization Type         Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-----------------         -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
10 Yr Fixed                   4      $444,586       0.07%      6.487%      701   $111,146     46.40%     46.40%   100.00%   100.00%
15 Yr Fixed                  36     6,064,900       0.97       6.778       706    168,469     68.07      70.87     36.33     80.45
20 Yr Fixed                  18     3,634,391       0.58       6.515       722    201,911     71.73      76.49     63.09     94.46
20 YR FIXED IO                1       580,000       0.09       7.250       756    580,000     80.00     100.00      0.00      0.00
25 Yr Fixed                   4       805,847       0.13       6.293       725    201,462     65.25      65.25    100.00    100.00
30 Yr Fixed               1,083   266,889,968      42.64       7.183       696    246,436     75.94      84.79     18.23     83.89
30 YR FIXED IO            1,122   324,408,323      51.83       7.146       686    289,134     78.14      91.74     11.73     87.12
Fixed Balloon 30/15          61    11,697,926       1.87       7.795       685    191,769     78.21      86.74      6.12     63.39
Fixed Balloon 40/30          52    11,334,922       1.81       7.224       703    217,979     78.30      89.84     39.13     83.24
                          -----  ------------     ------       -----       ---   --------     -----      -----     -----     -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%     88.30%    15.60%    85.15%
                          =====  ============     ======       =====       ===   ========     =====      =====     =====     =====

                     Distribution by Prepayment Term Months

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
Prepayment            Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Term Months               Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
---------                 -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
 0                    1,973      $540,021,517      86.28%      7.196%      689   $273,706     77.32%    89.11%   11.07%      84.45%
 6                        5           792,453       0.13       7.175       687    158,491     68.17     75.93    23.68       35.77
12                       74        18,096,175       2.89       7.081       704    244,543     75.60     83.73    39.52       83.24
18                        5         1,340,579       0.21       6.969       681    268,116     77.44     81.78    67.83      100.00
24                       30         6,258,125       1.00       7.308       712    208,604     74.82     84.16    22.80       72.28
36                      292        59,036,569       9.43       6.918       703    202,180     75.19     83.04    47.33       93.84
60                        2            315,44       0.05       6.682       719    157,723     80.00     94.18    70.88       70.88
                      -----      ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                2,381      $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                      =====      ============     ======       =====       ===   ========     =====     =====    =====       =====

                       Distribution by Interest Only Loans

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
Interest              Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Only Loans                Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
----------                -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
N                         1,258  $300,872,539      48.07%      7.189%      697   $239,167     75.84%    84.56%   19.80%     83.19%
Y                         1,123   324,988,323      51.93       7.146       686    289,393     78.15     91.76    11.71      86.96
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----      -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%     85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====      =====

                       Distribution by Interest Only Term

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
Interest              Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Only Term                 Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
---------                 -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
  0                       1,258  $300,872,539      48.07%      7.189%      697   $239,167     75.84%    84.56%   19.80%      83.19%
 60                          25     7,422,144       1.19       6.913       703    296,886     75.73     80.05    42.96      100.00
120                       1,074   309,623,279      49.47       7.160       685    288,290     78.22     92.06    10.15       86.38
180                          24     7,942,900       1.27       6.803       713    330,954     77.43     90.97    43.10       97.32
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2007-2  Preliminary Structural and Collateral Term Sheet  February 1, 2007
-------------------------------------------------------------------------------

                         Distribution by Original Term

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Original Term             Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
-------------             -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
120                           4      $444,586       0.07%      6.487%      701   $111,146     46.40%    46.40%   100.00%    100.00%
180                          97    17,762,826       2.84       7.447       692    183,122     74.75     81.32     16.43      69.22
240                          19     4,214,391       0.67       6.617       727    221,810     72.86     79.73     54.41      81.46
300                           4       805,847       0.13       6.293       725    201,462     65.25     65.25    100.00     100.00
360                       2,257   602,633,213      96.29       7.164       691    267,006     77.17     88.63     15.12      85.61
                          -----  ------------     ------       -----       ---   --------     -----     -----     -----      -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%    15.60%     85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====     =====      =====

                              Distribution by Lien

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Lien                      Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
----                      -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
1                         2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
-                         -----  ------------     ------       -----       ---   --------     -----     -----    -----       -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%      85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====       =====

                            Distribution by Servicer

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Servicer                  Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
--------                  -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
Avelo                       873  $201,230,208       32.15%      6.960%     708   $230,504      76.90%    86.75%  31.95%      87.97%
GreenPoint                  353    90,384,614       14.44       7.713      690    256,047      78.33     87.11    3.90       70.67
HSBC                        298   104,682,320       16.73       6.811      713    351,283      73.80     83.05   20.88       87.19
SunTrust                    857   229,563,721       36.68       7.295      667    267,869      78.12     92.52    3.45       87.44
                          -----  ------------      ------       -----      ---   --------      -----     -----   -----       -----
Total:                    2,381  $625,860,862      100.00%      7.167%     691   $262,856      77.04%    88.30%  15.60%      85.15%
                          =====  ============      ======       =====      ===   ========      =====     =====   =====       =====


                           Distribution by Originator

                                                                                                     Weighted
                                                  Pct.of              Weighted             Weighted      Avg.
                                                 Pool By    Weighted      Avg.       Avg.      Avg.  Combined     Pct.        Pct.
                      Number Of     Principal  Principal  Avg. Gross   Current  Principal  Original  Original     Full       Owner
Originator                Loans       Balance    Balance      Coupon      FICO    Balance       LTV       LTV      Doc    Occupied
----------                -----       -------    -------      ------      ----    -------       ---       ---      ---    --------
AMC                          91   $19,885,625       3.18%      6.308%      723   $218,523     68.95%    69.28%   87.17%     99.11%
GreenPoint                  353    90,384,614      14.44       7.713       690    256,047     78.33     87.11     3.90      70.67
GS Conduit                  782   181,344,583      28.98       7.031       706    231,898     77.78     88.67    25.90      86.75
HSBC                        298   104,682,320      16.73       6.811       713    351,283     73.80     83.05    20.88      87.19
SunTrust                    857   229,563,721      36.68       7.295       667    267,869     78.12     92.52     3.45      87.44
                          -----  ------------     ------       -----       ---   --------     -----     -----    -----      -----
Total:                    2,381  $625,860,862     100.00%      7.167%      691   $262,856     77.04%    88.30%   15.60%     85.15%
                          =====  ============     ======       =====       ===   ========     =====     =====    =====      =====


--------------------------------------------------------------------------------
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or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.